UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.     )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

TELANETIX, INC.
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.0001 per share, options to acquire Common Stock, and warrants to acquire Common Stock.
(2)
Aggregate number of securities to which transaction applies:
5,138,561 shares of Common Stock and 1,382,871 shares of Common Stock issuable with respect to outstanding stock options with an exercise price less than $7.33.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum amount of consideration payable pursuant to the Merger Agreement dated as of January 18, 2013 by and among Intermedia Holdings, Inc., Sierra Merger Sub Co. and Telanetix, Inc. is $41,044,808.  In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001364 by such amount.

	(4)	Proposed maximum aggregate value of transaction: $41,044,808
	(5)	Total fee paid: $5,598.51

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

TELANETIX, INC.
11201 SE 8th Street, Suite 200
Bellevue, Washington 98004
NOTICE OF WRITTEN CONSENT AND DISSENTER’S RIGHTS
AND
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.
Dear Stockholder:

This notice of written consent and dissenter's rights and information statement are being furnished to the holders of common stock of Telanetix, Inc., a Delaware corporation that we refer to as "Telanetix" or the "Company," in connection with the Merger Agreement, dated as of January 18, 2013, and amended on May 8, 2013, by and among Intermedia Holdings, Inc., a Delaware corporation that we refer to as "Parent," Sierra Merger Sub Co., a Delaware corporation and wholly-owned subsidiary of Parent that we refer to as "Merger Sub," and Telanetix.  We refer to the Merger Agreement, as amended, as the "Merger Agreement" and to the merger of Merger Sub with and into Telanetix that is contemplated by the Merger Agreement as the "Merger."

As of May 7, 2013, we estimated that the aggregate consideration to be paid by Parent and Merger Sub in the Merger for all of the outstanding equity interests of Telanetix, including securities convertible into shares of the Company’s common stock, par value $0.0001 per share, which we refer to as the "Common Stock," subject to certain adjustments, is approximately $41.0 million.  The aggregate closing date consideration will, however, be decreased to the extent transaction expenses exceed $2,525,000 or regulatory expenses exceed $200,000 and increased by the proceeds of certain warrant and option exercises, if any, occurring prior to the closing of the Merger.  The aggregate closing date consideration may also be decreased by up to $5.0 million if amounts are placed in escrow to cover any capitalization claims that arise before the closing of the Merger.  We refer to the merger consideration, as adjusted, as the "Merger Consideration."

At the effective time of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than (i) shares held in the treasury of the Company and shares owned by Parent, Merger Sub, or any subsidiary of Parent or the Company (which shares will be cancelled) and (ii) shares that are owned by stockholders who have perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the Delaware General Corporation Law, which we refer to as the "DGCL," with respect to such shares, will be converted into the right to receive an amount in cash, without interest and subject to applicable tax withholding, equal to the Merger Consideration divided by the number of fully diluted shares of the Company (including all shares, options and warrants (whether or not exercisable), as well as any securities of the Company related to capitalization claims for which no escrow has been established), which we refer to as the "Per Share Merger Consideration."

At the time the Merger Agreement was approved by the board of directors and executed by the Company, we estimated the Per Share Merger Consideration to be approximately $7.40.  However, due to increases in transaction and regulatory expenses since the execution of the Merger Agreement, primarily due to regulatory issues and complexities of the transaction, as of May 7, 2013, we estimated the Per Share Merger Consideration to be in the range of approximately $7.27 to $7.33.  Please note that this estimate of the Per Share Merger Consideration reflects the Company’s current estimate only and does not include additional transaction or regulatory expenses that may be incurred in connection with the transaction, including any expenses arising from reviews by any regulatory authorities or stockholder matters. It also does not include any purchase price adjustment that could result from any capitalization claims.  If expenses beyond what is currently estimated are required, or if there are any capitalization claims, there are likely to be further downward adjustments to the Per Share Merger Consideration.  A copy of the Merger Agreement is attached as Annex A to the accompanying information statement.

If amounts are placed in escrow to cover capitalization claims, or Parent retains a portion of the Merger Consideration due to capitalization claims by third parties that they own or are entitled to receive securities of the Company, following the full satisfaction and final resolution of any capitalization claims, and payment of all costs and expenses related thereto, any funds remaining in the escrow account or retained by Parent that have not been used in connection with such claim, will be paid to the Company's stockholders and other equity holders following the closing of the Merger.  Any payout of such funds following closing will be made to the equity holders of the Company as of the effective time of the Merger in the same manner and using the same allocation methodology that such funds would have been paid if they had been paid at the time of the closing of the Merger.  The rights of the equity holders of the Company to receive any portion of such amounts, if any, will not be evidenced by any certificate or instrument and will not be transferable or assignable, except by will, laws of intestacy or operation of law.

The board of directors of Telanetix, which we refer to as the  "Board of Directors," acting upon the unanimous recommendation of a committee of the Board of Directors consisting only of independent and disinterested directors of the Company, which we refer to as the "Special Committee," (i) approved, adopted and declared advisable, fair to and in the best interest of the Company and its stockholders, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the DGCL; (ii) resolved to recommend that the stockholders of the Company approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; and (iii) authorized the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement.

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, the approval of the Merger by the Federal Communications Commission and applicable state public service or public utility commissions or other similar state regulatory bodies.  The Merger is also subject to the adoption and approval of the Merger Agreement and the Merger by the holders of a majority of the issued and outstanding shares of Common Stock, which approval was obtained on January 19, 2013.  On January 19, 2013, the holders of 4,358,942 shares of Common Stock, or approximately 85.1% of the outstanding shares of Common Stock entitled to cast a vote, whom we refer to as the "Majority Holders," delivered an irrevocable written consent, which we refer to as the "Merger Consent," adopting and approving the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement within the meaning of Section 251 of the DGCL.  No further approval of the stockholders of the Company is required to adopt the Merger Agreement and approve the Merger and the transactions contemplated by the Merger Agreement.

This notice of written consent and dissenter's rights shall constitute notice to you from the Company of the action by written consent to adopt the Merger Agreement taken by the Majority Holders contemplated by Sections 228 and 262 of the DGCL.

Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Common Stock, other than the Majority Holders, will have the right to seek an appraisal for, and be paid the "fair value" of, their shares of Common Stock (as determined by the Court of Chancery of the State of Delaware) instead of receiving the Per Share Merger Consideration. In order to exercise your appraisal rights, you must submit a written demand for an appraisal no later than 20 days after the date this information statement was mailed, or [           ], 2013, and precisely comply with other procedures set forth in Section 262 of the DGCL, which are summarized in this information statement. A copy of Section 262 of the DGCL is attached to this information statement as Annex B.

The actions taken by the Merger Consent of the Majority Holders will not become effective until at least 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO SPECIAL STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

By order of the Board of Directors:

/s/ Douglas N. Johnson
Douglas N. Johnson
Chief Executive Officer and Director

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We urge you to read the entire information statement carefully. Please do not send in your stock certificates at this time. If the Merger is completed, you will receive instructions regarding the surrender of your stock certificates and payment for your shares of Common Stock.

Neither the U.S. Securities and Exchange Commission, which we refer to as the "SEC," nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the

Merger or passed upon the adequacy or accuracy of the disclosures in this notice or this information statement. Any representation to the contrary is a criminal offense.

This information statement is dated May [  ], 2013 and is first being mailed to stockholders on or about [                                ], 2013.

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SUMMARY

The following summary highlights selected information from this information statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire information statement, its annexes and the documents referred to in this information statement. Each item in this summary includes a page reference directing you to a more complete description of that item in this information statement. You may obtain additional information about the Company by following the instructions under "Where to Find More Information" beginning on page 91.  References to "Telanetix," the "Company," "we," "our" or "us" in this information statement refer to Telanetix, Inc. and its subsidiaries unless otherwise indicated by context.

The Parties to the Merger (page 20 of this information statement)

Telanetix, a Delaware corporation, is a cloud based IP voice services company.   Through its AccessLine-branded Voice Services, Telanetix provides customers with a range of business phone services and applications.

Parent, a Delaware corporation, is a provider of cloud services to small and medium-sized businesses and is a third-party provider of hosted Microsoft Exchange.  Intermedia's Office in the Cloud™ suite offers essential business services—including hosted Exchange (including spam and virus protection, Outlook backup, encryption, archiving), cloud voice (including hosted PBX, phone conferencing, fax via email), cloud servers, web hosting, Lync, SharePoint, PC Backup and more —that enable customers to communicate, collaborate, manage content and run their business applications.

Merger Sub is a newly formed Delaware corporation. Merger Sub is a wholly owned subsidiary of Parent and has not conducted any business operations except for activities incidental to its formation and as contemplated by the Merger Agreement.

The Merger (page 21 of this information statement)

On January 18, 2013, we entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger Agreement is attached as Annex A to this information statement, and we encourage you to read it carefully and in its entirety because the Merger Agreement and not this information statement is the legal document that governs the Merger.

Merger Consideration (page 58 of this information statement)

The Merger Consideration to be paid by Parent and Merger Sub in the Merger for all of the outstanding equity interests of Telanetix, including securities convertible into shares of Common Stock, subject to certain adjustments provided in the Merger Agreement and described herein, is approximately $41.0 million.  The Per Share Merger Consideration is equal to the Merger Consideration divided by the number of shares outstanding on a fully diluted basis (including all shares, options and warrants (whether or not exercisable), as well as any securities of the Company related to capitalization claims for which no escrow has been established).  Capitalization claims include any claim by a person who believes he or she is entitled to be granted, issued or receive any equity securities of the Company, including any options, warrants or any other security or right to receive equity securities of the Company, which we refer to as "Capitalization Claims."  The Merger Consideration, and consequently the Per Share Merger Consideration to be paid to Telanetix' stockholders, may be adjusted downward to the extent that:

•
transaction expenses incurred or payable by the Company and its subsidiaries in connection with or related to the Merger, or incurred in defending or settling any Capitalization Claim, which we refer to as the “Transaction Expenses,” exceed $2,525,000.  The Transaction Expenses include:

•	loan commitment fees, prepayment fees or penalties of any kind and due diligence expenses;

•
fees and expenses of counsel, accountants, consultants, financial advisors, investment bankers and all other third parties, and all filing fees and penalties, except to the extent such fees were paid prior to December 31, 2012;

•	bonuses and severance, change of control or other similar payments payable to the employees, consultants or members of the Board of Directors;

•	the premium for the tail insurance policies that the Company will purchase in connection with the Merger; and

•	other third party expenses;

•
regulatory expenses, which we refer to as “Regulatory Expenses,” exceed $200,000.  The Regulatory Expenses include fees and expenses of the Company and its subsidiaries, as well as fines, forfeitures, contributions, taxes and penalties of the Company, Parent or their subsidiaries, incurred in connection with obtaining regulatory approval of the Merger by any governmental entity in connection with any other prior activities of the Company and/or its subsidiaries.

The amount of the Merger Consideration payable at closing will also be reduced by up to $5.0 million, if and to the extent that, any amounts are placed in escrow to settle any Capitalization Claims pursuant to which any person or entity claims to own or claims to be entitled to be granted, issued or receive any securities of the Company.

In addition, the fully diluted number of shares of Common Stock outstanding includes:

•	the aggregate number of shares of Common Stock and options and warrants (whether or not exercisable) to purchase Common Stock that are outstanding as of the closing of the Merger; and

•
the aggregate number of shares of Common Stock that any person or entity claims to own or claims to be entitled to be granted, issued or receive in connection with a Capitalization Claim for which no escrow has been established.

The maximum increase to the fully diluted shares of the Company for unresolved Capitalization Claims at the time of the Merger will not exceed 675,000, plus securities that a person or entity who beneficially owns (when aggregated with the beneficial ownership of such person’s or entities' affiliates)  20% of the outstanding shares of the Common Stock claims to own or claims to be entitled to be granted, issued or receive.

If amounts are placed in escrow to cover Capitalization Claims, or Parent retains a portion of the Merger Consideration due to Capitalization Claims by third parties that they own or are entitled to receive securities of the Company, following the full satisfaction and final resolution of any claims, and payment of all costs and expenses related thereto, any funds remaining in the escrow account or retained by Parent that have not been used in connection with such claim, will be paid to the Company's stockholders and other equity holders following the closing of the Merger.  Any payout of such funds following closing will be made to the equity holders of the Company as of the effective time of the Merger in the same manner and using the same allocation methodology that such funds would have been paid if they had been paid at the time of the closing of the Merger.  The rights of the equity holders of the Company to receive any portion of such amounts, if any, will not be evidenced by any certificate or instrument and will not be transferable or assignable, except by will, laws of intestacy or operation of law.

For further information regarding the escrow account and Capitalization Claims, see "The Merger Agreement—Outstanding Capitalization and Expenses" beginning on page 73.

The Merger Consideration will also be increased by the proceeds of certain warrant and option exercises, if any, occurring between the date of the Merger Agreement and the closing of the Merger.

The consideration to be paid for each type of security of the Company is summarized below.  All payments described below will be made without interest and will be reduced for any applicable tax withholding requirements.

Common Stock

At the effective time of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than (i) shares held in the treasury of the Company and shares owned by Parent, Merger Sub, or any subsidiary of Parent or the Company (which shares will be cancelled) and (ii) shares that are owned by stockholders who have perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the DGCL, will be converted into the right to receive an amount in cash, without interest and subject to applicable tax withholding, equal to the Merger Consideration divided by the number of fully diluted shares of the Company (including all shares, options and warrants (whether or not exercisable) as well as any securities of the Company related to Capitalization Claims for which no escrow has been established).

At the time the Merger Agreement was approved by the Board of Directors and executed by the Company, we estimated the Per Share Merger Consideration to be approximately $7.40.  However, due to increases in certain Transaction Expenses and Regulatory Expenses since the execution of the Merger Agreement, primarily due to regulatory issues and complexities of the transaction, as of May 7, 2013, we estimated the Per Share Merger Consideration to be in the range of approximately $7.27 to $7.33.  Please note that this estimate of the Per Share Merger Consideration reflects the Company’s current estimate only and does not include additional Transaction Expenses or Regulatory Expenses that may be incurred in connection with the transaction, including any expenses arising from reviews by any regulatory authorities or stockholder matters. It also does not include any purchase price adjustment that could result from any Capitalization Claims.  If expenses beyond what is currently estimated are required, or if there are any Capitalization Claims, there are likely to be further downward adjustments to the Per Share Merger Consideration.  A copy of the Merger Agreement is attached as Annex A to the accompanying information statement.

  If the Merger Consideration is reduced by the full $5.0 million escrow amount, the Per Share Merger Consideration would be in the range of approximately $6.51 to $6.56.  Such amount is solely for illustrative purposes and assumes no other adjustments are made to the Merger Consideration due to excess Transaction Expenses or Regulatory Expenses and assumes no other Capitalization Claims increase the fully diluted shares of the Company for purposes of calculating the Per Share Merger Consideration.

Stock Options

Each option to purchase shares of Common Stock, which we refer to as the "Company Options," which is outstanding and unexercised immediately prior to the effective time of the Merger will be cancelled as of the effective time of the Merger.  The holder of each Company Option will be entitled only to the right to receive, without any interest thereon, an amount in cash payable immediately following the cancellation of such Company Option equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Option, and (ii) the number of shares of Common Stock covered by such Company Option (including both vested and unvested shares) as of immediately prior to the effective time of the Merger.  Such cash payment will be reduced by applicable tax withholding.

Warrants

Each warrant to purchase shares of Common Stock, which we refer to as the "Company Warrants," which is outstanding and unexercised immediately prior to the effective time of the Merger will be cancelled as of the effective time of the Merger.  The holder of each Company Warrant will be entitled only to the right to receive, without any interest thereon, an amount in cash payable at the time of cancellation of such Company Warrant equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Warrant, and (ii) the number of shares of Common Stock covered by such Company Warrant as of immediately prior to the effective time of the Merger.  Such cash payment will be reduced by applicable tax withholding.

Reasons for the Merger; Recommendation of the Special Committee and our Board of Directors (page 35 of this information statement)

Special Committee

The Special Committee is a committee of independent members of the Board of Directors that was formed in July 2012 for the purpose of evaluating strategic alternatives of the Company.  The Special Committee unanimously determined that the consideration to be received in the Merger is fair, from a financial point of view, to the Company's stockholders, and that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders.  In addition, the Special Committee recommended that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, be adopted and approved by the Board of Directors and recommended that the stockholders of the Company approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

Board of Directors

After careful consideration, the Board of Directors, acting upon the unanimous recommendation of the Special Committee, (i) approved, adopted and declared advisable, fair to and in the best interest of the Company and its stockholders, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the DGCL; (ii) resolved to recommend that the stockholders of the Company approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; and (iii) authorized the execution, delivery and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement.

Required Stockholder Approval (page 70 of this information statement)

On January 19, 2013, the Majority Holders delivered the Merger Consent adopting the Merger Agreement and approving the Merger and the transactions contemplated by the Merger Agreement within the meaning of Section 251 of the DGCL.  As a result, no further action by any other stockholder of Telanetix is required to adopt the Merger Agreement and Telanetix has not solicited, and will not be soliciting, your adoption or approval of the Merger Agreement and does not intend to call a stockholders’ meeting for purposes of voting on the adoption or approval of the Merger Agreement or the Merger.

Financial Opinion of Duff & Phelps, LLC (page 38 of this information statement)

Duff & Phelps, LLC, which we refer to as "Duff & Phelps," delivered its opinion to the Special Committee that, as of January 16, 2013 and based upon and subject to the factors and assumptions set forth therein, the Per Share Merger Consideration to be received by the stockholders, other than the affiliated Majority Holders (which we refer to as the "Minority Stockholders"), in the Merger is fair, from a financial point of view, to such stockholders (without giving effect to any impact of the Merger on any particular stockholder other than in its capacity as a stockholder and without giving effect to the potential adjustments to the Merger Consideration as provided in the Merger Agreement and described under the section titled "Merger Agreement—Merger Consideration" beginning on page 58).  The full text of the written opinion of Duff & Phelps, dated January 16, 2013, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection therewith, is attached as Annex C and is incorporated into this information statement by reference.

Financing of the Merger (page 48 of this information statement)

The Company anticipates that the total funds needed to complete the Merger will equal approximately $55.0 million.  Parent has received a commitment from Silicon Valley Bank, Royal Bank of Canada, Churchill Financial Cayman Ltd, Citibank, N.A. and CapitalSource Bank to lend up to $90.0 million for the purpose of funding the Merger and the other transactions contemplated by the Merger Agreement, as well as refinancing certain indebtedness of a subsidiary of Parent.  Parent has also received a commitment from its investors to provide up to $15.5 million in equity financing for the purpose of funding the Merger and the other transactions contemplated by the Merger Agreement.  Although the obligations of Parent and Merger Sub to complete the Merger under the Merger Agreement are not subject to a financing condition, the failure of Parent to obtain any portion of such financing may result in the failure of the Merger to be completed.  In that case, Parent may be obligated to pay the Company a fee in the amount of $5,250,000 as provided in the Merger Agreement and described under “The Merger Agreement—Termination of the Merger Agreement—Termination Payment” beginning on page 82.

Interests of the Company’s Directors and Officers in the Merger (page 51of this information statement)

You should be aware that certain of our directors and officers have interests in the Merger that may be different from, or in addition to, your interests as a stockholder and that this may present actual or potential conflicts of interest. These interests include the following:

•	the cancellation and cash-out of all outstanding Company Options held by our officers and directors;

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the anticipated payment at closing of the Merger of $56,669 to each of the executive officers of Telanetix as stay bonuses for remaining with Telanetix through the closing of the Merger which is anticipated to take several months to close;

•	the payment in full of subordinated promissory notes held by affiliates of Martin Hale and Charles Hale, directors of Telanetix, in the aggregate principal amount of approximately $1.7 million;

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Douglas Johnson, the CEO of Telanetix, is anticipated to remain as an employee of the Company following the Merger, and will receive a severance payment if he is terminated without cause within 12 months following the closing of the Merger; and

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the survival of rights of indemnification for the Company’s directors and officers against certain claims and liabilities and the requirement that the Company purchase officers’ and directors’ liability insurance with respect to claims arising from facts or events that occurred prior to the effective time of the Merger and that the surviving corporation maintain such policy.

The Special Committee and the Board of Directors were aware of these interests and considered that these interests may be different from, or in addition to, the interests of our stockholders generally, among other matters, in making their determination regarding the Merger Agreement. For further information regarding the interests of the Company’s directors and officers, please see the section titled "The Merger—Interests of the Company’s Directors and Officers in the Merger" beginning on page 51.

Restrictions on Solicitations (page 68 of this information statement)

The Merger Agreement provides that the Company will not, the Company will cause its subsidiaries and each of its and its subsidiaries’ respective officers, directors and employees to not, and the Company will direct its other representatives to not, and the Company will not knowingly permit its representatives to, directly or indirectly:

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solicit, initiate, seek, knowingly facilitate or encourage or take any action to solicit, initiate, seek or knowingly facilitate or encourage, the making by any person or entity (other than Parent and its subsidiaries) of any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to any acquisition proposal other than the Merger;

•	enter into, participate in, or maintain any discussions or negotiations relating to, in furtherance of an inquiry with respect to, or to obtain, an acquisition proposal other than the Merger;

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approve, recommend or accept any acquisition proposal other than the Merger or enter into any agreement, understanding or arrangement (whether binding or nonbinding) relating to, or with respect to an acquisition proposal other than the Merger;

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furnish any nonpublic information to any person or entity other than Parent that would reasonably be expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an acquisition proposal other than the Merger; or

•	submit any acquisition proposal other than the Merger or any matter related to the Merger to the vote of the stockholders of the Company.

The Merger Agreement further provides that the Company must, and must cause its subsidiaries and their representatives to, immediately cease any activities, discussions or negotiations with any party or parties with respect to any acquisition proposal other than the Merger.

Regulatory Approvals Required for the Merger (page 56 of this information statement)

The completion of the Merger is subject to compliance with the regulations of the Federal Communications Commission, which we refer to as the "FCC," and applicable state public service or public utility commissions or other similar state regulatory bodies, which we refer to as "State PUCs." The FCC and State PUCs require notification to and approval by the FCC and State PUCs of mergers similar to the Merger contemplated by Telanetix and Parent. Such approvals by the FCC and the State PUCs, including approval by the FCC and the State PUCs of the deemed transfer to Parent in connection with the Merger of certain licenses held (or contemplated to be held) by Telanetix, are a condition to the completion of the Merger. As of the date of this information statement, we are awaiting approval from [        ].

The completion of the Merger is also subject to documentation from the FCC and State PUCs that the Company and its subsidiaries are not required to pay any fines, forfeitures, penalties or voluntary contributions to the FCC or any applicable state regulatory bodies, arising out of any violation of the applicable statutes or regulations of the FCC or applicable state regulatory bodies, other than the specific amounts identified as Regulatory Expenses in connection with the Merger.

The completion of the Merger is also subject to the acceptance of the certificate of merger by the Secretary of State of the State of Delaware.

Conditions to the Merger (page 77 of this information statement)

Conditions to Each Party’s Obligation to Effect the Merger.

Each party’s obligation to effect the Merger is subject to the satisfaction or waiver of the following conditions:

•	receipt of approval of the holders of a majority of the issued and outstanding shares of Common Stock, which occurred when the Merger Consent was delivered on January 19, 2013 by the Majority Holders;

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this information statement was mailed to the Company’s stockholders and at least 20 days shall have elapsed since the date the Company sent this information statement to its stockholders in accordance with Rule 14c-2 promulgated under the Exchange Act;

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if required, the Company shall have provided notice to holders of Company Options and Company Warrants describing the treatment of Company Options and Company Warrants in the Merger, and the applicable required time period shall have elapsed since the notice was delivered to such holders; and

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no statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction, whether temporary or permanent, shall have been enacted, entered, adopted, promulgated, issued or enforced by any court or other governmental entity of competent jurisdiction which is in effect and has the effect of prohibiting, restraining, enjoining or making illegal the consummation of the Merger.

Conditions to Obligations of Parent and Merger Sub to Effect the Merger.

The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions:

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the representations and warranties of the Company contained in the Merger Agreement, subject to certain qualifications and exceptions, must be true and correct as of the date of the Merger Agreement and as of the closing date;

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each of the covenants and obligations in the Merger Agreement that the Company is required to comply with or to perform at or prior to the closing must have been complied with and performed in all material respects;

•	since the date of the Merger Agreement, no Company Material Adverse Effect (as defined below under "The Merger Agreement—Representations and Warranties") has occurred that is continuing;

•	certain identified certificates, payoff letters, and director and officer resignations and releases shall have been executed and obtained and must be in full force and effect;

•	all required governmental approvals shall have been obtained;

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the Company and Parent shall have received reasonable documentation from the FCC and State PUCs confirming that the Company and its subsidiaries are not required (and will not be required) to pay any fines, forfeitures, penalties or voluntary contributions to the FCC or any State PUCs, arising out of any violation of the applicable statutes or regulations of the FCC or State PUCs, other than any such amounts that are included in the Regulatory Expenses of the parties, which will reduce the Merger Consideration;

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all contracts between the Company and its subsidiaries, on the one hand, and any related person, on the other hand, subject to certain exceptions, have been terminated prior to the closing date without any penalty, payment of any premium or other obligation or liability of the Company, and the Company shall have no continuing obligation or liability under such contracts;

•	the Company has delivered certain notices and received certain consents under certain contracts to which the Company is a party in a form reasonably acceptable to Parent;

•
there must not be pending, or threatened in writing, by a governmental entity of competent jurisdiction, any suit, order, law, action or proceeding (i) that challenges or seeks to prohibit (A) the consummation of the transaction on the terms contemplated in the Merger Agreement, or (B) conference upon Parent and the surviving corporation all of their respective rights and benefits, contemplated in the Merger Agreement, (ii) that seeks to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation, (iii) that would materially and adversely affect the right of the surviving corporation or its subsidiaries to own the assets or operate the business of the Company or its subsidiaries or (iv) that seeks to compel Parent or the Company, or any subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the transaction contemplated by the Merger Agreement; and

•
as of the closing date, (A) the aggregate amount of damages being claimed with respect to all Capitalization Claims, taking into account that the value of the claimed securities shall not exceed $5,000,000 and (B) the Aggregate Claimed Securities (as defined below under "The Merger Agreement— Outstanding Capitalization and Expenses—Effect of Capitalization Claims on Merger Consideration") shall not exceed 675,000.

Conditions to Obligations of the Company to Effect the Merger.

The obligation of the Company to effect the Merger is subject to the satisfaction or waiver of the following conditions:

•
each of the representations and warranties made by Parent and Merger Sub in the Merger Agreement, subject to certain qualifications, must have been true and correct in all respects as of the date of the Merger Agreement and shall be true and correct in all respects as of the closing date as if made on the closing date (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date), except, in each case, including the parenthetical set forth in this sentence, where the failure to be so true and correct has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect (as defined below under "The Merger Agreement—Representations and Warranties"), without giving effect to any Parent Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties;

•
each of the covenants and obligations in the Merger Agreement that Parent and Merger Sub is required to comply with or to perform at or prior to the closing of the Merger must have been complied with and performed in all material respects; and

•	the Company must have received a certificate executed by an officer of Parent confirming that the above conditions have been duly satisfied.

Termination of the Merger Agreement (page 79 of this information statement)

The Merger Agreement may be terminated at any time before the effective time of the Merger, whether before or after stockholder approval of the Merger has been obtained (except as provided in the Merger Agreement and described below), only:

(1)           by mutual written consent of Parent and the Company;

(2)           by Parent, upon written notice to the Company:

(i)           on the second business day following August 16, 2013 if the Merger has not been consummated on or prior to 11:59 p.m. New York City time on August 16, 2013.  The right to terminate under this provision is not available to:

•	any party whose breach, or failure to perform any of its obligations under the Merger Agreement was the cause of, or primarily resulted in, the Merger not occurring before August 16, 2013; or

•	Parent during the pendency of any action by the Company before a governmental entity for specific performance of the Merger Agreement;

(ii)           if the Company breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, or any of its representations or warranties are inaccurate, such that the conditions relating to the accuracy of representations and warranties at the date of the Merger Agreement and at the closing of the Merger or to compliance with covenants and obligations would be incapable of being satisfied by August 16, 2013, or, if capable of being cured by the Company by such date, is not cured by the Company within 30 days following receipt of written notice from Parent, provided, that Parent and Merger Sub are not then in breach of their respective representations, warranties or covenants under the Merger Agreement;

(iii)           prior to obtaining the Merger Consent, Parent was entitled to terminate the Merger Agreement, if:

•	the Board of Directors changed its recommendation that the stockholders of the Company adopt the Merger Agreement;

•
the Company failed to include in this information statement the Board of Directors' determination that the Merger Agreement and the Merger are advisable, fair to and in the best interest of the Company and its stockholders, and its adoption of the Merger Agreement and approval of the execution, delivery and performance of the Merger Agreement and the consummation of the Merger;

•
the Board of Directors failed to publicly reconfirm its recommendation of the Merger and its determination that the Merger is in the best interests of the Company and its stockholders within 10 business days after Parent's request for reconfirmation or public announcement of an acquisition proposal other than the Merger;

•	the Board of Directors approved or recommended to the Company's stockholders an acquisition proposal other than the Merger;

•	the Company entered into a letter of intent or contract relating to an acquisition proposal other than the Merger;

•	a tender or exchange offer was commenced and the Company did not send a statement to the Company's stockholders rejecting the tender or exchange offer within 10 days after commencement; and

•	the Company materially breached the provisions prohibiting solicitations of other acquisitions and requiring the Company to recommend the Merger to its stockholders; and

(iv)           if at any time after the date of the Merger Agreement, the Company restates (or is required to restate) any of the financial statements of the Company set forth in the Quarterly Reports on Form 10-Q filed by the Company with the SEC since January 1, 2012 or in the Annual Reports on Form 10-K filed with the SEC since January 1, 2012; provided, however, that a restatement that solely reflects an improvement in the operating results or financial performance of the Company shall not be deemed a restatement.

(3)           by the Company, upon written notice to Parent:

(i)           if the Merger has not been consummated on or prior to 11:59 p.m. New York City time on August 16, 2013, unless the condition to the Merger relating to the receipt of regulatory approvals and assurances has not been satisfied as of such date, and a financing recommitment has occurred, then on October 15, 2013, which applicable date we refer to as the “Company Outside Date.”  The right to termination under this provision will not be available to the Company if its breach or failure to perform any of its obligations under the Merger Agreement was the cause of, or primarily resulted in, the Merger not occurring before such date.  In addition, if as of August 16, 2013, the Company is not in breach of the Merger Agreement and no acquisition proposal, other than the Merger that is or is reasonably likely to lead to a superior proposal has been made or publicly announced, then the reference to “breach” in the prior sentence shall mean a reference to a “willful and knowing breach;”

(ii)           if either Parent or Merger Sub breaches or fails to perform any of its respective representations, warranties or covenants (other than those covenants related to financing the Merger) contained in the Merger Agreement, or any of its respective representations or warranties are inaccurate, such that the conditions relating to the accuracy of representations and warranties at the date of the Merger Agreement and at the closing of the Merger or relating to compliance with covenants and obligations would be incapable of being satisfied by the Company Outside Date, or, if capable of being cured by such date, is not cured within 30 days following receipt of written notice from the Company, provided, that the Company is not then in breach of its representations, warranties or covenants under the Merger Agreement; and

(iii)           if:

•
(x) all the conditions that are applicable to each party’s obligation to consummate the Merger have been satisfied or waived, other than conditions relating to the representations, warranties and covenants of Parent and Merger Sub, or (y) the conditions in clause (x) above have been satisfied or waived, other than the condition relating to obtaining the required regulatory approvals, which would have been satisfied but for a failure of Parent and its subsidiaries to be in compliance with applicable laws, which noncompliance prevents the Company from obtaining the regulatory approvals that constitute a condition to the closing of the Merger;

•	the Company is, at such time, ready, willing, able, and makes itself reasonably available, to consummate the transactions contemplated by the Merger Agreement;

•
the date has occurred that is the earlier of (i) the 15th calendar day following the satisfaction of the conditions described in the first bullet hereto and (ii) the Company Outside Date, which we refer to as the "Specified Date"; and

•	Parent or Merger Sub do not consummate the Merger within one business day following the Specified Date.

(4)           by either Parent or the Company:

(i)           if a governmental entity has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and the other transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable.  The right to terminate under this provision is not available to any party whose failure to comply with any provision of the Merger Agreement has been the cause of, or primarily resulted in, such action by such governmental entity;

(ii)           if prior to the delivery of the Merger Consent, the Board of Directors had accepted a superior proposal and entered into an agreement with respect to an alternative acquisition other than the Merger.  The Company could have terminated under this provision only if it was not then in breach of its obligations restricting solicitations of other proposals and recommending the Merger to its stockholders, and paid a termination fee to Parent of $2,000,000; and

(iii)            if the delivery of the Merger Consent had not occurred within 24 hours after the execution of the Merger Agreement.

Effect of Termination (page 82 of this information statement)
In the event of termination of the Merger Agreement by either Parent or the Company, the Merger Agreement would become void and there would be no further obligation on the part of Parent, Merger Sub or the Company to consummate the Merger, subject to certain exceptions. Subject to the limitation on liability provisions of the Merger Agreement, the Merger Agreement provides that termination of the Merger Agreement would not relieve any party from liability for any willful and knowing breach of any representation, warranty, covenant or obligation under the Merger Agreement or any action or omission that constitutes fraud.

Termination Payment (page 82 of this information statement)

The Merger Agreement requires the Company to pay a $2,000,000 termination fee to Parent under certain limited circumstances.  In addition, the Merger Agreement requires Parent to pay a $5,250,000 termination fee to the Company under certain limited circumstances.

Limitations of Liability (page 82 of this information statement)

The maximum aggregate liability of Parent, Merger Sub and their affiliates (inclusive of the paid or payable portion of the financing termination fee, if any) for damages or otherwise is limited to the amount of the termination fee of $5,250,000.

Specific Performance (page 83 of this information statement)

The parties are entitled to equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement in addition to any other remedy to which they are entitled at law or in equity. However, the parties have agreed that the Company is entitled to seek specific performance only to enforce Parent's covenants in the Merger Agreement with respect to obtaining the financing of the Merger and that require Parent to draw down the proceeds of the financing when it is available and, following such draw down, consummate the Merger on the terms set forth in the Merger Agreement if the maximum amount of the financing is available to be drawn down by Parent pursuant to the terms of the applicable financing commitments, but is not so drawn down solely as a result of Parent failing to do so in breach of the Merger Agreement.  The Company may not seek specific performance if the Company's failure to perform or comply with any of its obligations with respect to financing materially contributed to the failure of Parent or Merger Sub to perform or comply with such obligation.

Deregistration of the Company’s Common Stock (page 56 of this information statement)

Shares of Common Stock are currently quoted on the OTC Bulletin Board ("OTCQB") under the stock symbol "TNIX."  Upon completion of the Merger, all shares of Common Stock will cease to be quoted for trading on the OTCQB and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Payment of Merger Consideration and Surrender of Stock Certificates (page 51 of this information statement)

Holders of Common Stock will be sent a letter of transmittal by a bank or trust company designated by Parent, which we refer as the "Exchange Agent," with related instructions promptly after the completion of the Merger describing how you may exchange your shares of Common Stock for the consideration to be paid pursuant to the Merger Agreement. If your shares of Common Stock are held in "street name" by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares of Common Stock in exchange for the consideration to be paid pursuant to the Merger Agreement. You should contact your broker for additional information. You should not return your certificates to the Exchange Agent without a letter of transmittal, and you should not return your certificates to the Company.

Certain U.S. Federal Income Tax Consequences of the Merger (page 54 of this information statement)

The exchange of Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. For further information, please see the section titled "The Merger—Certain U.S. Federal Income Tax Consequences of the Merger to Our Stockholders" beginning on page 54. You should consult your own tax advisor for a full understanding of the particular tax consequences of the Merger to you, including the tax consequences under state, local, foreign and other tax laws.

Other Agreements (page 83 of this information statement)

On January 18, 2013, Parent and Merger Sub entered into a Stockholder Agreement with each of the Majority Holders (the "Stockholder Agreement").  For further information, please see the section titled "Other Agreements—Stockholder Agreement" beginning on page 83.

Market Price of Common Stock and Dividend Information (page 85 of this information statement)

The closing sale price of the Common Stock on January 18, 2013 on the OTCQB, which was the last trading day before the announcement of the execution of the Merger Agreement, was $0.65 per share.

Dissenter’s Rights (page 86 of this information statement)

The holders of shares of Common Stock, other than the Majority Holders, may elect to assert dissenter’s rights to receive, in lieu of the consideration to be paid pursuant to the Merger Agreement, the "fair value" of their shares (as defined in DGCL Section 262), which could be more or less than, or the same as, the Merger Consideration. Stockholders of the Company electing to exercise dissenter’s rights must comply in all respects with the procedures set forth in Section 262 of the DGCL, the full text of which appears as Annex B to this information statement. Failure to so comply will result in termination or waiver of such stockholder’s dissenter’s rights. For a summary of the material provisions of Section 262 of the DGCL required to be followed by stockholders of the Company wishing to assert dissenter’s rights, please see the section titled "Dissenter’s Rights" beginning on page 86.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Set forth below are commonly asked questions and answers regarding the Merger and the Merger Agreement. These questions and answers may not address all questions that may be important to you as a Company stockholder. For a more complete description of the legal and other terms of the Merger and the Merger Agreement, please read carefully this entire information statement, including the Merger Agreement attached as Annex A to this information statement.

Q:	Why am I receiving this document?

A:
As a result of entering into the Merger Agreement, applicable laws and regulations require us to provide you with notice of the Merger Consent delivered on January 19, 2013 by the Majority Holders. As a result, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q:	What is the proposed transaction?

A:
In the Merger, upon the terms and subject to the satisfaction or waiver of the conditions in the Merger Agreement, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. For further information, please see the sections titled "The Merger" and "The Merger Agreement" beginning on pages 21 and 57, respectively.

Q:	What will I be entitled to receive as a result of the Merger?

A:
The Merger Consideration to be paid by Parent and Merger Sub in the Merger for all of the outstanding equity interests of Telanetix, including securities convertible into shares of Common Stock, subject to certain adjustments provided in the Merger Agreement and described herein, is approximately $41.0 million.  The Per Share Merger Consideration is equal to the Merger Consideration divided by the number of shares outstanding on a fully diluted basis (including all shares, options and warrants (whether or not exercisable), as well as any securities of the Company related to Capitalization Claims for which no escrow has been established).  The Merger Consideration, and consequently the Per Share Merger Consideration to be paid to Telanetix' stockholders, may be adjusted downward to the extent that:

•
Transaction Expenses incurred or payable by the Company and its subsidiaries in connection with or related to the Merger, or incurred in defending or settling any Capitalization Claim exceed $2,525,000.  The Transaction Expenses include:

•	loan commitment fees, prepayment fees or penalties of any kind and due diligence expenses;

•
fees and expenses of counsel, accountants, consultants, financial advisors, investment bankers and all other third parties, and all filing fees and penalties, except to the extent such fees were paid prior to December 31, 2012;

•	bonuses and severance, change of control or other similar payments payable to the employees, consultants or members of the Board of Directors;

•	the premium for the tail insurance policies that the Company will purchase in connection with the Merger; and

•	other third party expenses;

•
Regulatory Expenses exceed $200,000.  The Regulatory Expenses include fees and expenses of the Company and its subsidiaries, as well as fines, forfeitures, contributions, taxes and penalties of the Company, Parent or their subsidiaries, incurred in connection with obtaining regulatory approval of the Merger by any governmental entity in connection with any other prior activities of the Company and/or its subsidiaries.

The amount of the Merger Consideration payable at closing will also be reduced by up to $5.0 million, if and to the extent that, any amounts are placed in escrow to settle any Capitalization Claims pursuant to which any person or entity claims to own or claims to be entitled to be granted, issued or receive any securities of the Company.

In addition, the fully diluted number of shares of Common Stock outstanding includes:

•	the aggregate number of shares of Common Stock and options and warrants (whether or not exercisable) to purchase Common Stock that are outstanding as of the closing of the Merger; and

•
the aggregate number of shares of Common Stock that any person or entity claims to own or claims to be entitled to be granted, issued or receive in connection with a Capitalization Claim for which no escrow has been established.

The maximum increase to the fully diluted shares of the Company for unresolved Capitalization Claims at the time of the Merger will not exceed 675,000, plus securities that a person or entity who beneficially owns (when aggregated with the beneficial ownership of such person’s or entities’ affiliates) 20% of the outstanding shares of the Common Stock claims to own or claims to be entitled to be granted, issued or receive.

If amounts are placed in escrow to cover Capitalization Claims, or Parent retains a portion of the Merger Consideration due to Capitalization Claims by third parties that they own or are entitled to receive securities of the Company, following the full satisfaction and final resolution of any claims, and payment of all costs and expenses related thereto, any funds remaining in the escrow account or retained by Parent that have not been used in connection with such claim, will be paid to the Company's stockholders and other equity holders following the closing of the Merger.  Any payout of such funds following closing will be made to the equity holders of the Company as of the effective time of the Merger in the same manner and using the same allocation methodology that such funds would have been paid if they had been paid at the time of the closing of the Merger.  The rights of the equity holders of the Company to receive any portion of such amounts, if any, will not be evidenced by any certificate or instrument and will not be transferable or assignable, except by will, laws of intestacy or operation of law.

For further information regarding the escrow account and Capitalization Claims, see "The Merger Agreement—Outstanding Capitalization and Expenses" beginning on page 73.

The Merger Consideration will also be increased by the proceeds of certain warrant and option exercises, if any, occurring between the date of the Merger Agreement and the closing of the Merger.

The consideration to be paid for each type of security of the Company is summarized below.  All payments described below will be made without interest and will be reduced for any applicable tax withholding requirements.

Common Stock

At the effective time of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than (i) shares held in the treasury of the Company and shares owned by Parent, Merger Sub, or any subsidiary of Parent or the Company (which shares will be cancelled) and (ii) shares that are owned by stockholders who have perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the DGCL, will be converted into the right to receive an amount in cash, without interest and subject to applicable tax withholding, equal to the Merger Consideration divided by the number of fully diluted shares of the Company (including all shares, options and warrants (whether or not exercisable), as well as any securities of the Company related to Capitalization Claims for which no escrow has been established).

At the time the Merger Agreement was approved by the Board of Directors and executed by the Company, we estimated the Per Share Merger Consideration to be approximately $7.40. However, due to increases in Transaction Expenses and Regulatory Expenses since the execution of the Merger Agreement, primarily due to regulatory issues and complexities of the transaction, as of May 7, 2013, we estimated the Per Share Merger Consideration to be in the range of approximately $7.27 to $7.33.  Please note that this estimate of the Per Share Merger Consideration reflects the Company’s current estimate only and does not include additional Transaction Expenses or Regulatory Expenses that may be incurred in connection with the transaction, including any expenses arising from reviews by any regulatory authorities or stockholder matters. It also does not include any purchase price adjustment that could result from any Capitalization Claims.  If expenses beyond what is currently estimated are required, or if there are any Capitalization Claims, there are likely to be further downward adjustments to the Per Share Merger Consideration.  A copy of the Merger Agreement is attached as Annex A to the accompanying information statement.

If the Merger Consideration is reduced by the full $5.0 million escrow amount, the Per Share Merger Consideration would be in the range of approximately $6.51 to $6.56.  Such amount is solely for illustrative purposes and assumes no other adjustments are made to the Merger Consideration due to excess Transaction Expenses or Regulatory Expenses and assumes no other Capitalization Claims increase the fully diluted shares of the Company for purposes of calculating the Per Share Merger Consideration.

Stock Options

Each Company Option which is outstanding and unexercised immediately prior to the effective time of the Merger will be cancelled as of the effective time of the Merger.  The holder of each Company Option will be entitled only to the right to receive, without any interest thereon, an amount in cash payable immediately following the cancellation of such Company Option equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Option, and (ii) the number of shares of Common Stock covered by such Company Option (including both vested and unvested shares) as of immediately prior to the effective time of the Merger.  Such cash payment will be reduced by applicable tax withholding.

Warrants

Each Company Warrant which is outstanding and unexercised immediately prior to the effective time of the Merger will be cancelled as of the effective time of the Merger.  The holder of each Company Warrant will be entitled only to the right to receive, without any interest thereon, an amount in cash payable at the time of cancellation of such Company Warrant equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Warrant, and (ii) the number of shares of Common Stock covered by such Company Warrant as of immediately prior to the effective time of the Merger.  Such cash payment will be reduced by applicable tax withholding.

Q:	When is the Merger expected to be completed?

A:
Parent and the Company will complete the Merger when all the conditions to completion of the Merger in the Merger Agreement have been satisfied or waived. Parent and the Company are working toward satisfying these conditions and completing the Merger as promptly as possible. Parent and the Company currently expect to complete the Merger within the next six months.  However, because the Merger is subject to a number of conditions, some of which are beyond the control of Parent and the Company, exact timing for completion of the Merger cannot be predicted with any amount of certainty. For further information, please see the section titled "The Merger Agreement—When the Merger Becomes Effective" beginning on page 57.

Q:	Is the Merger subject to the fulfillment of certain conditions?

A:
Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must fulfill or, if permissible, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. Please see the section titled "The Merger Agreement—Conditions to the Merger," beginning on page 77.

Q:	What happens if the Merger is not consummated?

A:
If the Merger is not consummated for any reason, stockholders will not receive any payment for their shares in connection with the Merger Agreement. Instead, the Company will remain a publicly owned company and the Common Stock may continue to be quoted on the OTCQB. Under specified circumstances in connection with the termination of the Merger Agreement, the Company may be required to pay Parent a termination fee of $2.0 million and Parent may be required to pay the Company a termination fee of $5.25 million, as described in the section titled "The Merger Agreement—Termination of the Merger Agreement" beginning on page 79.

Q:	Why am I not being asked to vote on the Merger?

A:
Consummation of the Merger requires the approval of the Merger Agreement by the holders of a majority of the voting power of the stockholders of the Company.  The requisite stockholder approval was obtained on January 19, 2013 when the Majority Holders delivered the Merger Consent adopting and approving the Merger Agreement within the meaning of Section 251 of the DGCL and the transactions contemplated by the Merger Agreement, including, without limitation, the Merger.  No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

Q:	Did our Board of Directors approve and recommend the Merger Agreement?

A:
Yes. The Board of Directors, upon the unanimous recommendation of the Special Committee, voted to approve the Merger Agreement and the Merger and recommended that the Company’s stockholders approve the Merger Agreement. Please see the section titled "Reasons for the Merger; Recommendations of the Special Committee and our Board of Directors" beginning on page 35.

Q:	Am I entitled to dissenter’s rights in connection with the Merger?

A:
If you do not consent to or approve the Merger Agreement and the Merger, then you are entitled to assert dissenter’s rights in accordance with the procedures specified in the DGCL in connection with the Merger. For further information, please see "Dissenter’s Rights" beginning on page 86.

Q:	What are the U.S. federal income tax consequences to the Company’s stockholders of the Merger?

A:	The exchange of Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes.

Please carefully review the information set forth in the section titled "The Merger—Certain U.S. Federal Income Tax Consequences of the Merger to Our Stockholders" beginning on page 54 for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the Merger to you including the tax consequences under state, local, foreign and other tax laws.

Q:	What happens if I sell my shares before completion of the Merger?

A:
If you transfer your shares of Common Stock before completion of the Merger, you will have transferred the right to receive the consideration to be paid pursuant to the Merger Agreement. In order to receive such consideration, you must hold your shares through the completion of the Merger.  The right to receive such consideration will not be transferable or assignable, except by will, laws of intestacy or operation of law.

Q:	Should I send in my stock certificates now?

A:
No. You will be sent a letter of transmittal with related instructions promptly after completion of the Merger, describing how you may exchange your shares of Common Stock for the consideration to be paid pursuant to the Merger Agreement. If your shares of Common Stock are held in "street name" by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares of Common Stock in exchange for the consideration pursuant to the Merger Agreement.  You should contact your bank, brokerage firm or other nominee for additional information.

Q:	Where can I find more information about the Company?

A:
We file periodic reports and other information with the SEC.  You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at (800) SEC-0330 for information about these facilities. This information is also available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to "Where to Find More Information" beginning on page 91.

Q:	Who can help answer my other questions?

A:
If you have more questions about the Merger or would like additional copies of this information statement, please contact the Company in writing at our principal executive offices at 11201 SE 8th Street, Suite 200, Bellevue, Washington, 98004, ATTN: Chief Financial Officer, or by telephone at (206) 621-3500.

FORWARD-LOOKING STATEMENTS

This information statement, and the documents to which we refer you in this information statement, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the "Securities Act," and Section 21E of the Exchange Act, including statements regarding (i) the expected benefits, value and synergies resulting from the contemplated Merger; (ii) the expected Merger Consideration and Per Share Merger Consideration; and (iii) the Financial Forecasts set forth herein regarding our projected future operations for the 2013-2024 fiscal years.  In some cases, you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "anticipate," "estimate," "predict," "potential," or the negative of these terms.  These terms and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

•
risks related to the failure of the proposed transaction to be consummated, including risks relating to failure to obtain required regulatory approvals, and the possibility that other closing conditions for the transaction may not be satisfied or waived and the possibility that the closing will not occur or the termination of the Merger Agreement;

•
that the amount of the Transaction Expenses and Regulatory Expenses are higher than expected or the amount of claims against any escrowed funds are higher than expected, which would cause a decrease in the Per Share Merger Consideration;

•	that the estimated Per Share Merger Consideration will decrease if there are changes in Telanetix's capitalization prior to the closing of the Merger;

•	the diversion of management time on Merger-related activities;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay a termination fee;

•
Parent’s failure to obtain the necessary equity and debt financing set forth in commitment letters received in connection with the Merger or the failure of that financing to be sufficient to complete the Merger and the transactions contemplated thereby;

•	the failure of the Merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

•	the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the Merger Agreement;

•	the effect of the announcement of the Merger on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	new competitors are likely to emerge and new technologies may further increase competition;

•	our operating costs may increase beyond our current expectations and we may be unable to fully implement our current business plan;

•	our ability to obtain future financing or funds when needed;

•	our ability to successfully obtain a diverse customer base;

•	our ability to protect our intellectual property through patents, trademarks, copyrights and confidentiality agreements;

•	our ability to attract and retain a qualified employee base;

•	our ability to respond to new developments in technology and new applications of existing technology before our competitors;

•	acquisitions, business combinations, strategic partnerships, divestures, and other significant transactions may involve additional uncertainties;

•	our ability to maintain and execute a successful business strategy; and

•
our ability to meet the Financial Forecasts regarding our projected future operations for the 2013-2024 fiscal years described under "The Merger—Certain Prospective Financial Information of the Company."

You should consider carefully the statements under Risk Factors in our Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q, which address factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs except as required by law.

THE PARTIES TO THE MERGER

The Company
Telanetix, Inc.
11201 SE 8th St., Suite 200
Bellevue, WA 98004
Phone: (206) 621-3500

Telanetix, a Delaware corporation, is a cloud based IP voice services company.   Through its AccessLine-branded Voice Services, Telanetix provides customers with a range of business phone services and applications.

Parent and Merger Sub
Intermedia Holdings, Inc.
815 E. Middlefield Road
Mountain View, CA 94043
Phone: (650) 641-4000

Parent, a Delaware corporation, is a provider of cloud services to small and medium-sized businesses and is a third-party provider of hosted Microsoft Exchange.  Intermedia's Office in the Cloud™ suite offers essential business services—including hosted Exchange (including spam and virus protection, Outlook backup, encryption, archiving), cloud voice (including hosted PBX, phone conferencing, fax via email), cloud servers, web hosting, Lync, SharePoint, PC Backup and more —that enable customers to communicate, collaborate, manage content and run their business applications.

Merger Sub is a newly formed Delaware corporation. Merger Sub is a wholly owned subsidiary of Parent and has not conducted any business operations except for activities incidental to its formation and as contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will merge with and into the Company, Merger Sub will cease to exist and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.

THE MERGER

Background of the Merger

In July 2012, the Board of Directors of the Company undertook, with management of the Company, a strategic assessment and analysis of the Company, its plans going forward, risks and alternatives for increasing value for the stockholders of the Company.  As part of this assessment, the Company asked three investment banks to update the Board of Directors on the current market environment and potential strategic alternatives for the Company.  In July 2012, the Board of Directors and members of management met with the three investment banks and at those meetings discussed potential strategic alternatives for the Company, including a sale transaction, completing a refinancing of the Company’s senior debt (which had been an objective of the Board of Directors and management for several months previous to July 2012), continuing the Company’s growth plan, and other possible alternatives.  The Board of Directors and management also discussed with the investment banks the potential valuation range that could be expected in a sale of the Company and the proposed processes by which such investment banks would carry out the various strategic alternatives, as well as the qualifications and independence of such investment banks with respect to the pursuit of the Company’s strategic alternatives.  The Board of Directors received proposals from each of the three investment banks to act as financial advisor to the Company.

On July 19, 2012, the Board of Directors met and discussed with representatives from Holland & Knight LLP, which we refer to as "Holland & Knight," outside counsel to the Company, various fiduciary considerations in connection with pursuit of a potential sale of the Company or other strategic transaction, including the interests of certain members of the Board of Directors in connection therewith.  Based on the recommendation of Holland & Knight, the Board of Directors established the Special Committee consisting entirely of two independent directors, Mr. David Rane and Mr. Steven Davis, with Mr. Davis acting as Chairman, and adopted resolutions that, among other things, authorized and empowered the Special Committee to (i) have access to all relevant documents, information and Company personnel related to any strategic alternative transaction; (ii) meet separately from the Board of Directors as it deemed necessary; (iii) make recommendations to the Board of Directors regarding the fairness of any strategic alternative transaction to the Company and its common stockholders and whether a strategic alternative transaction was in the best interests of the Company; (iv) engage experts including investment bankers and attorneys to provide advice and render opinions, including fairness opinions; and (v) discuss and negotiate, on behalf of the Company, any terms, conditions and documents in connection with any strategic alternative transaction, subject to the final review and approval of the Board of Directors.  The Board of Directors also authorized the Special Committee to reject any strategic alternative transaction in its discretion, to consider and recommend alternative strategies for the Company, exclude management and other directors of the Company from its meetings or deliberations, and to negotiate terms of any strategic alternative transaction independently.

Also at the July 19, 2012 Board of Directors meeting, the Board of Directors discussed the qualifications of each of the three investment banks interviewed by management and the Board of Directors.

Between July 19 and July 31, 2012, management and certain members of the Board of Directors held discussions with one of the investment banks that the Company was considering engaging, which we refer to as "Investment Bank A," and Stifel Nicolaus & Co., which we refer to as "Stifel," regarding engaging one of such investment banks as the Company’s financial advisor.  During this period Investment Bank A presented its proposed engagement agreement to the Company.

On or about July 30, 2012, members of management and certain members of the Board of Directors conducted discussions with Stifel and determined that, subject to full Board of Directors and Special Committee approval, and negotiation of an engagement agreement satisfactory to the Board of Directors and Special Committee, Stifel was the best qualified investment bank to provide financial advisory services with respect to a potential strategic transaction.  On July 31, 2012, management directed Holland & Knight to draft and negotiate an engagement agreement with Stifel.  Between July 31, 2012 and August 2, 2012, management, Holland & Knight and Stifel negotiated terms of an engagement agreement between the Company and Stifel.

On August 4, 2012, a telephonic meeting of the Board of Directors was held at which the Board of Directors discussed the qualifications and merits of engaging Stifel as the Company’s financial advisor, and reviewed a comparison of the terms of  proposed engagement agreements from each of Investment Bank A and Stifel.  The Board of Directors then unanimously authorized the Company to engage Stifel as the Company’s financial advisor and to enter into the engagement agreement with Stifel that had been negotiated, with certain clarifications recommended by the Board of Directors.  The Board of Directors also authorized management to work with Stifel to prepare a list of potential parties to contact, and to prepare marketing materials, with respect to a strategic transaction process.  The Company and Stifel entered into the engagement agreement on August 5, 2012.

On August 20, 2012, the Special Committee held a telephonic meeting also attended, at the Special Committee’s invitation, by the other members of the Board of Directors (including, when used in this section, Douglas Johnson, the Company's CEO), the Company’s CFO, and representatives of Holland & Knight and Stifel.  At the meeting Stifel discussed a potential process for exploring a sale of the Company, and presented a list of potential purchasers that would be contacted.  The meeting participants discussed the proposed process and potential purchaser list, and certain parties were added to the list of potential purchasers at the recommendation of members of the Board of Directors.  Stifel’s process would entail providing potential buyers an initial teaser describing the Company on an anonymous basis, followed by the delivery of a confidential information memorandum containing more detailed financial and business information about the Company to those potential buyers executing a non-disclosure agreement.

The Special Committee then met with Holland & Knight in executive session, and discussed the alternatives to a sale process, including the Company’s execution of its business plan and additional capital raising, and considerations relating to each alternative, including building additional value, the Company's competition and competitive technologies, the market value and illiquidity of the Company’s Common Stock, and the consolidation of others in the industry.  The Special Committee determined that it was in the best interests of the Company’s stockholders to assess interest in the Company by potential buyers and to ascertain the market value of the Company.  The Special Committee then unanimously approved the process proposed by Stifel for a potential sale of the Company, the initial list of prospective buyers proposed by Stifel as supplemented by Board of Directors recommendations, and a form of non-disclosure agreement to use with potential buyers.

Beginning on August 21, 2012, Stifel began contacting the potential buyers and together with Holland & Knight, negotiating non-disclosure agreements with them.  Stifel initially contacted Parent on August 21, 2012, and Parent and the Company executed a non-disclosure agreement on August 30, 2012.On August 27, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by Martin Hale and Charles Hale (each of which are members of the Board of Directors), the Company’s CFO and Rob Cain, who at the time was the COO of the Company, and representatives of Holland & Knight and Stifel.  On February 26, 2013, Rob Cain resigned as COO of the Company and is referenced in this Background of the Merger section as the former COO. Stifel reported that it had initially contacted 65 potential purchasers and sent the proposed non-disclosure agreement to 35 of those.  The Special Committee reviewed the list of potential buyers and added additional parties to the list.  Stifel and Holland & Knight also discussed with the Special Committee certain revisions to the non-disclosure agreement being requested by certain potential buyers and related negotiations over the non-disclosure agreement.  Meeting in executive session, the Special Committee authorized Holland & Knight to agree to certain terms of the non-disclosure agreement in negotiations with potential buyers.

Between August 27, 2012 and September 4, 2012, Stifel continued to contact potential buyers and, with Holland & Knight, to negotiate non-disclosure agreements with them.  The Company, Holland & Knight and Stifel worked to place Company documents on an electronic data room for review by potential buyers.

On September 4, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by Martin Hale and Douglas Johnson (each a member of the Board of Directors), the Company’s former COO, a representative of Hale Capital Partners and representatives of Holland & Knight and Stifel.  Stifel reported that it had contacted 89 potential purchasers and had sent 53 of those the form of non-disclosure agreement, and reported on the status of the non-disclosure negotiations. Stifel also discussed several of the potential buyers, and the timetable for receipt of initial indications of interest.  The Special Committee met with Holland & Knight in executive session and discussed several aspects of the sale process.

Between September 4, 2012 and September 10, 2012, Stifel continued to contact potential buyers and, with Holland & Knight, to negotiate non-disclosure agreements with them.

On September 10, 2012, the Special Committee held a telephonic meeting, attended, at the Special Committee’s invitation, by Martin Hale and Douglas Johnson (each a member of the Board of Directors), the Company’s former COO, and representatives of Holland & Knight and Stifel, at which the Special Committee received an update from Stifel on the sale process, the timetable for receiving initial indications of interest, and the process letter that would be sent to parties submitting initial bids.  The Special Committee discussed these items with Stifel and with Holland & Knight in executive session.

On September 18, 2012, the Special Committee held a telephonic meeting, attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, and representatives of Holland & Knight and Stifel.  Stifel provided a report on the status of the sale process to date, and the meeting participants discussed aspects of other strategic alternatives including a recapitalization and/or splitting the Company.  The Special Committee, with Holland & Knight present on the call, then discussed these matters further in executive session.

On or about September 19, 2012, Stifel received initial indications of interest from five potential buyers, including Parent.

On September 21, 2012, the Special Committee held a telephonic meeting, attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and COO, and representatives of Holland & Knight and Stifel.  Stifel summarized the sales process to date, reporting that it had contacted a total of 94 parties, 32 of which signed non-disclosure agreements and received the confidential information memorandum, and five of which had submitted indications of interest.  Stifel described the principal terms of each of the five proposals in detail, noting that the purchase price proposals from Parent and another bidder (Bidder A) were in a higher range than the next two bidders (Bidder B and Bidder C) and that the proposal from Bidder D was for a portion of the Company’s business.  The meeting participants discussed the terms of the proposals, and Stifel indicated that another party (Bidder E) was contemplating making a proposal.  The Special Committee then met in executive session, and determined to instruct Stifel to (i) invite Parent and Bidder A to management briefings and to allow them access to the electronic data room the Company was preparing to provide potential buyers due diligence materials and documents, when such data room was ready, (ii) inform Bidders B and C that their proposals were not in a competitive price range, (iii) contact Bidder D to discuss its proposal and encourage Bidder D to consider teaming with a private equity firm to make a proposal to purchase the entire Company, and (iv) consider Bidder E’s bid if and when it is made and if it were in a competitive range, to invite Bidder E to a management briefing and provide it access to the Company’s electronic data room. Following this meeting, Stifel informed each of the bidding parties of their status in accordance with the Special Committee’s instructions.

Between September 21, 2012 and October 1, 2012, the Company continued to prepare its electronic data room and for management briefings with the assistance of Stifel.  During this period, Stifel contacted certain other parties to determine if they would be interested in pursuing a transaction with the Company, and three additional parties executed non-disclosure agreements with the Company.

On September 28, 2012, Holland & Knight provided the full Board of Directors and management a draft bid merger agreement for its review and consideration for use with potential buyers in the final bid stage.

On October 1, 2012, the Special Committee held a telephonic meeting, attended, at the Special Committee’s invitation, by Mr. Douglas Johnson, the Company’s CEO and a member of the Board of Directors, the Company’s CFO and former COO, and representatives of Holland & Knight and Stifel.  Stifel provided an update on the sale process and the schedule for management briefings, and made recommendations regarding the provision of a bid merger agreement and associated draft disclosure schedules to final bidders, and the final bid due date.  Following discussion, the Special Committee unanimously authorized the Company to open the electronic data room to Parent and Bidder A, provide a bid merger agreement to final bidders, and set October 26, 2012 as the final bid due date.  The Special Committee then met in executive session with Holland & Knight present and further discussed the sale process and the bid merger agreement.

On or about October 2, 2012, in accordance with the Special Committee's instructions, Stifel provided Parent and Bidder A access to the Company's electronic data room.

On approximately October 3, 2012, Bidder E executed a non-disclosure agreement with the Company.

The Company held a management briefing with Parent on October 9, 2012.

On October 10, 2012, the Special Committee held a telephonic meeting, attended, at the Special Committee’s invitation, by Martin Hale and Doug Johnson (each of which are members of the Board of Directors), the Company’s former COO, and representatives of Holland & Knight and Stifel.  Stifel and the meeting participants discussed the management briefings with Parent and certain members of Parent's board of directors, as well as Bidder A’s bid, including discussions Stifel had conducted with Bidder A regarding Bidder A’s bid purchase price and the potential for Bidder A to raise it.  Stifel reported that Bidder E had declined to participate in the sale process, and that following contact with Bidder D to encourage it to consider a joint bid with a private equity firm for the entire Company, there had been no further communications from Bidder D.  Upon reconsideration of the indications of interest and uncertainty regarding Bidder A’s willingness to raise its bid purchase price, the Special Committee discussed not providing Bidder A access to the documents and data being added to Company’s data room until a management briefing with Bidder A had been held and instructed Stifel not to provide such additional access.  The Special Committee also discussed requesting that Bidder A increase its proposed purchase price. Holland & Knight also presented a summary of a draft bid merger agreement it had provided the full Board of Directors and management, which provided for a two-step transaction (tender offer followed by a merger).  The Special Committee then met in executive session with Holland & Knight, and discussed various aspects of the sale process, including obtaining a fairness opinion from a financial advisor whose compensation would not be contingent on the consummation of the transaction.

On October 15, 2012, the Special Committee members approved via email the final bid process letter to be provided by Stifel to the final bidding parties.  The bid process letter required the final bidders to submit specific offer terms, confirm certain items relating to their bids, and provide comments on the bid merger agreement. Pursuant to discussions regarding Bidder A’s bid at the October 10, 2012 Special Committee meeting, the Special Committee determined not to provide the bid process letter to Bidder A until Bidder A had held its management briefing with the Company and also instructed Stifel to contact Bidder A and inform Bidder A that it risked exclusion from the final bid stage if it did not increase its purchase price, and to request an increase in such purchase price.

On October 15, 2012, the Company held a management briefing with Bidder A.

On October 17, 2012, Stifel contacted Bidder A pursuant to the Special Committee’s instructions and requested that Bidder A increase its purchase price proposal prior to the final bid due date.

On October 18, 2012, the Special Committee held a telephonic meeting, attended, at the Special Committee’s invitation, by Mr. Johnson, the Company’s CFO and former COO, and representatives of Holland & Knight and Stifel.  Stifel reported on discussions with Bidder A, which had indicated that it would need until October 25 or 26 to submit a new purchase price proposal, and the provision of the bid merger agreement and final bid process letter.  The meeting participants also discussed potential fairness opinion providers for the transaction.

On October 18, 2012, the Company uploaded the bid merger agreement and final bid process letter to the Company's electronic data room for Parent and Bidder A.

On October 23, 2012, Holland & Knight and Stifel participated in a telephone conference with Parent’s outside legal counsel, Wilson Sonsini Goodrich & Rosati, which we refer to as "WSGR," to discuss the proposed two-step transaction structure contained in the bid merger agreement and alternatives to such structure proposed by Parent, including a structure in which the approval of the Company’s majority stockholders would be sought immediately following the execution of a merger agreement.  Also on October 23, 2012, a representative of Parent and a representative of Stifel had a telephone call to discuss the process for Parent to submit its final bid proposal.

On October 24, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by representatives of Holland & Knight.  The Special Committee discussed potential fairness opinion providers, and determined to seek proposals from three such providers.  The Special Committee also discussed with Holland & Knight the transaction structure proposed by Parent in the context of applicable Delaware law.

Between October 24, 2012 and October 26, 2012, Holland & Knight contacted the three potential fairness opinion providers as authorized by the Special Committee, required them to execute non-disclosure agreements with respect to the potential transaction, and received proposals from all three firms, which included each providers’ qualification, experience, and proposed fees.

On October 25, 2012, the Company announced its financial results for the third quarter ended September 30, 2012.

On October 26, 2012, Stifel received a bid proposal from Parent.  On the evening of October 26, 2012, the Special Committee held a telephonic meeting, attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, and representatives of Holland & Knight and Stifel.  Stifel provided an update on the sale process to date, and Stifel and Holland & Knight provided an initial summary of the principal terms of Parent’s bid, including aggregate consideration (on an enterprise value basis, and subject to adjustments) of $53.0 million, a request that post-merger indemnity and an escrow be provided by the majority stockholders affiliated with Hale Capital Partners, and a request that the Company enter into an exclusivity agreement with Parent for a period of 14 days.  Stifel also reported that Bidder A had not submitted a bid by the final bid deadline.  The meeting participants discussed various aspects of Parent’s proposal, including the request for post-closing indemnity and an escrow.  The meeting participants also discussed the status of the Company’s proposed refinancing.  The Special Committee then met in executive session with Holland & Knight, and discussed Parent’s bid proposal, including the fact that it represented the highest indicated purchase price from any potential buyer, considerations as to the Company’s value and the Company’s strategic worth to Parent, as well as the post-closing indemnity and escrow request from Parent. The Special Committee also discussed the proposals from the potential fairness opinion providers, approved the engagement of Duff & Phelps subject to entry into an acceptable engagement agreement with Duff & Phelps and directed Holland & Knight to negotiate such agreement.

On October 27, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, and representatives of Holland & Knight and Stifel.  Stifel gave a further description of the sale process, the indicated purchase prices from potential buyers received to date, and the terms of Parent’s bid.  The meeting participants discussed several aspects and issues with Parent’s bid, the Company’s proposed responses on the material issues raised with respect to the bid, and a potential timeline for executing a merger agreement.

In the early afternoon of October 28, 2012,  the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  The meeting participants discussed various aspects of Parent’s proposal and the Company’s proposed written response, including an increase in purchase price, a list of legal issues contained in the bid merger agreement as revised by Parent, certain tax issues, and the transaction structure proposed by Parent.  The Special Committee then met in executive session with Holland & Knight, and further discussed the Company’s proposed response to Parent and Holland & Knight also discussed the fiduciary duties of controlling stockholders under applicable Delaware law in sale transactions.  Following this discussion, the Special Committee authorized the Company to respond to Parent substantially in accordance with the proposed written response, which included a request to increase the aggregate consideration to $54.7 million and eliminate the requirement to provide post-closing indemnity and an escrow.  Stifel then delivered the Company’s response to Parent.

Parent reviewed the Company’s response to its bid proposal in the afternoon and early evening of October 28, 2012, and WSGR and Holland & Knight held a conference call to clarify and discuss certain items contained in the Company’s response.  Following this call, the Special Committee held a telephonic meeting, attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, a representative of Hale Capital Partners, and representatives of Holland & Knight.  The meeting participants discussed Parent’s offer in detail, and the desire to reach agreements with Parent on certain material issues, including the increased purchase price and the Company’s request to eliminate the post-closing indemnity and escrow requirements, prior to the Company agreeing to an exclusivity period with Parent.  Representatives of Hale Capital Partners stated that it would not support a transaction that contained post-closing indemnity obligations and an escrow. The Special Committee then authorized Holland & Knight to negotiate an exclusivity period with Parent on the basis of Parent agreeing to accept the Company’s increased purchase price proposal, and an acceptable agreement was reached on the request for post-closing indemnity and an escrow.

On October 29, 2012, Holland & Knight presented the Company’s positions on Parent’s bid proposal to WSGR, and discussed certain items contained in Parent’s proposal, including the proposed structure, and Parent’s request for post-closing indemnity and an escrow.

In the afternoon of October 29, 2012, the Special Committee held a telephonic meeting, attended, at the Special Committee’s invitation, by Board of Directors members Martin Hale and Douglas Johnson, the Company’s CFO and former COO, a representative of Hale Capital Partners, and representatives of Holland & Knight.  The meeting participants discussed the request by Parent for post-closing liability protections, Hale Capital Partners resistance to this request, and potential alternative structures that might be acceptable to the parties.

In the afternoon and evening of October 29, 2012, Holland & Knight, WSGR, Stifel and members of Parent’s management held several telephone conferences regarding the open issues with respect to Parent’s proposal, including the post-closing indemnity and escrow issues.  Parent stated that it could not comment on the increase to the aggregate merger consideration to $54.7 million until it conducted additional due diligence.

On October 30, 2012, WSGR and Holland & Knight continued to communicate regarding a post-closing liability protection structure for Parent that would be acceptable to the parties, including Hale Capital Partners, and each proposed alternatives in an effort to reach an acceptable structure.  WSGR also sent a proposed exclusivity agreement to Holland & Knight, which contained an exclusivity period of 48 hours, which period would continue as long as the exclusivity agreement were not terminated by the Company upon 48 hours' notice to Parent.  The exclusivity agreement would also be executed by affiliates of Hale Capital Partners holding a majority of the Company’s outstanding Common Stock.

In the evening of October 30, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  The meeting participants reviewed Parent’s bid proposal, as revised pursuant to the discussions between the parties’ respective advisors, which included a revised structure pursuant to which post-closing indemnity would be provided to Parent.  The participants discussed in detail Parent’s revised bid proposal, and the merits of proceeding with a limited period of exclusivity.  Following this discussion, the Special Committee authorized the Company to enter into an exclusivity agreement with Parent, and the meeting participants discussed and proposed comments on the exclusivity agreement proposed by WSGR on behalf of Parent, including provision for termination of the agreement in all events after a 14 day period.

Following the Special Committee’s meeting on the evening of October 30, 2012, WSGR and Holland & Knight negotiated and exchanged drafts of the exclusivity agreement between the Company and Parent.

On October 31, 2012, the Special Committee held a telephonic meeting  attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, and representatives of Holland & Knight and Stifel.  The meeting participants also discussed contacts with other potential buyers not previously included in the process. Holland & Knight summarized the current outstanding issues on the exclusivity agreement, including provision for a firm end date to Parent’s exclusivity period.  Following discussion, the Special Committee authorized offering Parent an exclusivity period of 14 days.

Holland & Knight, WSGR, Stifel and management of Parent held discussions on the exclusivity period on October 31, 2012.  Parent resisted a firm exclusivity end date, citing the need to conduct its due diligence review of the Company in a thorough manner, and requested again a rolling 48 hour exclusivity period.

The Special Committee held a telephonic meeting in the afternoon of October 31, 2012, attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, and representatives of Holland & Knight and Stifel.  The participants reviewed and discussed Parent’s bid proposal in detail, including timing considerations, and Parent’s request for a rolling 48 hour exclusivity arrangement.  Following these discussions, the Special Committee authorized the Company to enter into an exclusivity agreement with Parent, with the exclusivity period terminable by the Company on a rolling 48 hour basis, and based on the other terms of Parent’s proposal, as revised to such date.

The Company and affiliates of Hale Capital Partners entered into the exclusivity agreement with Parent on the evening of October 31, 2012.

On November 1, 2012, another party that had not participated in the process conducted by Stifel contacted a member of the Board of Directors to express interest in discussing a potential strategic transaction with the Company.  On November 1, 2012, an additional party contacted the same Board of Directors member to express interest in continuing prior discussions concerning a potential transaction.  Due to the exclusivity agreement with Parent, the Board of Directors member responded to each party that he was unable to hold discussions with them.

On November 2, 2012, a party that had not participated in the sale process contacted a representative of Stifel to express interest in discussing a potential strategic transaction with the Company.  Due to the exclusivity agreement with Parent, the Stifel representative responded that he was unable to hold discussions with the party.  None of the three parties that contacted the Company representatives on November 1 and November 2, 2012 indicated any specific purchase price or range of purchase prices.

Between November 1, 2012 and November 13, 2012, Parent continued to conduct its due diligence review of the Company.  On November 8, 2012, following review by Company management and members of the Board of Directors, Holland & Knight provided a revised draft of the merger agreement to WSGR.  WSGR and Holland & Knight discussed merger agreement issues on November 12, 2012.

On November 13, 2012, the Special Committee held a telephonic meeting attended, by invitation of the Special Committee, by Board of Directors members Martin Hale and Charles Hale, the Company’s CFO and former COO, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  The meeting participants discussed numerous aspects of the transaction, including due diligence reviews, and Parent’s timing expectations and its meetings with its potential lenders, and other transaction issues and matters.  Holland & Knight provided a summary of Parent’s issues regarding the latest draft of the merger agreement, and the meeting participants discussed those issues and the Company’s potential responses to each.  Following this discussion, the Special Committee met in executive session with Holland & Knight and Stifel, and further discussed and confirmed the Company’s positions on outstanding merger agreement and other transaction issues.

On November 13, 2012, WSGR distributed a proposed Stockholder Agreement to be entered into by affiliates of Hale Capital Partners.

On November 14, 2012, the Company entered into an engagement agreement with Duff & Phelps pursuant to which Duff & Phelps agreed to conduct a financial analysis of the transaction and render a fairness opinion to the Special Committee and the Board of Directors.

On November 15, 2012, WSGR distributed a revised draft of the merger agreement, and Holland & Knight distributed a draft of the disclosure schedules to the merger agreement.

On November 16, 2012, members of Parent’s management, and representatives of each of WSGR, Holland & Knight and Stifel held a telephone conference on which Parent informed the Company’s advisors that, based on the status of its due diligence review and current negotiations, Parent did not reasonably believe the merger agreement would be executed and the transaction closed prior to the end of calendar year 2012.  The parties also discussed various timing and due diligence review matters.

On November 16, 2012, the Special Committee held a telephonic meeting attended, by invitation of the Special Committee, by Board of Directors members Martin Hale and Charles Hale, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  Stifel and Holland & Knight reported Parent’s statements regarding the transaction timing, and the meeting participants discussed the impact of that timing on the Company’s stockholders from a tax perspective, and on various outstanding transaction issues, including the exclusivity period.

Later on November 16, 2012, the Special Committee reconvened its meeting, which was attended, at the Special Committee’s invitation, by Board of Directors member and Company CEO Douglas Johnson, the Company’s CFO and former COO, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  A Stifel representative and Mr. Johnson reported on Parent’s meetings with potential lenders to finance the transaction, held earlier that day and attended by the Stifel representative and Mr. Johnson.  The meeting participants discussed the impact of Parent’s stated timing expectations on the transaction, and discussed requiring Parent to agree to the proposed increase of the merger consideration to $54.7 million, subject to adjustments, and to remove the post-closing liability structure from the transaction before the Company would consider moving forward with the transaction and/or continue to grant exclusivity to Parent.

On November 19, 2012, Holland & Knight and WSGR discussed Parent’s latest draft of the merger agreement in detail.

On November 20, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  The meeting participants discussed the current status of Parent’s financing for the proposed transaction, the Company’s need for certainty of closing and the Company's objective of not having the closing of the transaction subject to a financing condition.  The participants also discussed and considered terminating exclusivity with Parent immediately, or alternatively, the conditions the Company would require Parent to meet for the Company to continue its participation in the transaction.  Following discussion the Special Committee determined to authorize Stifel to inform Parent that the Company intended to terminate exclusivity unless Parent (i) agreed to the proposed increase of the merger consideration to $54.7 million, subject to adjustments, (ii) agreed to eliminate any post-closing liability obligations for Company stockholders, (iii) agreed that there would be no post-signing financing conditions to the merger, and (iv) agreed that exclusivity would terminate on December 15, 2012.  Stifel then communicated the Company’s conditions for continuing exclusivity to Parent, and Holland & Knight did the same with WSGR.

On November 21, 2012, WSGR informed Holland & Knight that Parent would agree to eliminate the post-closing indemnity obligations of Company stockholders, to the absence of any financing condition, and to a December 15, 2012 exclusivity termination date, but that Parent could not comment on any increase to the purchase price at that time.

On November 23, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by representatives of Holland & Knight and Stifel.  The Special Committee discussed Parent’s response to the Company’s conditions for continuing exclusivity and with the transaction, and Parent’s unwillingness to agree to the increase to the proposed aggregate merger consideration to $54.7 million, subject to adjustments.  The Special Committee authorized Holland & Knight to inform Parent that Parent would be required to agree to an aggregate merger consideration of $54.7 million before the Company would agree to extend exclusivity to December 15, 2012.  Holland & Knight then communicated this request to WSGR.  Representatives of Parent indicated that they would work to gather information needed to respond to the request to increase the aggregate merger consideration to $54.7 million in the next few days.

On November 27, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, and representatives of Holland & Knight and Stifel.  The meeting participants discussed various considerations with respect to moving forward with the transaction, and the Special Committee reconfirmed its position that Parent would be required to agree to the increase to the aggregate merger consideration of $54.7 million before negotiations on the merger agreement could recommence.  The Company and its advisors continued to provide Parent information requested for Parent to agree to the increased merger consideration proposal.

On November 28, 2012, Parent delivered to the Company a proposal on the aggregate merger consideration, which included certain adjustments for tax and other liabilities which would adjust per share merger consideration.  Parent’s proposal was based on aggregate merger consideration of $54.7 million, which amount included the assumption of approximately $13 million in net debt and certain liabilities, and was subject to reduction for potential purchase price adjustments.  In addition to the merger consideration proposal, WSGR discussed certain aspects of the merger agreement and transaction conditions with Holland & Knight on November 28, 2012.

On November 29, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, and representatives of Holland & Knight and Stifel.  Stifel led a discussion of Parent’s merger consideration proposal and the merger consideration adjustments proposed by Parent, and the meeting participants discussed Parent’s proposal, its assumptions and continuing Parent’s exclusivity.  Following the discussion, the Special Committee authorized the Company to enter into the exclusivity agreement for an exclusivity period until December 15, 2012, authorized Holland & Knight and Stifel to continue negotiations with Parent regarding the merger consideration adjustments, and authorized Holland & Knight to recommence negotiations on the merger agreement and related legal documents.

On November 30, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by Board of Directors members Martin Hale and Douglas Johnson, the Company’s CFO and former COO, and representatives of Holland & Knight and Stifel.  The meeting participants discussed in detail Parent’s merger consideration proposal and the proposed merger consideration adjustments contained therein.  The Special Committee then authorized Stifel and management to prepare a response to Parent’s proposal and to provide it to the Special Committee for approval prior to delivery to Parent.  Based on the Special Committee’s belief that the parties’ differences regarding the merger consideration adjustments could be resolved in a manner acceptable to the Company following discussions with Parent, the Special Committee authorized management to finalize and execute an extension to the exclusivity agreement with Parent and for Holland & Knight to continue to negotiate and work on the merger agreement.

On November 30, 2012, the Company and Parent entered into an amendment to the existing exclusivity agreement, extending the exclusivity period until December 15, 2012.

On December 4, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by Board of Directors members Martin Hale and Douglas Johnson, the Company’s CFO, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  The Special Committee and meeting participants discussed the status and terms of the Company’s refinancing of the Hale senior notes pursuant to a proposed credit facility under negotiation with East West Bank.  The Special Committee and meeting participants also discussed the status of merger agreement negotiations, including the structure proposed by Parent, and the Special Committee authorized Holland & Knight to negotiate the structure in accordance with recent Delaware case law upholding a similar structure.  The Special Committee and meeting participants also discussed deal protection provisions in the merger agreement, including specific performance remedies in the event Parent did not close the merger under certain circumstances where financing was available.

On December 5, 2012, Holland & Knight delivered a proposed revised draft of the merger agreement to the Board of Directors and management for their review.

On December 6, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by Board of Directors members Martin Hale and Charles Hale, the Company’s CFO and former COO, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  The meeting participants discussed the merger agreement draft and provided counsel with recommendations and guidance with respect to certain provisions in the merger agreement, including the Company’s representations and warranties.  The Special Committee also discussed and authorized counsel to negotiate for Parent to have limited conditions in the financing commitments from Parent’s financing sources for the transaction.

On December 7, 2012, Holland & Knight delivered a revised draft of the merger agreement to WSGR.

On December 9, 2012, Holland & Knight and WSGR held a telephone conference on which they discussed and negotiated various provisions in the merger agreement.  Following this call, Holland & Knight provided the Board of Directors and management an update on the status of merger agreement negotiations and a list of the material outstanding merger agreement issues.

On December 10, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO and representatives of Holland & Knight and Stifel.  The meeting participants discussed the latest merger agreement negotiations and various items contained in the merger agreement and relating to the transaction, including the stockholder approval process, certain intellectual property licensing matters, and telecommunications license approval matters.  The meeting participants also discussed the Company’s counter-proposal regarding the merger consideration adjustments proposed by Parent, and the Special Committee authorized the Company and Holland & Knight to negotiate such adjustments and the merger agreement terms consistent with the meeting discussions.

On December 10, 2012, the Board of Directors approved the Company’s refinancing transaction, pursuant to which the Company would enter into a new credit facility with East West Bank, redeem the 2010 senior notes issued to affiliates of Hale Capital Partners, and issue such Hale affiliates subordinated notes for certain amounts remaining outstanding to them.  Messrs. Martin and Charles Hale, affiliates of Hale Capital Partners, abstained from the vote.

On December 12, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  Holland & Knight reported on the status of merger agreement negotiations and related that Parent had requested that its exclusivity period be extended beyond December 15, 2012.  The meeting participants discussed numerous transaction issues and matters, including telecommunications license approval matters and the Company’s counter-proposal on merger consideration adjustments.  Following such discussions, the Special Committee authorized the Company to extend Parent’s exclusivity period, subject to the Company’s right to terminate such exclusivity at any time upon 48 hours' notice to Parent.

On December 12, 2012, WSGR provided Holland & Knight a revised draft of the merger agreement.

On December 13, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  The meeting participants discussed certain contractual and licensing issues related to the transaction.  On December 14, 2012,  counsel for each party discussed such issues, as well as other outstanding transaction and merger agreement matters.

On December 14, 2012, the Company completed its refinancing transaction.  Also on December 14, 2012, the Company and Parent executed an amendment to the exclusivity agreement, extending Parent’s exclusivity period, subject to the Company’s right to terminate such period at any time with 48 hours' prior notice.

On December 16, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, a representative of Hale Capital Partners, representatives of Holland & Knight and Stifel, and a representative of Pillsbury Winthrop Shaw Pittman LLP, outside telecommunications counsel to the Company, which we refer to as "Pillsbury."  Holland & Knight presented a report on the status of transaction negotiations, and Pillsbury discussed with the meeting participants various telecommunications license approval matters related to the transaction, and potential plans for addressing license approval requirements.  The participants discussed the telecommunications approval matters and the overall transaction negotiations.  Following such discussion, the Special Committee authorized management, Stifel and Holland & Knight to proceed with transaction negotiations and to prepare proposals on outstanding financial, business and legal items.

On December 18, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  The Special Committee and the meeting participants reviewed proposals recommended by management, Holland & Knight and Stifel regarding the outstanding financial, legal and business issues with respect to the proposed transaction, including the merger consideration adjustments, and various provisions and issues in the merger agreement.  The Special Committee and meeting participants discussed and made recommendations regarding the Company’s positions on certain issues.  The meeting participants also discussed outstanding due diligence requests from Parent, and the Company’s proposed responses to those requests.  Following these discussions, the Special Committee authorized Holland & Knight to present the Company’s proposed responses, with changes discussed at the meeting, to Parent and subject to the completion of certain financial analyses related to the merger consideration calculations proposed by Parent.

On December 21, 2012, Holland & Knight provided WSGR the Company’s responses on various outstanding financial, legal and business issues, as authorized by the Special Committee.  Holland & Knight and WSGR discussed and negotiated these outstanding issues on a telephone conference held December 21, 2012, and again on a telephone conference held December 22, 2012.

On December 24, 2012, certain members of Company’s management, certain members of the Board of Directors, Stifel and certain members of Parent’s management discussed and negotiated the open items regarding the calculations of the merger consideration.

On December 27, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, a representative of Hale Capital Partners, a representative of Pillsbury and representatives of Holland & Knight and Stifel.  The Special Committee and the meeting participants, including the Pillsbury representative discussed the potential timeline for closing the transaction in light of the requirement to obtain necessary federal and state telecommunications license transfer approvals.  The Special Committee and the meeting participants discussed the risks related to a potential extended time period between signing and closing the transaction, including risks related to Parent’s financing of the transaction, and the Special Committee instructed Holland & Knight to further negotiate protections and remedies in the merger agreement to increase the certainty of closing.  Following this meeting, Holland & Knight held a telephone conference with WSGR and a member of Parent's board of directors in which the parties discussed the Company’s concerns regarding certainty of closing, Parent’s financing and potential ways to increase closing certainty.

On December 28, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, a representative of Hale Capital Partners and representatives of Holland & Knight and Stifel.  Holland & Knight reported on its discussions with WSGR and a member of Parent's board of directors regarding closing certainty issues and Parent’s financing and the meeting participants further discussed and reiterated concerns regarding an extended time period between signing and closing.  The Special Committee instructed management and Holland & Knight to continue to respond to Parent’s due diligence requests and to work on outstanding transaction matters.

Between December 29, 2012 and December 31, 2012, Holland & Knight, Pillsbury, management and members of the Board of Directors communicated regarding outstanding transaction issues, including the telecommunications license transfer approval process and timeline, strategies for increasing certainty of closing, including specific performance and increased reverse break-up fees, and other transaction matters.

On December 31, 2012, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the other members of the Board of Directors, the Company’s CFO and former COO, and representatives of Holland & Knight.  The meeting participants discussed in detail the transaction timeline in light of the telecommunications license transfer approval requirements, transaction protection measures including specific performance, and Parent’s rights to terminate the merger agreement under various circumstances.

On December 31, 2012, members of Company management, representatives of Hale Capital Partners, representatives of Stifel, members of Parent’s management and board of directors held a telephonic meeting in which they discussed the outstanding transaction issues and how the parties could reach agreement and move toward a merger agreement signing.  The parties determined to hold an in person meeting in Menlo Park, California on January 3, 2013.

On January 3, 2013, members of Company’s management, representatives of Hale Capital Partners, a representative of Holland & Knight, a representative of Stifel, members of Parent’s management, members of Parent's board of directors, representatives of Oak Hill, a majority stockholder of Parent, and representatives of WSGR met in Oak Hill’s offices in Menlo Park, California.  The meeting participants discussed and negotiated outstanding transaction issues, and reached agreements in principle on certain items, subject to legal documentation.  Among the items discussed and negotiated were certain adjustments to the merger consideration for regulatory and transaction expense items to the extent that the amounts of such expenses exceed the Company's estimates, the manner of dealing with capitalization-related claims if they were to arise, certain negative covenants applicable to the Company between the merger agreement signing and closing, and merger agreement termination rights and remedies for both parties.

On January 3, 2013, Holland & Knight provided to WSGR proposed revisions to certain merger agreement representations and warranties.

On January 4, 2013, a member of the Board of Directors requested, on the Company’s behalf, that Parent increase the amount of its reverse termination fee in the event Parent was unable to close the merger under certain circumstances, including the failure of Parent to obtain transaction financing.

On January 4, 2013, WSGR delivered a revised draft of the merger agreement to Holland & Knight, and WSGR and Holland & Knight discussed various provisions of the merger agreement.

On January 5, 2013, Parent made a proposal to increase the reverse termination fee to 10% of the merger consideration payable to equity holders (approximately $4.48 million), inclusive of the Company’s transaction expenses.

On January 6, 2013, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by representatives of Holland & Knight.  Holland & Knight provided the Special Committee with a report of the negotiations at the January 3, 2013 meeting in Menlo Park, and the Special Committee and Holland & Knight discussed the merger consideration adjustments and other matters that had been negotiated at the meeting.  Holland & Knight also reported on Parent’s latest reverse termination fee proposal, and the Special Committee discussed the range of reverse termination fee amounts it believed would be acceptable.

 On January 6, 2013, WSGR and Holland & Knight held a telephone conference on which they discussed and negotiated open items on the merger agreement in detail.

On January 6, 2013, Parent provided its revised proposals on the reverse termination fee, and thresholds and caps for merger consideration adjustments for regulatory and transaction expenses, each of which were within the ranges previously discussed by the Special Committee.

On January 7, 2013, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by representatives of Holland & Knight, Stifel and Duff & Phelps.  Holland & Knight reported on the status of negotiations of various material merger agreement issues, including the reverse termination fee and the thresholds and caps applicable to merger consideration adjustments.  Duff & Phelps then presented its preliminary financial analysis to the Special Committee regarding the proposed transaction.  The Special Committee discussed Duff & Phelps’s financial analysis with Duff & Phelps in detail.  Duff & Phelps then left the meeting and the Special Committee, meeting in executive session with Holland & Knight, discussed and approved the reverse termination fee of $5.25 million as had been negotiated between the parties, and certain provisions for adjustments to the merger consideration for regulatory expenses and capitalization matters.

Between January 7, 2013 and January 14, 2013, the parties and their respective counsel exchanged drafts of the merger agreement, the disclosure schedules and other ancillary documents and discussed and negotiated the same.  During this period, WSGR circulated a revised draft of a Stockholder Agreement to be executed by affiliates of Hale Capital Partners upon the signing of the Merger Agreement, and Hale Capital Partners and its outside counsel, Schulte Roth & Zabel, LLP, which we refer to as "SRZ,", negotiated the Stockholder Agreement with Parent and its counsel.  Parent provided the Company and its advisors with revised drafts of its debt and equity financing commitment letters during this period.

On January 11, 2013, the Compensation Committee of the Board, which we refer to as the "Compensation Committee," held a telephonic meeting attended, at the Compensation Committee’s invitation, by representatives of Holland & Knight and Hale Capital Partners.  The Compensation Committee discussed a preliminary allocation of stay bonuses among certain employees of the Company and Mr. Hale considered and made a preliminary recommendation regarding independent director payments for service by the Special Committee members.  On January 13, 2013, the Compensation Committee met again, with representatives of Holland & Knight attending, and approved the allocation of up to an aggregate of $629,658 in stay bonuses to certain employees of the Company, with the amounts of such stay bonuses subject to adjustment in the event of adjustment of the merger consideration as estimated at the time of such approval, and also (with Messrs. Rane and Davis abstaining) approved independent director payments to the independent directors for their service on the Special Committee.

On January 14, 2013, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the Company’s CFO, a representative of Hale Capital Partners, and representatives of Holland & Knight and Stifel.  Holland & Knight reported on the status of the transaction negotiations, and the Company’s CFO and the Hale Capital Partners representative reviewed with the Special Committee an estimated per share merger consideration calculation.  The Special Committee discussed the elements of the calculation with the meeting participants, and then unanimously approved the calculation and authorized management to use the calculation in final merger consideration discussions with Parent.

Between January 14, 2013 and January 16, 2013, the parties and their respective counsel continued to exchange drafts of the merger agreement, the disclosure schedules and other ancillary documents and discussed and negotiated the same.  On January 14, 2013 and January15, 2013 the parties continued to discuss and negotiate outstanding issues and documents.

On January 16, 2013, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by the Company’s CFO and representatives of Duff & Phelps and Holland & Knight.  Holland & Knight provided an update on transaction and merger agreement negotiations and the Special Committee and Holland & Knight discussed the remaining outstanding issues on the merger agreement in detail.  The Company’s CFO presented a report on estimated proceeds and estimated per share merger consideration in the transaction.  Duff & Phelps presented its financial analysis of the transaction, and at the Special Committee's request, delivered its opinion (subsequently confirmed in writing) that, as of the date of such opinion and subject to the assumptions made, matters considered and limitations as set forth in such opinion, the Per Share Merger Consideration to be received by the Minority Stockholders of the Company, was fair, from a financial point of view, to such stockholders (without giving effect to any impact of the Merger on any particular stockholder other than in its capacity as a stockholder and without giving effect to the potential adjustments to the Merger Consideration as provided in the Merger Agreement and described under the section titled "Merger Agreement—Merger Consideration" beginning on page 58).  Duff & Phelps subsequently provided its written fairness opinion to the Special Committee and the full Board of Directors.

The Special Committee then met in executive session with Holland & Knight and reviewed with Holland & Knight proposed resolutions, including a summary of the material terms of the merger agreement, previously provided to the Special Committee.  The Special Committee then unanimously (i) determined that the consideration to be received by the Company in the proposed merger was fair, from a financial point of view, to the Company’s stockholders, and that the proposed merger agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of the Company and its stockholders, (ii) recommended that the merger agreement and the transactions contemplated thereby, including without limitation, the merger, be adopted and approved by the Board of Directors, and (iii) recommended that the Board of Directors recommend that the stockholders of the Company approve the merger agreement and the other transactions contemplated thereby, including without limitation, the merger.

Following the Special Committee meeting on January 16, 2013, the full Board of Directors held a telephonic meeting attended, at the invitation of the Board of Directors, by the Company’s CFO and former COO, a representative of Hale Capital Partners, and representatives of Duff & Phelps and Holland & Knight. Holland & Knight provided an update on transaction and merger agreement negotiations and the Board of Directors and Holland & Knight discussed the remaining outstanding issues on the merger agreement in detail.  The Company’s CFO presented a report on estimated proceeds and estimated per share merger consideration in the transaction.  Duff & Phelps presented its financial analysis of the transaction, and at the Special Committee's request, delivered its opinion (subsequently confirmed in writing) that, as of the date of such opinion and subject to the assumptions made, matters considered and limitations as set forth in such opinion, the Per Share Merger Consideration to be received by the Minority Stockholders of the Company, was fair, from a financial point of view to such stockholders (without giving effect to any impact of the Merger on any particular stockholder other than in its capacity as a stockholder and without giving effect to the potential adjustments to the Merger Consideration as provided in the Merger Agreement and described under the section titled "Merger Agreement—Merger Consideration").

Holland & Knight then led a discussion of proposed resolutions, including a summary of the material terms of the merger agreement, previously provided to the Board of Directors, and reported on the Special Committee’s approvals and recommendations of the merger agreement and the merger.  The interests of certain directors in the proposed merger were disclosed to the Board of Directors.  The Board of Directors then voted, with Messrs. Martin Hale and Charles Hale abstaining, to (i) approve, adopt and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including without limitation, the merger, (ii) recommend that the stockholders of the Company approve the merger agreement and the transactions contemplated thereby, including without limitation, the merger, and (ii) authorize the execution, delivery and performance of the merger agreement and the transactions contemplated thereby.  The Board of Directors also (x) determined that any transactions contemplated by the merger agreement with respect to securities of the Company by officers and directors would be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, and (y) approved and authorized various matters and actions related to the merger agreement and the transactions contemplated thereby, including authorizing Company officers and its advisors to complete negotiations and finalize the merger agreement, subject to confirmation with the Board of Directors or Special Committee as necessary or advisable.

Between January 16, 2013 and January 18, 2013, management of the parties and their respective legal counsel continued to finalize the merger agreement, the related disclosure schedules and other transaction documents.

On the evening of January 16, 2013, the Special Committee held a telephonic meeting attended, at the Special Committee’s invitation, by representatives of Holland & Knight, at which Holland & Knight provided an update on certain outstanding merger agreement issues, discussed them with the Special Committee, and received the Special Committee’s approval to negotiate within ranges of outcomes on each of the issues.

On January 18, 2013, the Board of Directors held a telephonic meeting attended, at the Board of Directors’ invitation, by a representative of Hale Capital Partners, a representative of SRZ, and representatives of Holland & Knight and Stifel.  The meeting participants discussed the final negotiations on the merger agreement and reviewed certain sections of the merger agreement in detail, including the provisions relating to the handling of potential Capitalization Claims.  The Board of Directors (with Messrs. Martin Hale and Charles Hale abstaining) authorized Holland & Knight to negotiate the final issues with WSGR in accordance with positions expressed by the Board of Directors at the meeting, and subject to such negotiations, approved the Company’s entering into the merger agreement.  Holland & Knight and WSGR proceeded to negotiate the final issues within the ranges approved by the Board of Directors.

The parties executed the Merger Agreement in the evening of Friday, January 18, 2013, following stock market closing.  Affiliates of Hale Capital Partners executed the Stockholder Agreement simultaneously with execution of the Merger Agreement.

On January 19, 2013, affiliates of Hale Capital Partners, representing a majority of the outstanding shares of Common Stock of the Company, executed and delivered the Merger Consent approving and adopting the Merger Agreement and the Merger pursuant to Sections 228 and 251 of the DGCL.

Prior to stock market opening on Tuesday, January 22, 2013, the first business day following the execution of the Merger Agreement, the parties issued a joint press release announcing the execution of the Merger Agreement, and the Company filed a Form 8-K with the SEC describing the material terms of the Merger Agreement and attaching the Merger Agreement as an exhibit.

On May 8, 2013, the parties executed an amendment to the Merger Agreement to make certain technical clarifications to reflect the original intent of the parties (including that the aggregate merger consideration would be increased by the proceeds of certain warrant and option exercises, if any, occurring between the date of the Merger Agreement and the closing of the Merger).  On May 8, 2013, the Majority Holders delivered an irrevocable written consent adopting and approving the Merger Agreement, as amended, the terms of the Merger Agreement, as amended, and the transactions and agreements contemplated thereby.

Reasons for the Merger; Recommendation of the Special Committee and our Board of Directors

Special Committee

The Special Committee, consisting solely of independent directors, and, acting with the advice and assistance of the Company’s independent legal and financial advisors, evaluated and negotiated the Merger proposal, including the terms and conditions of the Merger Agreement, with Parent and Merger Sub. The Special Committee unanimously determined that the consideration to be received by the Company in the Merger is fair, from a financial point of view, to the Company's stockholders, and that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders.  In addition, the Special Committee recommended that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, be adopted and approved by the Board of Directors and recommended that the stockholders of the Company approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

In making its determination, the Special Committee considered a variety of factors weighing in favor of or relevant to the Merger Agreement and the transactions contemplated thereby, including, without limitation, those described below:

•	the Company’s business, results of operations, and financial condition on a historical and prospective basis;

•	the Company's history of losses and inability to meet the listing standards of national stock exchanges;

•	the Company's significant amount of debt;

•
current market dynamics in the VoIP industry, including increased consolidation in the industry, current favorable valuations of VoIP companies (relative to historical valuations) and the potential for those dynamics to end in the near future;

•	the continuing complexity and increasing costs of new product and intellectual property development in the industry;

•	the Company’s recent financial performance, reflecting a stabilized business that remained, prior to the announcement of the Merger, materially undervalued based on its public trading price;

•
the Per Share Merger Consideration to be paid to the Company’s shareholders on a near-term basis upon consummation of the Merger, relative to the risks involved in continuing to operate and execute the Company’s business plan, which might include requiring additional capital to fund growth plans;

•
the adjustments to the Per Share Merger Consideration pursuant to the Merger Agreement, the likelihood that such adjustments would occur, and the effect such adjustments would have on the Per Share Merger Consideration as estimated by the Company at the time the Special Committee approved the Merger Agreement;

•	the continuing costs and demands on management of remaining a publicly held company with SEC reporting obligations;

•
the historical market prices of Common Stock relative to the substantial premium represented in the Per Share Merger Consideration to which holders of shares of Common Stock may be entitled to receive in the Merger (including as such amount may be adjusted pursuant to the Merger Agreement) and that the Per Share Merger Consideration represents a substantial premium over the $0.65 per share closing price of Telanetix Common Stock on January 18, 2013, the last trading day before the Company announced that the Merger Agreement was executed;

•	the cash form of consideration to be paid to the Company’s stockholders under the Merger Agreement, which will provide liquidity and certainty of value to the Company’s stockholders;

•	the current market valuation of the Company and other companies in its sector, and the possibility of a change in the market's valuation of the Company and its sector;

•	the existence or nonexistence of other acquisition or combination possibilities for the Company and the extent to which those possibilities may increase stockholder value;

•
the importance of market position, significant scale and scope, and financial resources to the Company's ability to continue to compete effectively in today's telecommunications environment, and to function effectively as an independent corporation;

•
the belief of the Special Committee, in light of the sale process conducted by the Board of Directors, that the Per Share Merger Consideration reflects the highest value per share of Common Stock reasonably attainable;

•
the financial analyses conducted by Duff & Phelps and the opinion rendered by Duff & Phelps to the Special Committee and the Board of Directors, dated as of January 16, 2013, that as of January 16, 2013 and based upon and subject to the factors and assumptions set forth therein, the Per Share Merger Consideration to be received by the stockholders (other than the affiliated Majority Holders) in the Merger is fair, from a financial point of view, to such stockholders (without giving effect to any impact of the Merger on any particular stockholder other than in its capacity as a stockholder and without giving effect to the potential adjustments to the Merger Consideration as provided in the Merger Agreement and described under the section titled "Merger Agreement—Merger Consideration" beginning on page 58);

•
the likelihood that the Merger would be consummated, in light of (among other things) Parent’s agreement in the Merger Agreement to use its commercially reasonable efforts to consummate the Merger (subject to the terms and conditions of the Merger Agreement);

•	the terms of the Merger Agreement, including:

•	Parent’s and Merger Sub’s obligations to consummate the Merger are not subject to a financing condition;

•
the limited number and nature of the conditions to funding set forth in the debt financing commitment letter and the obligation of Parent and Merger Sub to use their reasonable best efforts to obtain the debt financing, and if Parent and Merger Sub fail to effect the closing because of a failure to obtain the maximum proceeds of the debt financing, to pay us a $5,250,000 termination fee;

•	the Company Outside Date allows for sufficient time to complete the Merger;

•	Parent is an entity with assets and is a party to the Merger Agreement;

•
the Company is obligated, under certain circumstances, to pay Parent a termination fee of $2.0 million, which the Board of Directors considered to be reasonable in light of, among other things, the aggregate consideration to be paid pursuant to the Merger Agreement; and

•	the availability of dissenter’s rights to the stockholders of the Company, other than Majority Holders, who comply with the requirements set forth in Section 262 of the DGCL.

The Special Committee also identified and considered potential risks and potential disadvantages associated with the Merger Agreement and the transactions contemplated thereby, including, without limitation, those listed below:

•	the possible disruption of the Company’s business that may result from announcement of the Merger and the resulting distraction of management’s attention from day-to-day operations of the business;

•
the risk that the pendency of the Merger could materially adversely affect the Company’s relationships with its customers, suppliers and any other persons with whom the Company has business relationships, or pose difficulties in attracting and retaining key employees;

•
the termination of the opportunity for our existing stockholders to participate in the potential future economic upside derived from ownership of the Company’s capital stock following completion of the Merger;

•	the Company's improved financial performance in recent quarters;

•	the substantial expenses incurred related to the Merger;

•	the possibility that the consummation of the Merger may be delayed or not occur at all, and the adverse impact such event would have on the Company and its business;

•
the possibility that the Per Share Merger Consideration could be less than the amount estimated by the Company at the time the Special Committee approved the Merger Agreement due to adjustments provided for in the Merger Agreement;

•	the taxability of the Merger for U.S. federal income tax purposes;

•	the restrictions on the Company’s ability to solicit for or respond to proposals for competing transactions; and

•
the interests of the Company’s directors and executive officers that are different from, or in addition to, the interests of the Company’s stockholders generally, including that Mr. Martin Hale and Mr. Charles Hale are affiliated with entities that have issued approximately $1.7 million in principal amount of subordinated indebtedness to the Company that would be paid in full in connection with the Merger and that Mr. Johnson has Company Options that will be cancelled and paid in full in the Merger, is expected to receive a stay bonus upon closing of the Merger, is expected to continue as an employee of the Company after the Merger and will receive a severance payment if he is terminated without cause within 12 months of the closing of the Merger.

The above discussion includes the principal information and factors, both positive and negative, considered by the Special Committee, but is not intended to be exhaustive and may not include all of the information and factors considered by the Special Committee. The above factors are not presented in any order of priority. The Special Committee did not quantify or assign relative or specific weights to the factors considered in reaching their respective determinations. Rather, the Special Committee views its positions and recommendations as being based on the totality of the information presented to and considered by it. In addition, individual members of the Special Committee may have given different weights to different factors. It should be noted that this explanation of the reasoning of the Special Committee and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section titled "Forward-Looking Statements" beginning on page 18 of this information statement.

Board of Directors

The Board of Directors, acting upon the unanimous recommendation of the Special Committee, at a meeting described above on January 16, 2013 (i) approved, adopted and declared advisable, fair to and in the best interest of the Company and its stockholders, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the DGCL; (ii) recommended that the stockholders of the Company approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; and (iii) authorized the execution, delivery and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement.

In reaching these determinations, the Board of Directors considered (i) a variety of business, financial and market factors; (ii) the process used by Stifel, the Company's financial advisor, to market the Company and negotiate with potential acquirers; (iii) the risks that the Company will have in effectuating its business strategy if it remains independent; (iv) current valuations and factors which affect valuations in the telecommunications industry; (v) the financial presentation of Duff & Phelps, including the opinion of Duff & Phelps as to the fairness, from a financial point of view, to the holders of shares of Common Stock (other than the affiliated Majority Holders) of the Per Share Merger Consideration to be received by such holders (other than the affiliated Majority Holders) in the Merger (without giving effect to any impact of the Merger on any particular stockholder other than in its capacity as a stockholder and without giving effect to the potential adjustments to the Merger Consideration as provided in the Merger Agreement and described under the section titled "Merger Agreement—Merger Consideration" beginning on page 18); (vi) the possibility that the Per Share Merger Consideration could be less than the amount estimated by the Company at the time the Board of Directors approved the Merger Agreement due to adjustments provided for in the Merger Agreement; (vii) each of the factors considered by the Special Committee in its unanimous recommendation, as described above; and (viii) the unanimous recommendation of the Special Committee.

The above discussion includes the principal information and factors, both positive and negative, considered by the Board of Directors, but is not intended to be exhaustive and may not include all of the information and factors considered by the Board of Directors. The above factors are not presented in any order of priority. The Board of Directors did not quantify or assign relative or specific weights to the factors considered in reaching their respective determinations. Rather, the Board of Directors views its positions and recommendations as being based on the totality of the information presented to and considered by it. In addition, individual members of the Board of Directors may have given different weights to different factors. It should be noted that this explanation of the reasoning of the Board of Directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section titled "Forward-Looking Statements" beginning on page 18 of this information statement.

Opinion of Duff & Phelps, LLC

Duff & Phelps was engaged to serve as an independent financial advisor to the Special Committee and to provide an opinion as to the fairness, from a financial point of view, to the Minority Stockholders of the Per Share Merger Consideration to be received by the Minority Stockholders in the Merger (without giving effect to any impact of the Merger on any particular stockholder other than in its capacity as a stockholder and without giving effect to the potential adjustments to the Merger Consideration as provided in the Merger Agreement and described under the section titled "Merger Agreement—Merger Consideration" beginning on page 58).

Duff & Phelps rendered its written opinion to the Special Committee on January 16, 2013, that, subject to the assumptions, qualifications and limiting conditions set forth therein, as of such date, the Per Share Merger Consideration was fair, from a financial point of view, to the Minority Stockholders (without giving effect to any impact of the Merger on any particular stockholder other than in its capacity as a stockholder and without giving effect to the potential adjustments to the Merger Consideration as provided in the Merger Agreement and described under the section titled "Merger Agreement—Merger Consideration" beginning on page 58).

The full text of the written opinion of Duff & Phelps is attached as Annex C to this information statement and is incorporated into this information statement by reference.  The full text of the written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion.

The opinion of Duff & Phelps was addressed to the Special Committee and the Board of Directors, was given solely with respect to the Special Committee’s consideration of the consideration to be received by the Minority Stockholders in the Merger and is not intended to be used, and may not be used, for any other purpose.  Duff & Phelps’ opinion also does not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy or transaction; does not address any transaction related to the Merger; is not a recommendation as to how the Board of Directors, the Special Committee or any stockholder should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction; does not indicate that the Per Share Merger Consideration to be received by the Company’s stockholders in connection with the Merger is the best possibly attainable under any circumstances; instead, it merely states whether the Per Share Merger Consideration is within a range suggested by certain financial analyses described in more detail below; and does not express any opinion as to the market price or value of the Common Stock (or anything else) after the announcement or consummation of the Merger.

•
In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances.  Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in general, and with respect to similar transactions in particular.  Duff & Phelps’ procedures, investigations and financial analyses with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

•	Reviewed the following documents:

•
the Company’s annual reports and audited financial statements on Form 10-K filed with the SEC for the years ended December 31, 2010 through 2011 and the Company’s unaudited interim financial statements for the nine months ended September 30, 2012 included in the Company’s Form 10-Q filed with the SEC;

•	unaudited segment and pro forma financial information for the Company for the year ended December 31, 2011 and the eleven months ended November 30, 2012;

•
other internal documents relating to the history, current operations, and probable future outlook of the Company, including financial projections, provided to Duff & Phelps by management of the Company and adopted by the Special Committee;

•
a letter dated January 16, 2013 from the management of the Company which made certain representations as to historical financial statements, financial projections and the underlying assumptions, and a pro forma schedule of assets and liabilities (including identified contingent liabilities) for the Company on a post-transaction basis; and

•
documents related to the Merger, including a draft of the Merger Agreement dated January 13, 2013, and the Fall 2012 Confidential Information Memorandum and the Management Presentation dated October 2012, each of which contained business information about the Company, and historical and projected financial information relating to the Company.  Such projected financial information reflected the same forecasts as were included in the Internal Financial Forecasts regarding our projected future operations for the Company’s 2013 and 2014 fiscal years as described under "The Merger—Certain Prospective Financial Information of the Company."

•	Discussed the information referred to above and the background and other elements of the Merger with the management of the Company;

•	Reviewed the historical trading price and trading volume of the Company’s Common Stock, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant; and

•
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant.

In performing its analyses and rendering its opinion with respect to the Merger, Duff & Phelps was advised that as of the date of its opinion, the Company estimated the Per Share Merger Consideration to be approximately $7.40 and, with the Company’s consent:

•
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

•
Relied upon the fact that the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Merger, including whether all procedures required by law to be taken in connection with the Merger have been duly, validly and timely taken;

•
Assumed, without independent verification, that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

•
Assumed that information supplied to Duff & Phelps and representations and warranties made in the Merger Agreement (as qualified in the Merger Agreement) or made by Company management were substantially accurate;

•	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conformed in all material respects to the drafts reviewed;

•
Assumed that there has been no material change in the assets, financial condition, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps;

•
Assumed that any potential adjustments to the Merger Consideration as provided in the Merger Agreement and described under the section titled "Merger Agreement—Merger Consideration" beginning on page 58, which we refer to as the "Post-Signing Adjustments," do not have any impact on the Per Share Merger Consideration;

•
Assumed that all of the conditions required to consummate the Merger will be satisfied and that the Merger will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

•
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Merger.

To the extent that any of the foregoing assumptions or any of the facts on which its opinion is based prove to be untrue in any material respect, Duff & Phelps’ opinion cannot and should not be relied upon.  Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of its opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger.

Although developments following the date of the Duff & Phelps opinion may affect the opinion, Duff & Phelps assumes no obligation to update, revise or reaffirm its opinion.  The opinion is necessarily based upon market, economic, financial and other conditions that were in effect on, and information made available to Duff & Phelps as of, the date of the opinion, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion, including the impact of any Post-Signing Adjustment, which may come or be brought to the attention of Duff & Phelps after the date of the opinion.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise).  Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the assets, businesses or operations of the Company, or any alternatives to the Merger, (ii) negotiate the terms of the Merger, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Merger, or (iii) advise the Special Committee or any other party with respect to alternatives to the Merger.

Duff & Phelps is not expressing any opinion as to the Post-Signing Adjustments or their impact, if any, upon the Per Share Merger Consideration.  Duff & Phelps’ opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice.  Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.  The issuance of its opinion was approved by Duff & Phelps’ authorized internal committee.

In rendering the opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the Minority Stockholders of the Per Share Merger Consideration to be received by the stockholders in the Merger, or with respect to the fairness of any such compensation.

Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with providing its opinion to the Special Committee and the Board of Directors.  This summary is qualified in its entirety by reference to the full text of the written opinion, attached to this information statement as Annex C.  While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps.  The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances.  Therefore, neither the fairness opinion nor Duff & Phelps’ underlying analysis is readily susceptible to partial analysis or a summary description.  In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.  Accordingly, Duff & Phelps believes that the totality of its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion.  The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.

The financial analyses summarized below include information presented in tabular format.  In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analyses.  Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, and the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying Duff & Phelps’ financial analyses and opinion.

Discounted Cash Flow Analysis

Duff & Phelps performed a discounted cash flow analysis of the estimated future unlevered free cash flows of the Company for the fiscal years ending December 31, 2013 through December 31, 2024, with “free cash flow” defined as cash generated by the business that is available either to reinvest or to distribute to security holders.  The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows utilizing an appropriate cost of capital for the discount rate, which reflects the relative risk associated with these cash flows as well as the rates of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.  Duff & Phelps utilized and relied upon the financial projections and assumptions provided by the Company’s management for purposes of its discounted cash flow analysis.  The Company provided Duff & Phelps financial projections for the fiscal years ending December 31, 2013 through December 31, 2019.  In addition, the Company provided guidance allowing Duff & Phelps to forecast the fiscal years ending December 31, 2020 through December 31, 2024, which forecasts were reviewed and approved by the Company.  The costs associated with the Company being a publicly listed company were excluded from the financial projections since such costs would likely be eliminated and the fees paid to the Company’s Majority Holders as a result of a sale of the Company, such as the Merger, were also excluded from the financial projections.

Duff & Phelps used discount rates ranging from 30.0% to 35.0%, reflecting Duff & Phelps’ estimate of the Company’s cost of capital, to discount the projected free cash flows and terminal value.  Duff & Phelps estimated the Company’s terminal value in 2024 using a perpetuity growth formula assuming a 3.0% terminal growth rate and a discount rate of 17.0%.  Duff & Phelps believes that the range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

Based on these assumptions, Duff & Phelps’ discounted cash flow analysis indicated an estimated enterprise value for the Company of $42.0 million to $53.2 million and a range of implied values of the Company’s Common Stock of $6.07 to $7.78 per share as compared to management’s estimate of Per Share Merger Consideration of approximately $7.40 per share.

Selected Public Companies Analysis

Duff & Phelps compared certain financial information of the Company to corresponding data and ratios from the following ten publicly traded companies in the internet telecommunications industry that Duff & Phelps deemed relevant to its analysis:

•	8x8 Inc.

•	AdEPT Telecom plc

•	Comendo A/S

•	ECS Telecom Co. Ltd

•	eOn Communications Corporation

•	Macquarie Telecom Group Limited

•	magicJack VocalTec Ltd.

•	NextGen, Inc.

•	QSC AG

•	Vonage Holdings Corporation

Although none of these companies is directly comparable to the Company, Duff & Phelps selected these companies for its analysis based on their relative similarity, primarily in terms of business model and primary customers, to that of the Company.  For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected companies.  This analysis produced valuation multiples of selected financial metrics which Duff & Phelps utilized to estimate the enterprise value of the Company.

The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies as of January 14, 2013.  The estimates for 2012 and 2013 in the tables below with respect to the selected public companies were derived based on information for the 12-month periods ending closest to the Company’s fiscal year ends for which information was available.

	REVENUE GROWTH			EBITDA GROWTH			EBITDA MARGIN
	LTM	2012	2013	LTM	2012	2013	LTM	2012	2013
Mean	33.3%	9.7%	5.1%	104.9%	7.5%	8.9%	13.1%	18.2%	18.4%
Median	9.1%	-1.1%	3.1%	35.8%	-2.8%	1.9%	15.2%	16.2%	17.2%

Telanetix, Inc.	10.2%	10.6%	22.2%	172.4%	93.1%	43.7%	19.9%	20.8%	24.4%

	ENTERPRISE VALUE AS MULTIPLE OF
	LTM EBITDA		2012 EBITDA		2013 EBITDA		LTM Revenue		2012 Revenue
Mean	3.8	x	10.0	x	8.1	x	1.12	x	1.61	x
Median	4.4	x	4.8	x	5.0	x	0.66	x	0.84	x

LTM - Latest Twelve Months
Enterprise Value - (Market Capitalization) + (Debt + Preferred Stock + Monthly Interest) - (Cash & Equivalents)
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Bloomberg, Capital IQ, SEC filings

Duff & Phelps used the data above, in conjunction with data from its selected M&A transactions analysis described below, to reach the conclusions described below.

The companies utilized for comparative purposes in Duff & Phelps’ analysis were not identical to the Company.  As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Company.  Additionally, while there may have been other companies that have similar business models or primary customers to the Company, Duff & Phelps did not specifically identify any companies for this purpose.

Selected M&A Transactions Analysis

Duff & Phelps compared the Company to the target companies involved in the following twelve selected merger and acquisition transactions listed in the below table.  The selection of these transactions was based on the target company’s industry, the relative size of the transaction compared to the Merger and the availability of public information related to the transaction.  The selected transactions indicated enterprise value to LTM EBITDA multiples ranging from 3.6x to 12.1x with a median of 6.8x and a mean of 7.2x and enterprise value to LTM revenue multiples ranging from 0.11x to 4.43x with a median and mean of 2.17x.

Date Announced	Acquirer Name	Target Name
2/5/2012	Consolidated Communications Holdings Inc.	SureWest Communications
1/31/2012	ShoreTel, Inc.	M5 Networks, Inc.
10/6/2011	Zayo Group, LLC	360networks (USA), Inc.
6/1/2011	KeyOn Communications Inc.	Commx, Inc.
5/19/2011	euNetworks GmbH	Lambdanet Communications Deutschland AG
5/10/2011	Backbone SAS	SCT Telecom SAS
12/20/2010	EarthLink Inc.	One Communications Corp.
12/1/2010	Daisy Group plc	Network Europe Group Limited
11/10/2010	Primus Telecommunications Group Inc.	Arbinet Corporation
9/8/2010	Swisscom Italia S.r.l.	Fastweb SpA
5/27/2010	Volgatelecom	Teleset Networks PLC
2/17/2010	Daisy Group plc	BNS Telecom Group plc

Summary Of Selected Public Companies / M&A Transactions Analyses

In order to estimate a range of enterprise values for the Company, Duff & Phelps applied valuation multiples to the Company’s LTM EBITDA for the period ending September 30, 2012, of 7.0x to 8.0x; projected EBITDA for the fiscal year ending December 31, 2012, of 6.5x to 7.5x; projected EBITDA for the fiscal year ending December 31, 2013, of 5.0x to 6.0x; and the Company’s LTM revenue for the period ending September 30, 2012, of 1.40x to 1.70x.  In each case, EBITDA was adjusted to exclude public company costs, fees paid to the Company’s Majority Holders, and costs associated with the Merger.  Valuation multiples were selected taking into consideration historical and projected financial performance metrics of the Company relative to such metrics of the selected public companies and acquisition targets in the selected M&A transactions, including, but not limited to, the Company’s smaller size on a revenue and EBITDA basis, higher EBITDA margins than the aggregate median of the selected public companies and higher projected EBITDA and revenue growth than the aggregate median of the selected public companies.  As a result of these selected valuation multiples, the selected public companies and M&A transaction analyses indicated an estimated enterprise value for the Company of $44.5 million to $52.5 million and a range of implied values of the Company’s Common Stock of $6.45 to $7.67 per share as compared to management’s estimate of Per Share Merger Consideration of approximately $7.40 per share.

Summary Of Analyses

The range of estimated enterprise values for the Company that Duff & Phelps derived from its discounted cash flow analysis was $42.0 million to $53.2 million, and the range of estimated enterprise values that Duff & Phelps derived from its selected public companies / M&A transactions analyses was $44.5 million to $52.5 million.  Duff & Phelps concluded that the Company’s enterprise value was within a range of $43.5 million to $53.0 million based on the analyses described above.

Based on the concluded enterprise value, Duff & Phelps estimated the range of common equity value of the Company to be $32.1 million to $39.5 million by:

•	subtracting debt of $9.2 million as of December 31, 2012;

•	subtracting amounts outstanding under the Company’s financing agreements and capitalized leases of $1.9 million as of December 31, 2012;

•	adding excess cash of $2.1 million as of December 31, 2012;

•	subtracting certain estimated unpaid taxes and penalties of $0.6 million;

•	subtracting costs associated with Public Utility Commission licensing of $0.2 million; and

•
adding the estimated value of the Company’s net operating loss carryforwards (derived by estimating the present value of projected tax savings from these carryforwards after giving consideration to the limitations resulting from a change of control transaction such as the Merger) of $1.0 million to $1.1 million.

Based on the foregoing analysis, Duff & Phelps estimated the value of each share of the Company’s Common Stock to range from $6.26 to $7.72.  Duff & Phelps noted that the estimated approximately $7.40 per share cash consideration to be received by the stockholders of the Company in the Merger was within the range of the per share value indicated by its analyses.

Duff & Phelps’ opinion was only one of the many factors considered by the Special Committee and the Board of Directors in their evaluation of the Merger and should not be viewed as determinative of the views of the Special Committee or the Board of Directors.

Miscellaneous

The Special Committee selected Duff & Phelps because Duff & Phelps is a leading independent financial advisory firm, offering a broad range of valuation and investment banking services, including fairness and solvency opinions, mergers and acquisitions advisory, mergers and acquisitions due diligence services, financial reporting and tax valuation, fixed asset and real estate consulting, ESOP and ERISA advisory services, legal business solutions and dispute consulting.  Since 2005, Duff & Phelps has rendered over 342 fairness opinions in transactions aggregating over $105 billion and is regularly engaged in the valuation of businesses and securities in the preparation of fairness opinions in connection with mergers, acquisitions and other strategic transactions.

Fees And Expenses

The aggregate amount of the fees for Duff & Phelps’ services in connection with the rendering of its opinion to the Special Committee and the Board of Directors, are $175,000 payable as follows: $50,000 in cash upon execution of the engagement letter with Duff & Phelps; and the remaining $125,000 in cash upon the delivery of Duff & Phelps’ opinion.  No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in the opinion or whether the Merger is successfully consummated.  Furthermore, Duff & Phelps is entitled to be paid additional fees at Duff & Phelps’ standard hourly rates for any time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of its opinion.  The Company has also agreed to reimburse Duff & Phelps for its out-of-pocket expenses and reasonable fees and expenses of counsel, consultants and advisors retained by Duff & Phelps in connection with the engagement.  The Company has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement.

The terms of the fee arrangements with Duff & Phelps, which the Company believes are customary in transactions of this nature, were negotiated at arm’s length, and the Special Committee and the Company’s Board of Directors are aware of these fee arrangements.

Other than this engagement, during the two years preceding the date of its opinion, Duff & Phelps has not had any material relationship with any party to the Merger for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Certain Prospective Financial Information of the Company

Telanetix does not as a matter of course make public long-term forecasts as to future performance or other prospective financial information, and Telanetix is especially wary of making forecasts or projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, Telanetix’s management prepared and provided to Duff & Phelps in connection with Duff & Phelps’s evaluation of the fairness of the Merger Consideration certain non-public, internal financial forecasts regarding Telanetix’s projected future operations for the 2013-2019 fiscal years.  Telanetix also provided to Parent certain non-public, internal financial forecasts regarding Telanetix's projected future operations for the 2013 and 2014 fiscal years.  We refer to the internal financial forecasts provided to Duff & Phelps and Parent prior to the execution of the Merger Agreement as the "Internal Financial Forecasts." The Internal Financial Forecasts provided to Duff & Phelps (which included the internal financial forecasts provided to Parent for the years ended December 31, 2013 and 2014) for the years ended December 31, 2013 through 2019 were as follows:

Internal Financial Forecasts
(all amounts in thousands and all are approximations)

	Years Ended December 31,
	2013	2014	2015	2016	2017	2018	2019
Revenues	38,798	54,924	71,166	89,033	110,021	134,889	161,185
Gross profit	24,617	35,887	46,970	58,762	74,814	93,080	111,217
Personnel expenses	9,635	12,390	15,983	19,020	23,775	27,341	30,075
Non-personnel expenses	10,495	13,578	17,651	22,064	28,683	38,149	45,779
Total operating expenses	20,131	25,968	33,634	41,084	52,458	65,490	75,853
Operating income	4,486	9,919	13,335	17,678	22,356	27,590	35,364

Other income (expense)	(158)	(159)	(5,584)	(7,321)	(9,193)	(11,286)	(14,396)
Net income (loss)	4,328	9,760	7,751	10,357	13,164	16,304	20,968

EBITDA reconciliation to net income:
Interest	158	159	250	250	250	250	-
Tax	-	-	5,334	7,071	8,943	11,036	-
Depreciation	1,254	1,126	1,126	1,126	1,126	1,126	1,126
Amortization	2,507	3,209	3,209	3,209	3,209	3,209	3,209
EBITDA (1)	8,248	14,253	17,670	22,012	26,691	31,925	25,303
Stock Option Expense	408	408	408	408	408	408	408
Adjusted EBITDA (2)	8,656	14,661	18,078	22,420	27,099	32,333	25,711
_________________

(1)           EBITDA is defined as net income or net loss before interest, income taxes, depreciation and amortization.

(2)           Adjusted EBITDA is EBITDA adjusted for stock option expense, which is a non-cash item.

In addition, the Company provided guidance allowing Duff & Phelps to forecast the fiscal years ending December 31, 2020 through December 31, 2024, which forecasts were reviewed and approved by the Company.  We refer to these forecasts as the "Extended Financial Forecasts."  We refer to the Extended Financial Forecasts and the Internal Financial Forecasts as the "Financial Forecasts."

Extended Financial Forecasts
(all amounts in thousands and all are approximations)

		Years Ended December 31,
	2020	2021	2022	2023	2024
Revenues	182,222	198,538	207,840	213,992	220,347
Adjusted EBITDA (1)	45,936	49,901	52,161	53,656	55,200
__________________

(1)           Adjusted EBITDA in the Extended Financial Forecasts is calculated differently than Adjusted EBITDA under the Internal Financial Forecasts in that Duff & Phelps added back costs associated with being a public company and fees related to Hale Partners that will be eliminated following the completion of the Merger.

The Financial Forecasts are not guidance and were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles in the United States, which we refer to as "GAAP." Neither Telanetix’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Financial Forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

The inclusion of the Financial Forecasts in this information statement should not be regarded as an indication that Telanetix, Parent or Merger Sub or their affiliates, advisors or representatives considered or consider the Financial Forecasts to be predictive of actual future events.  Accordingly, the Financial Forecasts should not be relied upon as predictive of actual future events nor should the information contained in the Financial Forecasts be considered appropriate for purposes of making investment decisions in relation to Telanetix securities or for any other purposes. None of Telanetix, Parent or Merger Sub or their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ materially from the Financial Forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile the Financial Forecasts to reflect circumstances existing after the date that the Financial Forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Financial Forecasts are shown to be in error. Since the Financial Forecasts cover multiple years, such information by its nature becomes less meaningful and predictive with each successive year. Telanetix does not intend to make publicly available any update or other revision to the Financial Forecasts. Telanetix urges all stockholders to review Telanetix’s most recent SEC filings for a description of Telanetix’s reported financial results.

The Financial Forecasts represent Telanetix’s evaluation of its future financial performance on a stand-alone basis, and without reference to whether the Merger will be consummated, the effect of any transaction-related costs or benefits or the effect of any failure of the Merger to occur and should not be viewed as accurate or continuing in that context.

The Financial Forecasts reflect numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events and business decisions, as well as matters specific to Telanetix’s business all of which are difficult to predict and many of which are beyond its control. The Financial Forecasts are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. These judgments, estimates and assumptions may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, all of which are difficult to predict, many of which are beyond Telanetix’s control.  As such, the Financial Forecasts constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such projections, including the various risks described under the heading "Risk Factors" in Telanetix’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated by Telanetix’s subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC.  See also "Forward-Looking Statements" beginning on page 18 of this information statement. None of Telanetix, Parent or Merger Sub or their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder of Telanetix or other person regarding the ultimate performance of Telanetix compared to the information contained in the Financial Forecasts. There can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than forecasted.

In light of the foregoing, the Financial Forecasts cannot be considered a reliable predictor of future results and should not be relied upon as such.

Financing of the Merger

The Company anticipates that the total funds needed to complete the Merger will equal approximately $55.0 million, which include the funds needed to:

•
pay stockholders (and holders of our other equity-based interests) the amounts due to them under the Merger Agreement and the related expenses, which, based upon the shares (and our other equity-based interests) outstanding as of May 7, 2013, and subject to adjustment described in this information statement, would be approximately $41.0 million; and

•	repay indebtedness of the Company at the closing of the Merger, which, as of May 7, 2013, was approximately $9.0 million;

The Merger Agreement provides that such amount will be funded through a combination of:

•	equity financing of $15.5 million to be provided by Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P., whom together we refer to as "Oak Hill;" and

•
a $90.0 million senior secured credit facility, comprised of a $85.0 million term loan facility and a $5.0 million revolving credit facility, which will also be used to repay certain indebtedness of Parent.

The equity and debt financing commitments are subject to certain conditions. If the Merger Agreement is terminated in the circumstance in which Parent does not receive the proceeds of the debt and equity financing commitments, Parent may be obligated to pay us a termination fee of $5,250,000.

Equity Financing

Parent has received an equity commitment letter from Oak Hill, dated January 18, 2013, which we refer to as the "Equity Commitment Letter," pursuant to which Oak Hill has committed to invest up to $15.5 million solely for the purpose of funding, to the extent necessary, a portion of the Merger Consideration pursuant to and in accordance with the Merger Agreement, together with related expenses. We refer to the financing contemplated by the Equity Commitment Letter, as may be amended and restated, and any permitted replacement equity financing, as the "Equity Financing."  Oak Hill will also be required to invest up to an additional $9.0 million in Parent if all the conditions to the Merger have been satisfied or waived, and the maximum amount of the debt financing described below is not available solely because Parent would have available less than $10.0 million in cash and cash equivalents, taken together with amounts available under the Revolving Credit Facility as of the closing date of the Merger, after giving effect to the Merger.

The funding of the Equity Financing is subject to:

•	the satisfaction or waiver, with the consent of the investors, of all conditions of the Merger;

•	the simultaneous funding of the full debt financing described below; and

•	the simultaneous consummation of the Merger.

Debt Financing

Parent has received a debt commitment letter dated January 18, 2013, which we refer to as the "Debt Commitment Letter," from Silicon Valley Bank, Royal Bank of Canada, Churchill Financial Cayman Ltd, Citibank, N.A. and CapitalSource Bank, which we refer to as the "Lenders", to provide to Parent, subject to the conditions set forth in the Debt Commitment Letter, up to $90.0 million of senior secured facilities for the purpose of financing the Merger, refinancing indebtedness of a subsidiary of Parent, repaying outstanding senior indebtedness and subordinated notes of the Company, and for providing ongoing working capital and for other general corporate purposes of Parent and its subsidiaries, including the Company, after the consummation of the Merger.  We refer to the financing contemplated by the Debt Commitment Letter, as may be amended and restated, and any permitted replacement debt financing, as the "Debt Financing."

The commitment of the Lenders with respect to the senior secured facilities expires upon the earliest to occur of:

•	August 16, 2013;

•	the closing of the Merger without the use of the senior credit facilities;

•	the termination of the Merger Agreement in accordance with its terms; and

•	the execution of definitive loan documentation and closing of the Debt Financing.

The documentation governing the Debt Financing has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this information statement. Each of Parent and Merger Sub has agreed to use its reasonable best efforts to arrange the Debt Financing on the terms and conditions described in the Debt Commitment Letter. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent must use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount, together with amounts provided by the Equity Commitment Letter, sufficient to pay the Merger Consideration on terms that are not less favorable in the aggregate to Parent and Merger Sub than as contemplated by the Debt Commitment Letter.

Credit Facilities

The availability of the senior secured facilities is subject, among other things, to the following conditions:

•
consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments, alterations, changes or supplements, or any waivers of conditions, in each case that are materially adverse to the Lenders without the prior consent of such Lenders);

•	no material adverse effect, as defined in the Merger Agreement, shall have occurred with respect to the Company and its subsidiaries;

•	there is no less than $10.0 million of cash, cash equivalents and availability under the revolving credit facility as of the closing date, after giving effect to the Merger;

•
the achievement of a specified pro forma ratio of total consolidated senior debt under the term loan facility to adjusted EBITDA for the four most recent fiscal quarters ended September 30, 2012 (which date may be adjusted based on the date of the closing of the Merger);

•	payment of required fees and expenses;

•	the funding of at least $14.0 million of the Equity Financing;

•	the refinancing of certain of the Company’s existing debt;

•	delivery of certain historical and pro forma financial information;

•	the execution of certain guarantees;

•	the creation of security interests; and

•	the negotiation, execution and delivery of definitive documentation.

Although the obligations of Parent and Merger Sub to complete the Merger under the Merger Agreement are not subject to a financing condition, the failure of Parent to obtain any portion of such financing may result in the failure of the Merger to be completed.  Such financing might not be funded on the closing date of the Merger because of failure to meet the above conditions or for other reasons. As of the date of this information statement, no alternative financing arrangements or alternative financing plans have been made in the event the Debt Financing described herein is not available as anticipated. The definitive documentation governing the Debt Financing facilities has not been finalized, and accordingly, the actual terms may differ from those described in this information statement.

Senior Secured Term and Revolving Credit Facilities

The senior secured facilities will consist of a (i) term loan facility equal to the lesser of $85.0 million or 3.5 multiplied by the adjusted EBITDA, on a pro forma basis after giving effect to the Merger, for the four quarters ending September 30, 2012 (which date may be adjusted based on the date of the closing of the Merger) with a term of five years (which is expected to be drawn at the closing of the Merger) and (ii) a $5.0 million revolving credit facility with a term of five years (which is not expected to be drawn at the closing of the Merger).  The senior secured facilities will permit the Borrower (as defined below) to add one or more incremental term loans in an aggregate amount up to $25.0 million.

Roles.  A subsidiary of Parent, Intermedia.Net. Inc., which we refer to as the "Borrower", is the borrower under the senior credit facilities.  The Company and certain of the Borrower’s subsidiaries will guarantee the Borrower’s obligations under the senior credit facilities.  Silicon Valley Bank and RBC Capital Markets have been appointed as co-lead arrangers and joint bookrunners for the senior secured facilities. Silicon Valley Bank has been appointed as administrative agent for the senior secured facilities.

Interest Rate.  Loans under the senior secured facilities are expected to bear interest, at the Borrower's option, at a rate equal to the higher of adjusted Eurodollar rate or an alternate base rate, in each case, plus a spread.

Prepayments and Amortization.  The Borrower will be permitted to make voluntary prepayments with respect to the senior secured facilities at any time, without premium or penalty (other than LIBOR breakage costs, if applicable, and a prepayment premium if the term loan is refinanced within one year of the closing), and will be required to make mandatory prepayments with (i) a percentage of excess cash flow based on the Borrower's EBITDA, as adjusted; (ii) net proceeds of non-ordinary course property and asset sales (subject to reinvestment rights and other exceptions); (iii) 50% of the net proceeds from the issuance of equity securities; (iv) net proceeds of the issuance or incurrence of debt (other than permitted debt); (v) 50% of net proceeds from extraordinary receipts; and (vi) net proceeds from insurance or condemnation proceeds (excluding reinvestment rights and other exceptions).  The term loans under the senior secured facilities will amortize 5% in the first and second years and 10% in each subsequent year until the final maturity date.

Guarantors.  All obligations under the senior secured facilities will be guaranteed by Parent and each of Parent's and the Borrower's direct and indirect domestic subsidiaries.

Security.  The obligations of the Borrower and the guarantors under the senior secured facilities will be secured, subject to permitted liens and other agreed upon exceptions, on a first priority basis by a perfected security interest by all the capital stock of the Borrower and its present and future subsidiaries (limited in the case of foreign subsidiaries, to 66% of the capital stock of such subsidiaries) directly held by the Borrower of any guarantor, all present and future intercompany debt of the Borrower and each guarantor; and all present and future property and assets of the Borrower and each guarantor.  If the security is not provided at closing despite the use of commercially reasonable efforts to do so, subject to customary exceptions, the delivery of the security will not be a condition precedent to the availability of the senior secured credit facilities on the closing date, but instead will be required to be delivered following the closing date.

Other Terms.  The senior secured facilities will contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and consolidations, prepayments of subordinated indebtedness, liens and dividends and other distributions. The senior secured facilities will also include customary events of defaults including a change of control to be defined.

Payment of Merger Consideration and Surrender of Stock Certificates

Promptly after the effective time of the Merger, the Exchange Agent will send to each holder of record of a certificate previously representing a share of Common Stock, which we refer to as a "certificate", or a book-entry share a letter of transmittal describing how such holder may exchange such certificate or book-entry shares for the consideration to be paid in accordance with the terms of the Merger Agreement. You should not return your certificates to the Exchange Agent without a letter of transmittal, and you should not return your certificates to the Company.

If your shares of Common Stock are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your "street name" shares of Common Stock in exchange for the Merger Consideration.

Interests of the Company’s Directors and Officers in the Merger

You should be aware that the Company’s directors and officers have interests in the Merger that are described below and may be different from or in addition to the interests of our stockholders generally and that may present a conflict of interest. Our Board of Directors was aware of these interests and considered that the interests may be different from or in addition to the interests of our stockholders generally in making their respective determinations and recommendations in connection with the Merger Agreement and the transactions contemplated thereby. You should consider these and other interests of our directors and officers that are described in this information statement.

Treatment of Securities Held by the Majority Holders

The Majority Holders consist of the following entities:  EREF-TELA, LLC; CBG-TELA, LLC; HCP-TELA, LLC; Hale Capital Partners, L.P. and Hale Fund Management, LLC.  Martin Hale is a member of the Board of Directors of Telanetix and is the managing member of Hale Fund Management, LLC, which is the manager of EREF-TELA, LLC and CBG-TELA, LLC and the managing member of HCP-TELA, LLC and the managing member of Hale Fund Partners, LLC, which is the general partner of Hale Capital Partners, L.P.  EREF-TELA, LLC, CBG-TELA, LLC and HCP-TELA, LLC are significant shareholders and creditors of the Company.

As of immediately prior to the execution of the Merger Agreement, the Majority Holders held an aggregate of (i) 4,358,942 shares of Common Stock and (ii) subordinated notes in the principal amount of approximately $1.7 million, which we refer to as the "Subordinated Notes."

As determined in the manner described under the section titled "Merger Agreement—Merger Consideration" and "Other Agreements—Stockholder Agreement", the Majority Holders will receive approximately $31.9 million as consideration for their shares of Common Stock in the Merger, assuming no adjustment to the Merger Consideration, and approximately $1.7 million as consideration for the payment of the Subordinated Notes.  The amount of consideration for their shares of Common Stock has been calculated assuming that the price per share of Common Stock paid in the Merger is $7.33.  The amount does not reflect future potential adjustments to the Merger Consideration or the Per Share Merger Consideration as provided in the Merger Agreement and described under the section titled "Merger Agreement—Merger Consideration" beginning on page 58.

Treatment of Options Held by Officers and Directors

The following table sets forth, based on Company Options outstanding as of March 31, 2013, the cash proceeds that each of the Company’s directors and executive officers would receive immediately following the closing of the Merger in respect of the cash-out of those Company Options (taking into account, for purposes of determining the cash proceeds in respect of vested and unvested Company Options, respectively, any Company Options that are expected to vest in accordance with their terms between the date of this information statement and the closing of the Merger).  These amounts have been calculated assuming that the price per share of Common Stock paid in the Merger is $7.33. The table does not reflect future potential adjustments to the Merger Consideration or the Per Share Merger Consideration as provided in the Merger Agreement and described under the section titled "Merger Agreement—Merger Consideration" beginning on page 58.  The amounts disclosed in the table below do not include any vested or unvested Company Options with a per share exercise price equal to or greater than the Merger Consideration as those stock options will be cancelled for no consideration.

	Cash Payment	Cash Payment	Total Cash
	for Vested	for Unvested	Payment for
Name	Company Options	Company Options	Company Options (1)
	($)	($)	($)
Non-Employee Directors:
Steven J. Davis	13,098	-	13,098
Martin Hale, Jr.	-	-	-
Charles Hale	-	-	-
David A. Rane	13,098	-	13,098

Named Executive Officers:
Douglas N. Johnson	595,450	186,623	782,073
Paul. C. Bogonis	314,394	112,714	427,108
Rob Cain (2)	390,409	139,967	530,376
All Directors and Executive Officers as a Group (7 Persons)	1,326,449	439,304	1,765,753

(1)	Does not include value attributable to Common Stock owned outright by the director or executive officer.
(2)	On February 26, 2013, Rob Cain resigned as Chief Operating Officer of the Company. Mr. Cain will remain employed by the Company as Operating Advisor, a non-executive position.

Potential Severance Payable to Mr. Johnson

The Company is party to an employment agreement with Mr. Johnson.  Pursuant to this agreement, if we terminate Mr. Johnson's employment "without cause," as defined below, upon execution of a general release in favor of the Company and compliance with post-termination obligations, he is entitled to receive a payment in an amount equal to 12 months of his then current base salary, payable in installments in accordance with our standard pay period practices.  If the termination of employment occurs "without cause" within 12 months following a sale of the Company or a merger involving a change in control, he is entitled to receive upon executing a general release in favor of the Company and compliance with post-termination obligations, a payment in an amount equal to 12 months of his then current base salary plus 100% of his potential bonus, payable in installments in accordance with our standard pay period practices, and, if he adheres to the non-compete provision in his employment agreement, an additional lump sum payment of the same amount payable on the one year anniversary of termination.

For purposes of the employment agreement, "without cause" means the occurrence of any of the following events, without the executive officer’s consent:  (i) a significant reduction in his responsibilities or duties, excluding certain isolated events not taken in bad faith; (ii) a reduction in his base salary, other than reductions of 10% or less and that are generally applicable to all of our executives; (iii) a reduction in his bonus opportunity other than reductions that are generally applicable to all of our executives; (iv) a material reduction in his aggregate benefits other than reductions that are generally applicable to all of our executives; (v) a relocation of his office to a location that is more than 50 miles away from the location on the effective date of the agreement; and (vi) a successor to the Company fails to assume the agreement.

For purposes of the employment agreement, "with cause" means the occurrence of any of the following events:  (i) Mr. Johnson's willful and repeated failure to comply with the written directions of the Board of Directors or Chief Executive Officer; (ii) his gross negligence or willful misconduct in the performance of his duties to the Company; (iii) his commission of any act of fraud with respect to the Company or the Company's business; (iv) his conviction of a felony that relates reasonably to his job duties; (v) his conviction of a crime which, in the good faith judgment of the Board of Directors, involved moral turpitude and has cause or will cause material harm to the reputation or standing of the Company; (vi)  his violation of any of the terms of the Company's Proprietary and Inventions Agreement, or any misappropriation and/or intentional and unauthorized disclosure of the Company's confidential and/or proprietary information; (vii) his use of drugs or any illegal substance, or his use of alcohol in any manner that interferes with the performance of his duties under the employment agreement; and (viii) Mr. Johnson's chronic absence from work for reasons other than illness.

Stay Bonuses

The Company's Compensation Committee has approved stay bonuses for Messrs. Johnson, Bogonis and Cain in the amount of $56,669 that are payable upon the closing of the Merger.  As of the date of this information statement, the Company has not entered into any agreements with respect to the stay bonuses.

Information about Golden Parachute Compensation

Messrs. Johnson, Bogonis and Cain are Telanetix’ named executive officers (the "named executive officers"). As required by SEC rules, the following table sets forth the estimated value of compensation that each named executive officer could receive in connection with the consummation of the Merger that are based on or otherwise relate to the Merger. These amounts have been calculated assuming that the price per share of Common Stock paid in the Merger is $7.33. The table does not reflect the potential adjustments to the Merger Consideration as provided in the Merger Agreement and described under the section titled "Merger Agreement—Merger Consideration." Certain of the amounts payable are based on certain other assumptions as provided in the footnotes accompanying the following table and may vary depending on the actual date of completion of the Merger and other factors described in the section titled "The Merger Agreement—Merger Consideration" beginning on page 58.

The following table presents, with respect to each named executive officer, an estimate of the amounts of severance benefits payable in the event of a termination of the executive "without cause" estimated as of March 31, 2013. For a quantification of the spread value of vested and unvested Company Options based on the assumed price of $7.33, see the tables above.

Golden Parachute Compensation

Name and Principal Position	Cash(1)	Equity(2)	Pension/ NQDC	Perquisites/ Benefits	Tax Reimbursement	Other	Total

Douglas N. Johnson	$683,611	782,073	--	--	--	--	$1,465,684
Chief Executive Officer
Paul C. Bogonis	$56,669	427,108	--	--	--	--	$483,777
Chief Financial Officer
Rob Cain	$56,669	530,376	--	--	--	--	$587,045
Former Chief Operating Officer

(1)  Includes the cash severance payments provided to Mr. Johnson under his employment agreement and the $56,669 stay bonus payable to each of Messrs. Johnson, Bogonis and Cain on the closing of the Merger.  Mr. Johnson's severance is equal to (i) 12 months of salary plus 100% of his potential bonus, payable in installments in accordance with our standard pay period practices, and (ii) a lump sum payment on the one year anniversary of termination of the same amount if he adheres to the non-compete provisions of his employment agreement.  The severance amounts payable to Mr. Johnson as a result of the Merger are conditioned upon Mr. Johnson's  termination without cause as an executive officer of the Company within 12 months following the Merger and the execution of a general release of claims in favor of the Company.  Payment of the stay bonuses are not conditioned upon termination as an executive officer of the Company.

(2) Represents the cancellation of Company Options. See "Interests of the Company’s Directors and Officers in the Merger—Treatment of Options Held by Offices and Directors" beginning on page 52 for a discussion of the amount payable with respect to the cancellation of Company Options.

Indemnification of Directors and Executive Officers; Directors’ and Officers’ Insurance

Parent and the Company have agreed in the Merger Agreement that all rights that a person that was a director, officer, trustee, employee, agent or fiduciary of the Company or any of its subsidiaries as of the date of the Merger Agreement may have for indemnification for their acts and omissions as a director, officer, trustee, employee, agent or fiduciary occurring at or prior to the effective time of the Merger under certain indemnification agreements or the Company’s (or its subsidiaries’) organizational documents will survive the Merger and continue in full force and effect in accordance with their terms.

In addition, for a period of six years from the effective time of the Merger, the organizational documents of the surviving corporation are to contain provisions no less favorable with respect to indemnification than are set forth in the Company’s Certificate of Incorporation and Bylaws in effect as of the date of the Merger Agreement, which provisions are not to be amended, repealed or otherwise modified for a period of six years from the effective time of the Merger in any manner that would affect adversely the rights thereunder of individuals who were directors, officers, or employees of the Company or any of the Company’s subsidiaries, unless the modification is required by law.

Prior to the closing, the Company shall purchase directors' and officers' liability insurance with a claims period of at least six years with respect to claims arising from facts or events that occurred prior to the closing of the Merger.

Accounting Treatment

The Merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Certain U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

This section discusses certain material U.S. federal income tax consequences of the Merger. This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular holder of Common Stock. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS"), nor any opinion of counsel will be requested concerning the U.S. federal income tax consequences of the Merger. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

The following discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder of Common Stock, including holders who, in light of their particular circumstances, may be subject to special rules, including, without limitation:

•
financial institutions, mutual funds, tax-exempt organizations, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold the Company’s stock as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction);

•	holders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates;

•	holders who hold Common Stock through pass-through entities;

•	holders who hold Common Stock as qualified small business stock; or

•	holders who exercise dissenter’s rights.

The discussion below applies only to stockholders of the Company that hold Common Stock as capital assets at the time of the completion of the Merger. This discussion assumes that the Company has not established an escrow account as described below in the section titled "The Merger Agreement—Outstanding Capitalization and Expenses."  The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to the stockholders of the Company or any of the tax consequences that may be applicable to securities other than Common Stock.

The Merger

The exchange of Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. A holder of Common Stock generally will recognize capital gain or capital loss equal to the difference, if any, between the amount of cash received by the stockholder pursuant to the Merger and the stockholder’s adjusted tax basis in the stock surrendered. Gain or loss will be calculated separately for each block of stock (or stock acquired at the same cost in a single transaction) exchanged in the Merger. If at the time of the Merger, a non-corporate stockholder’s holding period for the stock is more than one year, any gain recognized generally will be subject to U.S. federal income tax at the long-term capital gains rate. If the non-corporate stockholder’s holding period for the stock is one year or less at the time of the Merger, any gain generally will be subject to U.S. federal income tax at the same graduated rates as ordinary income.  In addition, certain non-corporate stockholders may be subject to an additional 3.8% tax on all or a portion of their "net investment income," which may include all or a portion of the gain recognized in connection with the Merger.  The deductibility of capital losses is generally subject to limitations. For corporations, capital gain is taxed at the same rates as ordinary income, and the use of capital losses is generally subject to limitations.

Federal Backup Withholding

To prevent U.S. federal backup income tax withholding with respect to cash received pursuant to the Merger, each holder of Common Stock (other than a holder of Common Stock that is a corporation) must either provide a correct taxpayer identification number and certify that such holder is not subject to backup withholding of federal income tax by either completing the substitute Form W-9 included in a letter of transmittal to be provided at or after the closing date of the Merger or otherwise establishing a basis for exemption from backup withholding. Holders of Common Stock (other than a holder of Common Stock that is a corporation) who fail to provide their correct taxpayer identification numbers and the appropriate certifications or to establish an exemption will be subject to backup withholding on cash paid in exchange for the Common Stock at a tax withholding rate of 28% and may be subject to penalties imposed by the IRS. If the amount withheld on a payment to a holder of the Common Stock results in an overpayment of taxes, a refund or credit generally may be obtained from the IRS, provided that the required information is provided to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO HOLDERS OF COMMON STOCK. EACH HOLDER OF COMMON STOCK SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO SUCH HOLDER AS A RESULT OF THE MERGER AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES RELEVANT TO SUCH HOLDER AS A RESULT OF THE MERGER. WITHOUT LIMITING THE FOREGOING, THE DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO DESCRIBE, AND SHOULD NOT BE PRESUMED TO DESCRIBE, THE TAX CONSEQUENCES OF THE MERGER TO HOLDERS OF SECURITIES OTHER THAN COMMON STOCK.

Regulatory and Other Governmental Approvals

The completion of the Merger is subject to compliance with the regulations of the FCC and the State PUCs. The FCC and State PUCs require notification to and approval by the FCC and State PUCs of mergers similar to the Merger contemplated by Telanetix and Parent. Such approvals by the FCC and the State PUCs, including approval by the FCC and State PUCs of the deemed transfer to Parent in connection with the Merger of certain licenses held (or contemplated to be held) by Telanetix, are a condition to the completion of the Merger. As of the date of this information statement, we are awaiting approval from [        ].

The completion of the Merger is also subject to documentation from the FCC and State PUCs that the Company and its subsidiaries are not required to pay any fines, forfeitures, penalties or voluntary contributions to the FCC or any State PUCs, arising out of any violation of the applicable statutes or regulations of the FCC or applicable state regulatory bodies, other than the specific amounts identified as Regulatory Expenses in connection with the Merger.

The completion of the Merger is also subject to the acceptance of the certificate of merger by the Secretary of State of the State of Delaware.

Deregistration of Common Stock

Shares of Common Stock are currently quoted on the OTCQB under the stock symbol "TNIX."  Upon completion of the Merger, all shares of Common Stock will cease to be quoted for trading on the OTCQB and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this information statement and is incorporated into this information statement by reference. This summary does not purport to be complete and may not contain all the information about the Merger Agreement that is important to you. We urge you to read the Merger Agreement carefully and in its entirety because it, and not this information statement, is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been included to provide our stockholders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about the Company. The Merger Agreement contains representations and warranties of the Company, Merger Sub and Parent, negotiated between the parties and made as of specific dates solely for purposes of the Merger Agreement, including setting forth the respective rights of the parties with respect to their obligations to complete the Merger. This description of the representations and warranties is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. As a result, no person should rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates.

The Merger

At the effective time of the Merger, upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will survive as a wholly owned subsidiary of Parent. In addition, the certificate of incorporation and bylaws of Merger Sub will become the certificate of incorporation and bylaws of the surviving corporation.

Directors and Officers

The directors and officers of Merger Sub immediately prior to the effective time of the Merger will be the initial directors and officers of the surviving corporation as of the effective time of the Merger and shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

When the Merger Becomes Effective

Unless another time or date is agreed to in writing by the parties, the closing of the Merger shall take place as promptly as practicable, but in no event later than 10:00 a.m. California time on the earlier of  (i) the first  business day after 15 calendar days following the satisfaction or waiver of the conditions to the Merger, and (ii) the Company Outside Date, subject to satisfaction or waiver of the conditions to the Merger.

Merger Consideration

The Merger Consideration to be paid by Parent and Merger Sub in the Merger for all of the outstanding equity interests of Telanetix, including securities convertible into shares of Common Stock, subject to certain adjustments provided in the Merger Agreement and described herein, is approximately $41.0 million.  The Per Share Merger Consideration is equal to the Merger Consideration divided by the number of shares outstanding on a fully diluted basis (including all shares, options and warrants (whether or not exercisable), as well as any securities of the Company related to Capitalization Claims for which no escrow has been established).  The Merger Consideration, and consequently the Per Share Merger Consideration to be paid to Telanetix' stockholders, may be adjusted downward to the extent that:

•
Transaction Expenses incurred or payable by the Company and its subsidiaries in connection with or related to the Merger, or incurred in defending or settling any Capitalization Claim exceed $2,525,000.  The Transaction Expenses include:

•	loan commitment fees, prepayment fees or penalties of any kind and due diligence expenses;

•
fees and expenses of counsel, accountants, consultants, financial advisors, investment bankers and all other third parties, and all filing fees and penalties, except to the extent such fees were paid prior to December 31, 2012;

•	bonuses and severance, change of control or other similar payments payable to the employees, consultants or members of the Board of Directors;

•	the premium for the tail insurance policies that the Company will purchase in connection with the Merger; and

•	other third party expenses;

•
Regulatory Expenses exceed $200,000.  The Regulatory Expenses include fees and expenses of the Company and its subsidiaries, as well as fines, forfeitures, contributions, taxes and penalties of the Company, Parent or their subsidiaries, incurred in connection with obtaining regulatory approval of the Merger by any governmental entity in connection with any other prior activities of the Company and/or its subsidiaries.

The amount of the Merger Consideration payable at closing will also be reduced by up to $5.0 million, if and to the extent that, any amounts are placed in escrow to settle any Capitalization Claims pursuant to which any person or entity claims to own or claims to be entitled to be granted, issued or receive any securities of the Company.

In addition, the fully diluted number of shares of Common Stock outstanding includes:

•	the aggregate number of shares of Common Stock and options and warrants (whether or not exercisable) to purchase Common Stock that are outstanding as of the closing of the Merger; and

•
the aggregate number of shares of Common Stock that any person or entity claims to own or claims to be entitled to be granted, issued or receive in connection with a Capitalization Claim for which no escrow has been established.

The maximum increase to the fully diluted shares of the Company for unresolved Capitalization Claims at the time of the Merger will not exceed 675,000, plus securities that a person or entity  who beneficially owns (when aggregated with the beneficial ownership of such person’s or entities’ affiliates) 20% of the outstanding shares of the Common Stock claims to own or claims to be entitled to be granted, issued or receive.

If amounts are placed in escrow to cover Capitalization Claims, or Parent retains a portion of the Merger Consideration due to Capitalization Claims by third parties that they own or are entitled to receive securities of the Company, following the full satisfaction and final resolution of any claims, and payment of all costs and expenses related thereto, any funds remaining in the escrow account or retained by Parent that have not been used in connection with such claim, will be paid to the Company's stockholders and other equity holders following the closing of the Merger.  Any payout of such funds following closing will be made to the equity holders of the Company as of the effective time of the Merger in the same manner and using the same allocation methodology that such funds would have been paid if they had been paid at the time of the closing of the Merger.  The rights of the equity holders of the Company to receive any portion of such amounts, if any, will not be evidenced by any certificate or instrument and will not be transferable or assignable, except by will, laws of intestacy or operation of law.

The Merger Consideration will also be increased by the proceeds of certain warrant and option exercises, if any, occurring between the date of the Merger Agreement and the closing of the Merger.

The consideration to be paid for each type of security of the Company is summarized below.  All payments described below will be made without interest and will be reduced for any applicable tax withholding requirements.

Common Stock

At the effective time of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than (i) shares held in the treasury of the Company and shares owned by Parent, Merger Sub, or any subsidiary of Parent or the Company (which shares will be cancelled) and (ii) shares that are owned by stockholders who have perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the DGCL, will be converted into the right to receive an amount in cash, without interest and subject to applicable tax withholding, equal to the Merger Consideration divided by the number of fully diluted shares of the Company (including all shares, options and warrants (whether or not exercisable), as well as any securities of the Company related to Capitalization Claims for which no escrow has been established).

At the time the Merger Agreement was approved by the Board of Directors and executed by the Company, we estimated the Per Share Merger Consideration to be approximately $7.40. However, due to increases in Transaction Expenses and Regulatory Expenses since the execution of the Merger Agreement, primarily due to regulatory issues and complexities of the transaction, as of May 7, 2013, we estimated the Per Share Merger Consideration to be in the range of approximately $7.27 to $7.33.  Please note that this estimate of the Per Share Merger Consideration reflects the Company’s current estimate only and does not include additional Transaction Expenses or Regulatory Expenses that may be incurred in connection with the transaction, including any expenses arising from reviews by any regulatory authorities or stockholder matters. It also does not include any purchase price adjustment that could result from any Capitalization Claims.  If expenses beyond what is currently estimated are required, or if there are any Capitalization Claims, there are likely to be further downward adjustments to the Per Share Merger Consideration.

If the Merger Consideration is reduced by the full $5.0 million escrow amount, the Per Share Merger Consideration would be in the range of approximately $6.51 to $6.56.  Such amount is solely for illustrative purposes and assumes no other adjustments are made to the Merger Consideration due to excess Transaction Expenses or Regulatory Expenses and assumes no other Capitalization Claims increase the fully diluted shares of the Company for purposes of calculating the Per Share Merger Consideration.

Stock Options and Warrants

Each (i) outstanding Company Option, whether or not then exercisable and (ii) outstanding Company Warrant to purchase shares of Common Stock shall, as of the effective time of the Merger, be cancelled, and the holder thereof shall be entitled to the right to receive, without any interest thereon, an amount in cash payable immediately following the cancellation of such Company Option or Company Warrant equal to the product of (i) the number of shares of Common Stock subject to the Company Option or Company Warrant as of immediately prior to the effective time of the Merger and (ii) the difference (if any) between the Per Share Merger Consideration and the per share exercise price.  Such cash payment will be reduced by applicable tax withholding.

Payment of the Merger Consideration and Surrender of Stock Certificates

Parent will deposit with the Exchange Agent the cash required to make payments in respect of the Merger Consideration, which we refer to as the "Exchange Fund."

Promptly after the effective time of the Merger, Parent will cause the Exchange Agent to mail to each holder of record of a certificate or certificates whose shares of Common Stock were converted into the right to receive the applicable Per Share Merger Consideration a letter of transmittal and instructions for effecting the surrender of such certificate in exchange for the applicable Per Share Merger Consideration.

The letter of transmittal will:

•
specify that delivery will be effected, and risk of loss and title to the certificates representing the shares of Company Common Stock will pass, only upon actual delivery of the certificates to the Exchange Agent;

•	include a release in form reasonably agreeable by Parent and the Company; and

•	will be in the form and have such other provisions as Parent may reasonably specify.

If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Common Stock in exchange for the consideration to be paid pursuant to the Merger Agreement.  You should contact your bank, brokerage firm, or other nominee for additional information.

Upon surrender of certificates for cancellation to the Exchange Agent, together with a duly completed and executed letter of transmittal and such other documents as the Exchange Agent may reasonably require, the record holder of such certificates will be entitled to receive the Per Share Merger Consideration in exchange for each share of Common Stock formally evidenced by such certificates. After the effective time of the Merger, until surrendered, each certificate will be deemed to represent only the right to receive upon such surrender the Per Share Merger Consideration for each share of Common Stock evidenced by such certificate.  No interest will be paid or accrue on any amounts payable upon surrender of any certificate.

YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE COMPANY.

Any portion of the Exchange Fund that remains undistributed to the Company’s common stockholders for six months after the effective time of the Merger will be delivered to Parent, and any holder of shares of Common Stock which has yet to properly claim the applicable Merger Consideration to which such stockholder is entitled may look only to Parent for payments in respect of the applicable Merger Consideration, without any interest thereon. Any portion of the Exchange Fund remaining unclaimed by holders of Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity will, to the extent permitted by applicable law, become the property of Parent. Further if any certificates are not surrendered prior to two years after the effective time of the Merger (or immediately prior to such earlier date on which any of the Merger Consideration would otherwise escheat or become the property of any governmental entity), any amounts payable in respect thereof will, to the extent permitted by applicable law, become the property of Parent.

The surviving corporation, Parent and the Exchange Agent may deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such amounts as it is required to deduct and withhold pursuant to applicable tax laws.

If any certificate for shares of Common Stock is lost, stolen or destroyed, upon the receipt of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting of a bond in such reasonable amount as directed by the surviving corporation, the Exchange Agent will issue the Merger Consideration to be paid in respect of the shares of Common Stock represented by such certificate, without any interest.

From and after the effective time of the Merger, holders of certificates will cease to have any rights as stockholders of the Company, except the right to receive the Per Share Merger Consideration, without interest.

The Merger Agreement requires that, no later than the effective time of the Merger, Parent will deposit with the Company an amount in cash equal to the aggregate amount of consideration to be paid to the holders of Company Options and Company Warrants. Holders of Company Options and Company Warrants will be entitled to receive from the surviving corporation as of the effective time of the Merger, or promptly thereafter (but in no event later than one (1) day after the effective time of the Merger), cash, without interest, equal to the amount to which such holder is entitled pursuant to the Merger Agreement.

Representations and Warranties

In the Merger Agreement, the Company makes representations and warranties relating to, among other things:

•	corporate existence, good standing, qualification, and corporate power and authority to carry on its business as presently conducted;

•	capitalization;

•	indebtedness;

•	subsidiaries;

•	power and authority to enter into and to perform its obligations under the Merger Agreement and to consummate the Merger;

•	absence of conflicts with or defaults under organizational documents, contracts and applicable laws;

•	required governmental consents, permits and approvals;

•	Board of Directors approval of the Merger Agreement and the Merger;

•	required Company stockholder approval;

•	SEC matters;

•	absence of undisclosed liabilities;

•	absence of certain changes or events;

•	litigation;

•	no violation of law;

•	permits;

•	compliance with agreements;

•	taxes;

•	employee benefit plans and ERISA;

•	labor and employment matters;

•	real estate and properties;

•	environmental matters;

•	contracts and commitments;

•	intellectual property rights;

•	anti-takeover laws;

•	advisors’ fees;

•	opinion of financial advisor;

•	certain loans and other transactions;

•	insurance;

•	no other representations and warranties;

•	substantial customers, referral partners and suppliers;

•	export control laws;

•	complete copies of materials;

•	information supplied in connection with the information statement; and

•	full disclosure.

In the Merger Agreement, Parent and Merger Sub make representations and warranties relating to, among other things:

•	organization and qualification;

•	power and authority to enter into and to perform their obligations under the Merger Agreement and to consummate the Merger;

•	the absence of conflicts with or defaults under organizational documents, contracts and applicable laws;

•	litigation;

•	solvency;

•	financing;

•	information supplied in connection with the information statement;

•	Merger Sub;

•	no ownership of Common Stock or other Company securities;

•	other agreements or understandings;

•	no other representations and warranties; and

•	compliance with laws.

Certain representations and warranties made by each of the parties are qualified by a "material adverse effect" clause. The Merger Agreement provides that a "Company Material Adverse Effect" means any change, circumstance, fact, event or effect that has occurred that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that no change, circumstance, fact, event or effect to the extent arising out of or resulting from the following shall constitute, in and of itself, a Company Material Adverse Effect:

•
changes following the date of the Merger Agreement in conditions in the U.S. or global economy or capital or financial markets generally, including changes following the date of the Merger Agreement in interest or exchange rates;

•
changes following the date of the Merger Agreement in general laws, tax laws or regulatory laws or political conditions that generally affect the geographic regions or industries in which the Company and its subsidiaries conduct their respective businesses (provided that any change that arises in connection with obtaining the regulatory or governmental approvals described under "The Merger Agreement - Regulatory and Governmental Matters" on page 69 of this information statement may be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

•	changes following the date of the Merger Agreement in GAAP or applicable laws;

•
any change following the date of the Merger Agreement in the market price or trading volume of the capital stock of the Company or any failure to meet publicly announced revenue or earnings projections or predictions (provided that the underlying causes of such change or failure, may be considered in determining whether there has been a Company Material Adverse Effect);

•
any claim, action, suit, proceeding, arbitration, mediation or other investigation arising out of the Merger that has been brought against the Company, asserted against the Company or threatened to be brought against the Company, in each instance, by or on behalf of a Company stockholder (other than any stockholder owning more than 20% of the outstanding Common Stock);

•	the announcement or pendency of the Merger Agreement or the transactions contemplated by the Merger Agreement;

•
acts of war, armed hostilities, sabotage or terrorism or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of the Merger Agreement;

•
the amount of any excess Transaction Expenses or Regulatory Expenses that have resulted in a reduction to the Merger Consideration (provided that the change, circumstance, fact, event or effect arising from the causes of any such excess Transaction Expenses or Regulatory Expenses, other than the amount of the expenses, may be considered in determining whether there has been a Company Material Adverse Effect); and

•
the existence of a "Capitalization Claim," as described under " – Outstanding Capitalization and Expenses—Capitalization Claims," on page 73 of this information statement, if Parent, the Company and their subsidiaries do not have any liabilities or other obligations with respect to such claims by virtue of the fact that (i) the Capitalization Claim does not seek to obtain any remedies other than the right to receive a specific number of claimed securities and/or an amount of cash, which, when taken together with all other cash amounts paid or agreed to be paid in settlement of all Capitalization Claims, is less than $250,000 in the aggregate, (ii) all costs and expenses arising in connection with such Capitalization Claim are included in the Transaction Expenses of the Company, (iii) all such claimed securities are either (x) included in the fully diluted share number under circumstances where the Aggregate Claimed Securities do not exceed 675,000 or (y) excluded from the Aggregate Claimed Securities because a qualified escrow account was fully established for such claimed securities and (iv) Parent and its affiliates and the Company and its subsidiaries do not have any obligation or liability with respect to such Capitalization Claims (other than amounts included in the Transaction Expenses of the Company or any permitted issuance of Company Common Stock prior to the closing and included in the fully diluted share number).

Any of the above changes, other than those changes in the last two bullets, may be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such changes disproportionately impact or would reasonably be expected to have a disproportionate impact on the Company and its subsidiaries, taken as a whole, compared to other companies that are similar to the Company and conduct business in the countries and industries in which the Company and its subsidiaries conduct business.

The Merger Agreement provides that a Company Material Adverse Effect will be deemed to have occurred if:

•
any of Costco Wholesale Corporation, CallSource, Mitel Networks Corporation or Mitel NetSolutions, Inc., or their affiliates, terminates or materially decreases its business arrangement or relationship with the Company or any of its subsidiaries, or provides notification of its intent to do so; or

•
CallSource, Mitel Networks Corporation, or Mitel NetSolutions, Inc. terminates or materially decreases its purchases of products or services from the Company or its subsidiaries, or provides notification of its intent to do so.

However, the above termination or decrease will not be deemed to be a Company Material Adverse Effect if:

•
the Company or its subsidiaries have established new business relationships with third parties substantially similar to the business relationship that the Company and its subsidiaries currently have with such companies:

•	the new business relationships provide substantially similar benefits to the Company and its subsidiaries; and

•
with respect to Callsource, Mitel Networks Corporation and Mitel NetSolutions, Inc., the new business relationship replaces in all material respects the revenue that was reasonably expected to be generated from them.

The Merger Agreement also defines a "Parent Material Adverse Effect" as any change in circumstance, fact event or effect that would reasonably be expected to prevent, or materially hinder or delay, Parent or Merger Sub from consummating the Merger.

Conduct of Business Pending the Merger

The Company has agreed in the Merger Agreement that, until the earlier of the effective time of the Merger or the valid termination of the Merger Agreement, except as permitted by the terms of the Merger Agreement, the Company will, and will cause each of its subsidiaries to:

•	conduct its business in the ordinary course and in accordance with past practices;

•
timely file with the SEC all forms, registration statements, proxy statements, information statements, reports and other documents required by the SEC in compliance with the rules and regulations set forth in the Securities Act and the Exchange Act;

•	pay its debts, liabilities and taxes when due, in each case except with respect to those being contested in good faith by appropriate proceedings;

•
take no action that would prohibit or materially impair or delay the ability of either the Company or Parent or any of their respective subsidiaries to obtain any necessary approvals of any governmental entity required for or to consummate the transactions contemplated by the Merger Agreement; and

•	use its commercially reasonable efforts to maintain and preserve intact its business organization and material business relationships and retain the services of its officers and key employees.

The Company has also agreed that, until the effective time of the Merger, except as permitted by the terms of the Merger Agreement, it will not, and will cause its subsidiaries not to, do any of the following (among other things) without the prior written consent of Parent, which consent may not be unreasonably withheld, conditioned or delayed:

•	amend or propose to amend its or its subsidiaries’ organizational documents;

•
split, combine, subdivide, reclassify, purchase, redeem or otherwise acquire the outstanding securities, capital stock, options, warrants, calls, commitments, convertible securities, indebtedness or other securities of the Company or its subsidiaries;

•
declare, authorize, set aside, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to the capital stock or securities of the Company and its subsidiaries;

•
issue, grant, deliver, sell, pledge, dispose of or otherwise encumber, or authorize or agree to issue, grant, deliver, sell, pledge, dispose of or otherwise encumber, certain securities or enter into any agreement with respect to such securities, except the issuance of shares pursuant to the exercise of Company Options and Company Warrants outstanding at the date of the Merger Agreement or to settle Capitalization Claims to the extent permitted by the Merger Agreement;

•	incur or otherwise become liable with respect to, or amend, any indebtedness or guaranty the obligations or liabilities of any other person;

•
redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, any of its securities or any options, warrants or rights to acquire any of its capital stock, or any of its securities or any security convertible into or exchangeable for its capital stock;

•
incur or become responsible for capital expenditures or any obligations or liabilities with respect to capital expenditures, or enter into leases for equipment or other capital assets, or incur any liabilities or expenses outside the ordinary course of business, consistent with past practice;

•
other than in the ordinary course of business, sell, lease, license, pledge, dispose of or otherwise transfer, or encumber, any assets (including any Company intellectual property), securities, properties, interests or businesses of the Company or its subsidiaries;

•	loan, advance funds or make any investment in or capital contribution to any other person;

•
discharge or satisfy any lien or pay any obligation or liability (whether accrued, absolute, contingent or otherwise), except in accordance with the terms of such lien, obligation or liability, or current liabilities incurred in the ordinary course of business;

•
make any direct or indirect acquisition of all or a portion of any entity or business (including through merger, consolidation, equity or asset purchase or similar transaction) or enter into any agreement with respect thereto;

•
enter into any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the transactions contemplated by the Merger Agreement);

•
alter, through merger, liquidation, reorganization, restructuring or any other fashion, its corporate structure or ownership of any of its subsidiaries (other than the transactions contemplated by the Merger Agreement);

•
enter into any sale, lease or license or suffer to exist any lien (except for permitted liens) in respect of any of its assets, other than liens securing inter-company indebtedness, sales or dispositions of property or inventory in the ordinary course of business consistent with past practice, leases and licenses of property with a term of less than one year in the ordinary course of business consistent with past practice, and sales, leases or licenses with respect to immaterial assets;

•	enter into any sale, lease, license or other arrangements providing for exclusivity with respect to any of the Company's intellectual property;

•	enter into any new line of business or materially change or discontinue or announce any material change or discontinuance to any of the Company's products;

•	enter into, amend or modify in any material respect or terminate certain contracts;

•
except to the extent required by changes following the date of the Merger Agreement to GAAP or applicable law, change any of the Company’s accounting controls, policies, practices, methods or principles;

•
except as required by law or as is consistent with past practice, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, extend or waive any applicable statute of limitations with respect to taxes, file any amended tax returns, enter into any closing agreement in respect of any tax claim, audit or assessment, or surrender any right to claim a tax refund, offset or other reduction in tax liability if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of materially increasing the tax liability of the Company and its subsidiaries for any period ending after the closing date or materially decreasing any tax attribute of the Company and its subsidiaries existing on the closing date;

•
grant any severance, retention or termination pay to, or amend any existing severance, retention or termination arrangement with, any current or former director, officer, employee, consultant, or advisor;

•	increase or accelerate the payment or vesting of, benefits payable under any existing severance, retention or termination pay policies or employment agreements;

•	enter into or amend any employment, consulting, deferred compensation, change-of-control, indemnification or other similar agreement with any director, officer, consultant or employee;

•
establish, adopt or amend (except as required by applicable law) any collective bargaining agreement, commission, bonus, profit-sharing, thrift, pension, retirement, post-retirement medical or life insurance, retention, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any present or former director, officer, employee, consultant or advisor, or any beneficiaries thereof;

•	increase the compensation, commission, bonus or other benefits payable to any director, officer, employee, consultant or advisor;

•	terminate any employee or demote any officer or other member of the Company’s management;

•	promote any employee of the Company or its subsidiaries;

•	hire any employee;

•
make any payments to, or for the benefit of, any related person or enter into, or amend or modify in any respect or terminate, any contract to which any related person, or any of their immediate family members, is a party or has an interest in, whether directly or indirectly, other than employment, compensation and benefit arrangements for services as an officer or employee thereof;

•
initiate, settle or enter into any settlement agreement or cross-license agreement as they may relate to any claims, obligations or litigation; provided, however, that the Company may pay up to $50,000 individually and $150,000 in the aggregate for the settlement of all claims (but shall not agree to any other terms, remedies or obligations in connection with such settlement) that (i) are solely for monetary damages, (ii) do not relate to the transactions contemplated by the Merger Agreement, (iii) are not Capitalization Claims, (iv) have not been brought by a customer, by a third party that provided reseller, referral or distribution services to the Company or its subsidiaries, or to whom the Company or its subsidiaries paid a commission during the 12-month period ended September 30, 2012 in an aggregate amount in excess of $50,000, or by a governmental entity, and (v) that would not otherwise be material to the Company;

•
enter into, amend or modify in any respect or terminate any material contract, other than in the ordinary course of business consistent with past practice, or otherwise waive, release or assign any rights, claims or benefits of the Company or its subsidiaries under any material contract;

•
revalue any of its assets (whether tangible or intangible), including writing off notes or accounts receivable, settle, discount or compromise any accounts receivable, or reverse any reserves other than in the ordinary course of business and consistent with past practice;

•
enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any leases;

•
acquire, or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof, or other acquisition or agreement to acquire any assets or any equity securities that are material, individually or in the aggregate, to the business of the Company;

•	enter into any contract with respect to any joint venture, strategic partnership or alliance;

•	create any subsidiary of the Company;

•
make any representation or issue any communications to employees that are inconsistent with the Merger Agreement or the transactions contemplated thereby, including any representations regarding offers of employment, compensation, benefits or other arrangements with or from, Parent, the Company or their subsidiaries;

•	knowingly take any action that would result in any of the representations and warranties of the Company in the Merger Agreement to become untrue; or

•	enter into or authorize an agreement with respect to any of the foregoing actions, or commit to take any action to effect any of the foregoing actions.

Restrictions on Solicitations

The Merger Agreement provides that the Company will not, the Company will cause its subsidiaries and each of its and its subsidiaries' respective officers, directors and employees to not, the Company will direct its other representatives to not, and the Company will not knowingly permit its other representatives to, directly or indirectly:

•
solicit, initiate, seek, knowingly facilitate or encourage, or take any action to solicit, initiate, seek or knowingly facilitate or encourage, the making by any person (other than Parent and its subsidiaries) of any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to any acquisition proposal other than the Merger;

•	enter into, participate in, or maintain any discussions or negotiations relating to, in furtherance of an inquiry with respect to, or to obtain, an acquisition proposal other than the Merger;

•
approve, recommend or accept any acquisition proposal other than the Merger or enter into any agreement, understanding or arrangement (whether binding or nonbinding) relating to, or with respect to, an acquisition proposal other than the Merger;

•
furnish any nonpublic information to any person other than Parent that would reasonably be expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an acquisition proposal other than the Merger; or

•	submit any acquisition proposal other than the Merger or any matter related thereto to the vote of the stockholders of the Company.

The Merger Agreement defines "acquisition proposal" as any inquiry, expression of interest, proposal or offer for, relating to, or any person’s indication of interest in, whether in one transaction or a series of related transactions, any (a) merger, consolidation, amalgamation, share exchange, business combination, recapitalization or other similar transaction involving the Company or any of its subsidiaries, (b) sale, lease, exchange, transfer, license, or other disposition or acquisition directly or indirectly of any business or assets of the Company or any of its subsidiaries representing 15% or more of the consolidated assets of the Company and its subsidiaries (either as measured by the fair market value thereof or by revenues on a consolidated basis attributable thereto), (c) issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction in which any person or "group" (as such term is defined under the Exchange Act), directly or indirectly, acquires or offers to acquire record or beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire record or beneficial ownership, representing 15% or more of the voting power of the outstanding securities of the Company or (d) any liquidation or dissolution of the Company.  The term "acquisition proposal" does not include the Merger.

Subject to certain limited exceptions, the Merger Agreement further provides that the Company must take, and must cause its subsidiaries and their representatives to immediately cease any discussions or negotiations with any parties with respect to any acquisition proposal other than the Merger.

The Company agreed that it would notify Parent promptly (and in any event within twenty-four hours after the Company’s, its subsidiaries' or their representatives' receipt) of any acquisition proposal other than the Merger and provide Parent with a copy of each written communication and a summary of each oral communication transmitted regarding such proposal.

At any time from and after the date of the Merger Agreement and prior to the time the Company's stockholders adopted and approved the Merger Agreement, which occurred when the Majority Holders executed and delivered the Merger Consent on January 19, 2013, if the Company had received an unsolicited acquisition proposal that was not the result of a breach of the provisions of the Merger Agreement relating to acquisition proposals, the Company could have:

•	contacted such person to clarify the material terms of such proposal; and

•
engaged in discussions or negotiations with such person, and provided non-public information concerning the Company and its subsidiaries requested by such person subject to a confidentiality agreement containing customary limitations on the use and disclosure of the non-public information on terms at least as restrictive as those in the confidentiality agreement with Parent (provided that the Company promptly provide to Parent any non-public information concerning the Company or its subsidiaries provided to such person which was not previously provided to Parent), if the Board of Directors, prior to taking any such actions, (x) determined in good faith (after consultation with its financial advisors and outside counsel) that such proposal either constituted, or was reasonably likely to lead to, a superior proposal; and (y) determined in good faith (after consultation with its outside counsel) that such action was necessary to comply with its fiduciary duties under applicable law.

The Merger Agreement defines a superior proposal as a bona fide written proposal that did not result from or arise in connection with a breach of the Merger Agreement by the Company and that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated, and if consummated would be more favorable to the Company’s stockholders (in their capacity as such) from a financial point of view than the Merger, taking into account (i) all financial, regulatory, legal and other aspects of such proposal (including the existence of financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation) and (ii) any adjustment to the terms and conditions of the Merger Agreement in response to such proposal that have been delivered to the Company by Parent in writing during the notice period, that Parent has irrevocably committed to in writing and that will be binding on Parent upon acceptance by the Company.

At any time before the Merger Agreement was adopted and approved by the Company's stockholders, which occurred when the Majority Holders executed and delivered the Merger Consent on January 19, 2013, the Company could have terminated the Merger Agreement and entered into an alternative acquisition agreement with respect to a superior proposal, and could have effected a change of recommendation of the Board of Directors, if it believed in good faith, after consultation with outside counsel, that such action was necessary to comply with its fiduciary duties under applicable law, so long as the Company complied with certain terms of the Merger Agreement, including paying a termination fee to Parent (see "—Termination of the Merger Agreement— Termination Payment" beginning on page 79) and negotiating with Parent in good faith in an attempt to mutually agree to adjusting the Merger Agreement so that such acquisition proposal ceases to constitute a superior proposal.

Regulatory and Governmental Matters

The completion of the Merger is subject to compliance with the regulations of the FCC and the State PUCs. The FCC and State PUCs require notification to and approval by the FCC and State PUCs of mergers similar to the Merger contemplated by Telanetix and Parent. Such approvals by the FCC and the State PUCs, including approval by the FCC and State PUCs of the deemed transfer to Parent in connection with the Merger of certain licenses held (or contemplated to be held) by Telanetix, are a condition to the completion of the Merger. As of the date of this information statement, we are awaiting approval from [        ].

The completion of the Merger is also subject to documentation from the FCC and State PUCs that the Company and its subsidiaries are not required to pay any fines, forfeitures, penalties or voluntary contributions to the FCC or any applicable state regulatory bodies, arising out of any violation of the applicable statutes or regulations of the FCC or applicable state regulatory bodies, other than the specific amounts identified as Regulatory Expenses in connection with the Merger.

The completion of the Merger is also subject to the acceptance of the certificate of merger by the Secretary of State of the State of Delaware.

Required Stockholder Approval

The Company has obtained the Merger Consent from the Majority Holders. The Company agreed in the Merger Agreement to deliver this information statement to the Company’s stockholders as required pursuant to the Exchange Act, to give prompt notice of the taking of the actions described in the Merger Consent to all holders of Common Stock not executing the Merger Consent and to provide a description of the dissenters’ rights available under the DGCL.

Pursuant to the DGCL, the Company’s Bylaws and the Merger Agreement, the adoption and approval of the Merger Agreement by the Company’s stockholders requires the affirmative vote or written consent of a majority of the issued and outstanding stock of the Company entitled to vote thereon. Each share of Common Stock entitles the holder to one vote.  On January 18, 2013, 5,120,102 shares of Common Stock were issued and outstanding.

On January 19, 2013, the Majority Holders delivered the Merger Consent. As a result, no further action by any other stockholder of the Company is required to adopt the Merger Agreement and the Company has not solicited, and will not be soliciting, your adoption or approval of the Merger Agreement and does not intend to call a stockholders’ meeting for purposes of voting on the adoption or approval of the Merger Agreement or the Merger.

Agreement to Cooperate

The Merger Agreement requires each party to use its reasonable best efforts (i) to consummate the Merger and the other transactions contemplated by the Merger Agreement and (ii) to obtain all consents of any third parties that may be necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

Financing

Cooperation of Telanetix

The Company has agreed to, and has agreed to cause its subsidiaries to, use their reasonable best efforts to provide to Parent and Merger Sub such cooperation as may be reasonably requested by Parent in connection with the arrangement of the Debt Financing and Equity Financing, including:

•
furnishing Parent and its financing sources with financial and other information regarding the Company as may be reasonably requested by Parent, and otherwise cooperating with diligence efforts of the financing sources;

•	making available members of senior management for meetings with proposed lenders, rating agencies, and diligence sessions;

•
providing access to the most recent appraisals, environmental reports, evidence of title, and similar information with respect to the properties and assets of the Company as may be reasonably requested by Parent;

•	reviewing and commenting on information included in materials for rating agency presentations, confidential information memoranda and other marketing materials; and

•	executing and delivering definitive financing documents and customary deliverables and otherwise reasonably facilitating the pledging of collateral.

The Merger Agreement limits our obligation to incur any obligations or liabilities with respect to the Debt Financing or Equity Financing prior to the effective time of the Merger.

Financing

Parent and Merger Sub have agreed to use their reasonable best efforts to take, or cause to be taken, all lawful actions and to do, or cause to be done, all lawful things necessary, proper or advisable to arrange and obtain and consummate the Debt Financing and Equity Financings on the terms and conditions described in the financing commitments, including using reasonable best efforts to:

•	maintain in effect the commitment letters;

•	negotiate the definitive agreements on the terms and conditions contained in the financing commitments;

•	satisfy on a timely basis and comply with all terms, covenants, obligations and conditions set forth in the financing commitments that are within their control;

•	seek to consummate the financings at or prior to the closing; and

•	enforce their rights under the financing commitments, taking into account advice of counsel.

If any portion of the Debt Financing becomes unavailable on the terms and conditions set forth in the Debt Commitment Letter, Parent is required to use its reasonable best efforts to obtain alternative financing from alternative debt sources on terms that are not less favorable, taken as a whole, to Parent and Merger Sub than those contained in the Debt Commitment Letter.

Except as provided in the Merger Agreement (as described below), Parent and Merger Sub may not amend, modify or waive any provision or remedy in the financing commitments, if such amendment, modification or waiver would:

•	reduce the aggregate amount of the financing below the amount required to pay the Merger Consideration;

•	impose additional conditions or expand, amend or modify the existing conditions in a manner that would be expected to materially delay or prevent the closing; or

•	adversely affect the rights of Parent or Merger Sub to enforce their rights against the other parties to the financing commitments.

Parent may amend or replace the Debt Commitment Letter to add Lenders, lead arrangers, bookrunners, syndication agents or similar entities that had not executed debt commitment letters as of the date of the Merger Agreement, or otherwise, so long as such amendment or new commitments:

•	would not reasonably be expected to materially delay or prevent the closing; and

•	the terms are not materially less favorable to Parent or Merger Sub, with respect to conditionality, than the terms set forth in the Debt Commitment Letter.

In addition, Parent and Merger Sub may enter into discussions, arrangements and agreements to add other equity providers as long as:

•	the aggregate amount of Equity Financing is not reduced;

•	such arrangements and agreements, in the aggregate, would not be reasonably likely to delay or prevent the closing of the Merger; and

•
such arrangements and agreements would not diminish or release the obligations of the parties to the  Equity Commitment Letter or adversely affect the rights of Parent to enforce its rights against the other parties to the Equity Commitment Letter.

Expenses and Fees

The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are to be paid by the party incurring such expenses, whether or not the Merger or the other transactions contemplated by the Merger Agreement are consummated.

Employee Matters

The Merger Agreement provides that, subject to certain limitations, each continuing employee will be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the effective time of the Merger, to the same extent as such continuing employee was entitled, before the effective time of the Merger, to receive credit for such service under any similar Company employee benefit plan in which such employee participated or was eligible to participate immediately prior to the effective time of the Merger.

Directors and Officers Indemnification and Insurance

The surviving company has agreed in the Merger Agreement to (i) indemnify and hold harmless each person who is at the date of the Merger Agreement or during the period from the date of the Merger Agreement through the closing date serving as a director or officer of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, in connection with any Claim (as defined below) and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom, in each case, to the same extent provided in the Company’s Certificate of Incorporation as of the date of the Merger Agreement and Bylaws as of the date of the Merger Agreement or any indemnification agreement made available to Parent, as in effect on the date of the Merger Agreement and disclosed to Parent, and (ii) promptly pay on behalf of or, within thirty (30) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, any Expenses (as defined below) incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, in each case, to the extent permitted under applicable law, to the same extent provided in the Company’s Certificate of Incorporation as of the date of the Merger Agreement, and Bylaws as of the date of the Merger Agreement and disclosed to Parent.

Prior to making any payment or advance in respect of such indemnification obligations, the person who is requesting such indemnification or advance shall agree to execute an undertaking in customary form to repay such payments or advances if it is ultimately determined that such person is not entitled to indemnification.  No Indemnified Party shall settle, compromise or consent to the entry of any judgment in any threatened or actual Claim for which indemnification could be sought by an Indemnified Party hereunder unless Parent consents in writing to such settlement, compromise or consent, such consent not to be unreasonably withheld, delayed or conditioned.

The Merger Agreement defines the term "Claim" as any threatened, asserted, pending or completed action, whether instituted by any party to the Merger Agreement, any governmental entity or any other party, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to the fact that the Indemnified Party is or was a director or officer of the Company or any of its subsidiaries that relate to such Indemnified Party in his or her capacity as a director or officer under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) or any other person at or prior to the effective time of the Merger at the request of the Company or any of its subsidiaries.

The Merger Agreement defines the term "Expenses" as reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to the Merger Agreement, including any action relating to a Claim for indemnification or advancement brought by an Indemnified Party.

The Merger Agreement requires the Company to obtain and fully pay for "tail" insurance policies with a claims period of at least six years from the closing date with respect to directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier in an amount and scope at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the closing date.

Outstanding Capitalization and Expenses

Capitalization Claims

The Merger Agreement requires the Company to notify Parent of any Capitalization Claims.  In the event a Capitalization Claim is made, the Company has agreed to:

•	provide Parent with reports on the status of Capitalization Claims;

•	consult with Parent regarding settlement negotiations; and

•	communicate to Parent all bona fide settlement offers given or received in connection with such Capitalization Claims.

The Company has agreed not to settle or compromise, or offer to settle or compromise, any Capitalization Claim, except where:

•
such Capitalization Claim does not seek to obtain (and such settlement or compromise does not provide for or require the Company, Parent or any of their subsidiaries to pay or be responsible for) any remedies or damages other than the right to receive a specific number of Company securities and/or an amount of cash;

•	all cash amounts paid or agreed to be paid in settlement of all Capitalization Claims is less than $250,000 in the aggregate;

•
the Company issues the shares of Common Stock subject to the Capitalization Claim and includes such shares in calculating the number of fully diluted shares of Common Stock outstanding for the purpose of paying the Merger Consideration;

•
the aggregate number of Company securities required to be issued pursuant to the settlement of such Capitalization Claim does not exceed 675,000, other than securities issued to a person or entity who beneficially owns, when aggregated with the beneficial ownership of such person’s or entities' affiliates, 20% of the outstanding shares of Common Stock; and

•
the person or entity making the Capitalization Claim must sign a full release in favor of the Company and its subsidiaries (as well as Parent and its subsidiaries after the closing of the merger), in a form reasonably satisfactory to Parent.

Escrow Account

In the event that there are one or more Capitalization Claims against which the Company has a bona fide defense, the Company may establish an escrow account for such Capitalization Claims if:

•
Parent, in its sole discretion, determines that the amount of escrowed funds shall sufficiently cover the maximum potential exposure of Parent and its affiliates (including the Company) with respect to all Capitalization Claims;

•
the Company, Parent and the escrow agent have entered into an escrow agreement on terms and conditions that are satisfactory to Parent, subject to Parent’s reasonable determination that such terms are not in conflict with Section 6.19 of the Merger Agreement;

•
the approval of the stockholders of the Company shall have been obtained, if Parent, in its sole judgment, determines that such approval is necessary under Delaware law and that such approval shall not, in Parent’s sole discretion, be expected to delay the closing of the Merger; and

•
no Capitalization Claim shall have been brought by a person or entity who beneficially owns, when aggregated with the beneficial ownership of such person’s or entities' affiliates, 20.0% of the outstanding shares of the Company’s Common Stock, except for Capitalization Claims made prior to the closing with the consent of Parent.

In the event that the above conditions are met and an escrow account is established, Parent will deposit the escrow amount into such account.  The escrow amount shall be $5.0 million, but may be reduced by Parent or by the mutual agreement of Parent and the Company.  The funds held in the escrow account shall be available to satisfy all liabilities of Parent and its affiliates (including the Company) in connection with all Capitalization Claims.

If an escrow fund is established, Hale Fund Management, LLC and the independent members of the Company’s Board of Directors shall each appoint a person to act as a representative with respect to escrowed Capitalization Claims.  The two appointed representatives shall act by joint resolution or instruction.  The representatives shall control the defense of any escrowed Capitalization Claim if neither representative has a conflict of interest and either:

•
Parent determines that the aggregate maximum potential exposure of Parent and its affiliates (including the Company and its subsidiaries) and any other person incurring fees and expenses, with respect to all Capitalization Claims will be less than the escrow amount, which determination may be made by Parent from time-to-time; or

•
(i) the sole Capitalization Claims as of the closing are claims made by one or more holders of a Company Warrant to purchase securities of the Company, other than a person or entity who beneficially owns, when aggregated with the beneficial ownership of such person’s or entities' affiliates, 20% of the outstanding Common Stock, (ii) such Company Warrant has been made available and disclosed as outstanding to Parent prior to the date of the Merger Agreement, and (iii) the Capitalization Claim involves a claim for cash and shares of Common Stock of no more than $3,000,000 but does not seek (and is not likely to seek) any remedies or damages other than the right to receive such shares.

In addition, if the conditions in the second bullet point above are met, then the escrow amount shall equal $5,000,000 and shall be deemed to be sufficient to satisfy all liabilities of Parent and its affiliates (including the Company) in connection with all Capitalization Claims.  In the event that claims are made under some but not all the Company Warrants, such $5,000,000 figure shall be proportionately reduced, provided, however, that the escrow amount shall not be reduced below $1,000,000.  Also, in the event that any Company Warrant (including all claims available with respect to the right to exercise or receive any Company Warrant), has not expired at the time of closing of the Merger, then the escrow account shall be established with an escrow amount in the above described ratios for such unexpired warrants.  Such escrow shall not be required for any such Company Warrants to the extent the full amount of the potential exposure has been extinguished, and such escrow shall be released upon expiration of the respective Company Warrants in their respective proportions if no claim has been filed related thereto.

If one (but not the other) of the representatives has a conflict of interest with respect to a Capitalization Claim, then the representative with no conflict of interest shall control the defense of the escrowed Capitalization Claim.  Parent shall control the defense of any escrowed Capitalization Claim if either:

•	both representatives have a conflict of interest; or

•
Parent determines that the aggregate maximum potential exposure of Parent and its affiliates (including the Company and its subsidiaries) and any other person incurring fees and expenses, with respect to all Capitalization Claims may exceed the escrow amount, which determination may be made by Parent from time-to-time.

If Parent controls the defense of an escrowed Capitalization Claim, Parent shall not settle or compromise such escrowed Capitalization Claim unless either:

•	the representatives shall have consented to such settlement; or

•	Parent determines in its sole discretion that the aggregate maximum potential exposure of Parent and its affiliates may exceed the amount held in the escrow account.

If the representatives control the defense of an escrowed Capitalization Claim, the representatives shall not settle or compromise, or offer to settle or compromise, such escrowed Capitalization Claim without the consent of Parent.

In lieu of the establishment of an escrow account for Capitalization Claims as detailed above, the Company may request of Parent that the Company have the right to purchase an insurance policy to cover the maximum potential exposure of Parent and its affiliates with respect to such Capitalization Claim. The right to purchase such insurance policy, and all terms and conditions thereof, shall be subject to Parent’s consent. In addition, the premium and all other costs and expenses with respect to such insurance policy shall be considered Transaction Expenses for the purposes of the Merger Agreement, which shall reduce the Merger Consideration as more fully set forth herein.

Effect of Capitalization Claims on Merger Consideration

As indicated above, the Per Share Merger Consideration will be calculated at closing based on the fully diluted shares of the Company as of the closing of the Merger.  See "—Merger Consideration" beginning on page 58.  For purposes of such calculation, the fully diluted number of shares of Common Stock outstanding includes:

•	the aggregate number of shares of Common Stock and options and warrants (whether or not exercisable) to purchase Common Stock that are outstanding as of the closing of the Merger; and

•
the aggregate number of shares of Common Stock that any person or entity claims to own or claims to be entitled to be granted, issued or receive in connection with a Capitalization Claim for which no escrow has been established.

The aggregate number of shares of Common Stock that any person or entity claims to own or claims to be entitled to be granted, issued or receive in connection with a Capitalization Claim is referred to herein as the “Aggregate Claimed Securities.”  Consequently, any increase to the fully diluted shares of the Company as a result of Capitalization Claims shall result in a corresponding reduction to the Per Share Merger Consideration payable at the time of the Merger.

The maximum increase to the fully diluted shares of the Company for unresolved Capitalization Claims at the time of the Merger will not exceed 675,000, plus securities that a person or entity  who beneficially owns (when aggregated with the beneficial ownership of such person’s or entities’ affiliates) 20% of the outstanding shares of the Common Stock claims to own or claims to be entitled to be granted, issued or receive.   If, however, the number of Aggregate Claimed Securities is less than 13,500, the Aggregate Claimed Securities included in the fully diluted share number shall equal zero.

The securities claimed under Capitalization Claims that are fully covered by an escrow account or an insurance policy, as described above, other than securities claimed by a person or entity  who beneficially owns, when aggregated with the beneficial ownership of such person’s or entities’ affiliates, 20.0% of the outstanding shares of Common Stock, will not be considered Aggregate Claimed Securities, and will not be included in the fully diluted number of shares of Common Stock of the Company at the time of closing of the Merger.  However, the amounts deposited into the escrow will decrease the Merger Consideration on a dollar for dollar basis and therefore will also reduce the Per Share Merger Consideration.

Payouts from Escrow Account Following Closing

Following the full satisfaction and final resolution of all escrowed Capitalization Claims (including satisfaction of all costs and expenses of Parent and its affiliates), any funds remaining in the escrow account shall be paid (without interest) to the stockholders of the Company as of the effective time of the Merger in the same manner, using the same allocation methodology that such funds would have been paid if they had been paid at the time of the closing.  The rights of the equity holders of the Company to receive any portion of the escrow amount, if any, will not be evidenced by any certificate or instrument and will not be transferable or assignable, except by will, intestacy or operation of law.

Settlement and Payout of Other Capitalization Claims

If any Capitalization Claims for which no escrow was established are pending at the closing of the Merger, the amount of the Merger Consideration attributable to such Capitalization Claims, which we refer to as the "Adjustment Amount" shall be retained by Parent.  The Adjustment Amount shall be available to satisfy all of Parent’s and its affiliates’ (including the Company’s) liabilities related to such Capitalization Claims and Parent shall have the right to control, contest, compromise and settle, in its sole discretion, such Capitalization Claims.

After the settlement and satisfaction of all of Parent’s and its affiliates’ liabilities under all Capitalization Claims, Parent shall distribute the remaining Adjustment Amount in excess of $100,000, if any, to the equity holders of the Company as of the effective time of the Merger in the same manner, using the same allocation methodology that such funds would have been paid if they had been paid at the time of the closing of the Merger.  The rights of the equity holders of the Company to receive any portion of the remaining Adjustment Amount, if any, will not be evidenced by any certificate or instrument and will not be transferable or assignable, except by will, intestacy or operation of law.

Resignation of Directors

The Merger Agreement requires that the Company deliver to Parent written resignations of all directors as of the effective time of the Merger.

Other Covenants

The Merger Agreement also contains covenants regarding, among other things, the following:

•	access to information;

•	public statements;

•	notification of certain matters;

•	stockholder litigation;

•	de-registration; and

•	termination of Company plans.

Conditions to the Merger

Conditions to Each Party’s Obligation to Effect the Merger.

Each party’s obligation to effect the Merger is subject to the satisfaction or waiver of the following conditions:

•	receipt of approval of the holders of a majority of the issued and outstanding shares of Common Stock, which occurred when the Merger Consent was delivered on January 19, 2013 by the Majority Holders;

•
this information statement was mailed to the Company’s stockholders and at least 20 days shall have elapsed since the date the Company sent this information statement to its stockholders in accordance with Rule 14c-2 promulgated under the Exchange Act;

•
if required, the Company shall have provided notice to holders of Company Options and Company Warrants describing the treatment of Company Options and Company Warrants in the Merger, and the applicable required time period shall have elapsed since the notice was delivered to such holders; and

•
no statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction, whether temporary or permanent, shall have been enacted, entered, adopted, promulgated, issued or enforced by any court or other governmental entity of competent jurisdiction which is in effect and has the effect of prohibiting, restraining, enjoining or making illegal the consummation of the Merger.

Conditions to Obligations of Parent and Merger Sub to Effect the Merger.

The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•
the Company's representations and warranties regarding the Company's organization and qualification (except for immaterial inaccuracies regarding qualification to do business and good standing); the Company's capitalization, authority, non-contravention and approval; absence of certain changes or events; anti-takeover law being inapplicable and no rights plan; the Company's advisors' fees; the opinion of the financial advisor of the Company and loans and other transactions, in each case, must be true and correct in all respects as of the date of the Merger Agreement and as of the date of the closing of the Merger as if made on such date (except for those representations and warranties which speak as of an earlier date, which must have been true and correct in all respects as of such earlier date) without giving effect to any Company Material Adverse Effect or other materiality qualification contained in the representation or warranty.  However, the making a Capitalization Claim will not cause a failure of the representation regarding the Company's outstanding capitalization to be met with respect to such claim if Parent, the Company and their subsidiaries have no liability by virtue of the fact that:

•
the Capitalization Claim does not seek to obtain any remedies other than the right to receive a specific number of claimed securities and/or cash, which when taken together with all other cash amounts to paid or agreed to be paid in settlement of all Capitalization Claims, is less than $250,000 in the aggregate (which amount will be included in the Transaction Expenses);

•	all costs and expenses arising in connection with such Capitalization Claim are included in the Transaction Expenses of the Company;

•
all such claimed securities related to such Capitalization Claim are either included in the fully diluted share number under circumstances where the Aggregate Claimed Securities do not exceed 675,000 or an escrow has been established with respect thereto; and

•	Parent and its affiliates (including the Company and its subsidiaries) have no obligation or liability with respect to such Capitalization Claims (other than amounts included in Transaction Expenses);

•
the Company's other representations and warranties must, to the Company's knowledge as of the date of the Merger Agreement, be true and correct in all material respects as of the date of the Merger Agreement, without giving effect to any Company Material Adverse Effect or other material qualifications contained in the representation or warranty;

•
the Company's other representations and warranties must be true and correct in all respects as of the date of the Merger Agreement and as of the closing of the Merger as if made on the closing date (except for those representations and warranties that speak as of an earlier date, which must have been true and correct in all respects as of such earlier date), except where the failure to be so true and correct has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, without giving effect to any Company Material Adverse Effect or other material qualifications contained in the representation or warranty;

•
each of the covenants and obligations in the Merger Agreement that the Company is required to comply with or to perform at or prior to the closing must have been complied with and performed in all material respects;

•	since the date of the Merger Agreement, no Company Material Adverse Effect has occurred that is continuing;

•	certain identified certificates, payoff letters, and director and officer resignations and releases shall have been executed and obtained and must be in full force and effect;

•	all required governmental approvals shall have been obtained;

•
the Company and Parent shall have received reasonable documentation from the FCC and State PUCs confirming that the Company and its subsidiaries are not required (and will not be required) to pay any fines, forfeitures, penalties or voluntary contributions to the FCC or any State PUCs, arising out of any violation of the applicable statutes or regulations of the FCC or State PUCs, other than any such amounts that are included in the Regulatory Expenses of the parties, which will reduce the Merger Consideration;

•
all contracts between the Company and its subsidiaries, on the one hand, and any director, officer, employee, affiliate (including any stockholder of the Company that owns more than 5% of the outstanding securities of the Company) or associate or members of any of their immediate family, of the Company or any of its subsidiaries, on the other hand, subject to certain exceptions, have been terminated prior to the closing date without any penalty, payment of any premium or other obligation or liability of the Company, and the Company shall have no continuing obligation or liability under such contracts;

•	the Company has delivered certain notices and received certain consents under certain contracts to which the Company is a party in a form reasonably acceptable to Parent;

•
there must not be pending, or threatened in writing, by a governmental entity of competent jurisdiction, any suit, order, law, action or proceeding (i) that challenges or seeks to prohibit (A) the consummation of the transaction on the terms contemplated in the Merger Agreement, or (B) conference upon Parent and the surviving corporation all of their respective rights and benefits, contemplated in the Merger Agreement, (ii) that seeks to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation, (iii) that would materially and adversely affect the right of the surviving corporation or its subsidiaries to own the assets or operate the business of the Company or its subsidiaries or (iv) that seeks to compel Parent or the Company, or any subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the transaction contemplated by the Merger Agreement; and

•
as of the closing date, (A) the aggregate amount of damages being claimed with respect to all Capitalization Claims, taking into account that the value of the claimed securities shall not exceed $5,000,000 and (B) the Aggregate Claimed Securities shall not exceed 675,000.

Conditions to Obligations of the Company to Effect the Merger.

The obligation of the Company to effect the Merger is subject to the satisfaction or waiver of the following conditions:

•
each of the representations and warranties made by Parent and Merger Sub in the Merger Agreement, subject to certain qualifications, must have been true and correct in all respects as of the date of the Merger Agreement and shall be true and correct in all respects as of the closing date as if made on the closing date (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date), except, in each case, including the parenthetical set forth in this sentence, where the failure to be so true and correct has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, without giving effect to any Parent Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties.  A "Parent Material Adverse Effect" is defined in the Merger Agreement as any change circumstance, fact event or effect that would reasonably be expected to prevent, or materially hinder or delay, Parent or Merger Sub from consummating the Merger;

•
each of the covenants and obligations in the Merger Agreement that Parent and Merger Sub is required to comply with or to perform at or prior to the closing of the Merger must have been complied with and performed in all material respects; and

•	the Company must have received a certificate executed by an officer of Parent confirming that the above conditions have been duly satisfied.

Termination of the Merger Agreement

Termination

The Merger Agreement may be terminated at any time before the effective time of the Merger, whether before or after stockholder approval of the Merger has been obtained (except as provided in the Merger Agreement and described below), only as follows:

(1)           by mutual written consent of Parent and the Company;

(2)           by Parent, upon written notice to the Company:

(i)           on the second business day following August 16, 2013 if the Merger has not been consummated on or prior to 11:59 p.m. New York City time on August 16, 2013.  The right to terminate under this provision is not available to:

•	any party whose breach, or failure to perform any of its obligations under the Merger Agreement was the cause of, or primarily resulted in, the Merger not occurring before August 16, 2013; or

•	Parent during the pendency of any action by the Company before a governmental entity for specific performance of the Merger Agreement;

(ii)           if the Company breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, or any of its representations or warranties are inaccurate, such that the conditions relating to the accuracy of representations and warranties at the date of the Merger Agreement and at the closing of the Merger or to compliance with covenants and obligations would be incapable of being satisfied by August 16, 2013, or, if capable of being cured by the Company by such date, is not cured by the Company within 30 days following receipt of written notice from Parent, provided, that Parent and Merger Sub are not then in breach of their respective representations, warranties or covenants under the Merger Agreement;

(iii)           prior to obtaining the Merger Consent, Parent was entitled to terminate the Merger Agreement, if:

•	the Board of Directors changed its recommendation that the stockholders of the Company adopt the Merger Agreement;

•
the Company failed to include in this information statement the Board of Directors' determination that the Merger Agreement and the Merger are advisable, fair to and in the best interest of the Company and its stockholders, and its adoption of the Merger Agreement and approval of the execution, delivery and performance of the Merger Agreement and the consummation of the Merger;

•
the Board of Directors failed to publicly reconfirm its recommendation of the Merger and its determination that the Merger is in the best interests of the Company and its stockholders within 10 business days after Parent's request for reconfirmation or public announcement of an acquisition proposal other than the Merger;

•	the Board of Directors approved or recommended to the Company's stockholders an acquisition proposal other than the Merger;

•	the Company entered into a letter of intent or contract relating to an acquisition proposal other than the Merger;

•	a tender or exchange offer was commenced and the Company did not send a statement to the Company's stockholders rejecting the tender or exchange offer within 10 days after commencement; and

•	the Company materially breached the provisions prohibiting solicitations of other acquisitions and requiring the Company to recommend the Merger to its stockholders; and

 (iv)           if at any time after the date of the Merger Agreement, the Company restates (or is required to restate) any of the financial statements of the Company set forth in the Quarterly Reports on Form 10-Q filed by the Company with the SEC since January 1, 2012 or in the Annual Reports on Form 10-K filed with the SEC since January 1, 2012; provided, however, that a restatement that solely reflects an improvement in the operating results or financial performance of the Company shall not be deemed a restatement.

(3)           by the Company, upon written notice to Parent:

(i)           if the Merger has not been consummated on or prior to 11:59 p.m. New York City time on August 16, 2013, unless the condition to the Merger relating to the receipt of regulatory approvals and assurances has not been satisfied as of such date, and a financing recommitment has occurred, then on October 15, 2013, which applicable date we refer to as the “Company Outside Date;” provided, however, that, such right to terminate will not be available to the Company if its breach or failure to perform any of its obligations under the Merger Agreement was the cause of, or primarily resulted in, the Merger not occurring before such date.  In addition, if as of August 16, 2013, the Company is not in breach of the Merger Agreement and no acquisition proposal, other than the Merger has been made or publicly announced, then the reference to “breach” in the prior sentence shall mean a reference to a “willful and knowing breach;”

(ii)           if either Parent or Merger Sub breaches or fails to perform any of its respective representations, warranties or covenants (other than those covenants related to financing the Merger) contained in the Merger Agreement, or any of its respective representations or warranties are inaccurate, such that the conditions relating to the accuracy of representations and warranties at the date of the Merger Agreement and at the closing of the Merger or relating to compliance with covenants and obligations would be incapable of being satisfied by the Company Outside Date, or, if capable of being cured by such date, is not cured within 30 days following receipt of written notice from the Company, provided, that the Company is not then in breach of its representations, warranties or covenants under the Merger Agreement; and

(iii)           if:

•
(x) all the conditions that are applicable to each party’s obligation to consummate the Merger have been satisfied or waived, other than conditions relating to the representations, warranties and covenants of Parent and Merger Sub, or (y) the conditions in clause (x) above have been satisfied or waived, other than the condition relating to obtaining the required regulatory approvals, which would have been satisfied but for a failure of Parent and its subsidiaries to be in compliance with applicable laws, which noncompliance prevents the Company from obtaining the regulatory approvals that constitute a condition to the closing of the Merger;

•	the Company is, at such time, ready, willing, able, and makes itself reasonably available, to consummate the transactions contemplated by the Merger Agreement;

•
the date has occurred that is the earlier of (i) the 15th calendar day following the satisfaction of the conditions described in the first bullet hereto and (ii) the Company Outside Date, which we refer to as the "Specified Date"; and

•	Parent or Merger Sub do not consummate the Merger within one business day following the Specified Date.

(4)           by either Parent or the Company:

(i)           if a governmental entity has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and the other transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable.  The right to terminate under this provision is not available to any party whose failure to comply with any provision of the Merger Agreement has been the cause of, or primarily resulted in, such action by such governmental entity;

(ii)           if prior to the delivery of the Merger Consent, the Board of Directors had accepted a superior proposal and entered into an agreement with respect to an alternative acquisition other than the Merger.  The Company could have terminated under this provision only if it was not then in breach of its obligations restricting solicitations of other proposals and recommending the Merger to its stockholders, and paid a termination fee of $2,000,000; and

(iii)            if the delivery of the Merger Consent had not occurred within 24 hours after the execution of the Merger Agreement.

Effect of Termination

In the event of termination of the Merger Agreement by either Parent or the Company, the Merger Agreement would become void and there would be no further obligation on the part of Parent, Merger Sub or the Company to consummate the Merger, subject to certain exceptions.  Subject to the limitation on liability provisions of the Merger Agreement, the Merger Agreement provides that termination of the Merger Agreement would not relieve any party from liability for any willful and knowing breach of any representation, warranty, covenant or obligation under the Merger Agreement or any action or omission that constitutes fraud.

Termination Payment

The Merger Agreement requires the Company to pay a $2,000,000 termination fee to Parent under certain specified circumstances, including if:

•
Parent terminates the Merger Agreement pursuant to the paragraphs numbered 2(i) or 2(ii) above or the Company terminates the Merger Agreement pursuant to the paragraph numbered 3(i) above, and at or prior to such date an acquisition proposal shall have been made and not withdrawn, and following the termination of the Merger Agreement, the Company consummates an acquisition transaction other than the Merger that was entered into, or recommended by the Board of Directors, within 12 months of such termination;

•	Parent or the Company terminates the Merger Agreement pursuant to the paragraph numbered 2(iii) above prior to obtaining the Merger Consent; or

•	Parent or the Company terminates the Merger Agreement pursuant to the paragraph numbered 4(ii) above prior to obtaining the Merger Consent.

If Parent terminates the Merger Agreement under the paragraph numbered 2(i) above and at the time of such termination (i) all of the conditions to the consummation of the Merger have been satisfied (other than those that relate to the regulatory approvals to be obtained in connection with the transaction) and (ii) as of the date of such termination by Parent the financing commitments to consummate the transaction are no longer in effect on their original terms (as modified with the Company’s consent) for the maximum amount of financing, then the Company will not be required to pay to Parent the $2,000,000 termination fee.

The Merger Agreement requires Parent to pay a $5,250,000 termination fee to the Company in the event that the Company terminates the Merger Agreement pursuant to the paragraph numbered 3(iii) above (or Parent terminates the Merger Agreement pursuant to the paragraph numbered 2(i) above at a time when the Company could have terminated the Merger Agreement pursuant to the paragraph numbered 3(iii)).

Limitations of Liability

The maximum aggregate liability of Parent, Merger Sub and their affiliates (inclusive of the paid or payable portion of the financing termination fee, if any) for damages or otherwise is limited to the amount of the termination fee of $5,250,000.

Specific Performance

The parties are entitled to equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement in addition to any other remedy to which they are entitled at law or in equity. However, the parties have agreed that the Company is entitled to seek specific performance only to enforce Parent's covenants in the Merger Agreement with respect to obtaining the financing of the Merger and that require Parent to draw down the proceeds of the financing when it is available and, following such draw down, consummate the Merger on the terms set forth in the Merger Agreement if the maximum amount of the financing is available to be drawn down by Parent pursuant to the terms of the applicable financing commitments, but is not so drawn down solely as a result of Parent failing to do so in breach of the Merger Agreement.  The Company may not seek specific performance if the Company's failure to perform or comply with any of its obligations with respect to financing materially contributed to the failure of Parent or Merger Sub to perform or comply with such obligation.

Amendments and Waivers

The Merger Agreement may not be amended except by action taken by the parties’ respective boards of directors or pursuant to authority granted by such boards of directors and then only by an instrument in writing signed on behalf of each of the parties to the Merger Agreement and in compliance with applicable law. At any time prior to the effective time of the Merger, subject to limitations under applicable law, the parties to the Merger Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement.

Governing Law and Jurisdiction

The Merger Agreement is governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state without giving effect to the conflict of law principles thereof. Each of the parties to the Merger Agreement irrevocable and unconditionally consented to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any litigation arising out of or relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

OTHER AGREEMENTS

Stockholder Agreement

On January 18, 2013, Parent and Merger Sub entered into the Stockholder Agreement with the Majority Holders.  Pursuant to the Stockholder Agreement, each Majority Holder agreed, among other things, that during the term of the Stockholder Agreement,  it shall not transfer any of the shares of Common Stock or options to purchase Common Stock held by such stockholder or take any actions with respect to acquisition proposals that are prohibited by the non-solicitation provisions in the Merger Agreement.  The restrictions on the Majority Holders and their affiliates terminate on the earliest of:

•	the date the Merger Agreement is validly terminated in accordance with its terms;

•	the effective time of the Merger; and

•	any termination of the Stockholder Agreement in accordance with its terms.

Pursuant to the Stockholder Agreement, Parent agreed that simultaneously with the closing of the Merger it will pay, or cause to be paid, the outstanding principal amount of the Subordinated Notes and accrued and unpaid interest thereon held by certain of the Majority Holders for which Parent has received payoff letters.

The Majority Holders also agreed in the Stockholder Agreement that:

•
subject to certain limited exceptions, until the one-year anniversary of the effective time of the Merger, the Majority Holders will not make any public disclosures with respect to the Merger Agreement or the transaction contemplated thereby without the consent of Parent;

•
subject to certain limited exceptions, the Majority Holders will not solicit any employee of the Company or any of its subsidiaries to leave his or her employment and will not hire or attempt to hire any employee of the Company or any of its subsidiaries, excluding the solicitation or hiring of Rob Cain and/or Paul Bogonis, for the period commencing on the closing of the Merger and ending on the second anniversary of the closing of the Merger; and

•	effective immediately prior to the closing of the Merger, the specified agreements between the Majority Holders and the Company will terminate.

Each of the Majority Holders also agreed (i) effective as of the effective time of the Merger, and subject to certain limited exceptions, to release the Company and its affiliates from pre-closing claims and liabilities, and (ii) subject to certain limited exceptions, not to make any claims against the Company or its affiliates.

The foregoing is a summary of the material provisions of the Stockholder Agreement and is qualified in its entirety by reference to the complete text of the Stockholder Agreement, which is attached as Annex D to this information statement and is incorporated into this information statement by reference.  This summary does not purport to be complete and may not contain all the information about the Stockholder Agreement that is important to you.  We urge you to read the Stockholder Agreement carefully and in its entirety.

MARKET PRICES OF COMMON STOCK AND DIVIDEND INFORMATION

Our Common Stock is currently quoted on the OTCQB under the symbol “TNIX.”  As of May 7, 2013, there were 5,138,561 shares of Common Stock outstanding, held by approximately 106 stockholders of record.  The following table sets forth, for the indicated fiscal periods, the reported high and low sales price per share of Common Stock, as reported on the OTCQB.  We have never paid dividends on shares of our Common Stock.

For the year ended December 31, 2013	High	Low
Second Quarter (through May 7, 2013)	$7.00	$6.85
First Quarter	$7.40	$.40

For the year ended December 31, 2012	High	Low
Fourth Quarter	$1.29	$.24
Third Quarter	$1.50	$.24
Second Quarter	$1.50	$.62
First Quarter	$1.75	$.90

For the year ended December 31, 2011	High	Low
Fourth Quarter	$2.75	$1.00
Third Quarter	$5.14	$1.00
Second Quarter	$5.25	$1.25
First Quarter	$3.38	$2.63

The closing sale price of our Common Stock on January 18, 2013, which was the last trading day before the announcement of the execution of the Merger Agreement, was $0.65 per share.  On May 7, 2013, the most recent practicable date prior to the date of this information statement, the closing sale price of our Common Stock was $6.92 per share.  You are encouraged to obtain current market quotations for our Common Stock.

DISSENTER’S RIGHTS

The discussion of the provisions set forth below is not intended to be a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached as Annex B to this information statement. Stockholders intending to exercise appraisal rights should carefully review Annex B. Failure to follow precisely any of the statutory procedures set forth in Annex B may result in a loss or waiver of these rights.

If the Merger is completed, holders of our Common Stock who did not consent to the adoption of the Merger Agreement and who precisely follow the procedures specified in Section 262 of the DGCL within the appropriate time periods will be entitled to have their shares of our Common Stock appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares in cash as determined by such court in lieu of the consideration that such stockholders would otherwise be entitled to receive pursuant to the Merger Agreement.

The following is a brief summary of Section 262, which sets forth the procedures for holders of Common Stock who did not consent to the adoption of the Merger Agreement and decide to exercise their statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective date of the Merger.

Under Section 262, where a merger is adopted by stockholders by written consent in lieu of a meeting of stockholders, either the constituent corporation before the effective date of the merger or the surviving or resulting corporation after the merger, within 10 days after the effective date of the merger, must notify each stockholder of the constituent corporation entitled to appraisal rights of the approval of the merger and that appraisal rights are available, and must include in such notice a copy of Section 262. This notice and this information statement constitute notice to holders of Common Stock concerning the availability of appraisal rights under Section 262, and Section 262 is attached to this information statement as Annex B.

Holders of shares of our Common Stock who desire to exercise their appraisal rights must deliver a written demand for appraisal to Telanetix not later than [               ], 2013 (which is 20 days after the date of mailing of this information statement). A stockholder who elects to exercise appraisal rights should mail or deliver the written demand to Telanetix at 11201 SE 8th Street, Suite 200, Bellevue, Washington 98004, Attention: Paul Bogonis, Chief Financial Officer. A demand for appraisal must be executed by or for the stockholder of record and must reasonably inform Telanetix of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of our Common Stock.

Only a holder of record of our Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder’s name. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by the fiduciary in such capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner or owners. If a stockholder holds shares of our Common Stock through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of our Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand should set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of our Common Stock outstanding in the name of such record owner.

A person having a beneficial interest in our Common Stock held of record in the name of another person, such as a broker, depositary or other nominee, must act promptly to cause the record holder to follow the procedures set forth in Section 262 in a timely manner to perfect any appraisal rights. Stockholders who hold their shares of Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such brokers or nominees.

Prior to the Merger or within 10 days after the effective time of the Merger, we must provide notice of the effective time of the Merger to all of our stockholders entitled to appraisal rights. If this notice is sent more than 20 days after the sending of this information statement, we will only send it to stockholders who are entitled to appraisal rights and who have demanded appraisal in accordance with Section 262.

Within 120 days after the effective date of the Merger, any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Telanetix, as the surviving corporation in the Merger, must mail any such written statement to the stockholder within 10 days after the stockholders’ request is received by us or within 10 days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later.

Within 120 days after the effective date of the Merger, either Telanetix or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Telanetix shares of Common Stock of stockholders entitled to appraisal rights. We have no obligation, and no present intention, to file such a petition. If no petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. Accordingly, it is the obligation of the holders of our Common Stock to initiate all necessary action to perfect their appraisal rights in respect of such shares of Common Stock within the time prescribed in Section 262.

Upon the filing of a petition for appraisal by a stockholder in accordance with Section 262, service of a copy must be provided to us. Within 20 days after service, we must file in the office of the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. The Delaware Register in Chancery, if so ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by us. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid, if any, upon the amount determined to be the fair value. When the fair value is so determined, the Delaware Court of Chancery will direct the payment by Telanetix, as the surviving corporation of the Merger, of such value, with interest thereon to be paid in accordance with Section 262 of the DGCL and as the Delaware Court of Chancery so determines, to the stockholders entitled thereto, upon the surrender to Telanetix by such stockholders of such shares of Common Stock. Unless the Delaware Court of Chancery, in its discretion, sets a different interest rate for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the Merger through the date on which the judgment is paid at 5.0% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment.

In determining "fair value" of shares, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, the Court of Chancery has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy.

Telanetix stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would have received pursuant to the Merger Agreement if they had not sought appraisal of their shares and that opinions of investment banking firms as to the fairness of the Merger Consideration, from a financial point of view, are not necessarily opinions as to the fair value thereof to be determined by the Delaware Court of Chancery under Section 262 of the DGCL. Moreover, Telanetix does not anticipate offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of our Common Stock is less than the Per Share Merger Consideration. The costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and assessed against the parties as the Delaware Court of Chancery deems equitable under the circumstances. However, costs do not include attorney and expert witness fees. Upon application of a stockholder seeking appraisal, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of an assessment, each party must bear his, her or its own expenses.

Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the Merger, be entitled to vote for any purpose the shares subject to appraisal or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the Merger.

At any time within 60 days after the effective date of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the Merger Agreement by delivering a written withdrawal of such demand to the Company. After this 60-day period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the Merger Agreement only with our consent. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective date of the Merger, stockholders’ rights to appraisal (if available) will cease. Inasmuch as we have no obligation or present intention to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal may be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, which approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, except that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms of the Merger within 60 days after the effective date of the Merger.

Failure by any stockholder to comply fully with the procedures described above and set forth in Annex B to this information statement may result in loss of the stockholder’s appraisal rights. If you properly demand appraisal of your shares of our Common Stock under Section 262 of the DGCL and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares of our Common Stock will be converted into the right to receive the Merger Consideration.

If you are considering whether to demand appraisal of the fair value of your shares of Common Stock of the Company, you are urged to consult your own legal counsel.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 26, 2013 for:

•	each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The information in the following table has been presented in accordance with the rules of the SEC, which provide that beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights.  Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Except as indicated below and under applicable community property laws, we believe that the beneficial owners identified in this table have sole voting and investment power with respect to all shares beneficially owned by such beneficial owner.

Percentage of beneficial ownership is based on 5,138,561 shares of Common Stock outstanding as of April 26, 2013.

Information with respect to beneficial ownership has been furnished by each director, executive officer or five percent or more stockholder, as the case may be.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Hale Capital Partners, LP (1)	2,905,959	56.6%
Hale Fund Management LLC (2)	1,452,983	28.3%

Named Executive Officers and Directors:
Paul C. Bogonis (3)	74,598	**
Rob Cain (4)	106,253	2.1%
Steven J. Davis (5)	11,862	**
Charles Hale (6)	-
Martin Hale, Jr. (1)(2)	4,358,942	84.8%
Douglas N. Johnson (7)	194,412	3.8%
David A. Rane (8)	7,334	**
All Executive Officers and Directors as a Group (7 persons)	4,753,401	92.5%

*         Each stockholder may be contacted at our corporate offices unless otherwise indicated in the footnotes below.  The address of our corporate offices is 11201 SE 8th Street, Suite 200, Bellevue, WA 98004.

**       Less than one percent.

(1)
Consists of 2,905,959 shares of Common Stock held by HCP-TELA, LLC ("HCPT").  Hale Capital Partners, LP, a Delaware limited partnership ("HCP"), is the managing member of HCPT. Hale Fund Partners, LLC, a Delaware limited liability company ("HFP"), is the general partner of HCP. Martin M. Hale, Jr., an individual, is the managing member and sole owner of HFP, and as such, has the power to direct the vote and disposition of these shares. Mr. Hale and each of the foregoing entities, other than HCPT, solely with respect to the Common Stock deemed beneficially owned by them respectively, disclaims ownership of all shares held by HCPT. This stockholder’s address is 570 Lexington Avenue, 49th Floor, New York, NY 10022.

(2)
Consists of 622,707 shares of Common Stock held by EREF-TELA, LLC ("EREF") and 830,276 shares of Common Stock held by CBG-TELA, LLC ("CBG"). Hale Fund Management, LLC, a Delaware limited liability company ("HFM"), is the manager of each of EREF and CBG.  Martin M. Hale, Jr., an individual, is the chief executive officer and sole owner of HFM, and as such, has the power to direct the vote and disposition of these shares. Mr. Hale and each of the foregoing entities, other than EREF and CBG solely with respect to the Common Stock deemed beneficially owned by them respectively, disclaims ownership of all shares held by EREF and CBG. This stockholder’s address is 570 Lexington Avenue, 49th Floor, New York, NY 10022.

(3)
Consists of 2,000 shares of Common Stock and 72,598 shares of Common Stock issuable upon the exercise of stock options.  Excludes 72,600 shares of Common Stock issuable upon the exercise of performance based stock options that did not have a reasonable likelihood of vesting within 60 days of April 26, 2013.

(4)
Consists of 16,102 shares of Common Stock and 90,151 shares of Common Stock issuable upon the exercise of stock options.  Excludes 90,155 shares of Common Stock issuable upon the exercise of performance based stock options that did not have a reasonable likelihood of vesting within 60 days of April 26, 2013.

(5)	Consists of 6,528 shares of Common Stock as to which Mr. Davis has shared voting and investment power and 5,334 shares of Common Stock issuable upon the exercise of stock options.

(6)
Excludes shares held by CBG. Mr. C. Hale is the investment advisor to the Charles Hale Family 2009 Irrevocable Trust (the "Trust"). The Trust is a member of CBG, holding 25% of the membership units of CBG. See footnote 2 above for information regarding the holdings of our shares by CBG. HFM is the sole manager of CBG. Neither Mr. C. Hale nor the Trust has the power to vote or dispose of, or the power to direct the voting or disposition of, the shares owned by CBG, however, HFM is required to obtain the prior written consent of the members of CBG before disposing of the shares owned by CBG. While the members of CBG have the right to reject a decision concerning the disposition of securities held by CBG, including our shares, the Trust's ownership interest in CBG is not sufficient for the Trust to reject a dispositive decision on its own.  Mr. C. Hale therefore disclaims beneficial ownership of the shares held by CBG.

(7)
Consists of 38,209 shares of Common Stock and 156,203 shares of Common Stock issuable upon the exercise of stock options.  Excludes 120,205 shares of Common Stock issuable upon the exercise of performance based stock options that did not have a reasonable likelihood of vesting within 60 days of April 26, 2013.

(8)	Consists of 2,000 shares of Common Stock and 5,334 shares of Common Stock issuable upon the exercise of stock options.

Changes In Control

As a result of the Merger, the Company will become a wholly owned subsidiary of Parent.

WHERE TO FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such document at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings are also available to the public at the SEC’s website at www.sec.gov or at the Company’s website at www.telanetix.com. Our website address is being provided as an inactive textual reference only. The information provided on our website is not part of this information statement.

Parent and Merger Sub have supplied, and the Company has not independently verified, the information in this information statement relating to Parent and Merger Sub.

Some banks, brokers and other nominee record holders participate in the practice of "householding". This means that only one copy of this information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of this information statement to any stockholder upon written or oral request. To make such a request, please contact us at Telanetix, Inc., Corporate Secretary; 11201 SE 8th St. Suite #200, Bellevue, Washington 98004 or call us at (206) 621-3500. Any stockholder who wants to receive separate copies of any future annual report, proxy statement or information statement, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his or her bank, broker, or other nominee record holder, or he or she may contact us at the above address and phone number.

Annex A

AGREEMENT AND PLAN OF MERGER

DATED AS OF JANUARY 18, 2013

BY AND AMONG

INTERMEDIA HOLDINGS, INC.,

SIERRA MERGER SUB CO.

AND

TELANETIX, INC.

ARTICLE 1 THE MERGER		2
1.1	THE MERGER	2
1.2	EFFECTIVE TIME OF THE MERGER	2
1.3	CLOSING	2
1.4	EFFECTS OF THE MERGER	3
1.5	FURTHER ASSURANCES	3
ARTICLE 2 THE SURVIVING CORPORATION		3
2.1	ARTICLES OF INCORPORATION	3
2.2	BYLAWS	3
2.3	DIRECTORS AND OFFICERS	3
ARTICLE 3 EFFECT OF THE MERGER		4
3.1	CONVERSION OF CAPITAL STOCK	4
3.2	EXCHANGE OF CERTIFICATES AND MERGER CONSIDERATION.	4
3.3	STOCK TRANSFER BOOKS	6
3.4	TREATMENT OF COMPANY STOCK-BASED SECURITIES.	6
3.5	DISSENTING SHARES	7
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF COMPANY		8
4.1	ORGANIZATION AND QUALIFICATION	8
4.2	CAPITALIZATION.	9
4.3	SUBSIDIARIES.	11
4.4	AUTHORITY; NON-CONTRAVENTION; APPROVAL.	12
4.5	SEC MATTERS	14
4.6	ABSENCE OF UNDISCLOSED LIABILITIES	16
4.7	ABSENCE OF CERTAIN CHANGES OR EVENTS	16
4.8	LITIGATION	17
4.9	NO VIOLATION OF LAW.	17
4.10	PERMITS	18
4.11	COMPLIANCE WITH AGREEMENTS	18
4.12	TAXES	19
4.13	EMPLOYEE BENEFIT PLANS; ERISA.	20
4.14	LABOR; EMPLOYMENT MATTERS	23

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4.15	REAL ESTATE; PROPERTIES	23
4.16	ENVIRONMENTAL MATTERS	25
4.17	CONTRACTS AND COMMITMENTS.	26
4.18	INTELLECTUAL PROPERTY RIGHTS.	29
4.19	ANTI-TAKEOVER LAW INAPPLICABLE; NO RIGHTS PLAN	32
4.20	ADVISORS’ FEES	33
4.21	OPINION OF FINANCIAL ADVISOR	33
4.22	CERTAIN LOANS AND OTHER TRANSACTIONS	33
4.23	INSURANCE	34
4.24	NO OTHER REPRESENTATIONS AND WARRANTIES	34
4.25	SUBSTANTIAL CUSTOMERS, REFERRAL PARTNERS AND SUPPLIERS.	34
4.26	EXPORT CONTROL LAWS.	35
4.27	COMPLETE COPIES OF MATERIALS	35
4.28	INFORMATION STATEMENT	35
4.29	FULL DISCLOSURE	35
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		36
5.1	ORGANIZATION AND QUALIFICATION	36
5.2	AUTHORITY; NON-CONTRAVENTION; APPROVALS.	36
5.3	LITIGATION	37
5.4	SOLVENCY	37
5.5	FINANCING.	38
5.6	PARENT INFORMATION	39
5.7	MERGER SUB	39
5.8	NO OWNERSHIP OF CAPITAL STOCK	39
5.9	OTHER AGREEMENTS OR UNDERSTANDINGS	39
5.10	NO OTHER REPRESENTATIONS AND WARRANTIES	39
5.11	COMPLIANCE WITH LAWS	39
ARTICLE 6 COVENANTS		40
6.1	CONDUCT OF BUSINESS	40
6.2	COMPANY FORBEARANCES	40
6.3	CONTROL OF OPERATIONS	44
6.4	SOLICITATION BY COMPANY.	44

6.5	REGULATORY AND GOVERNMENTAL MATTERS.	48
6.6	INFORMATION STATEMENT; MERGER CONSENT.	49
6.7	AGREEMENT TO COOPERATE.	51
6.8	ACCESS TO INFORMATION.	52
6.9	EXPENSES AND FEES	53
6.10	PUBLIC STATEMENTS	53
6.11	EMPLOYEE MATTERS.	53
6.12	NOTIFICATION OF CERTAIN MATTERS	55
6.13	DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE	55
6.14	STOCKHOLDER LITIGATION	57
6.15	DE-REGISTRATION	57
6.16	TERMINATION OF COMPANY PLANS	57
6.17	FINANCING.	58
6.18	COOPERATION.	61
6.19	OUTSTANDING CAPITALIZATION; EXPENSES.	61
6.20	OTHER.	65
ARTICLE 7 CONDITIONS TO THE MERGER		67
7.1	CONDITIONS TO THE OBLIGATIONS OF EACH PARTY	67
7.2	CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB	67
7.3	CONDITIONS TO THE OBLIGATIONS OF THE COMPANY	70
ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER		70
8.1	TERMINATION	70
8.2	EFFECT OF TERMINATION	73
8.3	TERMINATION PAYMENT.	74
8.4	AMENDMENT	76
8.5	WAIVER	76
ARTICLE 9 GENERAL PROVISIONS		76
9.1	NON-SURVIVAL	76
9.2	NOTICES	77
9.3	INTERPRETATION	78
9.4	ENTIRE AGREEMENT; ASSIGNMENT	78
9.5	GOVERNING LAW	78
9.6	JURISDICTION	78

9.7	ENFORCEMENT	79
9.8	COUNTERPARTS	79
9.9	PARTIES IN INTEREST	80
9.10	SEVERABILITY	80
9.11	WAIVER OF TRIAL BY JURY	80
9.12	EXHIBITS AND COMPANY DISCLOSURE SCHEDULE	80
9.13	REPRESENTATION OF COMPANY AND ITS AFFILIATES	80
9.14	PARENT GUARANTEE	80

Exhibits

Exhibit A-1	List of Significant Holders
Exhibit A-2	Form of Stockholder Action by Written Consent
Exhibit B	Definitions
Exhibit C	Form of Certificate of Merger

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of January 18, 2013 (this “Agreement”) is by and among Intermedia Holdings, Inc., a Delaware corporation (“Parent”), Sierra Merger Sub Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Telanetix, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall merge with and into the Company, with the Company surviving the Merger as a wholly-owned Subsidiary of Parent (the “Merger”), pursuant to which each issued and outstanding share of common stock, $0.0001 par value per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock owned directly or indirectly by Parent, Merger Sub or the Company and other than Dissenting Shares, shall be converted into the right to receive an amount of cash, without interest, equal to the Per Share Merger Consideration and subject to withholding of any applicable Taxes as required by Law;

WHEREAS, the Board of Directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”) has unanimously, of those directors voting, (i) determined and declared that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interest of the Company and its stockholders, (ii) adopted this Agreement and approved the execution, delivery and performance of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby in accordance with this Agreement and in accordance with the provisions of the Delaware General Corporation Law, as amended (the “DGCL”), (iii) unanimously, of those directors voting, resolved (without limiting Section 6.4(d) (Change in Recommendation; Termination)) to recommend the adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby by the stockholders of the Company (the determination and adoption described in clauses (i) and (ii), the “Company Board Determination”) and the recommendation described in clause (iii), the “Company Board Recommendation”);

WHEREAS, the Board of Directors of Parent and the Board of Directors of Merger Sub have (i) declared it advisable to enter into this Agreement and (ii) adopted this Agreement and approved the execution, delivery and performance of this Agreement by Parent and Merger Sub, respectively, and the consummation of the Merger and the other transactions contemplated hereby (the Merger and the other transactions contemplated hereby, collectively, the “Transactions”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a material inducement to Parent’s willingness to enter into this Agreement, the holders of Company Common Stock set forth on Exhibit A-1 (the “Significant Holders”), are executing a Stockholder Agreement with Parent (the “Stockholder Agreement”);

WHEREAS, promptly following the execution and delivery of this Agreement, the Company will seek to obtain (and deliver to Parent) an irrevocable action by written consent, in the form attached hereto as Exhibit A-2 (each, a “Stockholder Written Consent”), from the Significant Holders, which Significant Holders collectively hold a sufficient number of shares of Company Common Stock to represent the Required Company Stockholder Approval.

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WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Transactions contemplated hereby and to prescribe certain conditions to the Merger;

WHEREAS, certain definitions of capitalized terms used in this Agreement but not otherwise defined herein are set forth in Exhibit B hereto.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
THE MERGER

1.1 The Merger.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, in accordance with the DGCL, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease.  The Company shall be the surviving corporation in the Merger (hereinafter referred to as the “Surviving Corporation”), and upon the effectiveness of the Merger, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article 2.

1.2 Effective Time of the Merger.  Subject to the terms and conditions hereof, as soon as practicable following the Closing on the Closing Date, the Company and Parent will cause the certificate of merger attached hereto as Exhibit C (the “Certificate of Merger”) to be duly executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and shall take all such reasonable further actions as may be required by Law to make the Merger effective.  The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the office of the Secretary of State of the State of Delaware or at such later date and time as Parent and the Company shall agree and specify in the Certificate of Merger (the “Effective Time”).

1.3 Closing.  The closing of the Merger (the “Closing”) shall take place as promptly as practicable, but in no event later than 10:00 a.m. California time on the earlier of  (i) the first (1st) Business Day after 15 calendar days following the satisfaction or waiver (to the extent permitted hereunder and subject to applicable law) of the conditions set forth in Article 7 (other than those conditions that, by their terms, are to be satisfied on the Closing Date, but subject to the satisfaction or waiver (to the extent permitted hereunder and subject to applicable law) of such conditions at the Closing), and (ii) the Company Outside Date, subject to the satisfaction or waiver as of the Company Outside Date (to the extent permitted hereunder and subject to applicable law) of the conditions set forth in Article 7 (other than those conditions that, by their terms, are to be satisfied on the Closing Date, but subject to the satisfaction or waiver (to the extent permitted hereunder and subject to applicable law) of such conditions at the Closing, in each case, unless another time or date is agreed to in writing by the parties hereto; provided, however, that notwithstanding the foregoing, and without limiting the terms, operation or obligations under, Section 6.17 (Financing), Section 8.1(b)(ii) (Company Outside Date), Section 8.1(h) (Failure to Close), Section 8.3(a)(iv) (Termination Payment) and Section 9.7 (Enforcement), the failure of Parent and Merger Sub to close the Transactions when the maximum amount of the Financing is not available to be drawn down pursuant to the terms of the applicable financing agreements, shall not be considered a failure to perform or breach of this Agreement by Parent or Merger Sub.  The Closing shall be held at the offices of Holland & Knight LLP, 1600 Tysons Boulevard, Suite 700, McLean, Virginia 22102, unless another place is agreed to in writing by the parties hereto.  The date on which the Closing actually takes place shall be referred to herein as the “Closing Date”.

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1.4 Effects of the Merger.  The Merger shall have the effects set forth in the DGCL with respect to the merger of domestic corporations.

1.5 Further Assurances.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company acquired or to be acquired by reason of, or as a result of, the Merger, the Company agrees that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Company or otherwise to take any and all such actions.

ARTICLE 2
THE SURVIVING CORPORATION

2.1 Articles of Incorporation.  The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation after the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company, until thereafter amended in accordance with its terms and as provided in the DGCL.

2.2 Bylaws.  The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation after the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company, and thereafter may be amended in accordance with its terms and as provided by the articles of incorporation of the Surviving Corporation and the DGCL.

2.3 Directors and Officers.  The directors and officers of Merger Sub in office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation as of the Effective Time, and thereafter such directors and officers shall serve in accordance with the bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

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ARTICLE 3
EFFECT OF THE MERGER

3.1 Conversion of Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub, or any holder of any stock or other equity ownership interest of the Company, Parent or Merger Sub:

(a) Conversion of Shares.  Each share (each, a “Share” and collectively, the “Shares”) of the Company Common Stock issued and outstanding immediately prior to the Effective Time (except as otherwise provided in this Section 3.1 (Conversion of Capital Stock) and Shares (“Dissenting Shares”) that are, as of immediately prior to the Effective Time, owned by stockholders (“Dissenting Stockholders”) who have perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the DGCL with respect to such Shares) shall be converted into the right to receive, subject to applicable withholding Taxes required by Law, the Per Share Merger Consideration.  All such Shares, when so converted, no longer shall be outstanding and automatically shall be cancelled and retired and shall cease to exist, and each holder of a certificate evidencing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration therefor, subject to applicable withholding Tax required by Law, upon the surrender of such certificate in accordance with Section 3.2 (Exchange of Certificates and Merger Consideration).

(b) Treasury Shares; Parent and Merger Sub Owned Shares. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any subsidiary of Parent or the Company, if any, immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

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(c) Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole stockholder of Merger Sub, each issued and outstanding share of common stock of Merger Sub shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

3.2 Exchange of Certificates and Merger Consideration.

(a) Exchange Agent.  On the Closing Date, Parent will deposit, or cause to be deposited, with a bank or trust company designated by Parent (the “Exchange Agent”), for the benefit of the holders of Shares, the cash required to make payments in respect of the Merger consideration as required by Sections 3.1(a) (Conversion of Shares) (such cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”).  The Exchange Agent will, pursuant to irrevocable instructions, deliver the cash payments contemplated to be issued pursuant to Section 3.1(a) (Conversion of Shares) out of the Exchange Fund.  The Exchange Fund will not be used for any other purpose.

(b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding Shares (the “Certificates”), and whose Shares were converted into the right to receive the applicable Per Share Merger Consideration pursuant to Section 3.1 (Conversion of Capital Stock), (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, shall include a release in form reasonably agreeable by Parent and the Company, and shall be in such form and have such other provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration for each Share evidenced thereby.  Upon surrender of Certificates for cancellation to the Exchange Agent, together with such duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Certificates shall be entitled to receive in exchange therefor the Per Share Merger Consideration for each Share formerly evidenced thereby, in accordance with Section 3.1(a) (Conversion of Shares), and the Certificates so surrendered shall be canceled.  After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock.  Until surrendered as provided in this Section 3.2(b) (Exchange Procedures), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration for each Share evidenced thereby.  No interest will be paid or accrue on any amounts payable upon surrender of any Certificate.

(c) No Further Ownership Rights in Shares.  All Merger consideration paid upon exchange of the Shares in accordance with the terms hereof will be deemed to have been paid in full satisfaction of all rights pertaining to such Shares so exchanged.

(d) Termination of Exchange Fund.  Any portion of the Exchange Fund that remains undistributed to the holders of Shares for six (6) months after the Effective Time will be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article 3 will thereafter look only to Parent for payments in respect of the applicable Merger consideration payable pursuant to this Agreement.  Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

(e) No Liability.  None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any Certificates shall not have been surrendered prior to two (2) years after the Effective Time (or immediately prior to such earlier date on which any of the Merger consideration would otherwise escheat or become the property of any Governmental Entity), any amounts payable in respect thereof shall, to the extent permitted by law, become the property of Parent, free and clear of all claims or interest on any person previously entitled thereto.

(f) Tax Withholding.  Each of the Surviving Corporation and Parent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required by Law to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.  Any amounts deducted and withheld from the consideration otherwise payable pursuant to this Agreement shall be remitted by Parent or the Surviving Corporation to the appropriate Governmental Entity on a timely basis.

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(g) Lost, Stolen or Destroyed Certificates.  If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger consideration payable pursuant to Section 3.1(a) (Conversion of Shares) with respect to the Shares evidenced by such Certificate.

(h) Repayment of Indebtedness.  On the Closing Date, and in any event prior to or simultaneous with the Closing, the Parent shall pay, or cause to be paid, all outstanding Indebtedness of the Company, set forth on Section 4.2(d) of the Company Disclosure Schedule for which Parent has received a Payoff Letter.

3.3 Stock Transfer Books.  At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company, except for the right to receive the Merger consideration pursuant to Section 3.1(a) (Conversion of Shares), without interest.  At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares which were outstanding immediately prior to the Effective Time shall thereafter be made.  If, after the Effective Time, subject to the terms and conditions of this Agreement, Certificates formerly evidencing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger consideration in accordance with this Article 3.

3.4 Treatment of Company Stock-Based Securities.

(a) Treatment of Company Stock Options and Warrants.  The Company shall take all actions, if required, to provide that (i) each outstanding option to purchase shares of Company Common Stock (a “Company Stock Option”) and granted under any stock option plan, program or agreement to which the Company or any of its subsidiaries is a party (the “Company Stock Option Plans”), whether or not then exercisable and (ii) each outstanding warrant to purchase shares of Company Common Stock (a “Company Warrant”), shall, as of the Effective Time, be cancelled, and the holder thereof shall be entitled to the right to receive, without any interest thereon, (including as provided pursuant to Section 6.19(h) and Section 6.20(b)), an amount in cash payable immediately following the cancellation of such Company Stock Option or Company Warrant, as the case may be, equal to (i) the number of shares of Company Common Stock subject to the Company Stock Option or Company Warrant, as the case may be, in each case, as of immediately prior to the Effective Time and (ii) the difference (if any) between (x) the Per Share Merger Consideration and (y) per share purchase price with respect to such Company Stock Option or Company Warrant, as the case may be.  Such cash payment shall be subject to and reduced by all applicable Taxes required by Law to be withheld in respect of such payment; provided, that no such cancellation or action by the Company shall be required with respect to any such Company Warrant, if the holder thereof, by the terms thereof, is only entitled to receive immediately prior to the Effective Time, the amount set forth above.  Notwithstanding the foregoing, at least 20 days prior to the Closing, the Company shall provide a notice of the Transaction to each holder of a Company Stock Option and/or Company Warrant in a form reasonably acceptable to Parent, which shall indicate for each holder the number of securities held by such holder and the related exercise price; provided, however, such notice shall not be required to be delivered with respect to a Company Warrant to the extent the warrant will terminate prior to the Closing in accordance with its terms.  The surrender of a Company Stock Option or Company Warrant in exchange for the consideration contemplated by this Section 3.4(a) (Treatment of Company Stock Options and Warrants) shall be deemed a release of any and all rights the holder had or may have had in respect thereof; provided, that for any Company Stock Option or Company Warrant where no payment is required to be made under this Section 3.4(a) (Treatment of Company Stock Options and Warrants) because such payment amount would be equal to or less than zero, such Company Stock Option or Company Warrant will be cancelled and terminated at the Effective Time without any exercise thereof or further action with respect thereto, and no payment shall be made with respect thereto.  The Company shall take all actions, if required, to provide that, upon the Effective Time, (i) the Company Stock Option Plans and any similar plan or agreement of the Company shall be terminated, and (ii) no holder of any Company Stock Option or Company Warrant will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise of any Company Stock Option or Company Warrant, as the case may be.

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(b) Payment of Option and Warrant Consideration.  Simultaneously with the consummation of the Merger, Merger Sub shall pay to the Company an amount in cash equal to the aggregate amount of consideration to be paid to holders of Company Stock Options and/or Company Warrants, as the case may be pursuant to this Section 3.4 (Treatment of Company Stock-Based Securities), and the Surviving Corporation shall cause such consideration to be paid to such holders promptly (in no event later than one (1) Business Day) following the Closing.

(c) Corporate Actions; Rule 16b-3.  The Company shall take all steps reasonably required to cause the transactions contemplated by this Section 3.4 (Treatment of Company Stock-Based Securities), including, but not limited to, adopting all resolutions, giving all timely notices, obtaining all necessary consents from each holder of Company Stock Options or Company Warrants, as the case may be and take any other actions which are necessary, including with each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act, to be exempt under Rule 16b-3 of the Exchange Act.  The form and substance of any such resolutions, notices, and consents shall be subject to review and approval of Parent, such approval not to be unreasonably withheld or delayed.

3.5 Dissenting Shares.  No Person who, prior to the Effective Time, has perfected a demand for appraisal rights pursuant to Section 262 of the DGCL with respect to any Dissenting Shares shall be entitled to receive the Per Share Merger Consideration with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn (in accordance with Section 262(k) of the DGCL) or lost such Person’s right to appraisal pursuant to the DGCL with respect to such Dissenting Shares and such shares of Company Common Stock shall thereupon cease to constitute Dissenting Shares, and each such share of Company Common Stock shall, to the fullest extent permitted by applicable law, thereafter be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Per Share Merger Consideration as provided in Section 3.1(a) (Conversion of Shares). Unless and until a Dissenting Stockholder shall have effectively so withdrawn or lost such Dissenting Stockholder’s right to appraisal pursuant to the DGCL with respect to such Dissenting Shares, such Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to such Dissenting Shares.  The Company shall give Parent (i) prompt written notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to Company stockholders’ rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal by Company stockholders under the DGCL.  The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands, waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL, or agree to do any of the foregoing.

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as disclosed in the disclosure schedule (the “Company Disclosure Schedule”) delivered by the Company to Parent prior to the execution of this Agreement (which schedule sets forth items of disclosure with specific reference to the particular section or subsection of this Agreement to which the information in the Company Disclosure Schedule relates; provided, however, that, notwithstanding anything in this Agreement to the contrary (i) any information set forth in one section of the Company Disclosure Schedule will be deemed to apply to each other section or subsection of this Agreement if and to the extent it is reasonably apparent from the disclosed information that such disclosure applies to such other representations and warranties; and (ii) the inclusion of an item in such Schedule as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or could have, a Company Material Adverse Effect), the Company represents and warrants to Parent and Merger Sub:

4.1 Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.  The Company is qualified to do business and is in good standing in each jurisdiction in which the assets and properties owned, leased and operated by it, or the nature of the business conducted by it, makes such qualification necessary, except where the failure to be so qualified or in good standing would not be material to the Company.  True, accurate and complete copies of (i) the Company’s Certificate of Incorporation and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, (the “Company Organization Documents”) and (ii) the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Subsidiaries held since January 1, 2010, have heretofore been made available to Parent, except that appropriate redactions have been made thereto to remove certain information in the Special Committee minutes that it deems appropriate and in the Board of Director minutes with respect to Alternative Transactions contemplated by the Company as an alternative to the Transactions contemplated hereby.  The Company is not in violation of its Certificate of Incorporation or Bylaws.  Section 4.1 of the Company Disclosure Schedule lists the current directors and officers of each of the Company and its Subsidiaries.

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4.2 Capitalization.

(a) Capital Structure.  The authorized capital stock of the Company consists of 8,133,333 shares, of which 8,000,000 shares are designated Company Common Stock and 133,333 shares are designated preferred stock, par value $0.0001 per share (the “Preferred Stock”).  At least eighty-three percent (83%) of the issued and outstanding Shares are owned beneficially and of record by the Significant Holders.  As of the date of this Agreement, (i) 5,120,102 shares of Company Common Stock and no shares of Preferred Stock, were issued and outstanding, (ii) no shares of Company Common Stock and no shares of Preferred Stock were held in treasury, (iii) options to purchase 1,183,056 shares of Company Common Stock were issued and outstanding and (iv) warrants to purchase 36,661 shares of Company Common Stock were issued and outstanding.  As of the date hereof, the Company has (A) reserved 1,307,122 shares of Company Common Stock for issuance under the Company’s 2010 Stock Plan and (B) reserved 206,667 shares of Company Common Stock for issuance under the Company’s 2005 Stock Plan.  Other than the Company’s 2005 Option Plan and 2010 Option Plan, neither the Company nor any of its Subsidiaries maintains nor has any obligations under any stock option plan or other equity compensation related plans or agreements.  All of the issued and outstanding shares of Company Common Stock have been, and all shares of capital stock of the Company issuable upon the exercise of outstanding securities when issued will be, duly authorized and are validly issued and are fully paid and nonassessable.  No issued and outstanding shares of the Company’s capital stock are subject to a repurchase or redemption right or right of first refusal or condition of forfeiture in favor of the Company, and no shares of Company Common Stock are subject to vesting restrictions.  Since September 30, 2008, the Company has not declared or paid, or become responsible to declare or pay, and the Company is not responsible for or have any obligation to declare or pay, a dividend or other distribution on its securities or otherwise combined, split, recapitalized or taken similar actions with respect to its outstanding capital stock.  All securities repurchased, redeemed or reacquired by the Company were reacquired in compliance, in all material respects, with (i) the applicable provisions of the DGCL and all other applicable Laws, and (ii) all requirements, in all material respects, set forth in applicable Contracts with securityholders applicable therein.

(b) No Other Equity Securities; No Voting or Other Rights.  Except for the issued and outstanding shares of Company Common Stock described in Section 4.2(a) (Capital Structure), there are no issued or outstanding shares of capital stock or other equity securities of the Company.  There are no outstanding (and the Company does not have any obligations to grant or issue any) subscriptions, options, Contracts, commitments, restrictions, stock appreciation rights, phantom stock, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other Contract and also including any rights plan or other anti-takeover agreement, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Company’s capital stock or other securities of the Company and the Company is not in breach, and has no liabilities, under any such agreement.  There are no voting trusts  proxies or other Contracts or understandings to which the Company is a party or is bound with respect to the voting of any shares of the Company’s capital stock, the acquisition (including rights of co-sale, first refusal, antidilution or pre-emptive rights), disposition, registration of securities of the Company, or other rights of securityholders, or obligations of the Company, with respect to the securities of the Company. The Company has complied in all material respects with all obligations of the Company to register its securities pursuant to such agreements. Section 4.2(c) of the Company Disclosure Schedule sets forth the number of shares of Company Common Stock issuable, as of the date of this Agreement, upon (i) the exercise of outstanding Company Stock Options and (ii) the exercise of outstanding Company Warrants.  The Company Stock Options and Company Warrants are collectively referred to as “Company Stock-Based Securities”.  All shares of Company Common Stock issuable upon exercise of Company Stock Options or other Company Stock-Based Securities have been duly reserved for issuance by the Company, and upon issuance of such shares of Company Common Stock in accordance with the terms of the applicable Company Plan or other arrangement, will be duly authorized, validly issued and fully paid and non-assessable and will not be subject to any preemptive or similar rights.  Neither the Company nor any of its Subsidiaries has granted any preemptive rights, anti-dilutive rights, rights of first refusal with respect to its shares of capital stock that are in effect, and none of the outstanding securities of the Company or its Subsidiaries were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of the Company or its Subsidiaries.  All securities of the Company and its Subsidiaries (including all shares of Company Common Stock, securities, options and warrants to purchase shares of Company Common Stock, (both outstanding as well as those that are no longer outstanding)), have been and were issued and granted pursuant to an exception from the Securities Act and otherwise in compliance, in all material respects, with all securities and other applicable Laws, in compliance with the fiduciary obligations of the board of directors of the Company, and in compliance with all requirements of applicable Contracts affecting, applicable to or relating to, such issuances.  As of the date of this Agreement, there are no Capitalization Claims made or threatened in writing, or otherwise as to which the Company has Knowledge, against the Company or its Subsidiaries.

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(c) Company Stock-Based Securities.  Section 4.2(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all record holders of outstanding Company Stock-Based Securities, indicating with respect to each of the Company Stock-Based Securities, (i) the number of shares of Company Common Stock subject to such Company Stock-Based Securities (whether by exercise, conversion or vesting), held by each such record holder, (ii) the exercise or conversion price, date of issuance or grant and expiration date, if any, of such Company Stock-Based Securities, (iii) the particular Company Plan pursuant to which such Company Stock-Based Security was granted or issued, (iv) the applicable vesting schedule, and the extent to which such Company Stock-Based Security is vested and exercisable, as applicable, (v) with respect to Company Stock Options, whether such Company Stock Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option, (vi) whether the vesting of such Company Stock-Based Security, as applicable, would be accelerated, in whole or in part, as a result of the Transactions, alone or in combination with any termination of employment or other event, and (vii) whether the vesting of such Company Stock-Based Security, as applicable, would be accelerated, in whole or in part, as a result of any termination of employment and (viii) with respect to warrants, the related agreement reflecting the terms and conditions of such warrants. The Company has made available to Parent accurate and complete copies of all agreements evidencing Company Stock-Based Securities (and all relevant Company Plans), in each case as in effect on the date hereof, including all amendments thereto.  The treatment in connection with the Merger of the Company Stock-Based Securities as contemplated in Section 3.4 (Treatment of Company Stock-Based Securities) is permitted pursuant to the terms of the respective Company Stock Option Plans and the terms of the respective Company Warrants.

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(d) Indebtedness; Other Obligations.  As of the date hereof, (i) no bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries (or which are convertible into, or exchangeable for, securities), are issued or outstanding, and (ii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company’s capital stock or equity or other securities of any Company Subsidiary.  Section 4.2(d) of the Company Disclosure Schedule sets forth (i) the amount of Indebtedness of the Company and its Subsidiaries (excluding the types of Indebtedness described in clauses (iii) – (v) of such definition) outstanding as of the date hereof and (ii) any additional amount of Indebtedness of the Company and its Subsidiaries (excluding (x) interest accrued after the date hereof in accordance with the terms of such Indebtedness and (y) the types of Indebtedness described in clauses (iii) – (v) of such definition) that will be required to payoff such Indebtedness (and all payments that will be required to be made with respect to Indebtedness) if the Indebtedness is repaid in full at or immediately following the Closing.  As of the date of this Agreement, the Company held $716,030.53 in cash and cash equivalents (net of outstanding checks and wire transfers).

4.3 Subsidiaries.

(a) Subsidiaries.  For each Subsidiary of the Company, Section 4.3(a) of the Company Disclosure Schedule lists the name, jurisdiction of incorporation or organization, and each jurisdiction in which such Subsidiary is qualified to do business.

(b) Organization, Qualification and Other Matters.  Each Subsidiary of the Company is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate or limited liability powers and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where failure to be so incorporated or organized, validly existing or in good standing, or to have such corporate or limited liability powers and authority would not be material to the Company.  Each Subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company, and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not be material to the Company.  Other than its Subsidiaries, neither the Company nor any of the Subsidiaries of the Company beneficially owns or controls, directly or indirectly, any equity or voting interests of any nature in any corporation or other entity whether incorporated or unincorporated.  True, accurate and complete copies of the certificate of incorporation and bylaws (or similar organizational documents) of each Subsidiary of the Company, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been made available to Parent.  No Subsidiary of the Company is in violation of its certificate of incorporation or bylaws (or similar organizational documents).

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(c) Capital Stock and Other Matters.  All of the outstanding shares of capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company are validly issued, fully paid (to the extent required under the applicable governing documents) and nonassessable, and are owned beneficially and of record by the Company, directly or indirectly, free and clear of any Lien or any other restrictions on the right to vote, possess, use, sell, transfer or otherwise dispose of such capital stock or other ownership interests, other than any restrictions imposed under the Securities Act of 1933, as amended, and together with the rules and regulations thereunder (the “Securities Act”), or the Exchange Act.  Other than the outstanding shares of capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company that is owned by the Company, directly or indirectly through one or more of the Company’s Subsidiaries, there are no outstanding (i) shares of capital stock or other voting securities or ownership interests in any of the Company’s Subsidiaries, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of the Company’s Subsidiaries or (iii) options or other rights by any Person other than the Company or any of its Subsidiaries to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of the Company’s Subsidiaries.  Neither the Company nor any of its Subsidiaries has agreed or is obligated to, directly or indirectly, make any future investment in or capital contribution or advance to any Person, other than (i) any such agreements or obligations to provide such investments or capital contributions or advances among any of the Company or any of its direct or indirect wholly-owned Subsidiaries and (ii) guarantees of bank obligations of Subsidiaries of the Company entered into in the ordinary course of business.

4.4 Authority; Non-Contravention; Approval.

(a) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and, subject to the Required Company Stockholder Approval, to consummate the Transactions.  The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery, and performance of this Agreement or to consummate the Merger and the Transactions, such consummation subject only to the receipt of the Required Company Stockholder Approval, and the filing of the Certificate of Merger pursuant to the DGCL.  The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery thereof by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

(b) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions do not and will not (i) violate, contravene, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, cancellation or modification of, (iv) accelerate the performance required by the Company or any of its Subsidiaries under, (v) result in a right of termination, cancellation or modification or acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, (vi) give rise to any obligation to make payments or provide compensation under, or (vii) give rise to any obligation to obtain any third party consent or provide any notice to any Person under, in each case, with or without notice or lapse of time or both, any of the terms, conditions or provisions of (A) the respective certificate of incorporation or bylaws (or similar organizational documents) of the Company or any of its Subsidiaries, (B) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, Permit, license or similar authorization of any court or Governmental Entity applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (C) any note, bond, mortgage, indenture, deed of trust, license, franchise, Permit, concession, Material Contract, lease, partnership agreement or joint venture agreement to which the Company or any of its Subsidiaries is now a party, or (D) result in the creation of any Lien upon any of the property or assets of the Company or its Subsidiaries, except, with respect to clauses (B) and (C), such triggering of payments, Liens, encumbrances, filings, notices, Permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not be, or reasonably be expected to be, material to the Company.

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(c) No declaration, filing or registration with, or notice to, or authorization, Consent, Permits or approval of, any Governmental Entity is necessary for the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions except for (i) (A) applicable requirements of the Exchange Act, (B) the filing with the Securities and Exchange Commission (the “SEC”) of the information statement (the “Information Statement”) required under Rule 14c-2 of the Exchange Act in connection with the Merger, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL, or (ii) where the failure to make such declaration, filings or registration or notifications, or the absence of such authorization, consent, approval or other action, would not prevent the consummation of the Transaction and would not be, or reasonably be expected to be, material to the Company or its Subsidiaries.

(d) The Company Board, at a meeting duly called and held, acting upon the unanimous recommendation of the Special Committee, has duly, and unanimously, of those directors voting, (i) declared that this Agreement and the Transactions contemplated hereby are advisable, fair to and in the best interest of the Company and its stockholders, (ii) adopted and approved this Agreement and approved the execution, delivery and performance of this Agreement, and the consummation of the Merger and the other Transactions in accordance with this Agreement and in accordance with the provisions of the DGCL, (iii) unanimously, of those directors voting, resolved to recommend adoption of this Agreement and approval of the Merger and the other Transactions contemplated hereby by the stockholders of the Company.

(e) The affirmative vote of the holders of a majority of the issued and outstanding Shares of Company Common Stock pursuant to the execution and delivery of the Stockholder Written Consent is the only vote of the holders of any Company equity securities necessary to adopt this Agreement and approve the Merger (the “Required Company Stockholder Approval”).

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4.5 SEC Matters

(a) .  (a) The Company has timely filed, within the time periods or extensions thereof prescribed under the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, all forms, registration statements, proxy statements, information statements, reports and other documents required to be filed by it with the SEC since January 1, 2010 (collectively, the “Company Reports”).  As of their respective dates (and, if amended, supplemented or superseded by a filing prior to the date of this Agreement, as of the date so amended, supplemented or superseded), the Company Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  None of the Company’s Subsidiaries is required to file or furnish any forms, reports, registrations, schedules, statements or other documents with the SEC.  As of the date of this Agreement, the Company has made available to Parent true, correct, and complete copies of all agreements and all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.  Each of the consolidated financial statements in the Company Reports (including the related notes and schedules) (the “Company Financials”) was prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved, fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and each of the consolidated statements of operations, cash flows and stockholders’ equity included in the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein and in each case was prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, for normal and recurring year-end audit adjustments which are not expected to be material in amount, and complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.  The Company has no existing plan to correct or restate nor, to the Company’s Knowledge, is there any basis, facts or circumstances that would reasonably be expected to result in any correction or restatement of, any material aspect of the Company Financials.  The principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer or principal financial officer of the Company) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC promulgated thereunder with respect to the Company Reports that were required to be accompanied by such certifications, and the statements contained in any such certifications are complete and correct.  For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.  Since January 1, 2010, neither the Company nor any of its executive officers has received any written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(b) The Company and its Subsidiaries maintain disclosure controls and procedures and internal controls over financial reporting required by Rule 13a-15 or 15d-15 under the Exchange Act.  Such controls and procedures are designed to provide reasonable assurance regarding the reliability of financial reporting.  The Company and its Subsidiaries (i) maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions, receipts and expenditures are executed and made only in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (C) any unauthorized use, acquisition or disposition of the assets of the Company or any of its Subsidiaries that would materially affect the Company’s financial statements would be detected or prevented in a reasonably timely manner; (D) that the amount recorded for assets on the books and records of the Company and its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis; and (ii) have implemented and maintain disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that all material information related to the Company, including its Subsidiaries, required to be disclosed by the Company in the reports that it files or furnishes to the SEC is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is made known to the chief executive officer and chief financial officer to allow timely decisions regarding disclosures and to make the certifications required pursuant to the Sarbanes-Oxley Act, and (iii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company Board, (A) any significant deficiencies and material weaknesses of which the Company has Knowledge in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal control over financial reporting.

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(c) Since January 1, 2010, to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries.  Since January 1, 2010, no Company officer or member of the Company Board has received or otherwise had or obtained Knowledge of any written complaint, of the violation or possible violation of any laws of the type described in Section 806 of the Sarbanes-Oxley Act by Company or any of its Subsidiaries.  Since January 1, 2010, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, employee, contractor, or subcontractor of the Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(d) The Company has furnished Parent with copies of all comment letters received by the Company from the SEC, relating to the Company Reports and all responses of the Company thereto since September 30, 2010.  There are no outstanding unresolved issues with respect to the Company or the Company Reports noted in comment letters or other correspondence received by the Company from the SEC, and there are no pending (i) formal or, to the Knowledge of the Company, informal investigations of the Company by the SEC or (ii) to the Knowledge of the Company, inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board.  To the Knowledge of the Company, since January 1, 2010, neither the Company nor any of its Subsidiaries (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.  Since January 1, 2010, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer or auditor of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.  Since January 1, 2010, no current or former attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any current director or executive officer of the Company.  The Company is in compliance, in all material respects, with the applicable listing and other rules and regulations of the over-the-counter market upon which the Company’s securities are listed and has not, since January 1, 2010, received any notice from such market asserting any non-compliance with any such rules and regulations.

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4.6 Absence of Undisclosed Liabilities.  Except for Indebtedness that was not outstanding as of October 30, 2012 that is set forth on Section 4.2(d) of the Company Disclosure Schedule, the Company and each of its Subsidiaries does not have any Liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature required by GAAP to be set forth in a consolidated balance sheet of the Company or in the notes thereto, except (i) to the extent such liabilities or obligations are disclosed in the Company’s consolidated balance sheet filed with the Company Reports with the SEC on October 30, 2012, or (ii) such liabilities or obligations that were incurred after September 30, 2012 in the ordinary course of business and consistent with past practices in substance and magnitude (other than liabilities described in clause (ii) of the definition of the Transaction Expenses).  Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any balance sheet partnership, joint venture or any similar arrangements (including any Contract relating to any transaction or relationship between or among the Company and/or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose Person, on the other hand), or any off-balance-sheet Liability or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act). All reserves that are set forth in or reflected in the Company Reports have been established in accordance with GAAP consistently applied.

4.7 Absence of Certain Changes or Events.  Since December 31, 2011 (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and (ii) there has not been a Company Material Adverse Effect.

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4.8 Litigation.  There are no (and since January 1, 2010 there has not been any) (i) Action pending by, against or involving the Company or any of its Subsidiaries or (ii) to the Knowledge of the Company, threatened Action by, against or involving the Company or any of its Subsidiaries or any Related Party with respect to the Company.  Neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, Governmental Entity, commission, agency, instrumentality or authority, or any arbitrator.

4.9 No Violation of Law.

(a) The Company and its Subsidiaries are and have at all times since January 1, 2007 been, in compliance in all material respects with all applicable Laws (including the Sarbanes-Oxley Act, Communications Laws and the USA PATRIOT Act of 2001) applicable to it or to the conduct or operation of its business or the ownership or use of its assets.

(b) Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees, nor, to the Knowledge of the Company, their agents, or any other Persons acting on their behalf have (i) violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., (ii) corruptly made, promised or offered, or corruptly caused to be made, promised or offered, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office, official of any public international organization or official of any state-owned entity, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign or domestic official to use their influence to affect a governmental decision in order to obtain or retain business for the Company, (iii) paid, accepted or received any unlawful contributions, payments, expenditures, entertainment or gifts, or (iv) violated any U.S. money laundering law, U.S. anti-terrorism law or regulation, U.S. anti-boycott regulations or U.S. trade embargo regulations.

(c) Without limiting the generality of the foregoing, (i) the Company and each of its Subsidiaries is in compliance in all material respects with all federal and state statutes and all FCC and State PUC mandated payments, reporting requirements, and requirements regarding “customer proprietary network information” (as defined in Section 222 of the Communications Act and in related Legal Requirements), 911 and E911, and the Communications Assistance for Law Enforcement Act, and (ii) the Company and each of its Subsidiaries has timely remitted all required contributions to state and federal universal service funds, federal and state Telecommunications Relay Services funds, and the North American Numbering Plan and number portability administrator, and has paid all FCC and state regulatory fees and municipal fees, and all 911 or E911 fees and surcharges, and have paid all late fees and penalties associated with the failure of the Company or any of its Subsidiaries to remit such required contributions on a timely basis, except where the failure to do so would not be material to the Company or its Subsidiaries.  Neither the Company nor any of its Subsidiaries has received, at any time since January 1, 2010 any notice or other written communication from any Governmental Entity or any other Person regarding (i) any actual, alleged, possible or potential material violation of, or failure to materially comply with, any Legal Requirement, including, specifically, without limitation, the obligation to pay, in full and on time, the financial obligations identified in this paragraph, or (ii) any actual, alleged, possible or potential obligation on the part of the Company or each of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

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(d) There is no governmental inquiry or investigation pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties or assets with respect to the qualification of the Company or any of its Subsidiaries to hold any required approvals from the FCC or any State PUC.

4.10 Permits.

(a) The Company and its Subsidiaries have all permits, licenses, variances, registrations, exemptions, orders, approvals and authorizations (collectively, the “Permits”) of all Governmental Entities required by the Company and its Subsidiaries to own and operate their respective assets and carry on their respective businesses as currently conducted and each such Permit is in full force and effect and the Company and each of its Subsidiaries is in material compliance with the terms of each such Permit, except where the failure to obtain, have and maintain such Permits, or the suspension or cancellation of any of the Permits, would not be material to the Company.  Since January 1, 2010, to the Knowledge of the Company, there has been no actual, alleged, possible or potential action by any Governmental Entity that would call into question the validity of the Permits of the Company and its Subsidiaries.

(b) Section 4.10 of the Company Disclosure Schedule sets forth each Permit necessary in all material respects for the ownership and operation of the assets of, and the operation of the businesses as currently conducted by, each of the Company and its Subsidiaries.  The Company and each of its Subsidiaries is and at all times since January 7, 2007 has been, in material compliance with each such Permit.  Neither the Company nor any of its Subsidiaries has received at any time since January 1, 2010 any notice or other written communication from any Governmental Entity or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Permit to which the Company or any of its Subsidiaries is or has been subject.

4.11 Compliance with Agreements.  Since January 1, 2010, neither the Company nor any of its Subsidiaries has been (nor has received written notice that it has been) in breach or violation of, or in default in the performance or observance of, any term or provision of any Material Contract (nor has any event occurred or does any circumstance or condition exist which, upon the passage of time or the giving of notice, would result in a violation or breach of, or constitute a default under, or give rise to any right of termination, cancellation, acceleration, or result in the creation of any Lien upon any of the properties or assets of, the Company or any of its Subsidiaries), except for such breach, violation, default or event that would not be material to the Company or any of its Subsidiaries, and the Company and its Subsidiaries have not received any written notice of or, to the Knowledge of the Company, any other communication regarding, any such breach, violation, default or event.  To the Knowledge of the Company and its Subsidiaries, there exists no breach, violation, default in performance or obligation by any other party to any Material Contract, (nor, to the Knowledge of the Company or any of its Subsidiaries, does there exist any or does any circumstance or condition which upon the passage of time or the giving of notice would result in a violation or breach of, or constitute a default under, or give rise to any right of termination, cancellation, acceleration, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries) except where such breach, violation or default would not be material to the Company or any of its Subsidiaries.  Each Material Contract is a legal, valid and binding agreement and is in full force and effect and enforceable in all material respects in accordance with its terms.

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4.12 Taxes.  Except as set forth in Section 4.12 of the Company Disclosure Schedule, the Company and its Subsidiaries have (i) duly filed with the appropriate Governmental Entities all income, franchise and other material Tax Returns required to be filed, and such filed Tax Returns are correct and complete in all material respects, (ii) duly paid in full all Taxes due and payable by it for all periods whether or not shown on a Tax Return and (iii) duly withheld and paid all Taxes required by applicable law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party.  No written claim has ever been received by the Company or its Subsidiaries from a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  The liabilities and reserves for Taxes reflected in the balance sheet included in the Company Reports are adequate to cover all Taxes of the Company and its Subsidiaries for all periods ending at or prior to the date of such balance sheet and neither the Company nor any of its Subsidiaries has incurred any liability for Taxes since the date of such balance sheet other than in the ordinary course of business consistent with past practice, and there are no Liens for Taxes upon any property or asset of either of the Company or any of its Subsidiaries, except for Permitted Liens.  No written notice has ever been received by the Company from a Governmental Entity that any audit or administrative or judicial Tax proceeding is pending or being conducted with respect to the Company or any of its Subsidiaries.  Neither the Company nor any Subsidiary of the Company has received any written notice from a Governmental Entity indicating an intent by such Governmental Entity to open an audit or other review, a request for information related to Tax matters, or notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed with respect to the Company or any Subsidiary.  The Company and each of its Subsidiaries has made available to Parent correct and complete copies of all income, franchise and other material Tax Returns and all ASC 740-10 (formerly Financial Interpretation No. 48 of FASB Statement No. 109, Accounting for Uncertain Tax Positions) work papers filed prior to the date hereof for the years 2008 through 2011 and for all other open years.  Neither the Company nor any of its Subsidiaries has any written request for a ruling in respect of Taxes pending before any Governmental Entity.  Except for any commercial contract or agreement entered into in the ordinary course of business the primary purpose of which is not the allocation, sharing, reimbursement, indemnification or other payment of Tax and in which such provisions regarding the allocation, sharing, reimbursement, indemnification or other payment of Tax are typical of such commercial contract or agreement, neither the Company nor any of its Subsidiaries has ever been a party to any agreement providing for the allocation or sharing of Taxes with or, pursuant to Treasury Regulation Section 1.1502-6, has ever been liable for the Taxes of, any entity that is not, directly or indirectly, the Company or a wholly owned Subsidiary of the Company.  Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated, consolidated or unitary group (within the meaning of Section 1504(a) of the Code or similar provision of state, local or non-US law), other than a group the common parent of which was the Company.  Neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.  Except as set forth in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is a party to any agreement, Contract, arrangement or plan that has resulted or would result (assuming for these purposes the completion of the matters set forth in Item 9 on Schedule 6.2 hereto), whether as a result of the Merger or the Transactions, separately or in the aggregate, in the payment of (i) any “parachute payment” within the meaning of Code Section 280G or (ii) any amount that will not be fully deductible as a result of Code Section 162(m).  Each “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) of the Company has been (i) since January 1, 2005 in operational compliance with Section 409A of the Code and the guidance and regulations thereunder (“Section 409A”) and (ii) since January 1, 2009, in documentary compliance with Section 409A.  There is no agreement, Contract, arrangement or plan to which the Company or any Subsidiary of the Company is a party, including the provisions of this Agreement, covering any Company Employee or any director, consultant or advisor of the Company or any Company Subsidiary, which individually or collectively could require the Company or any Subsidiary of the Company to pay a tax gross up payment.  There is no agreement, Contract, arrangement or plan to which the Company or any Subsidiary of the Company is a party, including the provisions of this Agreement, covering any service provider of the Company or any of its Subsidiaries, which individually or collectively could require the Company or any of its Subsidiaries to pay a tax gross up payment or otherwise indemnify any such Person for any Taxes, in either case, under Section 409A Code or Code Section 4999.  Neither the Company nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax.  Neither the Company nor any of its Subsidiaries has ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.  Neither the Company nor any of its Subsidiaries have engaged in a reportable transaction under Treasury Regulations Section 1.6011-4(b).  Neither the Company nor any of its Subsidiaries is subject to Tax in any country other than in the United States.  The Company and each of its Subsidiaries is in compliance in all material respects with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating its transfer pricing practices and methodology.

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4.13 Employee Benefit Plans; ERISA.

(a) Section 4.13(a) of the Company Disclosure Schedule lists (i) each plan, program, arrangement, practice and policy, whether formal or informal, funded or unfunded, written or oral, under which any current or former officer, employee, consultant, advisor, independent contractor or director of the Company or a Subsidiary of the Company has any right to employment or service, to purchase or receive any stock or other securities of the Company or a Subsidiary of the Company or any ERISA Affiliate or to receive or have the right to receive in the future any compensation (whether in the form of cash or stock or otherwise) or benefits of any kind or description whatsoever in any amount in excess of $25,000 or under which the Company or a Subsidiary of the Company or any ERISA Affiliate has any liability in excess of $25,000, and (ii) each employee benefit plan within the meaning set forth in Section 3(3) of ERISA under which the Company or a Subsidiary or any ERISA Affiliate has any liability (collectively, the “Company Plans”).  Section 4.13(a) of the Company Disclosure Schedule identifies the Company Plans pursuant to which Company Stock Options may be granted.

(b) The Company has made available to Parent (i) a current, complete and accurate copy of each Company Plan which is set forth in writing (and any related trust, insurance Contract or other funding arrangement) and a written summary of each Company Plan which is not set forth in writing, and (ii) a copy of the three (3) most recent Annual Reports (Form 5500) and all related exhibits and reports for each Company Plan which is subject to ERISA.

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(c) No Company Plan is subject to Title IV of ERISA or Section 412 of the Code, and no Company Plan is a multiemployer plan within the meaning of Section 414(f) of the Code or a plan described in Section 413(c) of the Code.  Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has any liability under Title IV of ERISA.

(d) There have been no prohibited transactions within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could be reasonably expected to be material to the Company or its Subsidiaries, and there has been no other event with respect to any Company Plan that could reasonably be expected material to the Company or its Subsidiaries.

(e) Each Company Plan which is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service,  has pending an application for such a determination letter from the Internal Revenue Service or is entitled to rely on a prototype plan opinion letter, and the Company is not aware of any reason likely to result in the revocation of any such letter or in the Internal Revenue Service declining to issue a favorable determination letter on a pending application.  The Company has made available to Parent a copy of the most recent Internal Revenue Service favorable determination or opinion letter with respect to each such Company Plan or a copy of the application to the Internal Revenue Service, as applicable.

(f) Each Company Plan has been established, maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

(g) Except as set forth on Section 4.13(g) of the Company Disclosure Schedule, the consummation of the Transactions will not (either alone or together with any other event, including, any termination of employment) entitle any current or former officer, employee, director or other independent contractor of the Company or a Subsidiary of the Company to any change in control payment or benefit, transaction bonus or similar benefit or severance pay or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Plan.

(h) Neither the Company nor any Subsidiary of the Company has any liability in respect of post-retirement health, medical or life insurance benefits for any current or former officer, employee, director or independent contractor except as required to avoid excise Tax under Section 4980B of the Code.

(i) All contributions and other payment due from the Company or any Subsidiary of the Company with respect to each Company Plan have been made or paid in full or are shown in the Company Reports, and all of the assets which have been set aside in a trust, escrow account or insurance company separate account to satisfy any obligations under any Company Plan are shown on the books and records of each such trust or account at their current fair market value as of the most recent valuation date for such trust or account, and the fair market value of all such assets as of each such valuation date equals or exceeds the present value of any obligation under any Company Plan.

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(j) There are no pending or, to the Knowledge of the Company, threatened claims with respect to a Company Plan (other than routine and reasonable claims for benefits made in the ordinary course of the plan’s operations) or with respect to the terms and conditions of employment or termination of employment of any current or former officer, employee or independent contractor of the Company or a Subsidiary of the Company, which claims could reasonably be expected to result in any material liability to the Company or a Subsidiary of the Company, and no audit by any domestic or foreign governmental or other law enforcement agency is pending or, to the Knowledge of the Company, has been proposed with respect to any Company Plan.

(k) Each Person who performs, or has performed, services for the Company or a Subsidiary of the Company as an employee or as an independent contractor is, or has been, properly classified as an employee or as an independent contractor, except where failure to properly classify such Person(s) would not be material to the Company.

(l) Vesting for options which are outstanding under Company Stock Option Plans, including accelerated vesting which will occur prior to the Effective Time, has been effected in accordance with the terms of the Company Stock Option Plans and with all applicable laws, and to the extent required to be registered pursuant to the Securities Act on a Form S-8, the interests in or shares available for issuance under such Company Stock Option Plans are so registered.

(m) Section 4.13(m) of the Company Disclosure Schedule sets forth a list of all severance plans or policies maintained by the Company or any Subsidiary of the Company or any ERISA Affiliate for the benefit of any employee of the Company or any Subsidiary of the Company.

(n) No Company Plan maintained or adopted by the Company or any Subsidiary of the Company for the benefits of any employer, officer, director, consultant, advisor, or independent contractor outside the United States (each, an “International Company Plan”) has unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued.  Section 4.13(n) of the Company Disclosure Schedule sets forth, to the extent applicable, each International Company Plan that has been approved by the relevant taxation and other Governmental Entities so as to enable: (i) the Company and the participants and beneficiaries under the relevant International Company Plan and (ii) in the case of any International Company Plan under which resources are set aside in advance of the benefits being paid (a “Funded International Company Plan”) the assets held for the purposes of the Funded Company Employee Plans, to enjoy favorable taxation status under applicable laws relating to employee benefit plans.  The Company is not aware of any ground on which any such approval may cease to apply.

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4.14 Labor; Employment Matters. (a)  The Company and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws, and other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages except for possible violations or arrearages, which, individually or in the aggregate, material in magnitude.  To the Company’s Knowledge, as of the date hereof, (i) there are no material audits or investigations pending or scheduled by any Governmental Entity pertaining to the employment practices of the Company or any of its Subsidiaries and (ii) no complaints relating to employment practices of the Company or any of its Subsidiaries have been made to any Governmental Entity or submitted in writing to the Company or any of its Subsidiaries.

(b) Neither the Company nor any Subsidiary of the Company is a party to any collective bargaining agreement or other Contract or agreement with any group of employees, works council, labor organization or other representative of any of the employees of the Company or any Subsidiary and, to the Knowledge of the Company, there are no organizational efforts presently being made involving any of the employees of the Company or its Subsidiaries.  To the Company’s Knowledge, no executive or key employee or group of employees of the Company or any of its Subsidiaries has provided notice to terminate his or her employment with the Company or has threatened to do so.  No person has asserted that the Company or any of its Subsidiaries is liable for any arrears of wages or any Taxes or penalties for failure to comply with any of such laws.

(c) Section 4.14(c) of the Company Disclosure Schedule sets forth a list of all employees of the Company and its Subsidiaries as of the date hereof showing for each as of the date hereof (i) the employee’s name, (ii) job title or description, (iii) salary level (including any bonus or deferred compensation arrangements other than arrangements under which payments are at the discretion of the Company or any of its Subsidiaries) and (iv) any bonus, commission or other remuneration other than salary paid during the Company’s last fiscal year.  Except as set forth on Section 4.14(c) of the Company Disclosure Schedule, none of such employees is a party to a written employment agreement or Contract with the Company or any Subsidiary for a specified length of time and each is employed “at will.”  The Company and each of its Subsidiaries has made available: (i) all employee classification reports, audits, assessments, and recommendations, and (ii) all independent contractor classification reports, audits, assessments, and recommendations generated by the Company or by any third party entity, including but not limited to Oasis Outsourcing, Inc., within two years prior to the date of this Agreement.

4.15 Real Estate; Properties.  (a)  Except as set forth on Section 4.15(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company, nor any Predecessor owns or has ever owned any interests in real property (including any mineral interests), nor is the Company or any of its Subsidiaries party to any agreement to purchase or sell any interests in real property.  Section 4.15(a) of the Company Disclosure Schedule sets forth the address of all real property in which the Company or any Subsidiary of the Company holds a leasehold or subleasehold estate or is otherwise used or occupied by the Company or any Subsidiary of the Company (the “Leased Real Property”, and the leases, subleases, licenses or agreements for the use or occupancy of such Leased Real Property including all amendments and supplements thereto being referred to as the “Leases”).  The Company has made available to Parent a true and complete copy of each of the Leases.  Each Lease creates a valid leasehold interest in the Leased Real Property to which it applies and is in full force and effect in all respects and the Company or any Subsidiary of the Company is entitled to the benefit of such Lease in accordance with its terms, with such exceptions as are not material and do not interfere with the use of the such premises or rights or obligations of the Company or any Subsidiary of the Company under the Leases or with respect to the Leased Real Property.  No breach or default exists under any of the Leases by the Company or any Subsidiary of the Company or to the Company’s Knowledge any other party thereto and, to the Company’s Knowledge, no event has occurred which either entitles, or would, on notice or lapse of time or both, entitle any other party to any Lease to terminate such Lease prior to its scheduled term.  Neither the Company nor any Subsidiary of the Company could be required to expend more than $75,000 in causing any Leased Real Property to comply with the surrender conditions set forth in the applicable Lease based on the current condition thereof.  The Company and each Subsidiary of the Company has performed all of its obligations under any termination agreements pursuant to which it has terminated any leases of real property that are no longer in effect and has no continuing liability with respect to such terminated real property leases.  Neither the Company nor any Subsidiary of the Company is party to any agreement or subject to any claim that may require the payment of any real estate brokerage commissions, and no such commission is owed with respect to any of the Leased Real Property.  Neither the Company nor any Company Subsidiary has received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting the Leased Real Property or any portion thereof or interest therein, and to the Knowledge of the Company, no such proceedings are threatened or proposed.  To the Company’s Knowledge, the Leased Real Property is not subject to any special assessment nor zoning or other land-use regulation proceeding, nor any change in any law or Permit that would prevent or materially delay consummation of the Merger or reasonably be expected to be material to the Company or any Company Subsidiary or that seeks to impose any material legal restraint on or prohibition against or limit the Surviving Corporation’s ability to operate the business of the Company and the Company Subsidiaries substantially as it was operated prior to the date of this Agreement with respect to the Leased Real Property. Except as set forth in Section 4.15(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted to any other person any rights to use, occupy or possess any part of the Leased Real Property.  To the Company’s Knowledge, all buildings, structures, fixtures, building systems and equipment, and all components thereof, included in the Leased Real Property are in good condition and repair and sufficient for the operation of the business of Company or any Company Subsidiary.  To the Company’s Knowledge, all utility systems situated on and serving the Leased Real Property are operational, adequate and suitable in all material respects for the operation of the business of the Company or any Company Subsidiary.  Section 4.15(a) of the Company Disclosure Schedule sets forth any notices, consents, waivers or other approvals required to be obtained by the Company or any Company Subsidiary as a result of the consummation of the Merger so that the Leases will continue in accordance with their terms following the Merger.

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(b) The Company or one of its Subsidiaries has good and marketable, indefeasible, fee simple title to, or in the case of leased property and assets, has valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the balance sheets included in the Company Reports or acquired after September 30, 2012, in each case free and clear of all Liens, other than Permitted Liens.  Except as set forth on Section 4.15(b) of the Company Disclosure Schedule, none of such property or assets is subject to any Lien, except for Permitted Liens.  The equipment owned by the Company and each of its Subsidiaries which is currently used in their operations has no material defects, is in working condition, and has been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), and is suitable for its present uses.  The property and assets owned or leased by the Company and each of its Subsidiaries, or which they otherwise have the right to use, constitute all of the property and assets used or held for use by the Company and its Subsidiaries in connection with the businesses of the Company and its Subsidiaries and are sufficient to conduct such business as currently conducted.

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4.16 Environmental Matters.

(a) The Company and its Subsidiaries and their Predecessors have conducted their businesses and Hazardous Substance Activities in material compliance with all Environmental Laws, including having all Permits necessary for the operation of their businesses pursuant to Environmental Laws (“Environmental Permits”).  All Environmental Permits that are currently required for the operation of the businesses are valid and in full force and effect.  The Company and each of its Subsidiaries have complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in effect with respect to their Hazardous Substance Activities, and no circumstances exist which are reasonably likely to cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the applicable permit fee.  To the Knowledge of the Company, in the past five (5) years, there has been no environmental investigation, study, audit, test, review or other analysis conducted by or on behalf of the Company or any of its Subsidiaries regarding the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries.

(b) Except as would not reasonably be expected to result in any material environmental liability for the Company or any of its Subsidiaries, none of the Company, its Subsidiaries, or their Predecessors has received any written communication, notice, demand letter or written request for information from any Governmental Entity relating to any material violation of, or material liability or material obligation under, any Environmental Law. There are no, and have not been any, civil, criminal or administrative Actions pending, or to the Knowledge of the Company threatened in writing against the Company, its Subsidiaries, or any Predecessor relating to any material violation of or material liability under, or alleged material violation of or material liability under, any Environmental Law.

(c) Except in material compliance with Environmental Laws and in a manner that would not subject the Company or any of its Subsidiaries to material liability, no Hazardous Substances are present on any real property currently owned, operated, or leased by the Company or any of its Subsidiaries, or were present on any other real property at the time it ceased to be owned, operated, occupied, controlled, or leased by the Company or any of its Subsidiaries or Predecessors.

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(d) Neither the Company nor any of its Subsidiaries nor any of their Predecessors, has Released any Hazardous Substances into the environment except in material compliance with applicable Environmental Laws and in a manner that would not give rise to a material violation of, or material liability under, any Environmental Law.

(e) The Company has made available to Parent all material environmental reports in the Company’s and any of its Subsidiaries' possession or control concerning environmental matters and Hazardous Substance Activities, including but not limited to any testing, sampling, or assessment of any property (including any property in which a mineral interest was held) currently or formerly owned, leased or operated by the Company or any of its Subsidiaries or Predecessors.

(f) Neither the Company nor any of its Subsidiaries is aware of any fact or circumstance related to the current or past Hazardous Substance Activities of the Company or any of its Subsidiaries or Predecessors that is reasonably likely to result in any material environmental liability for the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries or Predecessors has entered into any agreement that requires it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising under any Environmental Law or out of their Hazardous Substance Activities.

(g) Except as specifically described in Section 4.16(g) of the Company Disclosure Schedule, (i) none of the Company’s Predecessors, agents or contractors conducted or performed any mining exploration or development activities or operations on, under, or in any real property owned, operated or leased by any Predecessors (including any property in which a mineral interest was held).

4.17 Contracts and Commitments.

(a) Section 4.17(a) of the Company Disclosure Schedule lists each of the following Contracts (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its Subsidiaries is a party affecting the current obligations of any party thereunder) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound (each such Contract, and each Contract listed in Section 4.15 (Real Estate; Properties), 4.18 (Intellectual Property Rights) or 4.22 (Certain Loans and Other Transactions) of the Company Disclosure Schedule, as well as all Contracts required to be set forth (including in order to ensure the accuracy of the representations and warranties in) in Sections 4.17 (Contracts and Commitments), 4.15 (Real Estate; Properties), 4.18 (Intellectual Property Rights) or 4.22 (Certain Loans and Other Transactions) that is not so listed, a “Material Contract”):

(i) any Contract with any Governmental Entity;

(ii) any Contract with any telecommunications company or carrier, collocation company, or hosting or internet service provider;

(iii) any Contract or indenture relating to Indebtedness or any guarantee by the Company or its Subsidiaries of the obligations of any other party or relating to any interest rate, currency or commodity derivatives or hedging transactions;

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(iv) any partnership, limited liability company agreement, joint venture, profit-sharing or similar agreement (other than agreements with sales agents containing revenue sharing agreements or arrangements) entered into with any Person;

(v) any Contract for the acquisition, disposition, merger or sale or similar transaction involving any business or material assets (including Intellectual Property) of the Company or any of its Subsidiaries, other than for Contracts that have been consummated as of the date of this Agreement for aggregate consideration under such agreement of less than $100,000 and for which the Company and its Subsidiaries have no continuing indemnification, “earn-out” or other material or contingent obligations;

(vi) any collective bargaining agreements, memoranda or understandings, settlements or other labor agreements with any union or labor organization applicable to the Company, its Affiliates or their employees;

(vii) any Contract that obligates the Company or its Subsidiaries to make any capital commitment or expenditure, individually or in the aggregate, in excess of $100,000;

(viii) any employment, bonus, retention, severance or other similar agreement which (x) contains a change of control, or “golden parachute” provision or (y) that otherwise provides for base salary or base compensation in any fiscal year that is equal to or greater than $100,000;

(ix) any Contract which is performed (in whole or in part) outside of the United States, where a party that is a natural person to the agreement is not a United States citizen, or where all or a portion of the agreement is subcontracted to a natural person that is not a United States citizen;

(x) any Contract to which the Company or any of its Subsidiaries is a party or by which they or any of their assets are bound and which involves consideration or other obligations in excess of $100,000 annually;

(xi) all broker, dealer, manufacturer’s representative, distributor, franchise, agency, and consulting Contracts (not including distributor, franchise, agency and consulting Contracts with sales personnel that is terminable at the option of the Company without any Liability and is for a term of one-year and with substantially the same terms as the Company’s form of sales personnel agreement made available to Parent);

(xii) all Contracts involving the payment of royalties or other amounts payable by the Company or a Company Subsidiary calculated based upon the revenues or income of the Company or a Company Subsidiary or income or revenues related to any product of the Company or a Company Subsidiary (other than Contracts involving compensation in connection with the sale and distribution of any product of the Company or a Company Subsidiary entered into in the ordinary course of business);

(xiii) any Contract containing (A)  most favored nation, exclusive rights, or minimum purchase requirements in favor of any third party, (B) any right of first refusal or first offer or (C) any provision that limits the ability of the Company or any Company Subsidiary to (x) compete or operate in any line of business, or with any Person or entity, or in any market or geographic area or during any period of time or (y) acquire or sell any product, assets or services or otherwise develop or distribute any technology (excluding license limitations contained in inbound licenses which limitations are of the type ordinarily included in commercial licenses);

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(xiv) any Contract obligating the Company or any of its Subsidiaries to pay a minimum royalty, fee or other payment regardless of usage or purchase;

(xv) any Contract obligating the Company or any of its Subsidiaries (A) to purchase or otherwise obtain a product or service exclusively from any Person or (B) sell or provide any product or service exclusively to any Person;

(xvi) all Contracts that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

(xvii) any Contract providing for indemnification, contribution or any guaranty other than any indemnities contained in Contracts for the purchase, sale or license of products or services in the ordinary course of business and that are materially consistent with past practice pursuant to the Company’s standard forms, in the form made available to Parent;

(xviii) any Contract entered into since December 1, 2009, or for which the Company or its Subsidiaries have any ongoing obligations or potential Liabilities, to settle or compromise any Action, or any Action threatened in writing, other than (A) releases entered into with former employees or independent contractors of the Company which do not contain cash settlements in excess of $20,000 or (B) settlements of accounts payable in the ordinary course of business consistent with past practice for cash amounts paid prior to September 30, 2012 which do not exceed, individually or in the aggregate, $20,000;

(xix) with respect to any customer or Referral Partner required to be specified in Section 4.25(a) of the Company Disclosure Schedule, all Contracts with such customers or Referral Partners, including any amendments thereto that exceed $100,000 in sales with respect to any customer, or commissions paid with respect to any Referral Partner, for the 12-month period ending on September 30, 2012;

(xx) with respect to any supplier required to be specified in Section 4.25(b) of the Company Disclosure Schedule, all Contracts with such suppliers where costs of goods or services purchased are over $200,000 for the 12-month period ending on September 30, 2012;

(xxi) any Contract to which any Related Person, or any of their immediate family members, is a party or has an interest in, whether directly or indirectly, other than employment, compensation and benefit arrangements for services as an officer or employee thereof (each, a “Related Person Contract”);

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(xxii) any Contracts that purport to bind third-parties who were not Affiliates of the Company or its Subsidiaries on the original date of such Contract, but that become Affiliates after the date of such Contract;

(xxiii) any Contract relating to the marketing or advertising of any products or services of the Company or its Subsidiaries in an amount exceeding $100,000 individually;

(xxiv) any Contract that is or would be required to be filed by the Company as a “Material Contract” with the SEC pursuant to Item 601(b)(iv) of Regulation S-K or disclosed by the Company in a Current Report on Form 8-K; and

(xxv) commits the Company or any of its Subsidiaries to enter into any of the foregoing.

4.18 Intellectual Property Rights.

(a) Section 4.18(a)(i) of the Company Disclosure Schedule sets forth a list of all United States and foreign patents and patent applications, trademark and service mark registrations and applications, internet domain name registrations and applications and copyright (and mask works) registrations and applications owned by, registered, recorded, assigned, to be assigned, or filed in the name of the Company and any of its Subsidiaries (“Registered Company Intellectual Property Rights”), specifying as to each item, as applicable (i) the nature of the item, including the title, (ii) the applicant or owner(s) of the item, (iii) the jurisdiction in which the item is issued or registered or in which an application for issuance or registration has been filed, (iv) the issuance, filing, registration or application numbers and dates, (v) the prosecution status, and (vi) any assignor or assignee, if applicable.  The Company and its Subsidiaries are current in the payment of all registration, maintenance and renewal fees with respect to the Registered Company Intellectual Property Rights.  The Company and its Subsidiaries have filed all affidavits, responses, recordations, certificates and other documents and taken all currently or previously required actions for the purposes of registering, maintaining, perfecting and renewing the Registered Company Intellectual Property Rights.  Section 4.18(a)(ii) of the Company Disclosure Schedule sets forth a list of all licenses, sublicenses and other Contracts or permissions under which  the Company or any of its Subsidiaries is a licensee or distributor of or otherwise is authorized to use any Intellectual Property Rights of a third Person or under which the Company or any of its Subsidiaries otherwise obtains Intellectual Property Rights (other than (A) shrink wrap licenses or other similar licenses for commercial off-the-shelf software that are not material components of the Company Products with an aggregate license fee of $5,000 or less which are not required to be listed, (B) licenses to Embedded Software, and (C) implied licenses to trade secrets contained in nondisclosure agreements and other confidentiality agreements (“Inbound Licenses”).  Section 4.18(a)(iii) of the Company Disclosure Schedule sets forth a list of all Contracts or permissions under which the Company or any of its Subsidiaries has granted to a third Person any license or sublicense to any Company Intellectual Property (other than Contracts with customers containing nonexclusive licenses or sublicenses granted in the ordinary course of business pursuant to the Company’s or any of its Subsidiaries’ standard form of customer agreement and excluding implied licensees to trade secrets contained in nondisclosure agreements) (“Outbound Licenses”).  With respect to the preceding Inbound Licenses and Outbound Licenses, there are no pending disputes regarding such Contracts, and correct and complete copies of all such listed Contracts have been provided to Parent.

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(b) The Company and its Subsidiaries own, free of all Liens other than Permitted Liens, or have valid and enforceable Inbound Licenses to, all right, title and interest in,  all of the Intellectual Property Rights that are currently used in the conduct of the Company’s or any of its Subsidiaries’ businesses.  The Company and its Subsidiaries are not infringing, misappropriating or otherwise violating, and have never infringed, misappropriated or otherwise violated, any Intellectual Property Right of any Person, and the conduct of the business of the Company and its Subsidiaries when conducted in substantially the same manner after the date hereof, will not infringe, misappropriate or otherwise violate any Intellectual Property Right of any Person.  No Action has been filed, commenced, been brought, or is pending against the Company or any Subsidiary, or is threatened in writing by any third Person against the Company or any Subsidiary with respect to any Intellectual Property Rights or Technology that have been in the past or are currently owned, licensed, distributed or used by the Company or any of its Subsidiaries in the operation of their respective businesses as conducted in the past or as currently conducted (“Company IP Claim”), including any Company IP Claim that alleges that the operation of any such businesses by Company or its Subsidiaries infringes, misappropriates, impairs, dilutes or otherwise violates the Intellectual Property Rights of any Person, and to the Knowledge of the Company and its Subsidiaries, there are no grounds for the same, and the Company and its Subsidiaries are not subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement, or other dispute involving any third Person’s Intellectual Property Rights.  To the Knowledge of the Company and its Subsidiaries, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property Rights owned by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has brought any Action or threatened in writing any Company IP Claims against any Person.  Subject to the Contracts containing nonexclusive license rights granted by the Company and its Subsidiaries in the ordinary course of business which have been made available to Parent, the Company and its Subsidiaries solely and exclusively own all right, title and interest (including the sole right to enforce) in and to the Company Intellectual Property owned or purported to be owned by the Company and its Subsidiaries, and have not exclusively licensed any such Company Intellectual Property to any Person.  No funding, facilities, or personnel of any Governmental Entity or any public or private university, college, or other educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

(c) The Company and its Subsidiaries have made and do make commercially reasonable efforts to maintain and protect the Company Intellectual Property Rights owned and purported to be owned by the Company and its Subsidiaries.  Without limiting the preceding sentence, each current and former employee, consultant and contractor who developed any part of any Company Product or other material Company Intellectual Property on behalf of the Company or its Subsidiaries has executed an agreement (i) that conveys or obligates such Person to convey to the Company and its Subsidiaries (as applicable) any and all right, title and interest of such Person in and to the Intellectual Property Rights developed by such Person in connection with such Person’s employment or engagement on behalf of the Company or its Subsidiaries, (ii) as to works created in the course of such Person’s employment with or engagement on behalf of the Company or its Subsidiaries, that acknowledges that the works are “works for hire” or otherwise assigning to the Company and its Subsidiaries (as applicable) all such Person’s rights, title and interest in such works, and (iii) that otherwise protects the confidentiality of Technology and Intellectual Property Rights of the Company and any of its Subsidiaries, including the trade secrets of the Company and its Subsidiaries, each in a form substantially similar to, or with provisions with substantially similar legal effect as the provisions of, the forms attached to Section 4.18(c) of the Company Disclosure Schedule.

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(d) Company and its Subsidiaries have (i) complied in all material respects with their respective published privacy policies and internal privacy policies and guidelines (ii) complied in all material respects with all applicable laws relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personal and business information (including personally identifiable information of employees, contractors, and third Persons who have provided information to Company and its Subsidiaries); and (iii) taken commercially reasonable measures with respect to the protection of personal and business information against loss, damage, and unauthorized access, use, modification, or other misuse.  There has been no material loss, damage, or unauthorized access, use, modification, or other misuse of any such information by Company or any of its Subsidiaries (or any of their respective employees or, to the Knowledge of the Company and its Subsidiaries, contractors).  The execution, delivery and performance of this Agreement and the consummation of the Transactions complies with Company’s privacy policies in all material respects with all applicable laws relating to privacy and data security (including any such laws in the jurisdictions where the applicable information is collected by Company or its Subsidiaries).

(e) Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transactions, nor any Contracts to which Company or any of its Subsidiaries is a party or otherwise bound prior to the Effective Time, will cause or require (or purports to cause or require) the Surviving Corporation, Parent or any of its Affiliates to (i) grant to any Person any license, covenant not to sue, immunity or other right with respect to or under any Intellectual Property Rights of Parent or any of its Affiliates; or (ii) be obligated to pay any royalties or other amounts, or offer any discounts, to any Person (except, in each of (i) and (ii), other than, with respect to Surviving Corporation or its Subsidiaries, such royalties, other amounts, discounts, licenses, covenants not to sue, immunities or other rights that Company and its Subsidiaries would have had to pay, offer or grant had this Agreement not been entered into and the Transactions not been consummated, and in each case, excluding any Contracts entered by Parent or any of its Affiliates immediately prior to the Effective Time.

(f) Section 4.18(f) of the Company Disclosure Schedule contains (i) a complete and accurate list of all Open Source Software that is incorporated into, integrated or bundled with, linked to or otherwise used by the Company or any of its Subsidiaries in the development of any Company Product, (ii) a general description of the manner in which any Open Source Software is incorporated into, integrated or bundled with, linked to, used in the development or compilation of, or otherwise used in or with any Company Product, and (iii) the license terms (and version, if applicable) under which such Open Source Software is licensed or otherwise obligated (excluding, however, with respect to (i), (ii) and (iii), any Open Source Software that is incorporated into, integrated into or bundled with any Embedded Software by a third party without identifying the presence of any such Open Source Software to Company or any of its Subsidiaries).  The Company and its Subsidiaries have complied with all Open Source Software license terms applicable to the Company Products, and neither the Company nor its Subsidiaries have used Open Source Software in a manner that would under the applicable Open Source Software license terms, with respect to any Company Product, (i) require its disclosure or distribution in source code form, (ii) require the licensing thereof for the purpose of making derivative works, or (iii) impose any restriction on the consideration to be charged for the distribution thereof.

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(g) The computer, information technology and data processing systems, facilities and services used by the Company and its Subsidiaries are reasonably sufficient for the existing needs of the Company and its Subsidiaries, including as to capacity, and ability to process current peak volumes in a timely manner. To the Knowledge of the Company and its Subsidiaries, there is no failure, breakdown or continued substandard performance of any Software, hardware, networks, communications facilities, platforms and related systems and services used by the Company or its Subsidiaries to provide the Company Products that has caused a material disruption or interruption in or to the operation of the business of Company or any of its Subsidiaries that remains unresolved.  The Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards designed to protect any such systems under the possession or control of the Company or any of its Subsidiaries from any disabling codes or instructions, spyware, trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement, or unauthorized destruction of, Software, data or other materials.

(h) For purposes of this Agreement, “Intellectual Property Rights” means any rights in, arising out of or associated with any of the following:  (i) United States, international and foreign patents and patent applications (including all reissues, reexaminations, divisionals, renewals, extensions, provisionals, continuations, continuations-in-part, patent disclosures, mask works and integrated circuit topographies) and all equivalents thereof; (ii) Software (including source and object code) and related documentation, confidential information, trade secrets, inventions (whether patentable or not), proprietary and confidential business information, customer lists, proprietary and confidential: know how, show how, and all documentation relating to any of the foregoing; (iii) United States and foreign copyrights, copyright registrations and applications therefor in both published and unpublished works; (iv) United States and foreign trademarks and service marks (whether or not registered), including designs, logos, slogans and general intangibles of like nature, together with goodwill appurtenant thereto, and applications for registration of any of the foregoing; and (v) Internet domain name registrations.

4.19 Anti-takeover Law Inapplicable; No Rights Plan.  The Company Board has approved this Agreement and the Transactions, and such approval is sufficient to render inapplicable to the Transactions any anti-takeover restrictions contained in any anti-takeover or similar statute or regulation of any jurisdiction which applies or purports to apply to any such transactions.  No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation, including Section 203 of the DGCL, is, or at the Effective Time would be, applicable to the Shares or the Transactions.  Neither the Company nor any Subsidiary of the Company has in effect any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a “poison pill” or “anti-takeover” plan or any similar plan, device or arrangement and the board of directors of the Company has not adopted or authorized the adoption of such a plan, device or arrangement.

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4.20 Advisors’ Fees.

(a) Except for Stifel Nicolaus & Company, Incorporated (the “Company Financial Advisor”) and Duff & Phelps LLC (the “Fairness Opinion Provider”), there is no investment banker, broker, finder, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries that is entitled to any fee from the Company or any of its Subsidiaries (including, after the consummation of the Merger, from Parent or Merger Sub) in connection with the consummation of the Transactions.  True, correct and complete copies of all agreements between the Company and the Company Financial Advisor and the Company and the Fairness Opinion Provider concerning this Agreement and the Transactions have been made available to Parent.

(b) Section 4.20(b) of the Company Disclosure Schedule sets forth a true and correct statement of the amount of Transactions Expenses payable to the Company Financial Advisor and the Fairness Opinion Provider as of the Closing as well as the amount of all Transaction Expenses of the Company and its Subsidiaries incurred in connection with the Transactions as of the date hereof (and a reasonable estimate of the amount of Transaction Expenses that will be incurred by the Company and its Subsidiaries following the date hereof).

4.21 Opinion of Financial Advisor.  The Fairness Opinion Provider has delivered to the Company Board (and the Special Committee) its opinion dated January 16, 2013, to the effect that, as of the date of the opinion, the consideration to be paid to the holders of the Company’s common stock in connection with the Merger is fair to the Company Stockholders, from a financial point of view, subject to the qualifications and assumptions contained therein, which are customary for a transaction of this nature.  The Company has been advised that the Fairness Opinion Provider will permit the inclusion of its respective opinion in its entirety and, subject to prior review and consent by the Fairness Opinion Provider, as applicable, a reference to its opinion in the Information Statement, and has made available to Parent a copy of such opinions.

4.22 Certain Loans and Other Transactions

.  The Company and its Subsidiaries do not have outstanding, and have not arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.  To the Knowledge of the Company, no Related Person, other than in its capacity as a director, officer or employee of the Company or any of its Subsidiaries, (i) is involved, directly or indirectly, in any material business arrangement or other material relationship with the Company or any of its Subsidiaries (whether written or oral), (ii) directly or indirectly owns, or otherwise has any right, title, interest in, to or under, any material property or right, tangible or intangible, that is used by the Company or any of its Subsidiaries or (iii) is engaged, directly or indirectly, in the conduct of the business in which the Company or any of its Subsidiaries is engaged.  In addition, to the Knowledge of the Company, no officer or employee of the Company or any of its Subsidiaries is an officer or employee of, or has an ownership interest in; any Person that has any contractual arrangements or is a supplier to the Company, or that competes with the business the Company or any of its Subsidiaries in any market presently served by the Company or any of its Subsidiaries (except for ownership of less than one percent of the outstanding capital stock of any corporation that is publicly traded on any recognized stock exchange or in the over-the-counter market).  Each Related Party Contract is immediately cancellable and terminable by the Company without any obligation or liability of the Company or its Subsidiaries.

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4.23 Insurance.  Section 4.23 of the Company Disclosure Schedule sets forth all insurance policies maintained by the Company and its Subsidiaries (the “Company Insurance Policies”).  All of the Company Insurance Policies are in full force and effect.  Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination of any of the Company Insurance Policies.  No written notice of cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such Company Insurance Policy other than as is customary in connection with renewals of existing Company Insurance Policies, and the Company has no Knowledge of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of the Company Insurance Policies.

4.24 No Other Representations and Warranties.  Neither the Company nor any other Person makes any representation or warranty, express or implied, regarding the Company, any of its Subsidiaries or the assets held by or the business conducted by the Company or any of its Subsidiaries, in each case, except as expressly set forth in this Agreement (as modified by the Company Disclosure Schedule).

4.25 Substantial Customers, Referral Partners and Suppliers.

(a) Substantial Customers and Referral Partners.  Section 4.25(a) of the Company Disclosure Schedule contains a true and correct list of (i) all the customers of the Company and its Subsidiaries with sales, to or through such customers, or who have made payments to the Company, exceeding $100,000 for the 12-month period ending on September 30, 2012 and indicating the dollar amount of sales with respect to each such customer during such period and (ii) all third parties that provided reseller, referral or distribution services to the Company or its Subsidiaries, or to whom the Company or its Subsidiaries paid a commission during the 12-month period ended September 30, 2012 in an aggregate amount in excess of $50,000 (each, a “Referral Partner” and collectively, the “Referral Partners”); provided that the Company shall not be required pursuant to Section 4.17(xix) (Contracts and Commitments) to make available to Parent any Contracts with Referral Partners where commissions paid are below $50,000 for the 12-month period ending on September 30, 2012.

(b) Substantial Suppliers.  Section 4.25(b) of the Company Disclosure Schedule lists the suppliers of the Company and its Subsidiaries where cost of goods or services over $100,000 purchased for the 12 month period ending on September 30, 2012; provided, that the Company shall not be required pursuant to Section 4.17(xx) (Contracts and Commitments) to make available to Parent any Contracts with suppliers where costs of goods or services purchased are below $200,000 for the 12-month period ending on September 30, 2012.

(c) Since September 30, 2011 no such customer or Referral Partner described in Sections 4.25(a) (Substantial Customers and Referral Partners) or supplier described in Section 4.25(b) (Substantial Suppliers) above has (i) cancelled, ceased or materially reduced its purchases from, its referrals, or sales or provision of services to; the Company or its Subsidiaries or otherwise materially and adversely modify its relationship with the Company or any of its Subsidiaries (whether related to payment, price, reduction in referrals or otherwise), (ii) to the Knowledge of the Company, intends to, or threatens to, cancel, cease, materially reduce such purchases, referrals or sales or provision of services or otherwise materially and adversely modify its relationship with the Company or any of its Subsidiaries (whether related to payment, price, reduction in referrals or otherwise) or (iii) to the Knowledge of the Company, been threatened with bankruptcy or insolvency, or is reasonably likely to become, otherwise unable to purchase goods or services from, or make referrals to, the Company or any of its Subsidiaries consistent with past custom and practice.

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4.26 Export Control Laws.

(a) The Company and its Subsidiaries (x) are conducting their export transactions and (y) have conducted these export transactions since January 1, 2010, in all material respects in accordance with all applicable U.S. export control laws, including the Export Administration Regulations and the Treasury Department’s Office of Foreign Assets Control Regulations and all other applicable import/export controls in other countries in which the Company and its Subsidiaries conduct business.

(b) The Company and its Subsidiaries have obtained, and are in material compliance with, all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings with any Governmental Entity required for (A) the export and re-export of their products, services, software and technologies and (B) releases of their technologies and software to foreign nationals located in the United States and abroad (“Export Approvals”).

(c) As of the date hereof, there are no pending or threatened claims in writing or legal actions against the Company or any of its Subsidiaries alleging a violation of such Export Approvals or the export control laws of any Governmental Entity.

4.27 Complete Copies of Materials.  Except as disclosed in the Company Disclosure Schedule, the Company has made available to Parent true and complete copies of each document listed, or required to be listed, in the Company Disclosure Schedule.  The books and records of the Company and its Subsidiaries made available to Parent for inspection are true, complete and correct in all material respects.

4.28 Information Statement.  The Information Statement will not, at the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

4.29 Full Disclosure.  To the Knowledge of the Company, no representation or warranty contained in this Agreement, and no statement contained in any document, certificate or schedule furnished to Parent or any of its representatives pursuant to this Agreement, contains any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading.

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ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure schedule (the “Parent Disclosure Schedule”) delivered by Parent to the Company prior to the execution of this Agreement (which schedule sets forth items of disclosure with specific reference to the particular section or subsection of this Agreement to which the information in the Parent Disclosure Schedule relates; provided, however, that, notwithstanding anything in this Agreement to the contrary (i) any information set forth in one section of the Parent Disclosure Schedule will be deemed to apply to each other section or subsection of this Agreement if and to the extent it is reasonably apparent on the face of such disclosed information (without reference to any document(s) referenced therein) that such disclosure applies to such other representations and warranties; (ii) the inclusion of an item in such Schedule as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or could have, a Parent Material Adverse Effect), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

5.1 Organization and Qualification.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.  Each of Parent and Merger Sub is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not prevent or delay the consummation of the Transactions.

5.2 Authority; Non-Contravention; Approvals.

(a) Parent and Merger Sub have full corporate power and authority to enter into this Agreement and to consummate the Transactions. This Agreement and the Transactions have been approved by the respective boards of directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the Transactions.  This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and legally binding agreement of Parent and Merger Sub enforceable against each of them in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

(b) The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Transactions do not (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of, (iv) accelerate the performance required by Parent or any of its Affiliates under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, or (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person under, any of the terms, conditions or provisions of (A) the respective charters, bylaws, partnership agreements, trust declarations, or other similar organizational instruments of Parent or any of its Subsidiaries, or (B) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Entity applicable to Parent or any of its Affiliates or any of their respective properties or assets, or (C) any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, partnership agreement, joint venture agreement or other instrument, obligation or agreement of any kind to which Parent or any of its Affiliates is now a party or by which Parent or any of its Affiliates or any of their respective properties or assets may be bound or affected, except with respect to clauses (B) and (C), such triggering of payments, Liens, encumbrances, filings, notices, Permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not prevent or delay the consummation of the Transactions.

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(c) Except as set forth in Section 5.2(c) of the Parent Disclosure Schedule, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery or performance of this Agreement by the Parent of the Transactions except for (i) (A) applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or “blue sky” laws, (B) the filing with the SEC of the Information Statement or (C) the filing of the appropriate merger documents as required by the DGCL, or (ii) where the failure to make such declaration, filings or registration or notifications to obtain such authorization, consents would not (x) prevent or delay consummation of the Transactions, (y) otherwise prevent performance by Parent of its obligations under this Agreement, or (z) have a Parent Material Adverse Effect.

5.3 Litigation.  There are no (i) claims, suits, actions or proceedings pending against Parent or any of its Affiliates, or (ii) to the knowledge of the Parent, threatened claims, suits, actions or proceedings against Parent or any of its Affiliates, in each case which, would prevent or delay the consummation of the Transactions.  Neither Parent nor any of its Affiliates is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which would prevent or delay the consummation of the Transactions.

5.4 Solvency.  Assuming (i) satisfaction of the conditions in Section 7.1 (Conditions to the Obligations of Each Party) and Section 7.2 (Conditions to the Obligations of Parent and Merger Sub), (ii) the accuracy of the representations and warranties of the Company set forth in this Agreement and (iii) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared in good faith based upon assumptions that were and continue to be reasonable, and after giving effect to the Transactions contemplated by this Agreement, including the Financing, any Alternative Financing and the payment of the merger consideration as provided herein, Parent and its Subsidiaries (on a consolidated basis) will be Solvent as of the Effective Time and immediately after the consummation of the Closing. For the purposes of this Agreement, the term "Solvent" when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed the sum of (i) the value of all liabilities of such Person, as of such date, as such quoted terms are generally determined in accordance with applicable laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged, and (c) such Person will be able to pay its liabilities, as of such date as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged" and "able to pay its liabilities, as of such date as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its reasonably foreseeable obligations as they become due.

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5.5 Financing.

(a) Parent and Merger Sub have delivered to the Company a true and complete copy of an executed commitment letter dated January 18, 2013 from Silicon Valley Bank and Royal Bank of Canada, as co-lead arrangers, and the lenders party thereto (as the same may be amended and replaced in accordance with Section 6.17 (Financing), collectively, the “Debt Commitment Letter”), pursuant to which the lender party thereto has committed, subject to the terms and conditions thereof, to lend up to $85,000,000 (the “Debt Financing”) for the purpose of funding the transactions contemplated by this Agreement. Parent and Merger Sub have delivered to the Company true and complete copies of an executed commitment letter (the “Equity Commitment Letter” and together with the Debt Commitment Letter, the “Financing Commitments”) from Oak Hill Capital Partners III L.P. and Oak Hill Capital Management Partners III L.P. (the “Investors”) pursuant to which the Investors have committed, subject to the terms and conditions thereof, to invest up to $24,500,000 (the “Equity Financing” and together with the Debt Financing, the “Financing”).

(b) As of the date hereof, the Financing Commitments have not been amended or modified in any respect and have not been terminated, withdrawn or rescinded in any respect.  As of the date hereof, Parent has fully paid any and all commitment fees or other fees that have been incurred and are due and payable on or prior to the date hereof in connection with the Financing Commitments.  No Event of Default (as defined in the Existing Credit Agreement) arising from a breach of Section 8.1(a) of the Existing Credit Agreement, Section 8.1(c) of the Existing Credit Agreement (but only with respect to Section 7.1 of the Existing Credit Agreement) or Section 8.1(f) of the Existing Credit Agreement (any such Event of Default a “Financing Event of Default”) has occurred and is continuing as of the date of this Agreement nor does Parent have Knowledge, as of the date hereof, that any such Financing Event of Default will occur.  “Existing Credit Agreement” shall mean the Amended and Restated $55,000,000 Senior Secured Credit Facilities Credit Agreement, dated as of May 31, 2011, as amended by, among others, Intermedia.Net. Inc., Intermedia Holdings, Inc. and the lenders party thereto, Silicon Valley Bank, as administrative agent and issuing lender, and the other agents named therein.

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(c) Assuming all of the conditions precedent to the funding of the maximum amount of the Financing set forth in the Financing Commitment Letters are satisfied, the aggregate amount of the Financing will equal $109,500,000.  Neither Parent nor Merger Sub have agreed in writing or verbally to any conditions precedent, other contingencies or modifications related to the funding of the amount of the Financing, other than as set forth in or contemplated by the Financing Commitment Letters.

5.6 Parent Information.  None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Information Statement, on the date it is filed with the SEC, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its Subsidiaries or any of their respective representatives on behalf of the Company which is contained or incorporated by reference in the Information Statement.

5.7 Merger Sub.  True and complete copies of the constituent documents of Merger Sub, each as in effect as of the date of this Agreement, have previously been made available to the Company.  The authorized capital stock of Merger Sub, as of the date hereof, consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding.  Parent is the legal and beneficial owner of all of the issued and outstanding shares of Merger Sub.  Merger Sub was recently formed by Parent solely for the purpose of engaging in the Transactions.  Except as contemplated by this Agreement, Merger Sub does not hold, and has not held, any material assets, has not incurred any material liabilities, and has not carried on any business activities other than those contemplated by this Agreement.

5.8 No Ownership of Capital Stock.  Neither Parent nor any Affiliate of Parent (including Merger Sub) owns any Company Common Stock or other securities of the Company or any of the Company’s Subsidiaries.

5.9 Other Agreements or Understandings.  Parent has disclosed to the Company all Contracts, arrangements or understandings (and, with respect to those that are written, Parent has furnished to the Company correct and complete copies thereof) between or among Parent or any Affiliate of Parent, on the one hand, and any officer or director of the Company or any person that, to the Knowledge of Parent, owns five percent (5%) or more of the shares of the Company’s capital stock, on the other hand.

5.10 No Other Representations and Warranties.  Neither Parent, Merger Sub, nor any other Person makes any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Parent or Merger Sub, in each case, except as expressly set forth in this Article 5 (as modified by the Parent Disclosure Schedule) or as and to the extent required by this Agreement to be set forth in the Parent Disclosure Schedule.

5.11 Compliance with Laws.  The failure, if any, of Parent and its Subsidiaries to be in compliance with applicable Laws, including, without limitation, Communications Laws, to the Knowledge of the Parent and Merger Sub, would not prevent the Company from obtaining the Approvals.

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ARTICLE 6
COVENANTS

6.1 Conduct of Business.  During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated by this Agreement and except as specifically set forth in Schedule 6.1, the Company will, and will cause each of its Subsidiaries to (i) conduct its business in the ordinary course and in accordance with past practices, (ii) timely file Company Reports with the SEC in compliance with the rules and regulations set forth in the Securities Act and the Exchange Act, (iii) pay its debts, liabilities and Taxes when due, in each case except with respect to those being contested in good faith by appropriate proceedings and (iv) take no action that would prohibit or materially impair or delay the ability of either the Company or Parent or any of their respective Subsidiaries to obtain any necessary approvals of any Governmental Entity required for the Transactions or to consummate the Transactions.  During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement and except as specifically set forth in Section 6.1 of the Company Disclosure Schedule, the Company will, and will cause its Subsidiaries to, use its commercially reasonable efforts to maintain and preserve intact its business organization and material business relationships and retain the services of its officers and key employees.  Upon the execution of this Agreement, the Company shall deliver to Parent a compact disc containing all of the information located in the Virtual Dataroom.  If this Agreement is terminated pursuant to Section 8.1 (Termination), Parent shall return such compact disc to the Company.

6.2 Company Forbearances.  During the period from the date of this Agreement to the Effective Time, except as set forth in Schedule 6.2 and except as expressly contemplated by this Agreement, the Company will not, and will cause its Subsidiaries to not, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed:

(a) Organizational Documents; Outstanding Securities and Dividends.  (i) Amend or propose to amend its Certificate of Incorporation or Bylaws (or other organizational documents) of the Company or any of its Subsidiaries, including by operation of law, (ii) split, combine, subdivide, reclassify, purchase, redeem or otherwise acquire the outstanding securities, capital stock, options, warrants, calls, commitments, convertible securities, Indebtedness or other securities of the Company or its Subsidiaries, or (iii) declare, authorize, set aside, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to the capital stock or securities of the Company and its Subsidiaries.

(b) Actions with Respect to Securities.  Issue, grant, deliver, sell, pledge, dispose of or otherwise encumber, or authorize or agree to issue, grant, deliver, sell, pledge, dispose of or otherwise encumber, any shares or securities of, or any options, warrants, calls, commitments, convertible securities, or rights of any kind to acquire any shares or securities of, the Company or its Subsidiaries, or any debt or equity securities convertible into, exchangeable for or exercisable for, shares or securities of the Company or its Subsidiaries, or enter into or amend any Contract, agreement, commitment or arrangement with respect to any of the foregoing, except the issuance of Shares pursuant to the exercise of the outstanding Company Stock-Based Securities set forth on Section 4.2(c) of the Company Disclosure Schedule; provided, that the foregoing shall not prohibit the Company from issuing shares of Company Common Stock, delivering stock certificates, and entering into agreements, in each case, to settle Capitalization Claims with respect to Claimed Securities to the extent expressly permitted pursuant to Section 6.19(b) (Outstanding Capitalization; Expenses).

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(c) Capital Expenditures and Other Actions.  (i) Incur or otherwise become liable with respect to, or amend, any Indebtedness or guaranty the obligations or liabilities of any other Person, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, any of its securities or any options, warrants or rights to acquire any of its capital stock, any of its securities or any security convertible into or exchangeable for its capital stock, (iii) incur or become responsible for capital expenditures or any obligations or liabilities in respect thereof, or enter into leases for equipment or other capital assets, individually or in the aggregate or incur any liabilities or expenses outside the ordinary course of business, consistent with past practice, (iv) other than in the ordinary course of business, sell, lease, license, pledge, dispose of or otherwise transfer, or encumber, any assets (including any Company Intellectual Property), securities, properties, interests or businesses of the Company or its Subsidiaries, (v) loan, advance funds or make any investment in or capital contribution to any other Person, (vi) discharge or satisfy any Lien or pay any obligation or liability (whether accrued, absolute, contingent or otherwise), except for (A) in accordance with the terms of such Lien, obligation or liability, or (B) current liabilities incurred in the ordinary course of business, or (vii) make any direct or indirect acquisition of all or a portion of any entity or business (including through merger, consolidation, equity or asset purchase or similar transaction) or enter into any agreement with respect thereto;

(d) Liquidation, Dissolution and Other Actions.  Enter into any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Transactions);

(e) Corporate Structure and Ownership of Subsidiaries.  Alter, through merger, liquidation, reorganization, restructuring or any other fashion, its corporate structure or ownership of any of its Subsidiaries (other than the Transactions);

(f) Sales, Liens and Other Actions.  Enter into (i) any sale, lease or license or suffer to exist any Lien (except for Permitted Liens) in respect of any of its assets, other than (A) Liens securing inter-company Indebtedness, (B) sales or dispositions of property or inventory in the ordinary course of business consistent with past practice, (C) leases and licenses of property with a term of less than one (1) year in the ordinary course of business consistent with past practice, and (D) sales, leases or licenses with respect to immaterial assets, or (ii) any sale, lease, license or other arrangements providing for exclusivity with respect to any Company Intellectual Property;

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(g) New Lines of Business; Company Products.  Enter into any new line of business or materially change or discontinue or announce any material change or discontinuance to the Company Products;

(h) Certain Actions with Respect to Customers and Referral Partners.  (1) enter into, amend or modify in any material respect or terminate any Contract of the type described in Sections 4.17(a)(v), (vi), (xiii), (xiv), (xv), (xxi) or (xxii) (Contracts and Commitments), (2) amend any Contract with Referral Partners set forth, or required to be set forth to ensure the accuracy of, Section 4.25(a) of the Company Disclosure Schedule in any manner that is adverse and material to the Company or its Subsidiaries, (3) enter into any Contract set forth on Section 4.4(b) of the Company Disclosure Schedule or that would be required to be set forth on Section 4.4(b) of the Company Disclosure Schedule to ensure the accuracy thereof if it had been entered into on the date of this Agreement or modifying a contract in a manner that would require the contract to be set forth on Section 4.4(b) of the Company Disclosure Schedule if it had been so modified on the date of this Agreement, or (4) enter into, amend, modify any Contract set forth on Sections 4.15, 4.19 or 4.20 of the Company Disclosure Schedule or that would be required to be set forth on Sections 4.15, 4.19 or 4.20 of the Company Disclosure Schedule to ensure the accuracy thereof if it had been entered into on the date of this Agreement;

(i) Accounting Methods and Principles.  Except to the extent required by changes following the date of this Agreement (including changes adopted prior to, but become effective following, the date of this Agreement) to GAAP  or applicable Law, change any of the Company’s accounting controls, policies, practices, methods or principles;

(j) Certain Tax-Related Actions.  Except as required by law or as is consistent with past practice, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, extend or waive any applicable statute of limitations with respect to Taxes, file any amended Tax Returns, enter into any closing agreement in respect of any Tax claim, audit or assessment, or surrender any right to claim a Tax refund, offset or other reduction in Tax liability if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of materially increasing the Tax liability of the Company and its Subsidiaries for any period ending after the Closing Date or materially decreasing any Tax attribute of the Company and its Subsidiaries existing on the Closing Date;

(k) Employment and Other Arrangements.  (i) Grant any severance, retention or termination pay to, or amend any existing severance, retention or termination arrangement with, any current or former director, officer, employee, consultant, or advisor, (ii) increase or accelerate the payment or vesting of, benefits payable under any existing severance, retention or termination pay policies or employment agreements, (iii) enter into or amend any employment, consulting, deferred compensation, change-of-control, indemnification or other similar agreement with any director, officer, consultant or employee, (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining agreement, commission, bonus, profit-sharing, thrift, pension, retirement, post-retirement medical or life insurance, retention, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any present or former director, officer, employee, consultant or advisor, or any beneficiaries thereof, (v) increase the compensation, commission, bonus or other benefits payable to any director, officer, employee, consultant or advisor, (vi) terminate any employee or demote any officer or other member of the Company’s management, (vii) promote any employee of the Company or its Subsidiaries or (viii) hire any employee;

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(l) Payments to Related Persons.  Make any payments to, or for the benefit of, any Related Person or enter into, or amend or modify in any respect or terminate, any Related Person Contract;

(m) Litigation.  Initiate, settle or compromise or enter into any settlement or cross-license agreement as they may relate, directly or indirectly, to any claims, obligations or litigation; provided, however, that with respect to claims solely for monetary damages, that do not relate to the Transactions, that are not Capitalization Claims, that have not been brought by a customer, a Referral Partner, or Governmental Entity, and that would not otherwise be material to the Company, the Company may pay $50,000 individually and $150,000 in the aggregate for the settlement of all such claims (but shall not agree to any other terms, remedies or obligations in connection with such settlement).

(n) Material Contracts.  Without limiting the other restrictions in this Section 6.2 (Company Forbearances), enter into, amend or modify in any respect or terminate any Material Contract (including any Contract that would have been a Material Contract if it had been entered into on the date of this Agreement) other than in the ordinary course of business consistent with past practice, or otherwise waive, release or assign any rights, claims or benefits of the Company or its Subsidiaries under any Material Contract (including any Contract that would have been a Material Contract if it had been entered into on the date of this Agreement);

(o) Revaluation of Assets.  Revalue any of its assets (whether tangible or intangible), including writing off notes or accounts receivable, settle, discount or compromise any accounts receivable, or reverse any reserves other than in the ordinary course of business and consistent with past practice;

(p) Real Property.  Enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any Leases;

(q) Acquisitions.  Acquire, or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof, or other acquisition or agreement to acquire any assets or any equity securities that are material, individually or in the aggregate, to the business of the Company;

(r) Joint Ventures, Strategic Partnerships and Alliances.  Enter into any Contract with respect to any joint venture, strategic partnership or alliance;

(s) Reserved.

(t) Creation of Subsidiaries.  Create any subsidiary of the Company;

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(u) Employee Representations and Communications.  Make any representation or issue any communications to employees that are inconsistent with this Agreement or the transactions contemplated hereby, including any representations regarding offers of employment, compensation, benefits or other arrangements with or from, Parent, the Company or their Subsidiaries;

(v) Representations and Warranties.  knowingly take any action that would result in any of the representations and warranties of the Company herein to become untrue such that the condition set forth in Section 7.2(a) (Representations and Warranties) could not be satisfied; or

(w) Agreements with Respect to Foregoing Actions.  Enter into or authorize an agreement with respect to any of the foregoing actions, or commit to take any action to effect any of the foregoing actions.

6.3 Control of Operations.  Nothing contained in this Agreement will give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time.  Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.  Notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent shall be required with respect to any matter set forth in Section 6.2 (Company Forbearances) or elsewhere in this Agreement to the extent that the requirement of such consent would constitute a material violation of applicable law.

6.4 Solicitation by Company.

(a) No Solicitation or Negotiation.  Except as permitted by Section 6.4(c) (Certain Permitted Actions) and 6.4(d) (Change in Recommendation; Termination), from the date hereof until the Effective Time, or if earlier, the termination of this Agreement in accordance with its terms, the Company agrees that it will not, and it shall cause each of its Subsidiaries, and each of its and its Subsidiaries’ respective officers, directors and employees to not, and the Company shall direct any other Representatives of the Company or its Subsidiaries to not, and shall not knowingly permit any other Representative of the Company or its Subsidiaries to, directly or indirectly, (i) solicit, initiate, seek or knowingly facilitate or encourage, or take any action to solicit, initiate, seek or knowingly facilitate or encourage, the making by any Person (other than Parent and its Subsidiaries) of any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, participate in, or maintain any discussions or negotiations with any Person relating to, in furtherance of an inquiry with respect to, or to obtain, an Acquisition Proposal, (iii) approve, recommend or accept, or enter into any agreement, understanding or arrangement with respect to, or relating to (whether binding or nonbinding), any Acquisition Proposal, (iv) furnish to any Person other than Parent any non-public information that would reasonably be expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal or (v) submit any Acquisition Proposal (other than the Merger) or any matter related thereto to the vote of the stockholders of the Company.  Subject to Section 6.4(c) (Certain Permitted Actions) and 6.4(d) (Change in Recommendation; Termination), the Company shall, and shall cause its Subsidiaries, and their respective Representatives to, immediately cease and terminate any and all activities or discussions or negotiations with any party or parties with respect to any Acquisition Proposal; provided, however, that (A) nothing in this Section 6.4 (Solicitation by Company) shall preclude the Company or any of its Representatives from contacting after the date of this Agreement any such party or parties solely for the purpose of complying with the provisions of the last sentence of this Section 6.4(a) (No Solicitation or Negotiation) and (B) prior to the Approval Time, if the Company has received a bona fide written offer that is an Acquisition Proposal after the execution of this Agreement that did not result from a violation or breach of this Section 6.4 (Solicitation by Company) and that contained ambiguities regarding the material terms of such Acquisition Proposal, the Company may contact the Person who delivered such Acquisition Proposal to the Company and request that such Person clarify the material terms pursuant to such Acquisition Proposal, but shall not conduct or enter into discussions or negotiations regarding the Acquisition Proposal.  The Company shall promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal, if any, to return or destroy, to the extent provided pursuant to the applicable confidentiality agreement, all confidential information, documents and materials heretofore furnished to such Person by or on behalf of the Company and its Subsidiaries.

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(b) Notice.  The Company agrees that it will (i) notify Parent promptly orally and in writing of (and in any event within twenty-four (24) hours after the Company’s, its Subsidiaries’ or their Representative’s receipt) of, and shall provide Parent with twenty-four (24) hours prior notice (or such lesser prior notice as is provided to members of the Company Board) of any meeting of the Company Board at which it is reasonably expected that the Company Board would consider, any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal (including any modification thereto), or any request for information that would reasonably be expected to lead to an Acquisition Proposal, that is received by the Company, its Subsidiaries or any of their respective Representative from any Person (other than Parent) including in such description the identity of the Person from which such inquiry, expression of interest, proposal, offer or request for information was received (the “Other Interested Party”) and shall keep Parent informed on a prompt basis as to the status of and any material developments regarding any such proposal; and (ii) promptly provide Parent a copy of each written communication and a summary of each oral communication transmitted on behalf of the Other Interested Party or any of its Representatives to the Company or its Subsidiaries or any Representative of the Company or its Subsidiaries or transmitted on behalf of the Company or its Subsidiaries or any Representative of the Company or its Subsidiaries to the Other Interested Party or any of its Representatives (including any communications related to the proposed amount or form of consideration, financing terms, if any, and closing conditions), in each case, to the extent such communication constitutes a material development with respect to an Acquisition Proposal or a potential Acquisition Proposal.  Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent orally and in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 6.4(c) (Certain Permitted Actions).  Neither the Company nor any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit them from providing such information to Parent.

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(c) Certain Permitted Actions.  Notwithstanding Sections 6.4(a) (No Solicitation or Negotiation) and 6.4(b) (Notice) or any other provision of this Agreement to the contrary, at any time prior to the Approval Time, if (i) the Company or any of its Subsidiaries receives an unsolicited bona fide offer that is an Acquisition Proposal from a third party, (ii) neither the Company nor its Subsidiaries nor any of their respective Representatives shall have directly or indirectly violated or breached any of the provisions set forth in Sections 6.4(a) (No Solicitation or Negotiation), 6.4(b) (Notice) or Section 6.6(b) (Company Board Recommendation and Other Actions), in a manner that resulted in the submission of such Acquisition Proposal, (iii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal and (iv) after consultation with its outside counsel, the Company Board determines in good faith that such action is necessary to comply with its fiduciary duties to the stockholders of the Company under applicable Law, the Company Board may (directly or through the Company’s Representatives) (A) furnish non-public information with respect to the Company and its Subsidiaries to the Person who made such proposal, and (B) participate in negotiations regarding such proposal; provided that the Company (x) shall not, and shall not allow any of its Subsidiaries or any Representative of any the Company or its Subsidiaries to, disclose any information to such Person without first entering into a confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of any of the Company or its Subsidiaries, which shall contain terms at least as restrictive on such other Person as those contained in the Confidentiality Agreement and (y) shall promptly provide to Parent or its Representatives any information concerning the Company or its Subsidiaries provided to such other Person which was not previously provided to Parent.

(d) Change in Recommendation; Termination.  Notwithstanding Sections 6.4(a) (No Solicitation or Negotiation) and 6.4(b) (Notice), if the Company receives an offer that is an Acquisition Proposal that has not been withdrawn and that did not result from a breach of the provisions of Sections 6.4 (Solicitation by Company) or 6.6(b) (Company Board Recommendation and Other Actions) and that the Company Board of Directors determines in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms of this Agreement that may be offered by Parent (including pursuant to clause (ii) below), the Company Board may at any time prior to the Approval Time, if the Company Board determines in good faith, after consultation with outside counsel, that such action is necessary to comply with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law, (x) effect a Change in Recommendation with respect to such Superior Proposal or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company complies with the provisions of Section 8.3 (Termination Payment); and provided further that the Company Board may not make a Change in Recommendation pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless:

(i) the Company shall have provided prior written notice to Parent, at least three Business Days in advance (the “Notice Period”), of the Company’s intention to take such action with respect to such Superior Proposal (it being understood that the delivery of such notice and any amendment or update thereto and the determination to so deliver such notice, update or amendment shall not, by itself, constitute a Change in Recommendation), which notice shall specify the material terms and conditions of such Superior Proposal, (including the identity of the party making such Superior Proposal) and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal, including the definitive agreement with respect to such Superior Proposal (the “Alternative Acquisition Agreement”);

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(ii) prior to effecting such Change in Recommendation or terminating this Agreement to entering into a definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause its Representatives to, during the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) in an attempt to mutually agree upon such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.  In the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.4(d) (Change in Recommendation; Termination) with respect to such new written notice; provided that the Notice Period for any subsequent notice shall be shortened from three Business Days to two Business Days);

(iii) for purposes of clarity, Parent agrees and acknowledges that the delivery of the written notice pursuant to Section 6.4(d)(i) (Change in Recommendation; Termination) shall not, in itself, give rise to a right of Parent to terminate this Agreement under Section 8.1(e) (Change in Recommendation; Breach of Agreement) or Section 8.1(f) (Alternative Acquisition Agreement).

(e) Certain Permitted Disclosure.  Notwithstanding the foregoing or any other provision of this Agreement to the contrary, nothing in this Agreement shall prevent the Company or the Company Board, at any time prior to the Approval Time, from (i) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act, or (ii) making any disclosure to the Company’s stockholders that the Company Board determines in good faith (after consultation with its outside legal counsel) is required to comply with its fiduciary duties to the Company’s stockholders or as otherwise required by applicable Law provided, that prior to making such disclosure the Company notifies Parent and (i) if such disclosure relates to an Acquisition Proposal, contains a reaffirmation of the Company Board Determination and the Company Board Recommendation or (ii) if the subject matter of such disclosure would otherwise be subject to the terms of Section 6.4(a) (No Solicitation or Negotiation), Section 6.4(b) (Notice) or Section 6.6(b)(ii) (Company Board Recommendation and Other Actions), such disclosure is made in compliance with this Section 6.4 (Solicitation by Company) and such disclosure shall otherwise be subject to the terms and conditions of this Agreement.

(f) Actions by Certain Other Persons.  The Company agrees that if any of the Company’s or its Subsidiaries’ respective officers, directors or employees take, or if any stockholder owning of record or beneficially (alone or together with its Affiliates) more than 10% of the outstanding Company Common Stock takes, any action or inaction that would constitute a breach of this Section 6.4 (Solicitation by Company) if taken by the Company, such action or inaction shall be deemed to be a breach of this Agreement by the Company.

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6.5 Regulatory and Governmental Matters.

(a) Without limiting Section 6.3 (Control of Operations), the parties will cooperate with each other and use their respective reasonable best efforts to obtain all Required Governmental Approvals including FCC Consents, State PUC Consents, or any other Consents, Permits, authorizations, orders and approvals of any third person or Governmental Entity that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such Consents, Permits, authorizations, orders and approvals.

(b) Promptly following execution of this Agreement, Parent and Company shall each use their reasonable best efforts to file or cause to be filed all applications and notices with the  FCC and the applicable State PUCs of any Governmental Entity that are necessary or appropriate for approval of the transfer of control or the assignment of the Permits relating to the respective businesses of the Company and each of its Subsidiaries as currently conducted or the obtaining of new Permits necessary to operate the  respective businesses of the Company and each of its Subsidiaries as currently conducted, including after giving effect to the Transactions and the Financing (the “Required Approvals”) as well as any prior actions of the Company or any of its Subsidiaries that would require the approval of, or notice to, the FCC or any State PUC of any other Governmental Entity (the “Additional Approvals”, and together with the Required Approvals, the “Approvals”).  The Approvals shall include all of the consents and approvals set forth on Schedule 6.5. Following the delivery of such information to Parent, Parent shall promptly file or cause to be filed with the FCC and the applicable State PUCs the appropriate filings related to the Approvals.  The Company shall promptly use reasonable best efforts to furnish information to Parent and assist Parent as it may reasonably request in connection with the preparation of the filings with respect to the Approvals.  The Company and Parent agree that they will consult and cooperate with each other with respect to the obtaining of all Approvals as well as all other Consents of the FCC and all applicable State PUCs, necessary to consummate the Transactions. Each of the Company, Parent and Merger Sub shall cooperate with the other party and use reasonable best efforts to prosecute or cause to be prosecuted all such applications to a favorable conclusion, and shall work with the other party to file or cause to be filed all Approvals as well as all other required notices of consummation with the FCC and the applicable State PUC.  Without limiting the generality of the foregoing, the Company and Parent shall, without limitation: (i) promptly notify each other of, and if in writing furnish each other with copies (or, in the case of oral communications, advise each other orally), of any material communications from or with the FCC or any State PUC with respect to the Approvals or the Transactions under this Agreement; (ii) permit each other to review and discuss in advance, and consider in good faith the views of each other in connection with, any proposed written or oral communication with the FCC or any State PUC with respect to the Approvals or the Transactions under this Agreement; (iii) use reasonable best efforts not to participate in any meeting with the FCC or any State PUC with respect to the Approvals or the transactions contemplated by this Agreement unless they consult with each other in advance and, to the extent permitted by such Governmental Entity, give each other the opportunity to attend and participate therein; (iv) furnish each other with advance copies of all material correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and the FCC and any State PUC with respect to the Approvals or the Transactions under this Agreement; and (v) furnish each other with such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions of information to the FCC and any State PUC.  No party shall take or cause to be taken any Action before the FCC or any State PUC which is inconsistent with or intended to delay Action on such applications or consummation of the Transactions.  The Company shall pay the applicable FCC and State PUC filing fees with respect to the applications seeking all Approvals and all other applicable FCC Consents and State PUC Consents.  Each of the Company and Purchaser shall bear its own costs associated with the preparation and submission of such filings.  Nothing herein shall require the Company to incur Excess Regulatory Expenses in an amount greater than the Regulatory Expenses Cap.

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(c) Each of Parent and the Company will, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Information Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Transactions.

(d) The Company agrees and acknowledges that, notwithstanding anything to the contrary in this Agreement, in connection with any filing or submission required, action to be taken or commitment to be made by the Company, Parent, or any of their respective Subsidiaries to consummate the transactions contemplated by this Agreement, neither Company nor any of Company’s Subsidiaries shall, without Parent’s prior written consent, and Parent and its Subsidiaries shall not be required to, sell, hold separate, divest, or dispose of or commit to any sale, holding separate, divestiture or disposal of or enter into any voting trust arrangement, hold separate arrangement or similar arrangement, with respect to any securities, businesses, product lines, or assets of the Company or the Company’s Subsidiaries, or take any other action or commit to take any action that would limit the Company’s, Parent’s or any of their respective Subsidiaries’ freedom of action with respect to, or their ability to retain any of, the securities, businesses, product lines or assets of the Company or its Subsidiaries, or otherwise litigate any matter related to the foregoing.

6.6 Information Statement; Merger Consent.

(a) Merger Consent.  Subject to Section 6.4(d) (Change in Recommendation; Termination), the Company, acting through the Company Board, shall, subject to and in accordance with its certificate of incorporation and bylaws, use its reasonable best efforts to seek immediately following the execution of this Agreement and promptly obtain the Required Company Stockholder Approval. The Company shall comply with the DGCL, the bylaws and the certificate of incorporation of the Company and the Exchange Act (including Regulation 14C and Schedule 14C promulgated thereunder) in connection with the Stockholder Written Consent, including by (i) delivering the Information Statement to the stockholders of the Company as required pursuant to the Exchange Act and (ii) giving prompt notice of the taking of the actions described in the Stockholder Written Consent in accordance with Section 228 of the DGCL to all stockholders of the Company not executing the Stockholder Written Consent and providing a description of the appraisal rights of the stockholders of the Company available under Section 262 of the DGCL and any other disclosures with respect to appraisal rights required by Delaware Law (it being understood that the delivery of the Information Statement to the stockholders of the Company shall constitute such notice).

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(b) Company Board Recommendation and Other Actions.  Subject to Section 6.4 (Solicitation by Company) (including without limitation Section 6.4(d) (Change in Recommendation; Termination)): (i)  Company Board shall recommend that its stockholders vote in favor of adoption of this Agreement and the Information Statement shall include a statement of the Company Board Determination and the Company Board Recommendation; and (ii) neither the Company Board nor any committee thereof shall (A) fail to make or withhold, amend, withdraw or qualify (or modify in any manner adverse to Parent) the Company Board Recommendation or make any public statement inconsistent with the Company Board Recommendation, (B) fail to recommend against acceptance of any tender or exchange offer for the Company Common Stock within ten (10) Business Days after the commencement of such offer, (C) adopt, approve, recommend, endorser or otherwise declare advisable any Acquisition Proposal, (D) take any action to make the provisions of Section 203 of the DGCL inapplicable to any transactions contemplated by an Acquisition Proposal, or (E) resolve or agree or propose to take such actions.

(c) Information Statement.  Promptly (and in any event within ten (10) Business Days) following the Approval Time, the Company shall prepare and file with the SEC the Information Statement in accordance with Regulation 14C of the Exchange Act related to the Merger and this Agreement to be sent to the stockholders of the Company.  Parent and Merger Sub will cooperate with the Company in the preparation of the Information Statement. The Company shall (i) give Parent and its counsel the opportunity to review and comment on the Information Statement, and any amendment or supplement thereto, and all responses to requests for additional information by, and replies to comments of, the SEC (including by promptly notifying Parent of the receipt of any comments or correspondence from the SEC with respect to the Information Statement and any requests by the SEC for any amendment or supplement to the Information Statement or for additional information) and shall give Parent the opportunity to participate in any discussions or meetings with the SEC, (ii) take into good faith consideration all comments reasonably proposed by Parent and (iii) not file such documents referred to in clause (i) of this sentence with the SEC prior to receiving the approval of Parent, not to be unreasonably withheld, conditioned or delayed; provided, that with respect to documents filed by the Company which are incorporated by reference in the Information Statement, this right of approval shall apply only with respect to information relating to the Merger or the Transactions contemplated hereby or to Parent or its business, financial condition or results of operations. Each party shall use reasonable best efforts, after consultation with the other parties, to respond promptly to all comments of and requests by the SEC with respect to the Information Statement. Each party will advise the other parties, promptly after it receives notice thereof, of any request by the SEC for amendment of the Information Statement. The Company will cause the Information Statement to be mailed as promptly as practicable after the Information Statement has been cleared by the SEC or after ten (10) calendar days have passed since the date of filing of the preliminary Information Statement with the SEC without notice form the SEC of its intent to review the Information Statement; provided, however, that the Company shall have no obligation to mail the definitive Information Statement until the Approval Time.  Each party shall furnish all information concerning itself and its Affiliates as the Company may reasonably request and/or as required by the rules and regulations promulgated by the SEC under the Exchange Act in connection with the preparation, filing and distribution of the Information Statement. If at any time prior to the Effective Time, any party discovers any information relating to the Company, Parent or any of their respective Affiliates that should be set forth in an amendment or supplement to the Information Statement, so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be filed with the SEC by the Company, and to the extent required by applicable Law, disseminated to the Company stockholders. Each of the Company and Parent shall use its reasonable best efforts to ensure that the Information Statement complies as to form in all material respects with the rules and regulations promulgated by the SEC under the Exchange Act.

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6.7 Agreement to Cooperate.

(a) Cooperation.  Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Transactions.  Prior to the Effective Time, the Company shall use its reasonable best efforts, and Parent and Merger Sub shall use their reasonable best efforts to cooperate and assist the Company, to obtain all consents of any third parties that may be necessary for the consummation of the Transactions.  Prior to the Effective Time, the Company shall deliver to Parent (i) a certificate of the Secretary of the Company, dated as of the Closing Date certifying and attaching: (A) the resolutions adopted by the Company Board of Directors and the Company Stockholders to authorize this Agreement, the principal terms of the Merger, the Merger and the other transactions contemplated hereby, in each case, in the form provided to Parent prior to the date of this Agreement, (B) if applicable, the resolutions adopted by the Company Board of Directors terminating the 401(k) Plans in accordance with this Agreement; and (C) the incumbency and signatures of the officers of the Company executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of the Company pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby; and (ii) an affidavit stating that the Company is not, and has not been during the applicable period described in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation,”, dated as of the Closing Date and in form and substance as required under Treasury Regulation Section 1.897-2(h).

(b) Third Party Notices and Consents.  In furtherance and not in limitation of Section 6.7(a) (Cooperation), the Company shall, unless instructed to do otherwise by Parent, deliver all necessary notices, and shall use reasonable best efforts to obtain all consents, modifications, waivers and approvals, in each case, of any parties to any Contracts to which the Company or any of its Subsidiaries is a party as are required in connection with the Merger in order to ensure that all such Contracts remain in full force and effect from and after the Effective Time in accordance with their respective terms and to preserve all rights of, and benefits to, Parent and the Surviving Corporation under such Contracts from and after the Effective Time and Parent and Merger Sub shall use their reasonable best efforts to cooperate and assist the Company in furtherance of the forgoing.  All such notices, consents, modifications, waivers and approvals shall be in a form and substance reasonably acceptable to Parent.  In the event that the other parties to any such Contract, including any lessor or licensor of any Leases, conditions its grant of a consent, waiver or approval (including by threatening to exercise a “recapture” or other termination right) upon or otherwise required in response to a notice or consent request relating to this Agreement, the payment of a material consent fee, “profit sharing” payment or other consideration, including material amendment or materially increased rent payments or other payments under the Contract or the provision of material additional security (including a guaranty), the Company shall not make or commit to make any such payment or provide any such consideration without Parent’s prior written consent.

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(c) Exclusion of Financing Obligations.  The parties hereto agree that the Company’s, Parent’s and Merger Sub’s obligations with respect to the Financing and the Financing Commitments shall be subject entirely to the terms in Section 6.17 (Financing) and not this Section 6.7 (Agreement to Cooperate) or the other covenants in this Agreement.

6.8 Access to Information.

(a) Access to Information.  Upon reasonable notice and subject to applicable law relating to the exchange of information, the Company will, and will cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during normal business hours during the period prior to the Effective Time, to all its offices, properties, books, Contracts, commitments and records (which the parties agree may be afforded in whole or in part through electronic means) and instruct the employees, counsel and financial advisors of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company or its Subsidiaries.  In furtherance, and not in limitation for the forgoing, during such period, the Company will, and will cause its Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state laws applicable to such party (other than reports or documents that such party is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request.

(b) Substitute Arrangements; Notice and Cooperation.  Without limiting the terms of Section 6.4 (Solicitation by Company), notwithstanding the foregoing, neither the Company nor Parent nor any of their Subsidiaries will be required to provide access to or to disclose information where such access or disclosure would in the Company’s good faith opinion after consultation with outside legal counsel, result in the loss of the attorney-client privilege of such party or its Subsidiaries or contravene any law or binding agreement entered into prior to the date of this Agreement.  The Company will use its reasonable best effort to make appropriate substitute arrangements to permit reasonable disclosure under circumstances in which the restrictions of the preceding sentence apply.  Whenever any event occurs that is required to be set forth in an amendment or supplement to the Information Statement, the Company or Parent, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC and/or mailing to the stockholders of the Company of such amendment or supplement, in each case as promptly as practicable.

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(c) Confidentiality.  All information provided to Parent and its representatives pursuant to this Section 6.8 (Access to Information) shall be subject to the Confidentiality Agreement.  The Confidentiality Agreement shall remain in full force and effect until the Closing and, if this Agreement is terminated, such Confidentiality Agreement shall continue in accordance with its terms; provided, however, if there is a conflict with the Confidentiality Agreement and the terms of this Agreement, the terms of this Agreement shall control.

6.9 Expenses and Fees
.  Except as provided in Section 8.3 (Termination Payment), all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Transactions are consummated.

6.10 Public Statements.  The Company, on the one hand, and Parent and Merger Sub, on the other hand, agree that, from the date hereof through the Closing Date, no public release or announcement concerning the Transactions shall be issued or made by or on behalf of any party without the prior consent of the other party or parties (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as such release or announcement may be required by law or the rules or regulations of any applicable United States securities exchange, in which case the party required to make the release or announcement shall allow the other party or parties reasonable time to comment on such release or announcement in advance of such issuance.

6.11 Employee Matters.

(a) For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the “New Plans”), Parent and its Subsidiaries shall take all reasonable best efforts actions required so that each Continuing Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to receive credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time and Parent and its Subsidiaries shall take all reasonable best efforts required to waive any applicable waiting periods under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time; provided, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits; provided, however, that Parent agrees, in any event, to provide service credit for each Continuing Employee for vacation accrual, regardless of the efforts standard set in this sentence.

(b) Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Stock Option Plans and Company Plans, as applicable, will occur at or prior to the Effective Time, as applicable.

(c) The Company shall not communicate in writing to groups of current or former Company employees, regarding any matters discussed in this Section 6.11 (Employee Matters) without the consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned and to be rendered promptly.  The Company will use its reasonable best effort to cause its officers and the members of the Company Board not to make any formal, oral communications to groups of current or former Company employees that are inconsistent with the provisions of this Section 6.11 (Employee Matters).

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(d) If requested by Parent, the Company shall provide Parent with access to, and the opportunity to meet with and provide offer letters to, each employee of the Company designated by Parent; provided, that prior to providing an offer letter to an employee of the Company, Parent shall provide the Compensation Committee of the Company Board with a copy of such offer letter and, if requested by the Compensation Committee, shall consult with the Compensation Committee a reasonable period of time prior to meeting with the applicable employee and presenting (which will not be required to exceed 5 Business Days following Parent’s provision of the copy of the offer letter to the Compensation Committee), regarding the proposed terms to be included in such offer letter; and provided further, that Parent shall not, without the prior written consent of the Compensation Committee, present to any Company employee an offer letter that offers such employee a base salary lower than the base salary of the employee as of the date of this Agreement.  The Company shall not disclose the terms of such offer letters to any employees of the Company other than the executive officers of the Company.  Any offer letter provided to an employee of the Company by Parent prior to the Closing shall provide an annual cash compensation opportunity with respect to base salary and annual incentive cash bonuses, in the aggregate, for such employee in an amount no less favorable than the annual cash compensation opportunity with respect to base salary and annual incentive cash bonuses (excluding for the avoidance of doubt any bonus in connection with any Acquisition Proposal, the Transactions or other extraordinary event), in the aggregate, provided by the Company to such employee that is in place as of the date of this Agreement (based on information provided by the Company to Parent) and shall be conditioned upon the consummation of the Merger.  Upon request by Parent, the Company shall promptly advise Parent regarding an employee’s annual cash compensation opportunity as of the date of this Agreement.

(e) Nothing in this Section 6.11 (Employee Matters) shall confer any third party beneficiary rights on any Person, including any Company Employee.

(f) Prior to the Closing, the Company shall have taken the actions set forth on Schedule 6.11(f).

(g) From the date hereof to the later of (x) the Closing Date and (y) if this Agreement is terminated pursuant to Article 8 hereof, the first anniversary of such date of such termination, Parent shall not, with respect to any individual who is as of the date hereof, or during the term of this Agreement is, an employee of the Company or its Subsidiaries, (i) encourage, induce, attempt to induce, solicit or attempt to solicit, any employee of the Company or its Subsidiaries to leave his or her employment with the Company or its Subsidiaries, or (ii) except where the restriction in this clause (ii) would be prohibited by applicable Law, hire or attempt to hire any employee of the Company or its Subsidiaries.  A response to a general solicitation will not be a violation of this Section 6.11(g)(i) (Employee Matters) so long as such general solicitation is not designed to target any employee or group of employees of the Company or any of its Subsidiaries.

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6.12 Notification of Certain Matters.  Each of Parent, Merger Sub and the Company agrees to give prompt notice to each other of, and to use their respective commercially reasonable efforts to prevent or promptly remedy, the occurrence or failure to occur, of any event which occurrence or failure to occur would reasonably be likely to cause any of the conditions set forth in Article 7 not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.12 (Notification of Certain Matters) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.  No disclosure after the date hereof of an inaccuracy of any representation and warranty made in this Agreement (whether pursuant to this Section 6.12 (Notification of Certain Matters) or otherwise) shall supplement or amend the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, or affect any representation or warranty made herein.  From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent of (i) any actions, suits, claims or proceedings commenced against the Company or its Subsidiaries relating to or involving this Agreement or the transactions contemplated hereby and (ii) any change, circumstance, fact, event or effect constituting, or that could reasonably be expected to constitute, a Company Material Adverse Effect.

6.13 Directors and Officers Indemnification and Insurance

(a) Indemnification.  Without limiting any additional rights that any director, officer, or trustee or fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) may have under any indemnification agreement or under the Company’s Certificate of Incorporation as of the date of this Agreement, its Bylaws as of the date of this Agreement, the Tail Policies, or this Agreement or, if applicable, similar organizational documents or agreements of any of the Company’s Subsidiaries, from and after the Effective Time, the Surviving Corporation (the “Indemnitors”) shall: (i) indemnify and hold harmless each person who is at the date hereof or during the period from the date hereof through the Closing Date serving as a director or officer of the Company or any of its Subsidiaries (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom, in each case, to the same extent provided in the Company’s Certificate of Incorporation as of the date of this Agreement and Bylaws as of the date of this Agreement or any indemnification agreement made available to Parent and set forth on Schedule 6.13(a), as in effect on the date of this Agreement and disclosed to Parent, and (ii) promptly pay on behalf of or, within thirty (30) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, in each case, to the extent permitted under applicable law, to the same extent provided in the Company’s Certificate of Incorporation as of the date of this Agreement, and Bylaws as of the date of this Agreement and disclosed to Parent.  Notwithstanding anything to the contrary herein, prior to making any payment or advance in respect of indemnification obligations set forth in this Section 6.13(a) (Indemnification), the Person who is requesting such indemnification or advance shall agree to execute an undertaking in customary form to repay such payments or advances if it is ultimately determined that such Person is not entitled to indemnification.  No Indemnified Person shall settle, compromise or consent to the entry of any judgment in any threatened or actual Claim for which indemnification could be sought by an Indemnified Party hereunder unless Parent consents in writing to such settlement, compromise or consent, such consent not to be unreasonably withheld, delayed or conditioned.  As used in this Section 6.13(a) (Indemnification):  (A) the term “Claim” means any threatened, asserted, pending or completed Action, whether instituted by any party hereto, any Governmental Entity or any other party, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to the fact that the Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries that relate to such Indemnified Party in his or her capacity as a director or officer under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) or any other person at or prior to the Effective Time at the request of the Company or any of its Subsidiaries, and (B) the term “Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 6.13(a) (Indemnification), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party.

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(b) Assumption of Existing Indemnification Rights.  Without limiting the foregoing, Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, trustees, employees, agents, or fiduciaries of the Company or any of its Subsidiaries as provided in the Company’s Certificate of Incorporation or its Bylaws (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of the Company’s Subsidiaries), in each case, as of the date of this Agreement, and indemnification agreements of the Company or any of its Subsidiaries, in each case as set forth on Schedule 6.13(a) and disclosed to Parent prior to the date of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(c) Certificate of Incorporation and Bylaws.  For a period of six (6) years from the Effective Time, the organizational documents of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Company’s Certificate of Incorporation as of the date of this Agreement and Bylaws as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers or employees of the Company or any of the Company’s Subsidiaries, unless such modification shall be required by law and then only to the minimum extent required by law.

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(d) Directors and Officers Insurance.  Prior to the Closing, the Company shall obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from the Closing Date with respect to directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier in an amount and scope at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Closing Date (the “Tail Policies”).  In the event that the Surviving Corporation purchases such a “tail” policy prior to the Effective Time, Parent and the Surviving Corporation shall maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder, for so long as such “tail” policy shall be maintained in full force and effect.

(e) Continuing Obligation.  If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving limited liability company, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its assets to any person, then, and in each such case, Parent and the Surviving Corporation shall remain fully responsible and obligated for their respective obligations under this Section 6.13 (Directors and Officers Indemnification and Insurance).

(f) Third Party Beneficiaries.  This Section 6.13 (Directors and Officers Indemnification and Insurance) is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of the Company, Parent and the Surviving Corporation, as applicable.  Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.13 (Directors and Officers Indemnification and Insurance).

6.14 Stockholder Litigation.  The Company shall provide Parent with prompt notice of and copies of all proceedings and correspondence relating to any Action against the Company, any of its Subsidiaries or any of their respective directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement; provided, that the Company shall not be required to provide Parent with such disclosure to the extent doing so would, in the Company’s good faith opinion after consultation with outside legal counsel, result in the loss of the attorney-client privilege of the Company.  The Company shall give Parent the opportunity to participate in the defense or settlement of any such stockholder litigation or claim, shall give due consideration to Parent’s advice with respect to such stockholder litigation or claim and shall not settle or compromise or offer to settle or compromise any such stockholder litigation or claim without the prior written consent of Parent (which consent shall be subject to Parent’s sole discretion).

6.15 De-registration.  The Surviving Corporation shall cause the Shares to be de-registered under the Exchange Act following the Effective Time.

6.16 Termination of Company Plans.  Unless instructed otherwise by Parent, effective as of no later than the day immediately preceding the Effective Time, the Company shall terminate any and all Company Plans intended to include group severance pay or benefits and any Code Section 401(k) arrangement (each, a “401(k) Plan”) (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated). The Company shall provide Parent with evidence that any such 401(k) Plan has been terminated pursuant to resolutions of the board of directors (or similar body) of the Company or any Subsidiary of the Company as the case may be. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating any such 401(k) Plan as Parent may require. For purposes of clarity, any costs and expenses incurred by the Company or Parent in connection with the activities set forth in this Section 6.16 (Termination of Company Plans) shall not be Transaction Expenses of the Company or its Subsidiaries hereunder.

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6.17 Financing.

(a) Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all lawful actions and to do, or cause to be done, all lawful things necessary, proper and advisable to arrange, obtain and consummate the Financing on the terms and conditions described in the Financing Commitments, and, if and to the extent the maximum amount of the Financing under the Financing Commitments is available to be drawn down, to use reasonable best efforts to draw down the proceeds of the Financing, including using their respective reasonable best efforts to (i) maintain in effect the Financing Commitments, (ii) negotiate definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments, (iii) satisfy on a timely basis and comply with all terms, covenants, obligations and conditions contained in the Financing Commitments that are within its control, (iv) seek to consummate the Financing contemplated by the Financing Commitments at or prior to the Closing and (v) enforce their rights under the Financing Commitments (taking into account advice of counsel).

(b) Parent and Merger Sub shall not permit or agree to any amendment or modification be made to, or any waiver of any provision or remedy under, the Financing Commitments, if such amendment, modification or waiver would (i) reduce the aggregate amount of the Financing below the amount required to pay the merger consideration, (ii) impose additional conditions precedent to the initial availability of the Financing or expand, amend or modify any of the existing conditions to the availability of the Financing in a manner that would reasonably be expected to materially delay, prevent or make the Closing less likely to occur (or satisfaction of the conditions to obtaining the Financing), or (iii) adversely affect the ability of Parent or Merger Sub, as applicable, to enforce its rights against other parties to the Financing Commitments or the definitive agreements with respect thereto; provided, that Parent and Merger Sub may (x) amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement (y) otherwise replace or amend the Debt Commitment Letter so long as (A) such action would not reasonably be expected to materially delay or prevent the Closing or make the Closing less likely to occur  and (B) the terms are not materially less beneficial to Parent or Merger Sub, with respect to conditionality, than those in the Debt Commitment Letter as in effect on the date of this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, Parent and Merger Sub may enter discussions regarding, and may enter into arrangements and agreements relating to the Equity Financing to add other equity providers, so long as in respect of any such arrangements and agreements, the following conditions are met: (i) the aggregate amount of the Equity Financing is not reduced, (ii) the arrangements and agreements, in the aggregate, would not be reasonably likely to materially delay or prevent the Closing and (iii) the arrangements and agreements would not diminish or release the pre-Closing obligations of the parties to the Equity Commitment Letter, adversely affect the rights of Parent to enforce its rights against the other parties to the Equity Commitment Letter or otherwise constitute a waiver or reduction of Parent’s rights under the Equity Commitment Letter.

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(d) Parent agrees to notify the Company promptly, and in any event within two (2) Business Days, if at any time (i) any of the Financing Commitments shall expire or be terminated for any reason, (ii) any financing source that is a party to any of the Financing Commitments notifies Parent or Merger Sub that such source no longer intends to provide financing to Parent on the terms set forth therein, and/or (iii) Parent becomes aware that a Financing Event of Default has occurred.  Upon the request from the Company to Parent, Parent will promptly advise the Company as to the status, and material terms of the definitive agreements related to, the Financing (including the anticipated timing for finalizing such agreements).  Parent shall advise the Company if it becomes definitively aware that the Debt Financing will not occur.

(e) Parent shall provide to the Company copies of all amendments to the Financing Commitments.

(f) If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter (other than pursuant to an amendment or modification permitted pursuant to Section 6.17(b) (Financing)) or the Debt Commitment Letter shall be terminated or modified in a manner materially adverse to Parent or Merger Sub for any reason, Parent shall use reasonable best efforts to seek alternative financing in an amount (together with the amounts provided for in the Equity Commitments) sufficient to pay the merger consideration contemplated by this Agreement from alternative debt sources on terms not less favorable, taken as a whole, to Parent and Merger Sub than those contained in the Debt Commitment Letter (the “Alternative Financing”) and, if available, use reasonable best efforts to obtain such Alternative Financing.  Parent shall provide the Company with a copy of any commitment letters evidencing such Alternative Financing, if any (an “Alternative Commitment Letter”).  From and after the date of any such Alternative Commitment Letter, all references to “Debt Financing” shall be deemed to include the Alternative Financing and all references to “Debt Commitment Letter” shall be deemed to include the Alternative Commitment Letters, and Parent, Merger Sub and the Company shall have the same obligations with respect thereto (including under this Section 6.17 (Financing)) as they had with respect to the Debt Financing Commitments being replaced.

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(g) Prior to the Closing Date, the Company shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to provide to Parent and Merger Sub all cooperation reasonably requested by Parent that is necessary, proper, advisable or desirable in connection with the arrangement of the Financing, including by (i) providing all periodic filings pursuant to the Exchange Act after such documents are publicly filed, (ii) subject to obtaining confidentiality agreements with respect to information that is not made publicly available, such other reasonably requested financial information necessary for the satisfaction of the conditions set forth in the Debt Commitment Letter, including information for inclusion in pro forma financial information, and other financial information as may be reasonably requested in writing by Parent to assist in preparation of customary offering or information documents, to be used for the completion of the Financing, (iii) to the extent reasonably available, making available, at times mutually agreed upon, appropriate members of senior management of the Company and its Subsidiaries for the purpose of meeting with proposed lenders providing or arranging the Financing, rating agencies, and diligence sessions relating to the Company and its Subsidiaries, (iv) providing access to the most recent appraisals, environmental reports, evidence of title (including copies of deeds, lease documentation, title insurance policies and/or commitments for title insurance, title opinions, surveys, and similar information), and similar information with respect to the properties and assets of the Company and its Subsidiaries as may be reasonably requested by Parent and that are in the possession of the Company, its Subsidiaries or their advisors, (v) reviewing and commenting on information relating to the Company and its Subsidiaries within the Company’s Knowledge included in materials for rating agency presentations, confidential information memoranda and other customary offering and marketing materials requested in connection with the Financing, (vi) furnishing Parent with information in the Company’s or its Subsidiaries’ possession that any lender providing or arranging Financing has reasonably requested and that is required by regulatory authorities in connection with such Financing under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, (vii) subject to obtaining confidentiality agreements with respect to information that is not made publicly available, providing Financing Source Parties with access to the online data room prepared in connection with this Agreement and otherwise cooperating with diligence efforts of the Financing Source Parties to the extent customary and reasonable and (viii) executing and delivering definitive financing documents, including pledge and security documents or other certificates, legal opinions or documents as may be reasonably requested by Parent (including certificates of the chief financial officer of the Company or any Subsidiary with respect to solvency matters) and otherwise reasonably facilitating the pledging of collateral; provided that no obligation of the Company or any of its Subsidiaries under any such agreement, document or pledge shall be effective until the Effective Time.  In no event shall the Company and its officers be required to take any action that would create any liability of the Company to any Financing Source Parties that would be effective prior to the Effective Time or after the termination of this Agreement, and Parent shall be solely responsible for the information provided to financing sources of Parent with respect to the Financing (the “Financing Source Parties”).  Subject to the preceding sentence, the Company and its Subsidiaries will make their executive officers reasonably available to assist Parent in Parent’s preparation for and presentations to Financing Source Parties and to review any historical information of the Company and its Subsidiaries; provided that in no event shall any information be required to be furnished by the Company to the Financing Source Parties if the disclosure thereof would require the Company to make a filing or public disclosure as to material non-public information without the written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed, and provided, further, that none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing that would be effective prior to the Effective Time.  The Company shall obtain from each creditor to whom the Company or its Subsidiaries owe Indebtedness for borrowed money or otherwise owe Indebtedness to any Significant Holder, an executed payoff letter in form and substance reasonably acceptable to Parent, no later than five (5) business days prior to the Closing Date, setting forth: (a) the amounts required to pay off in full on the Closing Date, the Indebtedness and all other amounts owing to such creditor (including the outstanding principal, accrued and unpaid interest and prepayment and other penalties) and wire transfer information for such payment; (b) a statement that, upon payment of such amounts, all documents relating to such Indebtedness shall be terminated and all Liens (including pursuant to any pledge agreements, security agreements, guaranties, charges of shares, deposit account agreements, or blocked account control agreements) which such creditor may hold on any of the assets of the Company or any of its Subsidiaries shall be released, (c) an authorization for the Company or its designees to file UCC-3 termination statements in all applicable jurisdictions and any other termination statements to evidence the release of such Liens, and (d) an agreement of such creditor to take any other actions as may be reasonably requested by the Company to evidence the termination of such Liens (each, a “Payoff Letter”).  Without limiting Parent’s rights under this Agreement, Parent shall notify the Company, and provide the Company a reasonable opportunity to cure, if Parent becomes aware that the Company has breached this Section 6.17(g) (Financing) in a manner that Parent believes would result in the failure of Parent to be able to perform or comply with its obligations under Section 6.17 (Financing).

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6.18 Cooperation.

Prior to the Closing, the parties will work with each other in good faith to take and coordinate the actions and matters set forth on Schedule 6.18.

6.19 Outstanding Capitalization; Expenses.

(a) Following the date of this Agreement, the Company shall promptly notify Parent of any Actions or threatened Actions (whether oral or in writing) pursuant to which any Person claims or alleges that the Person owns, or that the Person is or was entitled to be granted, issued or receive, any capital stock or equity securities of the Company, including any options, warrants or any other security or right to receive any capital stock or equity securities of the Company (each, together with any damages asserted in connection therewith, a “Capitalization Claim”).  The Company shall: (i) provide Parent reports on the status of the Capitalization Claim and such other information as Parent may reasonably request, (ii) consult with Parent regarding settlement negotiations, and (iii) communicate to Parent all bona fide settlement offers given or received in connection with such Capitalization Claims.

(b) Prior to the Closing, the Company shall not settle or compromise, or offer to settle or compromise, any Capitalization Claim except for a Capitalization Claim where (i) the claim does not seek to obtain (and such settlement or compromise does not provide for or require the Company, Parent or any of their Subsidiaries to pay or be responsible for) any remedies or damages other than the right to receive a specific number of Claimed Securities and/or an amount of cash (which, when taken together with all other cash amounts paid or agreed to be paid in settlement of all Capitalization Claims, is less than $250,000 in the aggregate (all monetary amounts paid or payable in any settlement of a Capitalization Claim shall be included in the definition of Transaction Expenses)), (ii) the Company issues the Claimed Securities required to be issued pursuant to the settlement of such Capitalization Claim and includes such securities in the Fully Diluted Share Number under circumstances where the Aggregate Claimed Securities do not exceed 675,000 plus any Claimed Securities claimed by all Large Holders and (iii) other than the right to receive the Claimed Securities issued pursuant to clause (ii) or the other cash payments pursuant to clause (i), the Person making such Capitalization Claim signs a full release in favor of the Company and its Subsidiaries (as well as Parent and its Subsidiaries after the Closing), in a form reasonably satisfactory to Parent.  Any Capitalization Claims that are fully resolved and settled, and that satisfy all of the requirements of this clause (b), shall after such full resolution and settlement be deemed to no longer be Capitalization Claims for purposes of this Section 6.19 (Outstanding Capitalization; Expenses) (but including the effect of the resolution of any such claim in the definition of Fully Diluted Share Number).

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(c) If there are one or more Capitalization Claims against which the Company has a bona fide defense, the Company may, upon notice to Parent, establish (but not fund) an escrow account (the “Escrow Account”) at Wells Fargo Bank, National Association, or such other nationally recognized bank selected by Parent to be the escrow agent  (the “Escrow Agent”) and upon the Closing, if, but only if, the Escrow Account constitutes a Qualified Escrow Account, (i) Parent, the Escrow Agent and the Representative shall enter into an escrow agreement related to such Escrow Account (the “Escrow Agreement”), which shall be on terms and conditions that are satisfactory to Parent, it being understood that the escrow agreement shall be in the form substantially similar to the Escrow Agent’s form agreement reviewed by the parties prior to the date of this Agreement, with such changes as Parent shall determine, subject to Parent’s reasonable determination that such changes are not in conflict with the terms of this Section 6.19 (Outstanding Capitalization; Expenses) and (ii) Parent shall, at the Closing, deposit the Escrow Amount into such account (which deposit shall reduce the Merger Consideration pursuant to the definition thereof).  The Specified Principles in Schedule 6.19(f)(i)(b) shall also apply with respect to the Escrow Account.

(d) In order for an Escrow Account to constitute a “Qualified Escrow Account”, each of the following conditions must be satisfied (which conditions may be waived in writing by Parent): (i) Parent shall have determined in its sole discretion that the Escrow Amount shall sufficiently cover the maximum potential exposure of Parent and its Affiliates (including the Company and its Subsidiaries) and any other Person incurring fees and expenses, with respect to all Capitalization Claims, including without limitations (x) all costs of defense and investigation, (y) all other amounts anticipated to be payable in connection with the Capitalization Claim, and (z) the full portion of the Merger Consideration that would be payable with respect to such Claimed Securities, based on the Per Share Merger Consideration paid to stockholders at the Effective Time, if such Claimed Securities had been outstanding at the Effective Time (all amounts described in this clause (i) with respect to all Capitalization Claims, the “Aggregate Claim Amount”), (ii) the Company, Parent and the Escrow Agent shall have entered into an escrow agreement on terms and conditions that are satisfactory to Parent, subject to Parent’s reasonable determination that such other terms are not in conflict with this Section 6.19 (Outstanding Capitalization; Expenses), and (iii) if Parent shall have determined, after consultation with counsel and in its sole judgment, that Delaware law shall require the stockholders of the Company to adopt or approve, or readopt or reapprove, the terms of this Agreement in connection with the establishment or funding of the Escrow Account, such adoption or approval by the stockholders shall have been taken and promptly provided to the Company and Parent and the receipt of such adoption or approval, and compliance with applicable Law with respect thereto, shall not, in Parent’s sole discretion, be expected to delay the Closing, and (iv) no Capitalization Claim shall have been brought by a Large Holder, except for Capitalization Claims made prior to Closing with the consent of Parent (which consent will not be unreasonably withheld where Parent’s and its Affiliates’ total potential Liability for all such Capitalization Claims is limited to amounts held in the Escrow Account and would not otherwise result in a Liability to Parent).  If a Qualified Escrow Account is fully established for any Claimed Securities, then such Claimed Securities shall be excluded from the definition of Aggregate Claimed Securities the “Excluded Claimed Securities”.  In lieu of the establishment of an Escrow Account as set forth in this Section 6.19(d) (Outstanding Capitalization; Expenses), in respect of a Capitalization Claim against which the Company has a bona fide defense, the Company may request of Parent that the Company have the right to purchase an insurance policy to cover the maximum potential exposure of Parent and its Affiliates (including the Company and its Subsidiaries) with respect to such Capitalization Claim (including all costs of defense and investigation, as well as an amount equal to the portion of the Merger Consideration that would be payable with respect to such Claimed Securities if they were outstanding at the Effective Time), it being understood that the right to purchase such insurance policy, and all terms and conditions thereof, shall be subject to Parent’s consent, and the premium and all other costs and expenses with respect to such insurance policy shall be Transaction Expenses hereunder.  If such insurance policy is obtained, then the Claimed Securities that are fully covered by such Capitalization Claim shall be Excluded Claimed Securities hereunder.

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(e) Reserved.

(f) If Parent is the Controlling Party, Parent shall control the defense of such Escrowed Capitalization Claim, but shall not settle or compromise such Escrowed Capitalization Claim unless either: (i) the Representatives shall have consented to such settlement (which consent shall not to be unreasonably withheld, conditioned or delayed) or (ii) Parent determines in its sole discretion that the Aggregate Claim Amount may exceed the amount held in the Escrow Account.    If the Representatives are the Controlling Party, the Representatives shall control the defense of such claim, but shall not settle or compromise, or offer to settle or compromise, such Escrowed Capitalization Claim without the consent of Parent (which consent shall not to be unreasonably withheld, conditioned or delayed).  The Representative shall not be entitled to recover any fees or expense from the Escrow Account without Parent’s consent; provided, that if the Representative is the Controlling Party, such consent shall not be unreasonably withheld, conditioned or delayed.  Subject to the limitations in the prior sentence, the cost and expenses of reasonable attorney’s fees of the Controlling Party in defending any Capitalization Claim shall be paid out of the Escrow Account, as incurred.  Notwithstanding the fact that the Representative may be the Controlling Party, the fee arrangements and selection of counsel for each Capitalization Claim shall be subject to the approval of Parent (not to be unreasonable withheld).

(g) Subject to the limitations on settlement in Section 6.19(f) (Outstanding Capitalization; Expenses), the Escrow Agreement shall be available to pay out any Liability of Parent and its Affiliates of any nature whatsoever in connection with a Claimed Security, including the costs and expenses of defending and settling any Capitalization Claim.  Any dispute with respect to the release of an escrow, shall be decided by the American Arbitration Associations using the laws of complex dispute resolution, decided by a single arbitrator located in New York City.  The Controlling Party with respect to any claim shall be entitled to instruct the Escrow Agent to release funds as provided in a settlement made in accordance with this Section 6.19 (Outstanding Capitalization; Expenses) or as provided in a final a non-appealable judgment.   To the extent required to comply with SEC No-Action letters or similar Laws, the parties will enter into a supplemental agreement with respect to the escrow arrangements to the extent necessary to comply therewith, subject to Parent’s reasonable determination that such supplement does not conflict with the limitations or other provisions of this Section 6.19 (Outstanding Capitalization; Expenses).

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(h) Following the full satisfaction and final resolution of all Escrow Capitalization Claims, any funds remaining in the Escrow Account shall be paid (without interest) to the equityholders (including holders of Company Common Stock, Company Stock Options, and Company Warrants) of the Company as of the Effective Time in the same manner, using the same allocation methodology (including the terms of the Company Option Plans and the vesting of Company Stock Options thereunder had such amounts been paid at Closing), that such funds would have been paid pursuant to Section 3.1 and 3.4 if they had been paid at the time of the Closing, which shall be in compliance with applicable Law and shall be subject to applicable withholding Taxes.  This calculation shall be made in consultation with the Representative.  The distribution contemplated by the foregoing sentence shall be made to the stockholders in the same manner as provided in the letter of transmittal or in documentation provided by holders of Company Stock Options or Company Warrants previously provided by the stockholder (including by using the same name, address, method of payment as well as any other information provided in the letter of transmittal unless such stockholder has provided Parent with written instructions updating or modifying such information for purposes of the escrow distribution) and Parent shall have no Liability or responsibility if such information  is not accurate at the time such amounts are paid.  Parent shall consult with Representatives with respect to questions regarding the manner of distributions.

(i) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Controlling Party” shall mean (i) if Parent determines in its sole judgment that the Aggregate Claim Amount will be less than the Escrow Amount, the Representative shall be the Controlling Party; provided, however, if one (but not the other) of the Representatives has a conflict of interest with respect to a Capitalization Claim, then the Representative with no conflict of interest shall be the Controlling Party; provided, further, however, if both Representatives have a conflict of interest, Parent shall be the Controlling Party and (ii) if Parent determines in its sole judgment that the Aggregate Claim Amount may exceed the Escrow Amount, then Parent shall be the Controlling Party; provided, however, if Parent is not a Controlling Party, but determines in its sole judgment that the Escrow Amount may not be sufficient to satisfy the Aggregate Claim Amount, Parent may assume the role of Controlling Party for all purposes of this Section 6.19 (Outstanding Capitalization; Expenses); provided, however, that the determination of the Controlling Party shall be subject to the Specified Principals as set forth on Schedule 6.19(f)(i) (the “Specified Principals”).

(ii) “Escrow Amount” shall mean $5 million; provided, however, the Escrow Amount may be reduced either (i) by Parent, in its sole discretion or (ii) by the mutual agreement of Parent and the Company, and in the case of such reduction, the “Escrow Amount” shall mean the amount as so reduced.  For purposes of clarity, without creating any liability whatsoever, in exercising its judgment to determine whether to reduce the escrow amount, it is the current intent of Parent to consult with its business and legal advisors in order to determine whether an Escrow Amount of less than $5 million would be expected to sufficiently cover the Aggregate Claim Amount; provided, however, that the determination of the size of the Escrow Amount shall be subject to the Specified Principals; provided, further, however, if no Qualified Escrow Account is established, then the Escrow Amount shall equal $0.

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(iii) “Escrowed Capitalization Claim” shall mean a Capitalization Claim for which a Qualified Escrow Account has been established and funded.

(iv) “Representatives” shall mean (i) one Person appointed by Hale Fund Management, LLC and (ii) one Person initially appointed by the independent members of the Company’s board of directors (or any successor appointed by such Person).  The Representatives shall act by joint resolution or instruction.

(j) The Company shall prepare and deliver to Parent a good faith, reasonable estimate of the Capitalization Spreadsheet at least three (3) Business Days prior to the Closing Date.  The Company shall prepare and deliver to Parent at the Closing a capitalization spreadsheet in a form reasonably acceptable to Parent (the “Capitalization Spreadsheet”), which shall be certified in writing, in good faith, as true, accurate and complete by, based on the information known to, the Chief Executive Officer and the Chief Financial Officer of the Company, setting forth the amount of the Company’s Fully Diluted Share Number and the individual components thereof, including the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, the total number of Company Stock Options outstanding immediately prior to the Effective Time (including a breakdown for each outstanding Company Stock Option, the holder thereof and the exercise with respect thereto), the total number of Company Warrants outstanding immediately prior to the Effective Time (including a breakdown for each outstanding Company Warrant, the holder thereof and the exercise with respect thereto), and the number of Aggregate Claimed Securities (and indicating the Claimed Securities with respect to each Capitalization Claim that are included in the Fully Diluted Share Number, as well as the Claimed Securities that have been excluded from the Fully Diluted Share Number pursuant to the definition thereof or the terms of Section 6.19(b) (Outstanding Capitalization; Expenses), if any), and such other information as Parent may reasonably request with respect to the capitalization of the Company.

(k) The Company shall prepare and deliver to Parent at the Closing a statement, which shall be certified in writing, in good faith, as true, accurate and complete by, based on the information known to, the Chief Executive Officer and the Chief Financial Officer of the Company, setting forth in reasonable detail the full amount of Transaction Expenses and Regulatory Expenses of the Company and its Subsidiaries (the “Expense Statement”).  Parent shall prepare and deliver to the Company at the Closing a statement, which shall be certified in writing as true, accurate and complete by an officer of Parent, setting forth in reasonable detail the full amount of Regulatory Expenses of Parent and its Subsidiaries,  (which, for the purpose of clarity, shall not include the Company, its Subsidiaries and/or their Affiliates).  The deliveries set forth in this Section 6.19(k) (Outstanding Capitalization; Expenses) are being made to aid in the calculations of, but shall not necessarily be determinative of, the amount of the Transaction Expenses and the Regulatory Expenses.

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6.20 Other.

(a) This Section 6.20 (Other) shall apply solely in the event that Aggregate Claimed Securities are included in the Fully Diluted Share Number.  The aggregate amount by which the Merger Consideration otherwise payable to the stockholders of the Company was reduced and retained by Parent as a result of the inclusion of the Aggregate Claimed Securities in the Fully Diluted Share Number is referred to herein as the “Adjustment Amount.”  Parent may determine, in its sole discretion, to distribute the Adjustment Amount to the Persons making the Capitalization Claims.  Alternatively, Parent may determine, in its sole discretion, to hold the Adjustment Amount pending the resolution of such claim.  If any Capitalization Claims are pending at or following the Closing and the Aggregate Claimed Securities have been included in the Fully Diluted Share Number (and have reduced the Per Share Merger Consideration), Parent and its Subsidiaries shall (i) have the right to control, contest, compromise and settle, in their sole discretion, such Capitalization Claims and (ii) be able to access and use the Adjustment Amount to pay all Liabilities and amounts that Parent and its Subsidiaries may incur in connection or related to the settlement, compromise, prosecution or defense or outcome (including any Final Determination) of a Capitalization Claim, and all fees, costs and expenses incurred in connection therewith, each of which may be incurred in Parent’s sole judgment in connection therewith  (all amounts for which Parent accesses the Adjustment Amount, the “Claim Liabilities”).   The Adjustment Amount shall be reduced from time to time by the amount of the Claim Liabilities.  If the Adjustment Amount has been reduced to $100,000 or less, including as a result of a Final Determination or otherwise, then Parent shall have no obligations or Liability to any Person resulting therefrom or otherwise arising under this Section 6.20 (Other), which shall be void.

(b) If following the Final Determination of all Capitalization Claims, the Adjustment Amount has not been reduced by Claim Liabilities to $100,000 or less (the amount by which the Adjustment Amount remains above $100,000, the “Remaining Amount”), as soon as reasonably practicable after the Final Determination of all Capitalization Claims, Parent shall distribute the Remaining Amount (without interest) to the equityholders (including holders of Company Common Stock, Company Stock Options, and Company Warrants) of the Company as of the Effective Time in the same manner, using the same allocation methodology (including the terms of the Company Option Plans and the vesting of Company Stock Options thereunder had such amounts been paid at Closing), that such funds would have been paid pursuant to Section 3.1 and 3.4 if they had been paid at the time of the Closing, which shall be in compliance with applicable Law and shall be subject to applicable withholding Taxes.  This calculation shall be made in consultation with the Representative.

(c) The distribution contemplated by the foregoing sentence shall be made to the stockholders in the same manner as provided in the letter of transmittal or in documentation provided by holders of Company Stock Options or Company Warrants previously provided by the stockholder (including by using the same name, address, method of payment as well as any other information provided in the letter of transmittal unless such stockholder has provided Parent with written instructions updating or modifying such information for purposes of the escrow distribution) and Parent shall have no Liability or responsibility if such information  is not accurate at the time such amounts are paid.  Parent shall consult with Representatives with respect to questions regarding the manner of distributions.

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(d) This Section 6.20 (Other) shall not apply to the extent it conflicts with applicable Law.  A "Final Determination" means that a claim has been finally settled, compromised, dismissed or resolved (whether pursuant to an agreement, final non-appealable judgment or otherwise).

ARTICLE 7
CONDITIONS TO THE MERGER

7.1 Conditions to the Obligations of Each Party.  The obligations of each party to effect the Merger are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (which may be waived by the mutual written consent of the Company and Parent, if permitted by applicable law):

(a) Required Company Stockholder Approval.  The Required Company Stockholder Approval shall have been obtained in accordance with applicable Law, the Certificate of Incorporation and Bylaws of the Company;

(b) Equityholder Notices.

(i) The Information Statement shall have been mailed to the Company’s stockholders and 20 days shall have elapsed since the date the Company sent or gave the Information Statement to its stockholders in accordance with clause (b) of Rule 14c-2 promulgated under the Exchange Act.

(ii) The Company shall have, if and to the extent required, provided notice to holders of Company Stock Options and Company Warrants describing the treatment of Company Stock Options and Company Warrants contemplated by Section 3.4 (Treatment of Company Stock-Based Securities) and the applicable required time period shall have elapsed since such notice was delivered to such holders.

(c) No Law or Injunction.  No statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction, whether temporary or permanent, shall have been enacted, entered, adopted, promulgated, issued or enforced by any court or other Governmental Entity of competent jurisdiction which is in effect and has the effect of prohibiting, restraining, enjoining or making illegal the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived by the written consent of Parent):

(a) Representations and Warranties.

(i) Each of the representations and warranties made by the Company in Sections 4.1 (Organization and Qualification) (other than the third sentence thereof), 4.2 (Capitalization), 4.3(c) (Capital Stock and Other Matters), 4.4(a) and (c) – (e) (Authority; Non-Contravention; Approval), 4.7(ii) (Absence of Certain Changes or Events), 4.19 (Anti-takeover Law Inapplicable; No Rights Plan), 4.20 (Advisors’ Fees), 4.21 (Opinion of Financial Advisor) and 4.22 (Certain Loans and Other Transactions) (collectively, the “Company Fundamental Representations”) shall have been true and correct in all respects as of the date of this Agreement  and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date, in each case, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date, in each case, without giving effect to any “Company Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties; provided, however, that a failure of an Outstanding Capitalization Representation to be true and correct as a result of a Person making a Capitalization Claim with respect to Claimed Securities shall not result in the failure of this condition to be satisfied with respect to such Claimed Securities if Parent, the Company and their Subsidiaries have no Liabilities or other obligations with respect to such Capitalization Claim, by virtue of the fact that (A) the Capitalization Claim does not seek to obtain at any time any remedies other than the right to receive a specific number of Claimed Securities and/or an amount of cash, which, when taken together with all other cash amounts paid or agreed to be paid in settlement of all Capitalization Claims, is less than $250,000 in the aggregate (which amount shall be included in the Transaction Expenses of the Company), (B) all costs and expenses arising in connection with such Capitalization Claim are included in the Transaction Expenses of the Company, (C) all such Claimed Securities are either (x) included in the Fully Diluted Share Number under circumstances where the Aggregate Claimed Securities do not exceed 675,000 or (y) constitute Excluded Claimed Securities and (D) Parent and its Affiliates (including the Company and its Subsidiaries) have no obligation or Liability with respect to such Capitalization Claims (other than amounts included in the Transaction Expenses of the Company);

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(ii) Each of the representations and warranties made by the Company in this Agreement (other than the Company Fundamental Representations) shall, to the Knowledge of the Company as of the date of this Agreement, have been true and correct in all material respects as of the date of this Agreement, in each case, without giving effect to any “Company Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties.

(iii) Each of the representations and warranties made by the Company in this Agreement (other than the Company Fundamental Representations) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date) except where, including with respect to the parenthetical set forth in this clause (iii), the failure to be so true and correct has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, in each case, without giving effect to any “Company Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties.

(b) Covenants.  The covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

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(c) No Company Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.

(d) [Reserved].

(e) Executed Agreements and Documents.  Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

(i) a certificate executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer (the “Company Closing Certificate”) certifying that the condition set forth in Section 7.2(a) (Representations and Warranties), 7.2(b) (Covenants) and 7.2(c) (No Company Material Adverse Effect) have been duly satisfied;

(ii) Reserved.

(iii) the Payoff Letters required pursuant to Section 6.17 (Financing);

(iv) written resignations of all directors and resignations and releases of all officers of the Company, in a form reasonably acceptable to Company and Parent, to be effective as of the Effective Time.

(f) Required Governmental Approvals.  All Required Governmental Approvals shall have been duly obtained (or a State PUC states that it does not have authority to, and therefor will not, act on a request for an Additional Approval), including, without limitation, approvals for the Transactions and any other approval as identified in Schedule 6.5(c).  The Company and Parent shall have received reasonable documentation from the FCC and State PUCs confirming that the Company and its Subsidiaries are not required (and will not be required) to pay any fines, forfeitures, penalties or voluntary contributions to the FCC or any State PUCs, arising out of any violation of the applicable statutes or regulations of the FCC or State PUCs, other than the specific amounts identified as Regulatory Expenses on the Expense Statement.

(g)            Related Party Transactions.  All Contracts between any the Company and its Subsidiaries, on the one hand, and any Related Person, on the other hand, (other than (i) ordinary course agreements relating to employee compensation and benefits that have been provided to Parent prior to the date of this Agreement and (ii) indemnification agreements between the Company and its directors and officers made available to Parent and set forth on Schedule 6.13(a)) shall have been terminated prior to the Closing Date without any penalty, payment of any premium or other obligation or liability of the Company, and the Company shall have no continuing obligation or liability under such Contracts.

(h) Third Party Documents.  The Company shall have delivered the notices and received the consents described on Schedule 7.2(h) with respect to the Contracts set forth therein in a form reasonably acceptable to Parent.

(i) Litigation.  There shall not be pending, or threatened in writing, by a Governmental Entity of competent jurisdiction, any suit, order, law, action or proceeding (i) that challenges or seeks to prohibit (A) the consummation of the Transaction on the terms contemplated herein, or (B) conference upon Parent and the Surviving Corporation all of their respective rights and benefits, contemplated herein, (ii) that seeks to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation, (iii) that would materially and adversely affect the right of the Surviving Corporation or its Subsidiaries to own the assets or operate the business of the Company or its Subsidiaries or (iv) that seeks to compel Parent or the Company, or any Subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the Transaction.

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(j) Claim Securities.  As of the Closing Date, (A) the aggregate amount of damages being claimed with respect to all Capitalization Claims (taking into account the value of the Claimed Securities) shall not exceed $5,000,000 and (B) the Aggregate Claimed Securities shall not exceed 675,000.

7.3 Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived by the written consent of the Company): of the following further conditions:

(a) Representations and Warranties.  Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date), except, in each case, including the parenthetical set forth in this sentence, where the failure to be so true and correct has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, without giving effect to any “Parent Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties.

(b) Covenants.  The covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c) Executed Agreements and Documents.  The Company shall have received a certificate executed on behalf of Parent by a duly authorized officer thereof certifying that the conditions set forth in Section 7.3(a) (Representations and Warranties) and 7.3(b) (Covenants) have been duly satisfied.

ARTICLE 8
TERMINATION, AMENDMENT AND WAIVER

8.1 Termination.  This Agreement may be terminated at any time before the Effective Time (whether before or, except as indicated in Sections 8.1(e) (Change in Recommendation; Breach of Agreement), 8.1(f) (Alternative Acquisition Agreement) and 8.1(g) (Stockholder Approval), after the Approval Time) only by the parties under the terms and conditions described below:

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(a) Mutual Consent.  By mutual written consent of Parent and the Company;

(b) Outside Date.

(i) Parent Outside Date.  If the Effective Time shall not have occurred on or prior to 11:59 p.m. New York City time on August 16, 2013, 2013 (the “Parent Outside Date”), by Parent on the second Business Day following the Parent Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) (Parent Outside Date) shall not be available to any party whose breach, or failure to perform any of its obligations hereunder in breach, of this Agreement has been the principal cause of, or primarily resulted in, the Closing not occurring before such date; provided, further, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) (Parent Outside Date) shall not be available to Parent during the pendency of any Action by the Company before a Governmental Entity of competent jurisdiction for specific performance of this Agreement to the extent permitted in Section 9.7 (Enforcement); or

(ii) Company Outside Date.  By the Company if the Effective Time shall not have occurred on or prior to 11:59 p.m. New York City time on the Company Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) (Company Outside Date) shall not be available to the Company if its breach, or failure to perform any of its obligations hereunder in breach, of this Agreement has been the principal cause of, or primarily resulted in, the Closing not occurring before such date (it being understood that if (x) on August 16, 2013 the Company shall not have been in breach of this Agreement in a manner that would, prior to giving effect to this parenthetical, preclude the Company from terminating this Agreement pursuant to this Section 8.1(b)(ii) (Company Outside Date) and (y) since the date of this Agreement there shall not have been made to the Company (directly or indirectly), or publicly announced, an Acquisition Proposal that is or is reasonably likely to lead to a Superior Proposal, then with respect to a breach of this Agreement by the Company, references to a “breach” in this proviso shall be deemed to be references to a “willful and knowing breach”); or

(iii) Law or Injunction.  If a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order, decree, ruling or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) (Law or Injunction) shall not be available to any party whose failure to comply with any of its obligations hereunder in breach of this Agreement has been the principal cause of, or primarily resulted in, such action by such Governmental Entity.

(c) Representations, Warranties and Covenants of the Company.  By Parent, upon written notice to the Company, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, or any of the Company’s representations or warranties shall have become inaccurate, which breach, failure to perform or inaccuracy (i) would give rise to the failure of a condition set forth in Section 7.2(a) (Representations and Warranties) or Section 7.2(b) (Covenants) to be satisfied, and (ii) is either (A) incapable of being cured by the Outside Date or (B)  shall not have been cured within thirty (30) calendar days following receipt of written notice thereof from Parent; provided, that neither Parent nor Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform has resulted, or would result, in a failure of a condition set forth in Section 7.1 (Conditions to the Obligations of Each Party) or Section 7.3 (Conditions to the Obligations of the Company)  to be satisfied; or

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(d) Representations, Warranties and Covenants of Parent.  By the Company, upon written notice to Parent, if Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants (other than those set forth in Section 6.17 (Financing)) contained in this Agreement, or any of the Parent’s representations or warranties shall have become inaccurate, which breach, failure to perform or inaccuracy (i) would give rise to the failure of a condition set forth in Section 7.3(a) (Representations and Warranties) and Section 7.3(b) (Covenants) to be satisfied; and (ii) is either (A) incapable of being cured by the Outside Date or (B)  shall not have been cured within (30) calendar days following receipt of written notice thereof from the Company; provided, that the Company shall not have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform has resulted, or would result, in a failure of a condition set forth in Section 7.1 (Conditions to the Obligations of Each Party) or Section 7.2 (Conditions to the Obligations of Parent and Merger Sub) to be satisfied; or

(e) Change in Recommendation; Breach of Agreement.  By Parent, upon written notice to the Company prior to the Approval Time, if (i) the Company Board effects a Change in Recommendation (whether or not permitted to do so under the terms of this Agreement), (ii) the Company shall have failed to include in the Information Statement the Company Board Determination; (iii) the Company Board failed to publicly reconfirm its recommendation of the Merger and the other transaction contemplated hereby and its determination that the Transaction is in the best interests of the Company’s stockholders within ten (10) Business Days after (x) the receipt of a written request by Parent or (y) the date that an Acquisition Proposal is publicly announced, (iv) the Company Board shall have approved, endorsed or publicly recommended to its stockholders any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 6.4(c) (Certain Permitted Actions)); (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer or (vii) the Company shall have materially breached the provisions set forth in Section 6.4 (Solicitation by Company) or Section 6.6(b) (Company Board Recommendation and Other Actions).

(f) Alternative Acquisition Agreement.  By either Parent or the Company, if prior to the Approval Time, the Company Board has accepted a Superior Proposal in accordance with Section 6.4(d) (Change in Recommendation; Termination) and simultaneously with such termination is entering into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, that the Company may terminate this Agreement under this Section 8.1(f) (Alternative Acquisition Agreement) only if:

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(i) the Company is not then and has not been in breach of its obligations under Section 6.4 (Solicitation by Company) or 6.6(b) (Company Board Recommendation and Other Actions) in any material respect; and

(ii) upon such termination, the Company makes the payment to Parent required under Section 8.3(a)(iii) (Termination Payment) in accordance with such Section.

(g) Stockholder Approval.  By either the Company or Parent, if the Approval Time shall not have occurred by the Post-Announcement Time; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(g) (Stockholder Approval) (i) shall terminate if it has not been exercised prior to the Approval Time and (ii) shall not be available to any party whose failure to perform any of its obligations hereunder in breach of this Agreement has been the principal cause of, or primarily resulted in, the Closing not occurring before such date.

(h) Failure to Close.  By the Company, if (A) (x) all of the conditions set forth in Section 7.1 (Conditions to the Obligations of Each Party) and Section 7.2 (Conditions to the Obligations of Parent and Merger Sub) have been satisfied or waived (other than those conditions that both (i) by their terms can only be satisfied at the Closing and (ii) would be satisfied if the Closing were to occur at the time the Company purports to exercise its termination right under this Section 8.1(h) (Failure to Close)) or (y) the conditions set forth in clause (x) immediately above have been satisfied or waived as set forth in such clause (x), other than the condition set forth in Section 7.2(f) (Required Governmental Approvals), which would have been satisfied but for a Parent Failure, (B) the Company is, at such time, ready, willing, able, and makes itself reasonably available, to consummate the Transactions contemplated by this Agreement, (C) the Specified Date has occurred, and (D) Parent or Merger Sub do not consummate the Merger within one (1) Business Day following the Specified Date (for purposes hereof, “Parent Failure” shall mean the failure of Parent and its Subsidiaries to be in compliance with applicable Laws, including, without limitation, Communications Laws, which noncompliance prevents the Company from obtaining the Approvals);

(i) Restatement of Financials.  By Parent, if at any time after the date hereof, the Company restates (or is required to restate) any of the financial statements of the Company set forth in the Quarterly Reports on Form 10-Q filed by the Company with the SEC since January 1, 2012 or in the Annual Reports on Form 10-K filed with the SEC since January 1, 2012; provided, however, that a restatement that solely reflects an improvement in the operating results or financial performance of the Company shall not be deemed a restatement for purposes of this Section 8.1(i) (Restatement of Financials).

8.2 Effect of Termination.  A party entitled to terminate this Agreement pursuant to Section 8.1 (Termination) may do so by delivering written notice of such termination to the other party, specifying the provision or provisions of Section 8.1 (Termination) pursuant to which such termination is affected. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1 (Termination),  this Agreement shall forthwith become void and there shall be no further obligation on the part of Parent, Merger Sub, the Company or their respective officers, directors, Representatives or Affiliates except as provided in, Section 6.8(c) (Confidentiality), this Section 8.2 (Effect of Termination), Section 8.3 (Termination Payment) and Article 9 shall survive.  Subject to the limitations in Section 8.3(b) (Remedies), nothing in this Section 8.2 (Effect of Termination) shall relieve any party from liability for any willful and knowing breach of any representation, warranty, covenant or obligation under this Agreement or any action or omission that constitutes fraud.  For purposes of this Agreement, a “willful and knowing breach” by a party of a provision of this Agreement shall mean that the party knowingly undertook an action, or failed to undertake an action, with the understanding that the action, or failure to act, was, or was reasonably likely to result in, a breach by such party of the applicable provisions of this Agreement.

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8.3 Termination Payment.

(a) Termination Payment.  If this Agreement is terminated:

(i) (A) by Parent pursuant to Section 8.1(b)(i) (Parent Outside Date), the Company pursuant to Section 8.1(b)(ii) (Company Outside Date) or by Parent pursuant to Section 8.1(c) (Representations, Warranties and Covenants of the Company) and (x) at or prior to such termination an Acquisition Proposal shall have been made and shall not have been withdrawn prior to such termination, and (y) within twelve months following the termination of this Agreement pursuant to Section 8.1(b)(i) (Parent Outside Date), Section 8.l(b)(ii) (Company Outside Date) or Section 8.1(c) (Representations, Warranties and Covenants of the Company), the Company consummates a Company Acquisition, enters into a definitive agreement to effect a Company Acquisition, or the Company Board or any committee thereof recommends a Company Acquisition to the Company’s stockholders, and a Company Acquisition Proposal is subsequently consummated (whether or not it is consummated within such 12 month period) or (B) by Parent pursuant to Section 8.1(e) (Change in Recommendation; Breach of Agreement), then in any case, the Company shall pay to Parent (within two (2) Business Days after the date that such Company Acquisition is consummated (with respect to a termination described in clause (A)) or within two (2) Business Days after the date of such termination (with respect to a termination described in clause (B)), the Company Termination Fee, which amount shall be payable in cash by wire transfer of immediately available funds to an account designated by Parent; or

(ii) Reserved; or

(iii) by Parent or the Company pursuant to Section 8.1(f) (Alternative Acquisition Agreement), then the Company shall, prior to and as a condition of, such termination pay to Parent the Company Termination Fee, in cash by wire transfer of immediately available funds to an account designated by Parent; or

(iv) by the Company pursuant to Section 8.1(h) (Failure to Close), or by Parent pursuant to Section 8.1(b)(i) (Parent Outside Date) at a time when the Company could have terminated this Agreement pursuant to Section 8.1(h) (Failure to Close), then Parent shall pay to the Company the Financing Termination Fee promptly (but in any event within two Business Days) following such termination, which amount shall be payable in cash by wire transfer of immediately available funds to an account designated by the Company.

Notwithstanding the terms of Section 8.3(a)(i) (Termination Payment), if (a) this Agreement is terminated by Parent pursuant to Section 8.1(b)(i) (Parent Outside Date) and as a result of such termination Parent would be entitled to receive a Company Termination Fee pursuant to Section 8.3(a)(i) (Termination Payment), (b) as of the date of such termination all of the conditions set forth in Section 7.1 (Conditions to the Obligations of Each Party) and Section 7.2 (Conditions to the Obligations of Parent and Merger Sub) have been satisfied (other than (A) the condition set forth in Section 7.2(f) (Required Governmental Approvals) and (B) those conditions that both (i) by their terms can only be satisfied at the Closing and (ii) would be satisfied if the Closing were to occur on the date of such termination by Parent), and (c) as of the date of such termination by Parent the Financing Commitments are no longer in effect on their original terms (as may be modified by the Company’s written consent) for the maximum amount of the Financing thereunder, then the Company shall not be required to make the payments to Parent otherwise contemplated in Section 8.3(a)(i) (Termination Payment).

For the avoidance of doubt, the Company shall not be required to pay more than one Company Termination Fee and Parent shall not be required to pay more than one Financing Termination Fee, even if there is more than one basis upon which such fee would be payable pursuant to this Section 8.3 (Termination Payment).

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(b) Remedies.  Notwithstanding anything to the contrary in this Agreement, (i) in no event, whether or not this Agreement shall have been terminated, shall Parent, together with Merger Sub and their respective representatives, Specified Persons and Affiliates, be liable for monetary damages in the aggregate in excess of $5,250,000 (inclusive of the Financing Termination Fee paid or payable pursuant to this Agreement), for any losses, damages or Liabilities arising out of or in connection with (x) the breach, or alleged breach, by Parent, Merger Sub or their respective representatives, Specified Persons and Affiliates of this Agreement, or (y) any other claim or cause of action in connection with this Agreement or the Transactions contemplated hereby (whether based on principles of contract law, tort or otherwise), and in no event shall the Company, its Affiliates or any other Person seek to recover from Parent, Merger Sub or their respective representatives, Specified Person or Affiliates, any losses or damages in connection with this Agreement or arising from any claim or cause of action in connection with the transactions contemplated hereby in excess of such amount, and (ii) in no event shall the financing sources of Parent or Merger Sub or any of their respective former, current or future directors, officers, employees, agents, partners, managers, members, Affiliates, stockholders, assignees or representatives of any of the foregoing (each a “Specified Person”) have any liability to the Company or any of its Subsidiaries for any loss or damage in connection with this Agreement or the transactions contemplated hereby  (whether based on principles of contract law, tort or otherwise).

(c) Reimbursement of Costs and Expenses.  Each of the parties hereto acknowledges that the agreements contained in this Section 8.3 (Termination Payment) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement.  Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 8.3 (Termination Payment), and, in order to obtain such payment, Parent or its designee commences a suit that results in a final, non-appealable judgment against the Company for all or a portion of the amounts payable to Parent pursuant to this Section 8.3 (Termination Payment), the Company shall pay and reimburse Parent for Parent’s costs and expenses in connection with such matter as well as interest on the amount so owed from the date such payment was required to be made until the date of payment at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.  In addition, if Parent fails promptly to pay the amounts due pursuant to this Section 8.3 (Termination Payment), and, in order to obtain such payment, the Company or its designee commences a suit that results in a final, non-appealable judgment against Parent for all or a portion of the amounts payable to the Company pursuant to this Section 8.3 (Termination Payment).  Parent shall pay and reimburse the Company for the Company’s costs and expenses in connection with such matter as well as interest on the amount so owed from the date such payment was required to be made until the date of payment at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

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(d) Definition of Acquisition Proposal.  For purposes of this Section 8.3 (Termination Payment), “Company Acquisition” shall mean an Acquisition Proposal, except that references therein to “15%” shall be replaced by “50.1%.”

8.4 Amendment.  This Agreement may not be amended except by action taken by the parties’ respective boards of directors or pursuant to authority granted by such boards of directors and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable Law.

8.5 Waiver.  At any time prior to the Effective Time, subject to limitations under applicable Law, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be only valid if set forth in an instrument in writing signed on behalf of such party.  Such extension or waiver or failure or delay to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 9
GENERAL PROVISIONS

9.1 Non-Survival.  None of the representations and warranties in this Agreement shall survive the Merger, and after the Effective Time, no person or entity shall have any further obligation nor shall any claim be asserted or action be brought with respect thereto.  Without limiting the terms of the Stockholder Agreement, none of the covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article 9.

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9.2 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, delivered by UPS or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent or Merger Sub to:

Intermedia Holdings, Inc.
815 E. Middlefield Road
Mountain View, CA 94043
Attention: Philip Koen
Fax: (650) 965-7791

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-105
Attention:  Martin W. Korman
                    Mark B. Baudler
                    Brian Keyes
Facsimile No.: (650) 493-6811

If to Company, to:

Telanetix Inc.
11201 SE 8th St. Suite #200
Bellevue, WA 98004
Attention: Douglas Johnson, CEO
(Fax): 206-515-9042

with a copy to (which shall not constitute notice):

Holland & Knight LLP
1600 Tysons Boulevard, Suite 700
McLean, Virginia  22102
Attention:  William J. Mutryn
Jonathan F. Wolcott
Fax:  (703) 720-8610

All such communications shall be deemed to have been duly given: (i) in the case of a notice delivered by hand, when personally delivered, (ii) in the case of a notice sent by facsimile, upon transmission subject to electronic confirmation of receipt and (iii) in the case of a notice sent by overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

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9.3 Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) the word “including” means “including without limitation” and is intended by the parties to be by way of example rather than limitation, and (iii) reference to any Exhibit, Article or Section means such Exhibit, Article or Section hereof.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any reference in Article 4 of this Agreement to the “Company” shall be deemed to be a reference to the Company and each of its Subsidiaries, except to the extent otherwise required by the context of the use of the word “Company” herein.  No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement.  Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

9.4 Entire Agreement; Assignment.  This Agreement and the provisions hereof (including the exhibits and annexes hereto, the Company Disclosure Schedule, the Parent Disclosure Schedule, and the other documents and instruments referred to herein, including the Stockholder Agreement), together with the Confidentiality Agreement, (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise, except that Parent or Merger Sub may (A) assign its rights and interests for collateral security purposes, to any lender providing Financing to Parent or any of its Affiliates and (B) transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of their Affiliates at any time (other than to an Affiliate that is not Solvent at the time of such transfer or at the Effective Time) and (ii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub.

9.5 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

9.6 Jurisdiction.  Each of Parent, Merger Sub and the Company hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery or, if such court does not have proper jurisdiction, then courts of the State of Delaware and of the United States of America located in the State of Delaware (the “Relevant Courts”) for any litigation arising out of or relating to this Agreement or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Relevant Courts and agrees not to plead or claim in any Relevant Court that such litigation brought therein has been brought in an inconvenient forum; provided, however, that nothing in this Section 9.6 (Jurisdiction) is intended to waive the right of any party to remove any such action or proceeding commenced in any such state court (other than the Delaware Court of Chancery) to an appropriate federal court to the extent the basis for such removal exists under applicable law.  The parties agree that the mailing by certified or registered mail, return receipt requested, of any process required by any Relevant Court, to the address specified in Section 9.2 (Notices), shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

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9.7 Enforcement.  Subject to the remainder of this Section 9.7 (Enforcement), the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, prior to the termination of this Agreement pursuant to Section 8.1 (Termination), Parent and Merger Sub shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Notwithstanding the first sentence of this Section 9.7 (Enforcement), the parties acknowledge that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or to enforce specifically the terms and provisions of this Agreement, in each case, only to prevent breaches of or to enforce compliance with those covenants of Parent or Merger Sub (x)  in Section 6.17 (Financing) and/or (y) subject to the terms and conditions of this Agreement, that require Parent or Merger Sub to draw down the proceeds from the Financing (subject to the terms and conditions thereof) and, following such draw down, consummate the Merger on the terms and subject to the conditions set forth herein, if, in the case of this clause (y), the maximum amount of the Financing is available to be drawn down by Parent pursuant to the terms of the applicable Financing Commitments but is not so drawn down solely as a result of Parent failing to do so in breach of this Agreement.  It is understood and agreed that the Company may not seek or obtain specific performance of any obligation of Parent or Merger Sub under Section 6.17 (Financing) to the extent the Company’s failure to perform or comply with any of its obligations under Section 6.17(g) (Financing) has materially contributed to the failure of Parent or Merger Sub to perform or comply with such obligation in Section 6.17 (Financing) for which the Company is otherwise seeking specific performance.  Without limiting the prior sentence, Parent shall notify the Company, and provide the Company a reasonable opportunity to cure, if Parent becomes aware that the Company has breached Section 6.17(g) (Financing) of the Merger Agreement in a manner that Parent believes would result in the failure of Parent to be able to perform or comply with its obligations under Section 6.17 (Financing). Each party agrees that it will not oppose the granting of an injunction or specific performance on the basis that the party seeking such injunction or specific performance has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or equity.  In the event that any party seeks an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement under circumstances where injunctions or specific performance are available pursuant to this Section 9.7 (Enforcement), such party shall not be required to provide any bond or other security in connection with any such injunction or other order, decree, ruling or judgment.

9.8 Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or electronic data file), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

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9.9 Parties In Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except for Section 6.13 (Directors and Officers Indemnification and Insurance) hereof, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.10 Severability.  Should any provision of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9.11 Waiver of Trial by Jury.  EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED, OR WHICH IN THE FUTURE MAY BE DELIVERED, IN CONNECTION WITH THE TRANSACTIONS, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

9.12 Exhibits and Company Disclosure Schedule.  The Exhibits, Appendices and Company Disclosure Schedule referenced in this Agreement are a material part of this Agreement.

9.13 Representation of Company and its Affiliates.  The Company hereby agrees, in advance, to waive any actual or potential conflict of interest that may hereafter arise as a result of Holland & Knight’s representation of the Company in the Transactions as it would relate to Holland & Knight’s future representation of one or more of the Company’s Affiliates or their respective equity holders, officers, directors or managers on matters in which the interests of such Affiliate or their respective equity holders, officers, directors or managers are adverse to the interests of the Company with respect to any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Holland & Knight LLP of the Company.

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9.14 Parent Guarantee.  Subject to the terms and conditions of this Agreement, Parent agrees to take all action necessary to cause Merger Sub to perform all of agreements, covenants and obligations under this Agreement required to be taken at or prior to the Closing. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub of its obligations under this Agreement required to be taken at or prior to the Closing and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub under this Agreement required to be taken at or prior to the Closing.  This is a guarantee of payment and performance and not collectability.

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers as of the date first written above.

Parent:

 INTERMEDIA HOLDINGS, INC.

By:  /s/ Philip Koen
Name: Philip  Koen
Title: Chairman and Chief Executive Officer

Merger Sub:

SIERRA MERGER SUB CO.

By: /s/ Philip Koen
Name: Philp Koen
Title: Chief Executive Officer

The Company:

TELANETIX, INC.

By: /s/ Douglas Johnson
Name: Douglas Johnson
Title: CEO

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EXHIBIT B:
DEFINITIONS

“Action” means any claim, action, suit, proceeding, arbitration, mediation or other investigation.

“Acquisition Proposal” means any inquiry, expression of interest, proposal or offer for,  relating to, or any Person’s indication of interest in, whether in one transaction or a series of related transactions, any (a) merger, consolidation, amalgamation, share exchange, business combination, recapitalization or other similar transaction involving the Company or any of its Subsidiaries, (b) sale, lease, exchange, transfer, license, or other disposition or acquisition directly or indirectly of any business or assets of the Company or any of its Subsidiaries representing 15% or more of the consolidated assets of the Company and its Subsidiaries (either as measured by the fair market value thereof or by revenues on a consolidated basis attributable thereto), (c) issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction in which any Person or “group” (as such term is defined under the Exchange Act), directly or indirectly, acquires or offers to acquire record or beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire record or beneficial ownership, representing 15% or more of the voting power of the outstanding securities of the Company or (d) any liquidation or dissolution of the Company; provided, however, that the term “Acquisition Proposal” shall not include the Merger.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.  For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.

“Aggregate Claimed Securities” shall mean, the aggregate number of Claimed Securities with respect to all Capitalization Claims; provided, however, that such number shall be calculated to reflect any adjustments provided in Section 6.19(d).

“Agreement” has the meaning assigned to such term in the Preamble.

“Alternative Financing” has the meaning assigned to such term in Section 6.17(f).

 “Alternative Commitment Letters” has the meaning assigned to such term in Section 6.17(f).

“Approval Time” shall mean the time at which the Company receives (and delivers to Parent) duly executed irrevocable Stockholder Written Consents adopting this Agreement and approving the Merger by holders (including the Significant Holders) of Company Common Stock sufficient to represent the Required Company Stockholder Approval in accordance with applicable Law, the Certificate of Incorporation and Bylaws of the Company.  For the avoidance of doubt, the time at which the Significant Holders who hold shares of Company Common Stock duly execute and irrevocably deliver the Stockholder Written Consent to the Company (with the delivery to Parent) shall (subject to the representations in Section 4.2(a) being true and accurate at such time) be deemed the “Approval Time”.

“Approvals” has the meaning assigned to such term in Section 6.5(b).

“Additional Approvals” has the meaning assigned to such term in Section 6.5(b).

“Business Day” means a day, other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required by law to close.

“Bylaws” means the bylaws of the Company, as amended.

“Capitalization Claim” has the meaning assigned to such term in Section 6.19(a).

“Capitalization Spreadsheet” has the meaning assigned to such term in Section 6.19(j).

“Certificate of Merger” has the meaning assigned to such term in Section 1.2.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as amended.

“Certificates” has the meaning assigned to such term in Section 3.2(b).

“Change in Recommendation” means following receipt of an Acquisition Proposal that constitutes a Superior Proposal: (i) the Company Board withdraws or modifies (in a manner adverse to Parent), or fails to make, the recommendation that the Company’s stockholders approve the Merger or (ii) the Company Board recommends that the Company’s stockholders accept or approve the Superior Proposal.

“China ROHS” shall mean China’s Administrative Measures on the Control of Pollution Caused by Electronic Information Products.

“Claim” has the meaning assigned to such term in Section 6.13(a).

“Claimed Securities” shall mean, with respect to each Capitalization Claim, the number of shares of Company Common Stock (including the maximum number of shares of Company Common Stock that would be issuable upon the exercise, exchange or conversion of all securities) that any Person claims or alleges in such Capitalization Claim that the Person owns, or that the Person is entitled to be granted, issued or receive.

“Closing” has the meaning assigned to such term in Section 1.3.

“Closing Date” has the meaning assigned to such term in Section 1.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communications Laws” shall mean the Communications Act of 1934, as amended, 47 U.S.C. § 151 et seq., and the rules, regulations, and published policies, procedures, orders and decisions of the Federal Communications Commission, and the comparable statutes governing telecommunications of the District of Columbia and the various states and the rules, regulations, and published policies, procedures, orders and decisions of the agencies, boards, commissions or other governmental entities with authority to regulate the provision of telecommunications services in the District of Columbia and the various states.

“Company” has the meaning assigned to such term in the Preamble.

“Company Common Stock” has the meaning assigned to such term in the Recitals.

“Company Board” has the meaning assigned to such term in the Recitals.

“Company Disclosure Schedule” has the meaning assigned to such term in the introduction to Article 4.

“Company Employees” means the active employees of the Company and its Subsidiaries.

“Company Financial Advisor” has the meaning assigned to such term in Section 4.20.

“Company Insurance Policies” has the meaning assigned to such term in Section 4.23.

“Company IP Claim” has the meaning assigned to such term in Section 4.18(b).

“Company Material Adverse Effect” means any change, circumstance, fact, event or effect that has occurred that, individually or in the aggregate with all other adverse changes, circumstances, facts, events and effects that have occurred, is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no change, circumstance, fact, event or effect to the extent arising out of or resulting from the following shall constitute, in and of itself, a Company Material Adverse Effect: (i) changes following the date of this Agreement in conditions in the U.S. or global economy or capital or financial markets generally, including changes following the date of this Agreement in interest or exchange rates, (ii) changes following the date of this Agreement in general laws, tax laws or regulatory laws or political conditions that generally affect the geographic regions or industries in which the Company and its Subsidiaries conduct their respective businesses, (iii) changes following the date of this Agreement in GAAP or applicable laws, (iv) any change following the date of this Agreement in the market price or trading volume of the capital stock of the Company or any failure to meet publicly announced revenue or earnings projections or predictions (whether such projections or predictions were made by the Company or independent third parties); provided that the underlying causes of such change or failure, may be considered in determining whether there has been a Company Material Adverse Effect, (v) any Action arising out of this Merger that has been brought against the Company, asserted against the Company or threatened to be brought against the Company, in each instance, by or on behalf of a stockholder of the Company in its capacity as such (other than any stockholder owning (alone or together with its Affiliates) of record or beneficially, more than 20% of the outstanding Company Common Stock), (vi) the announcement or pendency of this Agreement or the Transactions (except that the exclusion in this clause (vi) will not apply to the use of the term “Company Material Adverse Effect” in Section 7.2(a)(iii) with respect to any representation or warranty to the extent the subject matter of such representation or warranty relates to any change, circumstance, fact, event or effect that occurs at or following the date of this Agreement and results from the transactions contemplated hereby), (vii) the amount of the Excess Transaction Expenses or Excess Regulatory Expenses that have resulted in a reduction to the Merger Consideration, provided, that for purposes of this clause (vii), the change, circumstance, fact, event or effect arising from the causes of any such Excess Transaction Expenses or Excess Regulatory Expenses (other than the amount of the Excess Transaction Expenses and Excess Regulatory Expenses), may be considered in determining whether there has been a Company Material Adverse Effect, (viii) acts of war, armed hostilities, sabotage or terrorism or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement and (ix) the existence of a Capitalization Claim, if Parent, the Company and their Subsidiaries do not have any Liabilities or other obligations with respect to such Capitalization Claim, by virtue of the fact that (A) the Capitalization Claim does not seek to obtain any remedies other than the right to receive a specific number of Claimed Securities and/or an amount of cash, which, when taken together with all other cash amounts paid or agreed to be paid in settlement of all Capitalization Claims, is less than $250,000 in the aggregate, (B) all costs and expenses arising in connection with such Capitalization Claim are included in the Transaction Expenses of the Company, (C) all such Claimed Securities are either (x) included in the Fully Diluted Share Number under circumstances where the Aggregate Claimed Securities do not exceed 675,000 or (y) constitutes an Excluded Claimed Securities and (D) Parent and its Affiliates and the Company and its Subsidiaries do not have any obligation or Liability with respect to such Capitalization Claims (other than amounts included in the Transaction Expenses of the Company or any issuance of Company Common Stock permitted pursuant to Section 6.19 prior to the Closing and included in the Fully Diluted Share Number); provided, however, that any change, circumstance, fact, event or effect described in clauses (i) through (vi) or (viii) may be taken into account when determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent such change, circumstance, fact, event or effect has or would reasonably be expected to have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other companies that are similar to the Company and that conduct business in the countries and in the industries in which the Company and its Subsidiaries conduct business; provided, further, however, that any change, circumstance, fact, event or effect described in clause (ii) that arises in connection with the Approvals, including any penalty or cost arising therefrom or the failure to obtain any Approvals or Consents or provide any notices to the FCC or a State PUC, may be taken into account when determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur.  Notwithstanding anything to the contrary contained in this Agreement, any change, circumstance, fact, event or effect set forth on Schedule B-1 hereto shall constitute a Company Material Adverse Effect.

“Company Outside Date” shall mean August 16, 2013, unless the conditions set forth in Section 7.2(f) have not be satisfied, and a Financing Recommitment has occurred, by such date, then the “Company Outside Date” shall mean October 15, 2013.

“Company Plans” has the meaning assigned to such term in Section 4.13(a).

“Company Product(s)” means any product or service that is owned, currently being or at any time has been developed, manufactured, supported, marketed, distributed, licensed, sold or made available (as part of a service bureau, time-sharing, application service or similar arrangement or otherwise) by Company or any of its Subsidiaries.

“Company Intellectual Property” means any and all Technology and Intellectual Property Rights that has been used or is currently used in the conduct of the business of the Company or any of its Subsidiaries.

“Company Reports” has the meaning assigned to such term in Section 4.5(a).

“Company Stock-Based Securities” has the meaning assigned to such term in Section 4.2(b).

“Company Stock Options” has the meaning assigned to such term in Section 3.4(a).

“Company Stock Option Plans” has the meaning assigned to such term in Section 3.4(a).

“Company Termination Fee” means an amount in cash equal to $2,000,000.

“Company Warrant” has the meaning assigned to such term in Section 3.4(a).

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of January 18, 2013, by and between Parent and the Company, as the same may be amended from time to time.

“Consent” means any approval, consent, ratification, waiver or other authorization.

“Continuing Employee” means any Company Employee as of the Effective Time who continues his or her employment with Parent or any of its Subsidiaries (including the Surviving Corporation) following the Effective Time.

“Contract” means any contract, agreement, indenture, note, bond, loan, license, instrument, lease, commitment, plan or other arrangement, whether oral or written.

“DGCL” has the meaning assigned to such term in the Recitals.

“Dissenting Shares” has the meaning assigned to such term in Section 3.1(a).

“Dissenting Stockholders” has the meaning assigned to such term in Section 3.1(a).

“Effective Time” has the meaning assigned to such term in Section 1.2.

“Embedded Software” means third-party firmware licensed from third parties that is embedded in equipment for which the actual source code is inaccessible to the Company and its Subsidiaries.

“Environmental Law” means any federal, state, local or foreign laws, relating to (a) the protection, preservation or restoration of the environment (including, air, water, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) Hazardous Substance Activities in each case as amended and as in effect on the date hereof or (c) pollution or protection of the indoor or outdoor environment, health or natural resources, including, without limitation, CERCLA, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.

“Environmental Permits” has the meaning assigned to such term in Section 4.16(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any other Person under common control with the Company or any Subsidiary of the Company or that, together with the Company, could be deemed a single employer within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (e), (m), or (o) of the Code.

“Escrow Account” has the meaning assigned to such term in Section 6.19(c).

“Escrowed Capitalization Claim” has the meaning assigned to such term in Section 6.19(i).

“Excess Regulatory Expenses” shall mean the amount (if any) by which the Regulatory Expenses exceed $200,000.

“Excess Transaction Expenses” shall mean the amount (if any) by which the Transaction Expenses of the Company and its Subsidiaries exceed $2,525,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder).

“Exchange Agent” has the meaning assigned to such term in Section 3.2(a).

“Exchange Fund” has the meaning assigned to such term in Section 3.2(a).

“Excluded Claimed Securities” has the meaning assigned to such term in Section 6.19(d).

“Expense Statement” has the meaning assigned to such term in Section 6.19(k).

“Expenses” has the meaning assigned to such term in Section 6.13(a).

“Fairness Opinion Provider” has the meaning assigned to such term in Section 4.20.

“FCC” means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

“Financing Event of Default” has the meaning assigned to such term in Section 5.5(b).

“Financing Termination Fee” shall mean an amount in cash equal to $5,250,000.

“Financing Recommitment” shall occur if either (i) the Financing Commitments have been extended in writing to at least October 15, 2013 or (ii) Parent has obtained and delivered to the Company Alternative Commitment Letters that do not expire until October 15, 2013, so long as such extended Financing Commitments or Alternative Commitment Letters, as applicable, (x) based on the information known by the parties as of the date that the Financing Recommitment is obtained, the full $85,000,000 of the Debt Financing would reasonably be expected to be available as of October 15, 2013 pursuant thereto, and (y) are on terms that would not impose additional conditions precedent to the initial availability of the Financing.

“Fully Diluted Share Number” shall mean a number equal to (i) the aggregate number of shares of Company capital stock that are issued and outstanding as of immediately prior to the Effective Time plus (ii) the maximum aggregate number of shares of Company Common Stock issuable upon the exercise, exchange or conversion of all securities of the Company outstanding as of immediately prior to the Effective Time (including all shares of Company Common Stock issuable upon conversion or exercise of any securities, shares of capital stock, Company Stock Options or Company Warrants, whether or not then exercisable) plus (iii) the number of Aggregate Claimed Securities; provided, however, that for purposes of this clause (iii), (A) if the number of Aggregate Claimed Securities (not including Claimed Securities claimed by a Large Holder) exceeds 675,000, the number of Aggregate Claimed Securities included pursuant to this clause (iii) in the Fully Diluted Share Number shall be capped at 675,000 plus all Claimed Securities claimed by all Large Holders, regardless of whether the Aggregate Claimed Securities actually exceeds such number, (B) if the number of Aggregate Claimed Securities is less than 13,500, the Aggregate Claimed Securities included pursuant to this clause (iii) in the Fully Diluted Share Number shall equal zero and (C) the Fully Diluted Share Number shall not include the Excluded Claimed Securities.  For purposes of clause (ii) of this definition, outstanding Company Stock Options and Company Warrants shall be calculated using the treasury stock method based on an iterative calculation (giving effect to such treasury stock method) to determine the Per Share Consideration and the Fully Diluted Share Number (which, for the avoidance of doubt, appropriately takes into account, in relevant part, the exercise or strike prices).  A sample calculation of the Per Share Consideration and the Fully Diluted Share Number, based on the capitalization of the Company set forth in Section 4.2, is set forth in Schedule B-2.

“Funded International Company Plan” has the meaning assigned to such term in Section 4.13(n).

 “GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Entity” means (i) any nation, state, county, city, town, borough, village, district or other jurisdiction, (ii) any federal, state, local, municipal, foreign or other government, (iii) any governmental or quasi-governmental body of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers), including but not limited to the FCC and State PUCs, (iv) any multinational organization or body, and (v) any Person or other body entitled or purporting to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or official of any of the foregoing.

“Hazardous Substance” means any substance listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law.  Hazardous Substance includes any substance for which exposure is regulated by any Governmental Entity or any Environmental Law including, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

“Hazardous Substance Activities” means the transportation, transfer, recycling, processing, mining, storage, use, treatment, manufacture, removal, registration, remediation, release, labeling, production, disposal, packaging, handling, exposure of others to, sale, or distribution of any Hazardous Substance or any product or waste containing a Hazardous Substance, including, but not limited to, compliance with any recycling, product take-back or product content requirements, such as the ROHS Directives, WEEE Directives and China ROHS.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Inbound Licenses” has the meaning assigned to such term in Section 4.18(a).

“Indebtedness” with respect to a Person, shall mean all Liabilities of such Person and its Subsidiaries without duplication, (including any applicable interest and premiums, penalties, fees, expenses, breakage costs, payments resulting from a change of control, or repayment costs (including with respect to any prepayment or termination thereof (regardless if any of such are actually paid or terminated) or any increased amount owed thereunder in connection with the transactions contemplated hereby)), (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv)  created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Person or its Subsidiaries (even though the rights and remedies of the seller or lender under the agreement in the event of default are limited to repossession or sale of that property), (v) under capital leases (including any Liabilities that should be recorded as capital leases under GAAP, whether or not so recorded) or (vi) in the nature of guarantees of the obligations described in the preceding clauses (i)–(v), inclusive, of any other Person.

“Indemnitors” has the meaning assigned to such term in Section 6.13(a).

“Indemnified Parties” has the meaning assigned to such term in Section 6.13(a).

“Intellectual Property Rights” has the meaning assigned to such term in Section 4.18(h).

“International Company Plan” has the meaning assigned to such term in Section 4.13(n).

“Knowledge” means, as to any party, the knowledge of the executive officers of the party plus, with respect to the Company, the knowledge of the other individuals set forth on Schedule B-3.

“Large Holder” means a Person who beneficially owns, when aggregated with the beneficial ownership of such Person’s Affiliates, 20% of the outstanding Company Common Stock.

“Law” or “laws” means, with respect to any Person, all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including awards of any arbitrator), judgments and decrees (including laws relating to the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; and safety, health and fire prevention), in each case, that is applicable to such Person and to the businesses and assets thereof.

“Leased Real Property” has the meaning assigned to such term in Section 4.15.

“Leases” has the meaning assigned to such term in Section 4.15.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, Law, ordinance, principle of common law, code, regulation, statute or treaty.

 “Liabilities” shall mean, with respect to any Person, any and all liabilities and obligations of any kind (whether known or unknown, contingent, accrued, due or to become due, secured or unsecured, matured or otherwise), including accounts payable, all liabilities and obligations related to Indebtedness or guarantees, costs, expenses, royalties payable, and other reserves, accrued bonuses and commissions, accrued vacation and any other form of leave, termination payment obligations, employee expense obligations and all other liabilities and obligations of such Person or any of its Subsidiaries or Affiliates, regardless of whether such liabilities are required to be reflected on a balance sheet in accordance with GAAP.

“Liens” means pledges, claims, encumbrances, mortgages, security interests, equities, options, rights of first refusal, or charges of any nature whatsoever.

“made available” means, with respect to any documents or other information and materials, such documents or other information and materials that shall have been posted (or caused to be posted by) the Company to the virtual data room hosted by V-Rooms, a division of Due Diligence Online, LLC at http://www.v-rooms.com in connection with the Merger (the “Virtual Dataroom”) for at least 24 hours prior to the execution and delivery of this Agreement by the parties hereto.

“Material Contracts” has the meaning assigned to such term in Section 4.17(a).

“Merger” has the meaning assigned to such term in the Recitals.

“Merger Consideration” shall mean an amount equal to (i) $41,477,857 minus (ii) the sum of (A) the Excess Transaction Expenses, (B) the Excess Regulatory Expenses and (C) the Escrow Amount.

 “Merger Sub” has the meaning assigned to such term in the Preamble.

“New Plans” has the meaning assigned to such term in Section 6.11(a).

“Open Source Software” means any Software that is subject to any: “open source,” “copyleft,” or other similar types of license terms (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla license, Berkeley Software Distribution license, Open Source Initiative license, MIT, Apache, and Public Domain licenses, and the like), including any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses.

“ordinary course of business” shall mean the Ordinary Course (as defined in Schedule 6.2).

“Outstanding Capitalization Representation” shall mean a representation or warranty in Sections 4.2(a) – (c) that relates solely to the number of outstanding shares of capital stock or equity securities of the Company, including options, warrants or any equity security or right to receive any capital stock or equity securities of the Company.

“Outbound Licenses” has the meaning assigned to such term in Section 4.18(a).

“Parent Outside Date” has the meaning assigned to such term in Section 8.1(b)(i).

“Per Share Merger Consideration” shall mean an amount equal (x) the Merger Consideration divided by (y) the Fully Diluted Share Number.

“Parent” has the meaning assigned to such term in the Preamble.

“Parent Failure” has the meaning assigned to such term in Section 8.1(h).

“Parent Material Adverse Effect” means any change, circumstance, fact, event or effect that would reasonably be expected to prevent, or materially hinder or delay, Parent or Merger Sub from consummating the Transactions.

“Parent Disclosure Schedule” has the meaning assigned to such term in the introduction to Article 5.

“Permits” has the meaning assigned to such term in Section 4.10.

“Permitted Liens” means, as to any Person (a) Liens which do not secure monetary liabilities of any Person that, individually or in the aggregate, do not interfere with the value, marketability or any current or intended use of the assets in the operations or business of the Person and would not interfere with the ability of Parent to obtain the Financing, (b) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Person’s books in accordance with GAAP principles, (c) Liens which do not secure monetary liabilities of any Person and that, individually or in the aggregate, do not and would not materially detract from the value or marketability of any of the assets of the Person or materially interfere with the use thereof as currently used or intended to be used and would not interfere with the ability of Parent to obtain the Financing and (d) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and or which adequate reserves in accordance with GAAP shall have been set aside on its books.

“Person” means any association, individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other legal entity, or any Governmental Entity or any department or agency thereof.

“Post-Announcement Time” shall mean the time that is twenty-four hours following the execution of this Agreement by the parties hereto.

“Predecessors” means any person that may be a predecessor entity or entities to the Company or any of its Subsidiaries by any legal means, including without limitation, (i) pursuant to any legal requirement, whether by statutory merger, de facto merger, consolidation, combination, division, dissolution, share transfer agreement, reorganization, transfer of a majority or controlling equity interest, or otherwise or (ii) based on any theory or doctrine of successor liability, whether by statute or at common law.

“Registered Company Intellectual Property Rights” has the meaning assigned to such term in Section 4.18(a).

“Regulatory Expenses Cap” shall mean three million dollars ($3,000,000).

“Regulatory Expenses” shall mean the sum of (i) all costs, fees, expenses, filing fees, fines, forfeitures, contributions, Taxes and penalties incurred, paid after the date of this Agreement or payable by, or imposed upon, or claimed by any Governmental Entity to be payable by the Company and/or its Subsidiaries, or for which the Company or its Subsidiaries is responsible, in connection with the Approvals or otherwise in connection with the approval of the Transactions by any Governmental Entity, or in connection with any other prior activities of the Company and/or its Subsidiaries (including any failure by the Company or its Subsidiaries to comply with the rules or regulations of the FCC or any State PUC or similar Governmental Entity), including all legal fees in connection therewith and all filing fees, fines, forfeitures, contributions, Taxes and penalties incurred, paid after the date of this Agreement or payable by, or imposed upon, or claimed by any Governmental Entity to be payable by the Company and/or its  Subsidiaries, or for which the Company or its Subsidiaries is responsible, by the FCC or State PUCs or similar Governmental Entity and (ii) all fines, forfeitures, contributions, Taxes and penalties incurred, paid after the date of this Agreement or payable by, or imposed upon, or claimed by any Governmental Entity to be payable by Parent and/or its Subsidiaries, or for which Parent or its Subsidiaries (including the Company and its Subsidiaries) is responsible, in connection with the Approvals or otherwise in connection with the approval of the Transactions by any Governmental Entity, or in connection with any prior activities of the Company and/or its  Subsidiaries (including any failure by the Company or its Subsidiaries to comply with the rules or regulations of the FCC or any State PUC or similar Governmental Entity), including fines and penalties incurred, paid after the date of this Agreement or payable by, or imposed upon, or claimed by any Governmental Entity to be payable by Parent and/or its  Subsidiaries (including the Company and/or its  Subsidiaries) by the FCC or State PUCs or similar Governmental Entity, provided however, that for purposes of clarity, Regulatory Expenses shall  not include any legal fees or expenses of Parent and/or its Subsidiaries or fees, fines or penalties to the extent arising out of the separate business activities, and regulatory obligations relating thereto, of Parent and/or its Subsidiaries.

“Related Person Contract” has the meaning assigned to such term in Section 4.17(a)(xxi).

“Related Person” means any director, officer, employee, Affiliate (including any stockholder of the Company that owns more than 5% of the outstanding securities of the Company) or “associate” or members of any of their “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of the Company or any of its Subsidiaries.

“Release” has the meaning set forth in Section 101(22) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601(22).

“Relevant Courts” has the meaning assigned to such term in Section 9.6.

“Representatives” means, with respect to any Person, any of its officers, directors, employees, Affiliates, attorneys, accountants, advisors, investment bankers, financial advisers or other agents or representatives and any authorized representative.

“Required Company Stockholder Approval” has the meaning assigned to such term in Section 4.4(e).

“Required Governmental Approvals” means any clearance, consent approval, order or authorization of or by any Governmental Entity required in connection with this Agreement or the consummation of the Transactions contemplated hereby, including the FCC and any State PUC, and any required notifications to any Governmental Entity required in connection with this Agreement or the consummation of the Transactions contemplated hereby, including the FCC and any State PUC, to the extent required by any applicable Legal Requirements, including the Approvals.

“ROHS Directives” means the European Union’s directives 2002/95/EC and 2011/65/EU on the restriction on the use of certain hazardous substances in electronic equipment.

“Sarbanes-Oxley Act” has the meaning assigned to such term in Section 4.5(a).

“SEC” has the meaning assigned to such term in the Section 4.4(c).

“Securities Act” has the meaning assigned to such term in Section 4.3(c).

“Shares” has the meaning assigned to such term in Section 3.1(a).

“Significant Holder” has the meaning assigned to such term in the Recitals hereto.

“Software” means computer software and programs in any form, including source code and object code form, operating systems, database management code, firmware and utilities, and all related documentation, developer notes, comments and annotations.

“Special Committee” has the meaning assigned to such term in the Recitals.

“Specified Date” shall mean the earlier of (i) the 15th calendar day following the satisfaction of the conditions described in clause (A) of Section 8.1(h) (Failure to Close) and (ii) the Company Outside Date.

“State PUC” means any state public utility commission, public service commission, board, or similar state Governmental Entity with jurisdiction over intrastate telecommunications services and/or facilities.

“Stockholders Agreement” has the meaning assigned to such term in the Recitals.

“Subsidiary” means, when used with reference to any Person, any corporation, partnership, limited liability company, business trust, joint venture or other entity of which such person or entity (either acting alone or together with its other Subsidiaries) owns, directly or indirectly, fifty percent (50%) or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, business trust, joint venture or other entity.

“Superior Proposal” means any bona fide written offer that is an Acquisition Proposal (with all references to 15% in the definition of Acquisition Proposal being treated as references to 90% for these purposes) that did not result from or arise in connection with a breach of this Agreement by the Company and that the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated, and if consummated would be more favorable to the Company’s stockholders (in their capacity as such) from a financial point of view than the Merger, taking into account (i) all financial, regulatory, legal and other aspects of such Acquisition Proposal (including the existence of financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation) and (ii) any adjustment to the terms and conditions of this Agreement in response to such Acquisition Proposal that have been delivered to the Company by Parent in writing during the Notice Period contemplated by Section 6.4(d), that Parent has irrevocably committed to in writing and that will be binding on Parent upon acceptance by the Company.

“Surviving Corporation” has the meaning assigned to such term in Section 1.1.

“Tax Return” means any return, report or other document or information supplied or required to be supplied to a taxing authority in connection with Taxes (including any schedule or attachment thereto or amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxes” means (i) all taxes, including, income, estimated income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and every telecommunications, telecommunications relay service, universal service, local telephone number portability, North American Numbering Plan Administrator, 911 or E911, or other tax or governmental fee of any kind (and any estimated payments in respect of any of the foregoing) (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or having been a member of an affiliated, consolidated, combined, unitary or similar group for any period (including any arrangement for group or consortium relief or similar arrangement), and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of law.

“Technology” means (i) Software (including software development kits, APIs, computer programs, codecs, interfaces, software implementations of algorithms and models and methodologies), whether in source code, object code, or other form, (ii) databases, compilations, collections of data and data, (iii) inventions (whether or not patentable), (iv) methods and processes, (v) designs and schematics, (vi) know-how, and (vii) works of authorship, including documentation (e.g. user manuals and training materials).

“Transaction Expenses” shall mean, with respect to any Person, all costs, fees and expenses (including (i) all loan commitment fees, prepayment fees or penalties of any kind and due diligence expenses, (ii) all fees and expenses of counsel, accountants, consultants, financial advisors, investment bankers and all other third parties, and all filing fees and penalties, (iii) all bonuses (including stay-bonuses, transaction completion bonuses), early retirement payments, severance payments or other change-of-control or termination related or similar payments payable to the employees, consultants or members of the board of directors of such Person or its Subsidiaries, together with any employment taxes payable by such Person or its Subsidiaries with respect thereto and including benefits that may become payable in connection with termination of employment or services, either at or following the Closing, (iv) the premium for the Tail Policies, (v) any other amounts paid or payable to third parties and (vi) the amounts to be included in Transaction Expenses pursuant to Section 6.19), in each case, incurred or payable by such Person and its Subsidiaries, or on their behalf to the extent they have an obligation or liability, in connection with or related to the Transactions (including the authorization, preparation, negotiation, execution and performance of this Agreement and the Financing) and all other matters related to the Transactions, or incurred in defending or settling any Capitalization Claim, in each case, whether paid or payable prior to, at or following the Closing, and including all amounts that have been paid or satisfied and whether or not such fees, costs and expenses are due upon notice or lapse of time or both; provided, that Transaction Expenses shall not include fees and expenses of the type described in clause (ii) to the extent paid prior to December 31, 2012.

“WEEE Directives” shall mean the European Union’s directives 2002/96/EC and 2012/12/EU on waste electrical and electronic equipment.

Index of Merger Agreement Exhibits and Schedules

I.  Exhibits

Exhibit	Item
Exhibit A-1	List of Significant Holders
Exhibit A-2	Form of Stockholder Action by Written Consent
Exhibit B	Definitions
Exhibit C	Form of Certificate of Merger

II.  Company Disclosure Schedules

Schedule	Item
Section 4.1	Officers and Directors and Minutes
Section 4.2(a)	Capitalization –Issued and Outstanding Capital Stock
Section 4.2(b)	Capitalization – Agreements
Section 4.2(c)	Holders of Stock-Based Securities
Section 4.2(d)(i)	Indebtedness
Section 4.3(a)	Subsidiaries
Section 4.3(c)	Capital Stock and Other Matters
Section 4.4(b)	No Breach, Conflict or Consent
Section 4.4(c)	Government Approvals
Section 4.5(a)	SEC Filings
Section 4.5(d)	Comment Letters
Section 4.8	Litigation
Section 4.9	No Violation of Law
Section 4.10	Permits
Section 4.11	Compliance with Agreements
Section 4.12	Taxes
Section 4.13(a)	Employee Benefit Plans; ERISA
Section 4.13(g)	No Change in Employee Benefits
Section 4.13(m)	Severance Plans
Section 4.13(n)	International Company Plans
Section 4.14(c)	Employees
Section 4.15(a)	Real Property; Consents
Section 4.15(b)	Liens
Section 4.16(g)	Environmental Matters
Section 4.17(a)	Material Contracts
Section 4.18(a)(i)	Intellectual Property
Section 4.18(a)(ii)	Intellectual Property Inbound Licenses
Section 4.18(a)(iii)	Intellectual Property Outbound Licenses
Section 4.18(b)	Liens on Intellectual Property
Section 4.18(c)	Intellectual Property Forms
Section 4.18(f)	Open Source Software
Section 4.20(b)	Financial Advisor Fees

Schedule	Item
Section 4.22	Related Party Transactions
Section 4.23	Insurance
Section 4.25(a)(i)	Customers
Section 4.25(a)(ii)	Referral Partners
Section 4.25(b)	Suppliers
Section 4.25(c)	Customer and Supplier Contract Changes
Section 4.26	Export Controls

III.  Parent Disclosure Schedules

Schedule	Item
Section 5.2	Authority; Non-Contravention; Approvals

IV.  Ancillary Schedules

Schedule	Item
Schedule 6.1	Conduct of Business
Schedule 6.2	Company Forbearances
Schedule 6.5	Certain Required Government Approvals
Schedule 6.11(f)	Employee Matters
Schedule 6.13(a)	Indemnification Agreements
Schedule 6.18	Cooperation
Schedule 6.19(f)(i)	Specified Principals
Schedule 7.2(h)	Required Notices and Consents
Schedule B-1	Company Material Adverse Effect
Schedule B-2	Sample Calculation

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT is made effective as of May 8, 2013, (this “First Amendment”) is by and among Intermedia Holdings, Inc., a Delaware corporation (“Parent”), Sierra Merger Sub Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Telanetix, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:
WHEREAS, Parent, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger dated as of January 18, 2013 (the “Agreement”) pursuant to which Merger Sub has agreed to merge with and into the Company, with the Company as the surviving corporation, in exchange for payment of certain monies by Parent and Merger Sub to the stockholders of the Company; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain technical clarifications to the Agreement to reflect the original intent of the parties with respect thereto and thus are entering into this Amendment.

NOW, THEREFORE, in the consideration of the premises, mutual covenants and promises hereinafter set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Capitalized terms not otherwise defined herein have the meaning ascribed by the Agreement.

2.           Exhibit B is amended to add the following definition thereto (which shall be added in alphabetical order):

“Cash Exercise Proceeds” in the event that any Company Stock Options and/or Company Warrants that are outstanding as of the date of this Agreement are exercised by means of a cash payment to the Company of the exercise price with respect thereto after the date of this Agreement but prior to the Effective Time and the shares of Company Common Stock issuable upon such exercise are outstanding at the Effective Time and included in the Fully Diluted Share Number, the “Cash Exercise Proceeds” shall equal the amount of cash, if any, that the Company actually receives after the date of this Agreement but prior to the Effective Time from the exercise of such Company Stock Options and/or Company Warrants, provided, that if no such cash proceeds are received by the Company, the “Cash Exercise Proceeds” shall equal zero.”

3.           The definition of “Merger Consideration” on Exhibit B is deleted in its entirety and replaced with the following:

“Merger Consideration” shall mean an amount equal to (i) $41,477,857 (ii) minus the sum of (A) the Excess Transaction Expenses, (B) the Excess Regulatory Expenses and (C) the Escrow Amount, and (iii) plus the Cash Exercise Proceeds (if any).”

4.           Section 6.19(k) of the Agreement is deleted in its entirety and replaced with the following:

“The Company shall prepare and deliver to Parent at the Closing a statement, which shall be certified in writing, in good faith, as true, accurate and complete by, based on the information known to, the Chief Executive Officer and the Chief Financial Officer of the Company, setting forth in reasonable detail each of the Cash Exercise Proceeds (including the Company Stock Options and Company Warrants that were exercised after the date of this Agreement, the exercise price received by the Company with respect to each Company Stock Option and Company Warrant and the number of shares included in the Fully Diluted Share Number with respect thereto) and the full amount of Transaction Expenses and Regulatory Expenses of the Company and its Subsidiaries (the “Expense Statement”).  Parent shall prepare and deliver to the Company at the Closing a statement, which shall be certified in writing as true, accurate and complete by an officer of Parent, setting forth in reasonable detail the full amount of Regulatory Expenses of Parent and its Subsidiaries,  (which, for the purpose of clarity, shall not include the Company, its Subsidiaries and/or their Affiliates).  The deliveries set forth in this Section 6.19(k) (Outstanding Capitalization; Expenses) are being made to aid in the calculations of, but shall not necessarily be determinative of, the amount of the Transaction Expenses, the Regulatory Expenses or the Cash Exercise Proceeds.”

5.           Clause (ii)(A) of Section 8.1(c) of the Agreement is deleted in its entirety and replaced with the following:

“(A) incapable of being cured by the Parent Outside Date or”

6.           Clause (ii)(A) of Section 8.1(d) of the Agreement is deleted in its entirety and replaced with the following:

“(A) incapable of being cured by the Company Outside Date or”

7.           Section 6.20(d) of the Agreement shall be amended to add the following to the end thereof:

“In furtherance of the foregoing and for purposes of clarity, the rights of the equityholders of the Company (including the holders of Company Common Stock, Company Stock Options and Company Warrants) to receive any portion of either the funds held in the Escrow Account or the Remaining Amount, if any, will not be evidenced by any certificate or instrument and will not be transferable or assignable, except by will, the laws of intestacy or operation of law.”

8.           This First Amendment may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument.

9.           Except as otherwise provided in this First Amendment, all terms and provisions of the Agreement are hereby ratified and shall remain in full force and effect without modification. The provisions contained in Article 10 of the Merger Agreement shall apply to this First Amendment as if they were more fully set forth in this First Amendment, as applicable.

(Remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF each of the parties hereto has executed this First Amendment, or has caused this First Amendment to be duly executed and delivered in its name on its behalf all as of the day and year first above written.

Parent:

INTERMEDIA HOLDINGS, INC.

By:/s/ Philip Koen
Name:  Philip Koen
Title:     Chairman and Chief Executive Officer

Merger Sub:

SIERRA MERGER SUB CO.

By:/s/ Philip Koen
Name:  Philip Koen
Title:     Chief Executive Officer

The Company:

TELANETIX, INC.

By: /s/ Doug Johnson
Name: Doug Johnson
Title:     Chief Executive Officer

Annex B

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

2

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

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(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

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(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.;

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Annex C

Confidential Special Committee of the Board of Directors Board of Directors Telanetix, Inc. 11201 SE 8th Street Suite 200 Bellevue, WA 98004	January 16, 2013

Ladies and Gentlemen:

Telanetix, Inc. (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of the Company and to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the holders of the common stock of the Company (other than the affiliated majority stockholders) (the “Minority Stockholders”) of the Per Share Merger Consideration (as herein defined) to be received by the Minority Stockholders in the contemplated transaction described below (the “Proposed Transaction”) (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

Description of the Proposed Transaction

The Proposed Transaction is a merger pursuant to an Agreement and Plan of Merger among the Company, Intermedia Holdings, Inc. (“Parent”) and the to-be-named merger subsidiary (the “Merger Sub”) (the “Agreement”) that provides, among other things, for the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”).  As more fully set forth in the Agreement, each issued and outstanding share of common stock, par value $0.0001 per share, of the Company (each, a “Common Share”), other than certain Common Shares specified in the Agreement, will be converted at the effective time of the Merger into the right to receive an amount in cash without interest and subject to applicable withholding taxes (the “Per Share Merger Consideration”).  Pursuant to the Agreement, after the execution of the Agreement, but prior to closing, the Per Share Merger Consideration is subject to adjustment for (i) increases in certain regulatory and transaction expenses above target levels, and (ii) certain changes to the current equity capitalization of the Company (the “Post-Signing Adjustments”).  Duff & Phelps has been advised that as of the date of this Opinion, the Company estimates that the Per Share Merger Consideration is approximately $7.40. The terms and conditions of the Proposed Transaction are more fully set forth in the Agreement.

Duff & Phelps, LLC 311 South Wacker Drive Suite 4200 Chicago, IL 60606	T F	+1 312 697 4600 +1 312 697 0112	www.duffandphelps.com

Telanetix, Inc.

January 16, 2013

Scope of Analysis
In connection with the Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances.  Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular.  Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of the Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.
The Company’s annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2010 through 2011 and the Company’s unaudited interim financial statements for the nine months ended September 30, 2012 included in the Company’s Form 10-Q filed with the SEC;

b.	Unaudited segment and pro forma financial information for the Company for the year ended December 31, 2011 and the eleven months ended November 30, 2012;

c.
Other internal documents relating to the history, current operations, and probable future outlook of the Company, including financial projections, provided to Duff & Phelps by management of the Company and adopted by the Special Committee;

d.
A letter dated January [ ], 2013 from the management of the Company which made certain representations as to historical financial statements, financial projections and the underlying assumptions, and a pro forma schedule of assets and liabilities (including identified contingent liabilities) for the Company on a post-transaction basis; and

e.
Documents related to the Proposed Transaction, including a draft of the Agreement dated January 13, 2013, the Fall 2012 Confidential Information Memorandum, and the Management Presentation dated October 2012;

2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;

3.	Reviewed the historical trading price and trading volume of the Company’s common stock, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

Telanetix, Inc.

January 16, 2013

4.
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and

5.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

1.
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

2.
Relied upon the fact that the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.
Assumed, without independent verification, that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

4.	Assumed that information supplied to Duff & Phelps and representations and warranties made in the Agreement (as qualified in the Agreement) or made by Company management are substantially accurate;

5.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

6.
Assumed that there has been no material change in the assets, financial condition, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps;

7.	Assumed that the Post-Signing Adjustments do not have any impact on the Per Share Merger Consideration;

8.
Assumed that all of the conditions required to consummate the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

Telanetix, Inc.

January 16, 2013

9.
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon.  Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof.  This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion, including the impact of any Post-Signing Adjustment, which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise).  Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Agreement and the Proposed Transaction, or (iii) advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Proposed Transaction.  Duff & Phelps is not expressing any Opinion as to the Post-Signing Adjustments or their impact, if any, upon the Per Share Merger Consideration. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice.  Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the Minority Stockholders in the Proposed Transaction, or with respect to the fairness of any such compensation.

Telanetix, Inc.

January 16, 2013

This Opinion is furnished solely for the use and benefit of the Special Committee and the Board in connection with their consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. The basis and methodology for this Opinion have been designed specifically for the express purposes of the Special Committee and the Board and may not translate to any other purposes. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee or any Stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration to be received is the best possibly attainable under any circumstances; instead, it merely states whether the Per Share Merger Consideration in the Proposed Transaction is within a range suggested by certain financial analyses.  The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based.  This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party or any rights of any kind in favor of any third party.

Without the prior written consent of Duff & Phelps, this Opinion may not be quoted from or referred to, in whole or in part, in any written document or used for any other purpose, except as described in the remainder of this paragraph.  This Opinion may be referred to in the Agreement and included in its entirety in any Information Statement distributed to the Company’s stockholders in connection with the Proposed Transaction or other document required by law or regulation to be filed with the SEC, and this Opinion may be summarized and the existence of this Opinion may be otherwise referenced in such documents, provided that any such summary or reference language shall also be subject to the prior written approval of Duff & Phelps.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated November 8, 2012 (the “Engagement Letter”).  This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Special Committee and will receive a fee for its services.  No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated.  Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ stating to the Special Committee that it is prepared to deliver its Opinion.  Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Telanetix, Inc.

January 16, 2013

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that, as of the date hereof, the Per Share Merger Consideration to be received by the Minority Stockholders in the Proposed Transaction is fair, from a financial point of view, to the Minority Stockholders (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder and without giving effect to any potential impact of any Post-Signing Adjustment).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps, LLC

Annex D

STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT, dated as of January 18, 2013 (this “Agreement”), by and among Intermedia Holdings, Inc., a Delaware corporation (“Parent”), Sierra Merger Sub Co., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), HCP-TELA, LLC (“HCP-TELA”), EREF-TELA, LLC (“EREF-TELA”), CBG-TELA, LLC (“CBG-TELA”), and, with respect to Sections 1.1(a), 1.1(b), 2.2, 2.3, 2.4, 2.5, 2.7 and 2.8 of this Agreement, Hale Capital Partners, L.P. (“Hale Capital”) and Hale Fund Management, LLC (“Hale Fund Management”). For purposes of this Agreement, HCP-TELA, EREF-TELA, CBG-TELA, Hale Capital and Hale Fund Management are each a “Holder” and, collectively, the “Holders.”

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub, and Telanetix, Inc., a Delaware corporation (the “Company”) are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as the same may be amended or supplemented pursuant to its terms, the “Merger Agreement”);

WHEREAS, each Holder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Holder’s name on Schedule A hereto;

WHEREAS, capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Merger Agreement; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Holder enter into this Agreement, and each Holder has agreed to the obligations set forth herein.

NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the foregoing and the representations, warranties, covenants, agreements, obligations and undertakings contained herein, the parties hereto agree as follows:

1.1               Authorization; Binding Agreement. Each Holder, severally and not jointly, represents and warrants to Parent and Merger Sub as follows:

(a)                Such Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted and the performance of such Holder’s obligations hereunder are within such Holder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Holder.

(b)                This Agreement has been duly and validly executed and delivered by such Holder, and constitutes a valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

(c)                Such Holder is the record and beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the shares of Company Common Stock set forth opposite such Holder’s name on Schedule A hereto, free and clear of all Liens (including any restriction on the right to vote any such shares or otherwise transfer any such shares), other than any restriction imposed under the Securities Act or the Exchange Act. The shares of Company Common Stock and/or Common Stock Options listed on Schedule A hereto opposite such Holder’s name constitute all of the shares of Company

Common Stock and/or Company Stock Options held by such Holder. Except pursuant to the Merger Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Holder’s shares of Company Common Stock and/or Company Stock Options.

1.2               Authorization; Binding Agreement. The Parent represents and warrants to each Holder as follows:

(a)                Each of the Parent and the Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted and the performance of the Parent’s and the Merger Sub’s obligations hereunder are within the Parent’s and the Merger Sub’s corporate or organizational powers, as applicable, and have been duly authorized by all necessary corporate or organizational actions on the part of the Parent and the Merger Sub.

(b)                This Agreement has been duly and validly executed and delivered by the Parent and the Merger Sub, and constitutes a valid and binding obligation of the Parent and the Merger Sub enforceable against such party in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

ARTICLE 2
COVENANTS

2.1               Limitations on Transfer. During the period from the date of this Agreement through the earliest of (i) the date upon which the Merger Agreement is validly terminated in accordance with its terms, (ii) the Effective Time and (iii) any termination of this Agreement in accordance with its terms (such earliest date, the “Expiration Date”), each Holder shall not, directly or indirectly, cause or permit to be effected any Transfer (as defined below) of any of the shares of Company Common Stock or Company Stock Options held by such Holder. Each Holder shall be deemed to have effected a “Transfer” of such Holder’s shares of Company Common Stock or Company Stock Options if such Holder directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such shares or options or any interest therein to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such shares or options or any interest therein to any Person other than Parent; or (iii) reduces such Holder’s record or beneficial ownership of such shares or options.

2.2               No Shop; No Public Disclosures. Until the Expiration Date, each Holder shall not, nor shall it permit any of its controlled Affiliates to, take any of the actions prohibited by Section 6.4(a) of the Merger Agreement, to the same extent as if such Holder and its controlled Affiliates were subject to the limitations imposed upon the Company pursuant to Section 6.4(a) of the Merger Agreement and each was a party to the Merger Agreement, provided that nothing herein shall limit the Company’s actions to the extent permitted by Section 6.4 of the Merger Agreement or any of the actions of the directors of the Company in furtherance of such permitted actions and, if the Company is permitted to participate in discussions and negotiations with respect to an Acquisition Proposal pursuant to Section 6.4(c) of the Merger Agreement, the Holder and its Affiliates may also participate in such discussions and negotiations. From the date hereof through the one-year anniversary of the Effective Time, each Holder shall not make any public disclosures or public announcements with respect to, or in connection with, the Merger Agreement or the transactions contemplated thereby without the consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that Holder may make disclosures with respect to, or in connection with, the Merger Agreement or the transactions contemplated thereby (i) if

2

such disclosure is required by Law or securities exchange, (ii) is required in response to a valid order of a court or authorized agency of government or other legal process, (iii) in connection with a dispute between the parties hereto, the Company and/or their Affiliates, or (iv) to such Person’s members, partners (including limited partners), auditors, fund managers, fund administrators or other Representatives, subject to such disclosures being made on a confidential basis.

2.3               Non-solicitation. Effective upon payment in full of the Outstanding Debt Amount, each Holder agrees that, during the period commencing on the Closing Date (or, if later, upon payment in full of the Outstanding Debt Amount) and ending on the second anniversary of the Closing Date, it shall not, directly or indirectly: (i) encourage, induce, attempt to induce, solicit or attempt to solicit, any employee of the Company or its Subsidiaries to leave his or her employment with the Company or its Subsidiaries, or (ii) except where the restriction in this clause (ii) would be prohibited by applicable Law, hire or attempt to hire any employee of the Company or its Subsidiaries, (A) in each case if, but only if, such employee was an employee of the Company or its Subsidiaries on the date hereof and (B) excluding for all purposes of this paragraph the solicitation or hiring of Rob Cain and/or Paul Bogonis. A response to a general solicitation will not be a violation of this covenant so long as such general solicitation is not designed to target any employee or group of employees of the Company or any of its Subsidiaries.

2.4               Termination and Release.

(a)                Each Holder, severally and not jointly, hereby agrees that, effective immediately prior to the Closing, the agreements set forth on Schedule B hereto, and all of the obligations of the Company and its Affiliates thereunder, shall terminate without any Liability or obligation on the part of the Company or its Affiliates with respect thereto, in each case other than the Preserved Rights and subject to Section 2.4(c).

(b)                Effective as of the Effective Time, each Holder, each for itself, its agents, affiliates (other than the Company and its Subsidiaries) and past, present or future successors and assigns, irrevocably, unconditionally and completely fully and forever releases, acquits and forever discharges each of the Releasees (as defined below) from any Claim (as defined below), and hereby irrevocably, unconditionally and completely fully and forever waives and relinquishes each and every Claim that the Holder may have had in the past, may now have or may have in the future against any of the Releasees, directly or indirectly relating to or directly or indirectly arising out of: (i) any written or oral agreements or arrangements occurring, existing or entered into by the Holder at any time up to and including the Closing, related to the Releasees; and (iii) any events, matters, causes, things, acts, omissions or conduct, occurring or existing at any time up to and including the Closing related to the Releasees, including, without limitation, any Claim; provided, however, in each case that such Holder and its agents, affiliates and successors and assigns are not releasing (A) the right of the Holder to receive the consideration payable to it as a stockholder of the Company pursuant to the Merger Agreement, (B) if the Holder becomes a Representative (as defined in the Merger Agreement), the rights of the Holder as the Representative under the Merger Agreement, (C) any rights to be paid in full the Outstanding Debt Amount (defined below) as set forth in Section 2.4(c), (D) rights to indemnification from the Company in the Holder’s or any of their affiliates’ or employees' capacity as a director or employee of the Company, and (E) the right to make a Consented to Claim solely to the extent permitted by Section 2.4(d) (it being understood, for the avoidance of doubt, that this exception shall not apply to any claim that has not been delivered by the Holder to Parent in writing prior to the Closing) (all matters described in clauses (C) – (E) of this proviso, the "Preserved Rights").

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(c)                Notwithstanding anything in this Agreement to the contrary, Section 2.4(a) and (b) shall only be effective with respect to Items 1 through 5 of Schedule B upon the payment in full of the Outstanding Debt Amount.

(d)                The Holder will not make any claims or bring any Actions against the Company or its Subsidiaries, except a Holder may bring a Capitalization Claim with the consent of Parent prior to Closing (or with the consent of Parent following the Closing if an Escrow Account is established pursuant to the Specified Principals to address Capitalization Claims that are first made following the Closing, but such claim may not be brought once the Escrow Account is terminated), in each case, which consent will not be unreasonably withheld where Parent’s and its Affiliates’ (including the Company and its Subsidiaries) total potential Liability for all such Capitalization Claims is limited to (and the Holder agrees in writing that such Liability is limited to) amounts held in the Escrow Account and would not otherwise result in a direct or indirect Liability to Parent or its Affiliates (including the Company and its Affiliates) (any such consented to claim, a “Consented to Claim”).

(e)                 The term "Releasees" means each of the Company and its Affiliates (including Parent and its Affiliates after the Closing), and each of their past, present or future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, assigns, directors, officers, shareholders, employees, agents, attorneys and representatives (in each case, other than the Holder). The term "Claim" means all disputes, claims, counterclaims, controversies, demands, damages, rights, obligations, Liabilities, payments or contracts, actions and causes of action, suits, debts, duties, dues, sums of money, costs, expenses, accounts, reckonings, bonds, bills, specialties, covenants, agreements, variances, trespasses, judgments, extents, liens and executions of every description, kind and nature past, present or future at law, in equity or otherwise whether liquidated or unliquidated, matured or unmatured, absolute or contingent (including any claims for indemnification and contribution based on acts, omissions or occurrences), which have arisen, occurred or existed at any time prior to the Closing Date and related to the Releasees, including, without limitation, (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by the Holder in the Holder's capacity as a stockholder, director, officer or employee of the Company or in any other capacity. Without limiting the foregoing, the foregoing shall not constitute a waiver of defenses that the Holder has against a claim, if any, brought against such Holder by the Releasees.

(f)                Holder acknowledges that Holder has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Holder, being aware of California Civil Code Section 1542, agrees to expressly waive any rights Holder may have thereunder, as well as under any other statute or common law principles of similar effect.

2.5               Termination. This Agreement shall terminate automatically upon the termination of the Merger Agreement in accordance with the terms set forth in Section 8.1 thereof. Upon termination of this

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Agreement, this Agreement shall forthwith become void and there shall be no further obligation on the part of Parent, Merger Sub or any Holder hereunder; provided, however, that nothing herein shall relieve any party from liability for a willful and knowing breach (as defined in Section 8.2 of the Merger Agreement) of this Agreement.

2.6               Debt. Simultaneous with, but subject to the occurrence of, the Closing, Parent shall pay, or cause to be paid, in cash all unpaid Indebtedness of the Company set forth on Schedule C, including accrued but unpaid interest thereon (the "Outstanding Debt Amount") for which Parent has received Payoff Letters.

2.7               Miscellaneous.

(a)                Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or two (2) Business Days after such deposit for deliveries outside the United States, in each case with proof of delivery from the courier requested; or (iv) three (3) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto, as follows:

If to Parent or Merger Sub to:

Intermedia Holdings, Inc.
815 E. Middlefield Road
Mountain View, CA 94043
Attention: Philip Koen
Fax: (650) 965-7791

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With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Attention:                       Martin W. Korman
Mark B. Baudler
Brian Keyes
Facsimile No.: (650) 493-6811

If to a Holder, to the address or facsimile number set forth on such Holder’s signature page hereto.

(b)                Assignability. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of Parent, Merger Sub and the Holders; except that Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates to which it assigns its rights under the Merger Agreement; provided that such transfer or assignment shall not relieve Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Merger Sub. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(c)                Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein or therein) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings (both written and oral) among the parties with respect to the subject matter of this Agreement and (ii) is not intended to confer any rights or remedies upon any Person other than the parties hereto. For the avoidance of doubt, this Section 2.7(c) shall not limit or supersede the Stockholder Written Consent, the Merger Agreement or any exhibits, schedules or other documents attached thereto or contemplated thereby. The Company is an express third-party beneficiary of this Agreement.

2.8               Schedules; Interpretation. When a reference is made in this Agreement to an Article or to a Section, Schedule or Exhibit, such reference shall be to an Article of or a Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Schedule, Exhibit or certificate hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules and Exhibits annexed to this Agreement or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit to this Agreement but not otherwise defined herein, shall have the meaning assigned in this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The word "will" shall be construed to have the same meaning and effect as the word "shall". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns.

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(a)            Counterparts. This Agreement may be executed in one or more counterparts (including by telecopy), all of which shall be considered one and the same agreement. This Agreement shall become effective with respect to a Holder when a counterpart has been signed and delivered by such Holder, Parent and Merger Sub and the Merger Agreement is fully executed by all named parties thereto. If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.

(b)                Amendment; No Waivers. This Agreement may not be amended or modified except by an instrument in writing signed by each of the affected parties hereto. Parent, on the one hand, and any of the Holders, on the other hand, may (i) extend the time for the performance of any obligation or other act of the other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition of this Agreement shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party at any time to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any breach of any term contained in this Agreement shall be deemed to be or construed as a further or continuing waiver of any such breach in any subsequent instance or waiver of any breach of any other term contained in this Agreement.

(c)                Governing Law; Jurisdiction; Waiver of Jury Trial; Enforcement.

                                                                              (i)            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                                                                            (ii)            Each of Parent, Merger Sub and the Holders hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery or, if such court does not have proper jurisdiction, then courts of the State of Delaware and of the United States of America located in the State of Delaware (the “Relevant Courts”) for any litigation arising out of or relating to this Agreement or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Relevant Courts and agrees not to plead or claim in any Relevant Court that such litigation brought therein has been brought in an inconvenient forum; provided, however, that nothing in this Section 2.8(c)(ii) is intended to waive the right of any party to remove any such action or proceeding commenced in any such state court (other than the Delaware Court of Chancery) to an appropriate federal court to the extent the basis for such removal exists under applicable law. The parties agree that the mailing by certified or registered mail, return receipt requested, of any process required by any Relevant Court, to the address specified in the notice provision of this Agreement, shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

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                                                                            (iii)            Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding between the parties in any action to enforce or defend this Agreement

                                                                            (iv)            The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Relevant Court, without proof of actual damages (and each party waives any requirement for the securing or posting of any bond in connection therewith); specific performance being in addition to any other remedy to which the parties are entitled at law or in equity.

(d)                Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

INTERMEDIA HOLDINGS, INC.

By:	/s/ Philip Koen

Name:	Philip Koen

Title:	Chairman and Chief Executive Officer

SIERRA MERGER SUB CO.

By:	/s/ Philip Koen

Name:	Philip Koen

Title:	Chief Executive Officer

[Signature Page to Stockholder Agreement]

HOLDER

HALE CAPITAL PARTNERS, L.P.

By:	/s/ Martin Hale, Jr.

Name:	Martin Hale, Jr.

Title:	Managing Member

Address:	570 Lexington Avenue, 49th Floor New York, NY 10022

Phone:	(212) 751-8228

[Signature Page to Stockholder Agreement]

HOLDER

HALE FUND MANAGEMENT, LLC

By:	/s/ Martin Hale, Jr.

Name:	Martin Hale, Jr.

Title:	Managing Member

Address:	570 Lexington Avenue, 49th Floor New York, NY 10022

Phone:	(212) 751-8228

[Signature Page to Stockholder Agreement]

HOLDER

HCP-TELA, LLC

By:	/s/ Martin Hale, Jr.

Name:	Martin Hale, Jr.

Title:	Managing Member

Address:	570 Lexington Avenue, 49th Floor New York, NY 10022

Phone:	(212) 751-8228

[Signature Page to Stockholder Agreement]

HOLDER

EREF-TELA, LLC

By:	/s/ Martin Hale, Jr.

Name:	Martin Hale, Jr.

Title:	Managing Member

Address:	570 Lexington Avenue, 49th Floor New York, NY 10022

Phone:	(212) 751-8228

[Signature Page to Stockholder Agreement]

HOLDER

CBG-TELA, LLC

By:	/s/ Martin Hale, Jr.

Name:	Martin Hale, Jr.

Title:	Managing Member

Address:	570 Lexington Avenue, 49th Floor New York, NY 10022

Phone:	(212) 751-8228

[Signature Page to Stockholder Agreement]

SCHEDULE A

LISTING OF HOLDERS

Holder	Number of Shares of Company Commons Stock held Beneficially and of Record	Number of Shares of Company Common Stock subject to Company Stock Options

HCP-TELA, LLC c/o Hale Fund Management, LLC 570 Lexington Ave. 49th Floor New York, NY 10022 Attention: Martin Hale Jr. Fax: (212) 751-8822	2,905,959	0
EREF-TELA, LLC c/o Hale Fund Management, LLC 570 Lexington Ave. 49th Floor New York, NY 10022 Attention: Martin Hale Jr. Fax: (212) 751-8822	622,707	0
CBG-TELA, LLC c/o Hale Fund Management, LLC 570 Lexington Ave. 49th Floor New York, NY 10022 Attention: Martin Hale Jr. Fax: (212) 751-8822	830,276	0

SCHEDULE B

SCHEDULE OF AGREEMENTS

1.
Security Agreement by and between the Company, Telanetix, Inc., a California corporation, AccessLine Holdings, Inc., a Delaware corporation and AccessLine Communications Corporation, a Delaware corporation, and HCP-TELA, LLC as agent for itself and EREF-TELA, LLC and CBG-TELA, LLC dated as of December 14, 2012.

2.	Subordinated Promissory Note dated December 14, 2012 issued to EREF-TELA, LLC.

3.	Subordinated Promissory Note dated December 14, 2012 issued to HCP-TELA, LLC.

4.	Subordinated Promissory Note dated December 14, 2012 issued to CBG-TELA, LLC.

5.
Intellectual Property Security Agreement by and between the Company, Telanetix, Inc., a California corporation, AccessLine Holdings, Inc., a Delaware corporation, AccessLine Communications Corporation, a Delaware corporation, and HCP-TELA, LLC as agent for itself, EREF-TELA, LLC and CBG-TELA, LLC dated as of December 14, 2102.

6.
Securities Purchase Agreement by and among the Company, EREF-TELA, LLC, a Delaware limited liability company, HCP-TELA, LLC, a Delaware limited liability company and CBG-TELA, LLC, a Delaware limited liability company , dated as of June 30, 2010.

7.	Senior Secured Note dated July 2, 2010 issued to EREF-TELA, LLC.

8.	Senior Secured Note dated July 2, 2010 issued to HCP-TELA, LLC.

9.	Senior Secured Note dated July 2, 2010 issued to CBG-TELA, LLC.

10.
Pledge and Security Agreement dated July 2, 2010 between the Company, Telanetix, Inc., a California corporation, AccessLine Holdings, Inc., a Delaware corporation, and AccessLine Communications Corporation, a Delaware corporation, and any ancillary documents related thereto.

11.	Guaranty dated July 2, 2010 by Telanetix, Inc., a California corporation, AccessLine Holdings, Inc., a Delaware corporation, and AccessLine Communications Corporation, a Delaware corporation.

12.
Registration Rights Agreement by and among EREF-TELA, LLC, a Delaware limited liability company, HCP-TELA, LLC, a Delaware limited liability company, CBG-TELA, LLC, a Delaware limited liability company, and the Company dated as of June 30, 2010 (the “Hale Registration Rights Agreement”).

13.
Any amendments, supplements, side letters or other agreements pertaining to the Hale Registration Rights Agreement, including the letter agreements dated February 23, 2012 and June 30, 2012, except with respect to the releases and waivers made in favor of the Company by HCP-TELA, LLC, EREF-TELA, LLC and CBG-TELA, LLC therein.

14.
Settlement Agreement by and among the Company, HCP-TELA, LLC, EREF-TELA, LLC and CBG-TELA, LLC, entered into as of August 5, 2011, except with respect to the releases and waivers made in favor of the Company by HCP-TELA, LLC, EREF-TELA, LLC and CBG-TELA, LLC therein.

SCHEDULE C

OUTSTANDING DEBT
1.
Subordinated Promissory Note made by the Company, Telanetix, Inc., a California corporation, AccessLine Holdings, Inc., a Delaware corporation and AccessLine Communications Corporation in favor of CBG-TELA LLC in the original principal amount of $328,887.57 dated as of December 14, 2012

2.
Subordinated Promissory Note made by the Company, Telanetix, Inc., a California corporation, AccessLine Holdings, Inc., a Delaware corporation and AccessLine Communications Corporation in favor of HCP-TELA, LLC in the original principal amount of $1,151,106.48 dated as of December 14, 2012

3.
Subordinated Promissory Note made by the Company, Telanetix, Inc., a California corporation, AccessLine Holdings, Inc., a Delaware corporation and AccessLine Communications Corporation in favor of EREF-TELA, LLC in the original principal amount of $246,665.67 dated as of December 14, 2012